Exhibit 4.15

TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT
PROVIDING FOR
US$150,000,000
SENIOR SECURED CREDIT FACILITIES

STOLTHAVEN HOUSTON INC.
and
STOLTHAVEN NEW ORLEANS LLC,
as Borrowers,

DNB NOR BANK ASA,
acting through its New York Branch, as
Administrative Agent and Collateral Agent,

the Banks and Financial Institutions
identified on Schedule 1, as Lenders,

and

STOLT-NIELSEN S.A.
and
STOLT-NIELSEN TRANSPORTATION GROUP LTD.
as Joint and Several Guarantors

as of August 13, 2004

i

	3.3	Effect of Drawdown Notice	8
	3.4	Notation of Advances on Revolver Note	8
	3.5	Limitation on Advances	8
	3.6	Conversion of Revolver to Term Loan	8
4.	CONDITIONS		9
	4.1	Conditions Precedent	9
	(a)	Corporate Authority	9
	(b)	This Agreement and the Notes	10
	(c)	Terminals	10
	(d)	Insurance Evidence and Opinions	10
	(e)	Recording and Filing	10
	(f)	Permits	10
	(g)	Legality	11
	(h)	Transaction Costs	11
	(i)	Taxes	11
	(j)	Guarantor Documents	11
	(k)	Pledge Agreements	11
	(l)	Security Documents	11
	(m)	Guarantor Solvency	11
	(n)	Environmental Actions	11
	(o)	Fees	12
	(p)	Termination of Existing CIBC Facility	12
	(q)	Repayment of Third Party Debt	12
	(r)	Receipt of SNSA 2003 Audited Financial Statements	12
	(s)	Appraisal	12
	(t)	Title Insurance	12
	(u)	Environmental Audit	12
	(v)	Survey	12
	(w)	Legal Opinions	12
	4.2	Further Conditions Precedent	13
	(a)	Drawdown Notice	13
	(b)	Representations and Warranties	13
	(c)	No Event of Default	13
	(d)	No Change in Laws	13
	(e)	No Material Adverse Effect	13
	4.3	Satisfaction after Drawdown	13
	4.4	Post-Closing Conditions.	13
	(a)	Environmental Survey	13
	(b)	Survey	13
5.	REPAYMENT AND PREPAYMENT		14
	5.1	Repayment	14
	5.2	Voluntary Prepayment	14
	5.3	Mandatory Prepayment	14
	(a)	Sale of Collateral	14
	(b)	Casualty and Condemnation	14
	5.4	Interest and Costs with Prepayments/Application of Prepayments	16

6.	INTEREST AND RATE		16
	6.1	Applicable Rate	16
	6.2	Default Rate	17
	6.3	Interest Periods.	17
	6.4	Interest Payments	17
7.	PAYMENTS		17
	7.1	Place of Payments, No Set Off	17
	7.2	Tax Credits	17
	7.3	Sharing of Setoffs	18
	7.4	Computations; Business Days	18
8.	EVENTS OF DEFAULT		18
	8.1	Events of Default	18
	(a)	Payment Default	19
	(b)	Other default	19
	(c)	Misrepresentation or Breach of Warranty	19
	(d)	Execution	19
	(e)	Insolvency Events	19
	(f)	Insolvency Proceedings	20
	(g)	Impossibility or Illegality	20
	(h)	Revocation or Modification of Consents Etc.	20
	(i)	Curtailment of Business	20
	(j)	Acceleration of Other Indebtedness	20
	(k)	Cross-Default.	21
	(l)	Claims Against the Guarantors’ Assets	21
	(m)	Guarantors’ Business	21
	(n)	SNSA’s Business	21
	(o)	Ownership	21
	(p)	Final Judgment	21
	(q)	Mortgages	21
	(r)	Surveys	21
	8.2	Indemnification	22
	8.3	Application of Moneys	22
9.	COVENANTS		23
	9.1	Affirmative Covenants	23
	(a)	Performance of Agreements	23
	(b)	Notice of Default, etc.	23
	(c)	Obtain Consents	23
	(d)	Additional Filings/Notifications	23
	(e)	Financial Statements	23
	(f)	Other information	24
	(g)	Certificate of Compliance	24
	(h)	Corporate Existence	24
	(i)	Books and Records	24
	(j)	Taxes and Assessments	25
	(k)	Inspection	25
	(l)	Inspection and Survey Reports	25

	(m)	Compliance with Statutes, Agreements, etc.	25
	(n)	Environmental Matters	25
	(o)	Brokerage Commissions, etc.	25
	(p)	Insurance	25
	(q)	Pari Passu	25
	(r)	Admissibility in Evidence	26
	(s)	Most Favored Nation	26
	(t)	ERISA	26
	9.2	Negative Covenants	26
	(a)	Liens	26
	(b)	No Voluntary Bankruptcy	27
	(c)	Change in Business	27
	(d)	Sale or Pledge of Shares	27
	(e)	Sale of Assets	27
	(f)	Changes in Offices or Names	27
	(g)	Merger or Amalgamation	27
	(h)	Restrictions on Investments	27
	9.3	Financial Covenants	28
	(a)	Positive Net Worth	28
	(b)	No additional Indebtedness	28
	9.4	Financial Covenants of SNSA	28
	(a)	Consolidated Debt to Consolidated Tangible Net Worth	29
	(b)	Consolidated Tangible Net Worth	29
	(c)	Consolidated EBITDA to Consolidated Interest Expense	29
10.	ASSIGNMENT		29
11.	ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.		29
	11.1	Illegality	29
	11.2	Increased Costs	29
	11.3	Nonavailability of Funds	30
	11.4	Lender’s Certificate Conclusive	31
	11.5	Compensation for Losses	31
12.	CURRENCY INDEMNITY		31
	12.1	Currency Conversion	31
	12.2	Change in Exchange Rate	31
	12.3	Additional Debt Due	31
	12.4	Rate of Exchange	32
13.	FEES AND EXPENSES		32
	13.1	Fees	32
	13.2	Expenses	32
14.	APPLICABLE LAW, JURISDICTION AND WAIVER		32
	14.1	Applicable Law	32
	14.2	Jurisdiction	32
	14.3	WAIVER OF JURY TRIAL	33
15.	THE AGENTS		33
	15.1	Appointment of Agents	33
	15.2	Collateral Agent	33

	15.3	Distribution of Payments	34
	15.4	Holder of Interest in Notes	34
	15.5	No Duty to Examine, Etc.	34
	15.6	Agents as Lenders	34
	15.7	Acts of the Agents	34
	15.8	Certain Amendments	35
	15.9	Assumption re Event of Default	35
	15.10	Limitations of Liability	36
	15.11	Indemnification of the Agents	36
	15.12	Consultation with Counsel	36
	15.13	Resignation	36
	15.14	Representations of Lenders	37
	15.15	Notification of Event of Default	37
	15.16	No Agency or Trusteeship if DNB NOR only Lender	37
16.	NOTICES AND DEMANDS		37
	16.1	Notices	37
17.	MISCELLANEOUS		37
	17.1	Time of Essence	38
	17.2	Unenforceable, etc., Provisions–Effect	38
	17.3	References	38
	17.4	Further Assurances	38
	17.5	Prior Agreements, Merger	38
	17.6	Entire Agreement; Amendments	38
	17.7	Indemnification	38
	17.8	Headings	39
	17.9	WAIVER OF IMMUNITY	39

v

SCHEDULE
1.	The Lenders and the Initial Commitments
2.	Litigation and Environmental Matters

APPENDICES

A.	Definitions

B.	Description of Terminals

EXHIBITS
	A.	Form of Term Loan Note
	B.	Form of Revolver Note
	C.	Form of Guaranty Agreement
	D.	Form of Louisiana Mortgage
	E.	Form of Texas Mortgage
	F.	Form of Pledge Agreement
	G.	Form of Assignment and Assumption Agreement
	H.	Form of Drawdown Notice
	I.	Form of Certificate of Compliance

TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT

THIS TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT (this “Agreement”) is made as of the 13th day of August, 2004, by and among (1) STOLTHAVEN HOUSTON INC., a corporation incorporated under the laws of the State of Texas (“Stolthaven Houston”) and STOLTHAVEN NEW ORLEANS LLC, a limited liability company organized under the laws of the State of Louisiana (“Stolthaven New Orleans”), as joint and several borrowers (collectively, the “Borrowers” and each a “Borrower”), (2) the banks and financial institutions listed on Schedule 1, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10, the “Lenders”), and (3)  DNB NOR BANK ASA, acting through its New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents” and each an “Agent”) and as arranger for the Lenders.

WITNESSETH THAT:

WHEREAS, at the request of the Borrowers, each of the Agents has agreed to serve in its respective capacity under the terms of this Agreement and the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to One Hundred Fifty Million Dollars (US$150,000,000) (the “Term Loan”) and a secured revolving credit facility in the amount of up to Twenty Million Dollars (US$20,000,000) (the “Revolver” and together with the Term Loan, the “Credit Facilities”), which Credit Facilities shall not in the aggregate exceed US$150,000,000 in principal amount outstanding at any given time.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1.             DEFINITIONS

1.1           Definitions. Capitalized terms used as defined terms but not otherwise defined in this Agreement shall have the meaning attributed to them in Appendix A hereto.

1.2           Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Notes and the Security Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Notes or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Notes and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Notes or any Security Document); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3           Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Notes and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any Agent or to the Lenders under this Agreement shall be prepared, in accordance with GAAP.

1.4           Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of any Security Party in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by any Security Party with any governmental rule.

1.5           Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.6 of this Agreement, as the case may be, or the correlative provisions of the Security Documents.

2.             REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to grant the Credit Facilities, the Borrowers hereby, jointly and severally, represent and warrant to the Agents and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement) that:

(a)  Due Organization and Power. each Security Party is duly formed and is validly existing and, to the extent that such concept exists, in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted to own and mortgage its properties and to enter into and perform its obligations under this Agreement, the Notes and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements other than those that would not have a Material Adverse Effect and each Security Party is duly qualified to do business and is in good standing in its jurisdiction of formation or organization and in each other jurisdiction in which its business is being conducted, except where such failure would not have a Material Adverse Effect.

(b)  Authorization and Consents. all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Notes and the Security Documents and, in the case of the Borrowers, to own and mortgage the Terminals and to borrow, service and repay the Credit Facilities and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof. All Governmental Action required in connection with the

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execution and delivery of, and performance by the Security Parties of their obligations under, this Agreement, the Notes and the Security Documents has been obtained, given or made.

(c)  Binding Obligations. this Agreement, the Notes and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights.

(d)  No Violation. the execution and delivery of, and the performance of the provisions of, this Agreement, the Notes and those of the Security Documents to which it is to be a party by each Security Party do not contravene any Applicable Law existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Credit Facilities shall be used by the Borrowers exclusively for their own account or for the account of a Subsidiary or Affiliate of the Borrowers; the use of the Terminals does not violate in any material manner Applicable Law, including Environmental Laws, or any Governmental Action; no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any Security Party, no penalty has been assessed on any Security Party and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to the Terminals with respect to any alleged material violation or liability of any Security Party under any Environmental Law; the Security Parties are not aware of (x) any material notice, notification, demand, request for information, citations, summons, complaint or order that has been issued or filed to or with respect to any other Person, (y) any material penalty has been assessed on any other Person or (z) any investigation or review pending or threatened by any Governmental Authority or other Person relating to the Terminals with respect to any alleged material violation or liability under any Environmental Law by any other Person.

There are no present or, to any Security Party’s best knowledge, past facts, circumstances, activities, events, conditions or occurrences regarding the Terminals (including without limitation the Release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against the Terminals, any Creditor or any Security Party, (B) cause the Terminals to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which a Terminal is located, or (D) prevent or interfere with the continued operation and maintenance of the Terminals as contemplated by this Agreement, the Notes and the Security Documents.

(e)  Event of Loss; Eminent Domain. since January 29, 1998, no Event of Loss has occurred; no event or condition has occurred which would, with the passage of time or the giving of notice, or both, constitute an Event of Loss; and no damage, loss, condemnation, confiscation, theft or seizure has occurred with respect to the Terminals, or any portion thereof, which would result in the potential for any other party to this Agreement, the Notes or the Security Documents to fail to consummate the transactions contemplated hereby;  there is no action pending or, to the

3

knowledge of any Security Party, threatened by any Governmental Authority or other person to initiate a taking or use of the Terminals or any part or portion thereof through condemnation, seizure, requisition of title, power of eminent domain or otherwise.

(f)  Certificates, Permits. each Borrower has obtained and is in compliance with all Governmental Actions and all certificates, licenses, and permits, required from all Governmental Authorities or from private parties, for the normal use and operation of the Terminals (including, without limitation, those required for the use, treatment, storage, transport, disposal or disposition of any Hazardous Materials on, at, under or from the Terminals) that the failure to obtain or comply with could reasonably be expected to have a Material Adverse Effect and all such certificates, licenses, permits and the like will be in full force and effect on the Closing Date.

(g)  Filings; Stamp Taxes. other than the recording of the Mortgages with the appropriate authorities in the states in which each of the Terminals is located, the filing of UCC Financing Statements in Texas and Louisiana, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Notes or the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Notes or any of the Security Documents.

(h)  Litigation. except as disclosed on Schedule (2), no action, suit or proceeding is pending or to the knowledge of any Security Party threatened against any Security Party or any Subsidiary or a Terminal before any court, board of arbitration or administrative agency that (i) might question the validity or enforceability of this Agreement, the Notes or the Security Documents to which any Security Party is or is to become a party or (ii) if adversely determined, could (whether individually or when aggregated with other actions, suits or proceedings) be reasonably expected to have a Material Adverse Effect; no Security Party is in default with respect to any order of any Governmental Authority.

(i)  Use of Proceeds. none of the transactions contemplated by this Agreement, the Notes or the Security Documents will result in a violation of Section 7 of the Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(j)  Title. on the Closing Date, each Borrower will have good, marketable and indefeasible title to the Terminal owned by it subject only to Permitted Liens (including the claims and easements indicated on the description thereof annexed hereto).

(k)  No Default. no Event of Default nor any event which with the lapse of time, the giving of notice or both would become an Event of Default has occurred; no Security Party is a party to any agreement or instrument or subject to any charter or other corporate restriction affecting its business, properties, financial condition, prospects or results of operations that could reasonably be expected to have a Material Adverse Effect; no Security Party is in default in, nor has any non-permanent waiver been granted to any Security Party with respect to the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could be reasonably expected

4

to have a Material Adverse Effect or (ii) any other agreement or instrument evidencing or governing an outstanding principal amount of indebtedness equal to or in excess of One Million Dollars (US$1,000,000) for the Borrowers and Five Million Dollars (US$5,000,000) for the Guarantors.

(l)  Financial Information. on or prior to the date hereof, all financial statements, information and other data furnished by any Security Party to the Administrative Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and, since the date of the financial statements most recently delivered to the Administrative Agent, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations, except as disclosed in such statements, information and data

(m)  Taxes. all Federal and local income tax returns or allowable extensions therefor required to be filed by any Security Party or any of its Subsidiaries have, in fact, been filed, and all taxes which are shown to be due and payable in such returns have been paid; no material controversy in respect of additional income taxes due is pending or, to the knowledge of any Security Party threatened, which controversy if determined adversely could reasonably be expected to have a Material Adverse Effect.

(n)  ERISA. the execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any ERISA Plan maintained or contributed by any Security Party or any Subsidiary or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in any Security Party or any such Subsidiary or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, each Security Party has delivered to the Administrative Agent a list of all the employee benefit plans to which either of the Borrowers or any Subsidiary or any ERISA Affiliate is a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code);

(o)  Chief Executive Office. each Borrower’s chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Borrower are kept is, and will continue to be, the address set forth below each Borrowers’ signature on the signature page hereto;

(p)  Foreign Trade Control Regulations. none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian

5

Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnia Serb-controlled areas of the Republic of Bosnia and Herzegovina Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

(q)  Equity Ownership. on the Closing Date each of the Borrowers will be wholly owned indirect subsidiaries of SNSA;

(r)  Environmental Matters and Claims.  except as heretofore disclosed in Schedule 2, no Security Party is in, or has been notified of, any violation of any Environmental Law, which could have a Material Adverse Effect;

(s)  No Proceedings to Dissolve. there are no proceedings or actions pending or contemplated by any Security Party, or, contemplated by any third party, to dissolve or terminate any Security Party;

(t)  True and Full Disclosure. no information furnished by or on behalf of any Security Party to the Administrative Agent or any Lender, or any insurer in connection with the Agreement, the Notes or any Security Document or any transaction contemplated thereby contains any untrue statement of a material fact or omits to state material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Security Party that the respective party has not disclosed to the Administrative Agent in writing which has, or could reasonably be expected to have, a Material Adverse Effect.

(u)  Condition of Terminals. No event or condition currently exists that (i) presently materially adversely affects the operation or maintenance of either Terminal, or any part thereof, or (ii) causes any Security Party to believe that the functional ability of the either Terminal is materially less than the functional ability for which either Terminal was designed. Neither Terminal encroaches in any manner onto any adjoining land (except as permitted by express written easements). There are no material defects in either Terminal or any part thereof and all water, sewer, electric, gas, telephone and other utilities required to service neither Terminal for its intended use are available pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

(v)  Intellectual Property. All third party licenses, patents, trademarks, tradenames and similar rights, if any, necessary for the operation of either Terminal, or any part thereof, by a third party are in full force and effect.

(w)  Flood Hazard Area. No portion of either Terminal is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or, if either Terminal is located in such an area, then flood insurance has been obtained for such Terminal in accordance with the Mortgage thereon and in accordance with the National Flood Insurance Act of 1968, as amended.

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(x)  No Money Laundering. in the performance and discharge of its obligations and liabilities under and as contemplated by this Agreement, the Notes and the Security Documents, each Security Party is acting for its own account.

(y)  Corporate Benefit. the entering into by each Security Party of this Agreement, the Notes and the Security Documents to which it is a party is in its corporate interest, and such party benefits from the transactions pursuant this Agreement.

(z)  Solvency. in the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

(aa)  Compliance with Laws. each of the Security Parties is in compliance with all Applicable Laws, including Environmental Laws except where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect; no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any Security Party with respect to a material violation of Applicable Law; no penalty has been assessed on any Security Party and no investigation or review is pending or, to their best knowledge, threatened by any Governmental Authority or other Person in each case relating to the Terminals with respect to any alleged material violation or liability of any Security Party under any Environmental Law; and

(bb)  Survival. all representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Advances and the issuance of the Notes.

3.             THE CREDIT FACILITIES

3.1           The Credit Facilities.

(a)  Purposes. The Lenders shall make the Credit Facilities available to the Borrowers for the purposes of refinancing existing debt and for general corporate purposes;

(b)  Making of the Term Loan. Subject to the limitations set forth in Section 3.5 hereof, each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrowers that, subject to and upon the terms of this Agreement, it will, not later than 11:00 A.M. (New York City time) on the Closing Date, make its portion of the Term Loan, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address set forth on Schedule 1 or to such account of the Administrative Agent most recently designated by it for such purpose by timely notice to the Lenders. Unless the Administrative Agent determines that any applicable condition specified in Section 4.1 or 4.2 has not been satisfied, the Administrative Agent will

7

make the funds so received from the Lenders available to the Borrowers at the aforesaid address, subject to the receipt of the funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 3:00 P.M. (New York City time) on the Closing Date.

(c)  Making of the Revolver Advances. Subject to the limitations set forth in Section 3.5 hereof, each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrowers that, subject to and upon the terms of this Agreement, it will, not later than 11:00 A.M. (New York City time) on each Revolver Drawdown Date, make its portion of the Revolver Advance, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address set forth on Schedule 1 or to such account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Administrative Agent determines that any applicable condition specified in Section 4.1 or 4.2 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrowers at the aforesaid address, subject to the receipt of the funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 3:00 P.M. (New York City time) on the Drawdown Date.

3.2           Drawdown Notice. The Borrowers shall, at least three (3) Business Days before each Drawdown Date, serve a notice (a “Drawdown Notice”), substantially in the form of Exhibit H, on the Administrative Agent, which notice shall (a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, (c) specify the amount of the Term Loan and/or the Revolver Advance to be drawn down, (d) specify the Business Day on which such Advance is to be drawn down, (e) specify the Interest Period, (f) specify the disbursement instructions and (g) be irrevocable.

3.3           Effect of Drawdown Notice. Such Drawdown Notice shall be deemed to constitute a warranty by the Borrowers (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4           Notation of Advances on Revolver Note. Each Revolver Advance made by the Lenders to the Borrowers may be evidenced by a notation of the same made by the Administrative Agent on the grid attached to the Revolver Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Revolver Advance.

3.5           Limitation on Advances. Notwithstanding anything to the contrary contained within this Agreement, the Notes or any Security Documents, at no time shall the aggregate amount of all outstanding Advances be greater than One Hundred Fifty Million Dollars (US$150,000,000.00).

3.6           Conversion of Revolver to Term Loan. On the Revolver Maturity Date, subject to the limitation contained in Section 3.5, the Term Loan shall be increased by an amount equal to the aggregate of all outstanding Advances with respect to the Revolver and the Revolver shall be cancelled. Any and all amounts of interest accrued but not yet due and payable on the Revolver

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Maturity Date with respect to the Revolver shall be deemed payable with respect to the Term Loan as increased pursuant to this Section 3.6.

4.             CONDITIONS

4.1           Conditions Precedent. The obligation of the Lenders to make the Credit Facilities available to the Borrowers under this Agreement shall be expressly subject to the following conditions precedent:

(a)  Corporate Authority. the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent:

(i)            copies, certified as true and complete by an officer of each Security Party, of the resolutions of the board of directors and shareholders (except in the case of SNSA), or members thereof, as the case may be, evidencing approval of the Agreement, the Notes, and those Security Documents to which each Security Party is or is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)           copies, certified as true and complete by an officer of each Security Party, of all documents evidencing any other necessary action (including actions by such parties thereto other than such Security Party as may be required by the Administrative Agent), approvals or consents with respect to this Agreement, the Notes and the Security Documents to which it is a party;

(iii)          copies, certified as true and complete by an officer of the respective Security Party, of the certificate of incorporation and by-laws, certificate of formation and operating agreement, or equivalent instruments thereof;

(iv)          certificate of an authorized officer of SNSA certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding capital stock, or limited liability company membership interests, as the case may be, of each of the other Security Parties and that such capital stock or membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever;

(v)           certificate of an authorized officer of each Security Party (other than SNSA) certifying as to the record ownership of all of its issued and outstanding capital stock, or limited liability company membership interests, as the case may be; and

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(vi)          where such concept exists, certificates of the jurisdiction of incorporation or formation, as the case may be, of each Security Party as to the good standing thereof;

(vii)         copies, certified as true and complete by an officer of the relevant Security Party and/or such evidence as a Lender may reasonably request in order for such Lender to comply with its “know your customer” requirements to confirm the identity of the Security Parties and/or the individuals acting on their behalf.

(b)  This Agreement and the Notes. the Borrowers shall have duly executed and delivered to the Administrative Agent this Agreement and the Notes;

(c)  Terminals. the Administrative Agent shall have received evidence satisfactory to it that each Terminal is owned by such Borrower listed opposite its name in Appendix B and that such Terminal shall be unencumbered, save and except for the Mortgage thereon in favor of the Collateral Agent, and as otherwise permitted thereby or as set out in the description thereof annexed hereto;

(d)  Insurance Evidence and Opinions. the Administrative Agent shall have received (i) a favorable report and opinion, satisfactory to all Lenders, of JLT Risk Solutions Ltd. with respect to insurances on each Terminal opining, inter alia, that the Insurance Requirements are sufficient to protect the interests of each Creditor and that the insurances with respect to each Terminal are in compliance with the Insurance Requirements and (ii) if requested, copies of all policies evidencing compliance with the Insurance Requirements and copies of any exceptions to coverage of the insurance policies;

(e)  Recording and Filing.

(i)            each Mortgage and all financing or other similar statements or notices as requested by the Administrative Agent, shall have been duly recorded or filed under the laws of the appropriate federal, state or local jurisdiction, or be in proper form to be duly recorded or filed in such appropriate jurisdiction, and all recording and filing fees and Taxes with respect to any such recording or filing shall have been paid in full (or arrangements, satisfactory to the Administrative Agent and the Lenders, for such payment shall have been made); and

(ii)           a perfected security interest having first priority shall have been created in the interests assigned under the Mortgages in favor of the Collateral Agent;

(f)  Permits. all applicable Permits shall have been obtained (excepting those Permits for which the failure to obtain would not likely result in a Material Adverse Effect). All such obtained Permits shall be in proper form, shall be in full force and effect and not subject to any appeal, consent or contest or to any condition that, if unsatisfied, is likely to result, in the

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Administrative Agent’s or the Lender’s reasonable judgment, in the forfeiture or revocation of such Permit;

(g)  Legality. the execution, delivery and issuance of the Notes by the Borrowers shall not be subject to the registration requirements of the Act or any state securities or blue sky Law, and shall not be prohibited by any applicable Law (including Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Creditor to any Tax (other than Excluded Taxes), penalty, liability or other onerous condition under or pursuant to any applicable Law;

(h)  Transaction Costs. all Transaction Costs as may be required to be paid on the Closing Date shall have been paid in accordance with the terms of the Agreement, the Notes, the Security Documents;

(i)  Taxes. all Taxes (other than Excluded Taxes), fees and other charges which have become due and payable in connection with the execution and delivery of the Agreements, the Notes, the Security Documents in effect on the Closing Date shall have been paid by or on behalf of the Borrowers;

(j)  Guarantor Documents. each Guarantor shall have duly executed and delivered to the Administrative Agent:

(i)            the Guaranty; and

(ii)           the Consent and Agreement (set forth below) to this Agreement;

(k)  Pledge Agreements. SNTGI shall have duly executed and delivered to the Administrative Agent the Pledge Agreements.

(l)  Security Documents. each of the Borrowers shall have duly executed (where execution is necessary) and delivered to the Administrative Agent:

(i)            the Mortgages over the Terminals;

(ii)           Uniform Commercial Code Financing Statements for filing with Texas and Louisiana and in such other jurisdictions as the Administrative Agent may reasonably require;

(m)  Guarantor Solvency. the Administrative Agent shall have received a certificate of an officer of each Guarantor confirming the representations and warranties with respect to solvency set forth in its Guaranty and containing conclusions as to the solvency of such Guarantor;

(n)  Environmental Actions. the Administrative Agent shall be satisfied that no Security Party nor any of its Subsidiaries or its Affiliates is subject to any material Environmental Action;

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(o)  Fees. the Administrative Agent shall have received payment in full of all fees and expenses then due to the Administrative Agent and/or the Lenders under Section 13;

(p)  Termination of Existing CIBC Facility. the Administrative Agent shall have received evidence of repayment and termination of the existing CIBC facility in form and substance satisfactory to the Administrative Agent;

(q)  Repayment of Third Party Debt. the Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that any and all existing Indebtedness from the Borrowers to any third party (including their Affiliates) has been repaid;

(r)  Receipt of SNSA 2003 Audited Financial Statements. the Administrative Agent shall have received the audited financial statements for SNSA for the year 2003;

(s)  Appraisal. the Administrative Agent shall have received an appraisal on the Terminals from Stone & Webster Management Consultants, Inc. which appraisal shall be in form and substance satisfactory to all Lenders, and which appraisal shall state that the aggregate Fair Market Value of the Terminals is at least 125% of the Credit Facilities;

(t)  Title Insurance. On the Closing Date, the Administrative Agent shall receive from Chicago Title Insurance Company, with respect to the Terminal owned by Stolthaven Houston, a Form T-2 Mortagee Policy of Title Insurance as issued in the State of Texas, and from First American Title Insurance Company, with respect to the Terminal owned by Stolthaven New Orleans, an ALTA Mortgagee’s Policy of Title Insurance, in respect of each Mortgage in an amount, in the aggregate, at least equal to $ 150,000,000.

(u)  Environmental Audit. On the Closing Date, the Administrative Agent shall have received from the Borrowers (i) satisfactory evidence that an Environmental Audit of each Terminal to be conducted in accordance with American Society for Testing and Materials standards has been commenced and is underway and (ii) funds sufficient to cover the costs of the Environmental Audit with respect to each Terminal, which funds shall be remitted by the Administrative Agent to the respective auditor of the Terminals in accordance with the terms of the auditing agreement; provided, however, that the Administrative Agent shall be under no obligation to remit funds to any auditor in excess of the funds received pursuant to this Section 4.1(u).

(v)  Survey. The Administrative Agent shall have received from the Borrowers (i) satisfactory evidence that the Borrowers have engaged a surveyor or surveyors to conduct surveys with respect to each Terminal and (ii) funds sufficient to cover the costs of the surveys with respect to each Terminal, which funds shall be remitted by the Administrative Agent to the respective surveyor of the Terminals in accordance with the terms of the surveying agreement; provided, however, that the Administrative Agent shall be under no obligation to remit funds to any surveyor in excess of the funds received pursuant to this Section 4.1(v).

(w)  Legal Opinions. the Administrative Agent, on behalf of the Lenders, shall have received legal opinions addressed to the Administrative Agent from (i) Campbell & Riggs P.C., special Texas counsel for the Borrowers, (ii) Phelps Dunbar LLP, special Louisiana counsel

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for the Borrowers, (iii) Alan B. Winsor the general counsel of Stolt-Nielsen Inc., in respect of Security Parties, (iv) Elvinger Hoss & Prussen, Luxembourg counsel to SNSA and (v) Seward & Kissel LLP, special counsel to the Creditors, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Texas, the State of Louisiana, the Duchy of Luxembourg and the Republic of Liberia covering the representations and conditions which are the subjects of Sections 2 and this Section 4.1.

4.2           Further Conditions Precedent. The obligation of the Lenders to make any Advance available to the Borrowers under this Agreement shall be expressly and separately subject to the following further conditions precedent on the Closing Date:

(a)  Drawdown Notice. the Administrative Agent shall have received a Drawdown Notice in accordance with Section 3.2;

(b)  Representations and Warranties. the representations stated in Section 2  (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

(c)  No Event of Default. no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

(d)  No Change in Laws. the Administrative Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Agreement, the Notes, the Security Documents or any of them; and

(e)  No Material Adverse Effect. there having been no Material Adverse Effect since the date hereof.

4.3           Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, make any Advance prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 or 4.2, the Borrowers hereby covenant and undertake to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

4.4           Post-Closing Conditions.

(a)  Environmental Survey. Within thirty (30) days of the Closing Date, the Administrative Agent shall have received a complete Environmental Audit of each Terminal in accordance with American Society for Testing and Materials standards and which shall not include a recommendation for further investigation and is otherwise satisfactory to the Administrative Agent and each Lender in all material respects.

(b)  Survey. Within ninety (90) days of the Closing Date or such later date as the Majority Lenders in their sole discretion shall agree, the Administrative Agent shall have

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received (i) an accurate survey with respect to each Terminal certified to the Administrative Agent prepared in accordance with ALTA/ACSM standards with the following Table A options: 1, 2, 3, 4, 6, 7(a), 7(b)(1) and (2), 7(c), 8, 9, 10, 11(b), 13 and 14 and otherwise in form and substance satisfactory to the Administrative Agent and (ii) amended and updated title insurance policies, in form and substance satisfactory to the Administrative Agent, with respect to each Terminal evidencing the removal of any pre-printed survey exceptions contained in the title insurance policies received by the Administrative Agent pursuant to Section 4.1(t) and containing, without limitation, with respect to the Terminal owned by Stolthaven Houston, the Comprehensive (T-19), Access (T-23) and Contiguity (T-25) Endorsements and containing, without limitation, with respect to the Terminal owned by Stolthaven New Orleans, the Access, Same as Survey, Contiguity, ALTA 9 and Zoning (with Parking), Mechanic’s Lien and Creditor’s Rights Endorsements.

5.             REPAYMENT AND PREPAYMENT

5.1           Repayment. Subject to the provisions of this Section 5 regarding application of prepayments, the Borrowers shall repay the principal amount of the Credit Facilities in sixteen (16) consecutive quarterly installments commencing on the Initial Payment Date and on each Payment Date thereafter, the first fifteen (15) of such installments shall be in the principal amount of one-fifteenth (1/15th) of sixty percent (60%) of the aggregate amount of all Advances outstanding as of the one year anniversary of the Closing Date and the sixteenth (16th) and final installment, payable on the Final Payment Date, shall be in an amount equal to the Balloon Amount. Each such payment to be made under this Section 5.1 shall be made together with accrued but unpaid interest thereon. Any amounts due under this Agreement not paid when due, whether by acceleration or otherwise, shall bear interest thereafter until paid at the Default Rate.

5.2           Voluntary Prepayment. The Borrowers may prepay, upon three (3) Business Days written notice, any outstanding Credit Facility or any portion thereof, without penalty, provided that if such prepayment is made on a day other than the last day of the Interest Period of such Credit Facility such prepayment shall be made together with the costs and expenses provided for in Section 5.4. Each prepayment shall be in a minimum amount of Five Million Dollars ($5,000,000) plus any One Million Dollar ($1,000,000) multiple thereof or the full amount of any Credit Facility. No part of the Term Loan shall be available for re-borrowing. The Revolver shall be available for re-borrowing only until the Revolver Maturity Date.

5.3           Mandatory Prepayment.

(a)  Sale of Collateral. On any sale of a Terminal or any other collateral that has a value in excess of Two Million Dollars (US$2,000,000), the Borrowers shall apply the proceeds of any such sale toward the repayment of the Credit Facilities. All payments received by the Administrative Agent under this Section 5.3 shall be applied to reduce the aggregate outstanding Advances in inverse order of maturity.

(b)  Casualty and Condemnation.  (i)  In the event of any Casualty or Condemnation with respect to a Terminal, the estimated cost of restoration of which is in excess of Five Million Dollars ($5,000,000), any such award, compensation or insurance proceeds shall be delivered in accordance with the instruction of the Administrative Agent for application pursuant to this

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Agreement to be held and applied to the costs of repair or restoration of such Terminal. If, contrary to such provision, any such award, compensation or insurance proceeds are paid to a Security Party rather than to the Administrative Agent, such Security Party hereby agrees to transfer any such payment to the Administrative Agent. All amounts held by the Administrative Agent pursuant to this Section 5.3(b) on account of any award, compensation or insurance proceeds either paid directly to the Administrative Agent or turned over to the Administrative Agent shall be held as security for the performance of the Borrowers’ obligations hereunder, until restoration of such Terminal is complete, whereupon such amounts, to the extent not previously applied to Borrowers’ obligations hereunder, shall be delivered to the Borrowers. In the event of any Casualty or Condemnation with respect to a Terminal, the estimated cost of restoration of which is Five Million Dollars ($5,000,000) or less, any such award, compensation or insurance proceeds shall be delivered in accordance with the instruction of the Borrower whose Terminal suffered the Casualty or Condemnation;

(ii)           The Borrowers may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Borrowers’ reasonable request, and at the Borrowers’ sole cost and expense, the Borrowers and the Administrative Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment;

(iii)          If any Security Party shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of a Terminal or any interest therein, such Security Party shall give notice thereof to the Administrative Agent promptly after the receipt of such notice.

(iv)          In the event of a Casualty that is not a Significant Casualty or receipt of notice by a Security Party of a Condemnation that is not a Significant Condemnation, the Borrowers shall, not later than thirty (30) days after such occurrence, deliver to Administrative Agent an Officer’s Certificate stating that such Condemnation is not a Significant Condemnation or that such Casualty is not a Significant Casualty (as the case may be), and that, at the Borrowers’ sole cost and expense, the Borrowers’ shall promptly and diligently restore by the date stated therein the Terminal in accordance with this Agreement and the other Security Documents. If the Borrowers’ timely deliver the Officer’s Certificate described above, then the Borrowers shall, at the Borrowers’ sole cost and expense, promptly and diligently restore (by the date stated in such Officer’s Certificate) the Terminal in conformity with the requirements of this Agreement and the Security Documents and all requirements of Applicable Law so as to restore such Terminal to the same or better condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. Upon completion of such restoration, the Borrowers shall furnish to the Administrative

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Agent an architect’s certificate of substantial completion and an Officer’s Certificate confirming that such restoration has been completed pursuant to this Agreement and the Security Documents.

(v)           In the event of (A) a Significant Casualty, (B) the receipt of notice by a Security Party of a Significant Condemnation or (C) the failure of the Borrowers to timely deliver the Officer’s Certificate described in subclause (iv) above, the Borrowers shall either: (1), in the case of subclauses (A) or (B) above, provide to the Administrative Agent such evidence as may be satisfactory to the Lenders in their sole discretion to demonstrate that the Borrowers (x) are sufficiently insured against the event or condition giving rise to the Significant Casualty or Significant Condemnation and (y) that such Significant Casualty or Significant Condemnation will not materially impair the operation of the affected Terminal; or (2) prepay on the next Payment Date (or, if such Payment Date is within fifteen (15) days of the Administrative Agent’s receipt of such notice of prepayment in full or the expiration of such thirty-day period, as the case may be, on the Payment Date next following such Payment Date) such amount of the Credit Facilities (together with interest thereon and any other monies payable in respect of such prepayment pursuant to this Article 5) as shall result in the Fair Market Value (after giving effect to any Casualty or Condemnation) of the Terminals being at least equal to One Hundred Thirty-Two percent (132%) of the outstanding aggregate balance of the Credit Facilities.

5.4           Interest and Costs with Prepayments/Application of Prepayments. Any prepayment of the Advances made hereunder shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full, together with any and all costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrowers) and provided that the Borrowers shall have no obligation regarding breaking of funding with respect to any prepayment made in accordance with Section 5.2 on an Interest Payment Date.

6.             INTEREST AND RATE

6.1           Applicable Rate. (a) The Credit Facilities shall bear interest at the Applicable Rate, which shall be the rate per annum which is equal to the aggregate of (a) the LIBO Rate for the relevant Interest Period plus (b) the Applicable Margin. The Applicable Rate shall be determined by the Administrative Agent two (2) Business Days prior to the first (1st) day of the relevant Interest Period and the Administrative Agent shall promptly notify the Borrowers in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrowers.

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6.2           Default Rate. Any amounts due under this Agreement, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal to the Default Rate.

6.3           Interest Periods.  The Borrowers shall give the Administrative Agent an Interest Notice specifying the Interest Period selected at least three (3) Business Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrowers fail to give an Interest Notice the relevant Interest Period shall be three (3) months. The Borrowers’ right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless each Lender is satisfied that the necessary funds will be available to such Lender for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

6.4           Interest Payments. Accrued interest on the Credit Facilities shall be payable in arrears on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

7.             PAYMENTS

7.1           Place of Payments, No Set Off. All payments to be made hereunder by the Borrowers shall be made to the Administrative Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Business Day) on the due date of such payment, at its office located at 200 Park Avenue, New York, New York 10166 or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes (other than Excluded Taxes), provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes (other than Excluded Taxes) from any amounts payable to the Lenders hereunder, then the Borrowers shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrowers shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2           Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for Taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrowers or any Security Party have paid additional amounts as aforesaid, then such Lender shall pay an amount to the Borrowers or such Security Party, as the case may be, which that Lender determines will leave it (after such payment) in the same position as it would have been had the Tax payment not been made by the Borrowers or such Security Party, as the case may be. Each Lender agrees that in the event that Taxes (other than Excluded Taxes) are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if, in the opinion of that Lender, commercially reasonable and if, in the reasonable opinion of

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that Lender, not prejudicial to it, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes. Nothing contained in this clause shall in any way prejudice the right of the Lenders to arrange their tax affairs in such way as they, in their sole discretion, deem appropriate. In particular, no Lender shall be required to obtain such tax credit, if this interferes with the way such Lender normally deals with its tax affairs.

7.3           Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Credit Facilities as a result of which its funded Commitment shall be proportionately less than the funded Commitment of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the funded Commitment of such other Lender so that the aggregate funded Commitment of each Lender shall be in the same proportion to the aggregate funded Commitments then outstanding as its funded Commitment prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all funded Commitments outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 7.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a funded Commitment deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made an advance in the amount of such participation. The Borrowers expressly consent to the foregoing arrangement.

7.4           Computations; Business Days.

(a)  All computations of interest and fees shall be made by the Administrative Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Administrative Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error;

(b)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day unless the next succeeding Business Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Business Day.

8.             EVENTS OF DEFAULT

8.1           Events of Default. The occurrence of any of the following events shall be an Event of Default:

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(a)           Payment Default. If either of the Borrowers defaults in the payment of any principal or interest, within three (3) Business Days of its due date;

(b)           Other default. (x) except as set forth in subclause (y) of this Section 8. 1(b), if any Security Party fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in the Agreement, the Notes and any of the Security Documents or shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate the Agreement, the Notes and any of the Security Documents and such default (if in the reasonable opinion of the Administrative Agent capable of remedy) is not remedied within thirty (30) days after notice of the default has been given to the Borrowers or (y) if either of the Borrowers fails to have in effect at any time any insurances required to be maintained by the Borrowers hereunder or under the Mortgages; or

(c)           Misrepresentation or Breach of Warranty. If any representation, warranty or statement made, or deemed to be made under the Agreement, the Notes and any of the Security Documents or in any accounts, certificate, notice instrument, written statement or opinion delivered by any Security Party under or in connection with the Agreement, the Notes and any of the Security Documents is incorrect in any material respect when made, or deemed to be made; or

(d)           Execution. If a distress or execution or other process of a court of authority is levied on any of the property of any Security Party, SNTG Bermuda or the members of a Significant Subsidiary Group before or after final judgment or by order of any competent court or authority for an amount in excess of Five Million Dollars ($5,000,000), or with respect to the Borrowers One Hundred Thousand Dollars ($100,000), or the equivalent in any other currency and is not satisfied or stayed (with a view to being contested in good faith) within thirty (30) days of levy; or

(e)           Insolvency Events. If any Security Party, SNTG Bermuda or the members of a Significant Subsidiary Group:

(i)            resolves to make any filing under any Bankruptcy Law or to appoint, or applies for, or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets other than for the purposes of a merger or amalgamation pursuant to Section 9.2(h); or

(ii)           is unable or admits its inability to pay its debts as they fall due; or

(iii)          makes a general assignment for the benefit of creditors; or

(iv)          ceases trading or threatens to cease trading (except in the case of SNTG Bermuda or a Significant Subsidiary Group as part of the ordinary course of business or with the consent of the Agents and the Lenders, such consent not to be unreasonably withheld); or

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(v)           appoints a receiver, administrative receiver, administrator, liquidator or trustee under any Bankruptcy Law or any statutory provision which the Administrative Agent in its discretion considers analogous thereto; or

(vi)          makes any filing under any Bankruptcy Law.

(f)            Insolvency Proceedings. If any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organization of any Security Party, SNTG Bermuda or the members of any Significant Subsidiary Group or for the appointment of a receiver, administrative receiver, administrator, liquidator or trustee of any Security Party, SNTG Bermuda or the members of any Significant Subsidiary Group or of all or part of the assets of any Security Party, SNTG Bermuda or the members of any Significant Subsidiary Group, or if any person appoints or purports to appoint such receiver, administrative receiver, administrator, liquidator or trustee, which proceeding is not discharged within thirty (30) days of its commencement; or

(g)           Impossibility or Illegality. Unless covered by Section 11, if any event occurs which would, or would with the passage of time, render performance of any of the Agreement, the Notes and any of the Security Documents impossible, unlawful or unenforceable by any of the Creditors; or

(h)           Revocation or Modification of Consents Etc. If any material consent, license, approval or authorization which is now or which at any time becomes necessary to enable any Security Party to comply with any of its respective obligations under or pursuant to the Agreement, the Notes and any of the Security Documents is revoked, withdrawn or withheld, or modified in a manner which the Administrative Agent reasonably considers is, or may be, prejudicial to the interests of it, the Administrative Agent, or the Lenders, in a material manner, or any material consent, license, approval or authorization ceases to remain in full force and effect; or

(i)            Curtailment of Business. If the business of any Security Party is wholly or substantially curtailed by an intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any Security Party is seized, nationalized, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets; or

(j)            Acceleration of Other Indebtedness. If any other indebtedness or obligation for borrowed money of any Security Party or SNTG Bermuda becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that entity or the members of any Significant Subsidiary Group (as the case may be), or is not repaid or satisfied on the due date for its repayment or any such other loan, guarantee or indebtedness becomes enforceable save, in either case, for amounts (except with respect to the Borrowers) of less than Five Million Dollars ($5,000,000) in aggregate or, with respect to the Borrowers Ten Thousand Dollars ($10,000), or the equivalent in any other currency, and claims contested in good faith; or

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(k)           Cross-Default. If there is a default by any Security Party or SNTG Bermuda under any other material contract or agreement with respect to indebtedness or obligations for borrowed money and such default is not cured within any applicable cure period save, in either case, for amounts (except with respect to the Borrowers) of less than Five Million Dollars ($5,000,000) in aggregate or, with respect to the Borrowers Ten Thousand Dollars ($10,000), or the equivalent in any other currency, and claims contested in good faith; or

(l)            Claims Against the Guarantors’ Assets. Except for Permitted Liens, if a lien, arrest, distress or similar charge is levied upon or against any Terminal or any substantial part of the assets of either Guarantor (on a consolidated basis) and is not discharged within fourteen (14) Business Days after either Borrower or such Guarantor has become aware of the same; or

(m)          Guarantors’ Business. If all or a substantial part of either Guarantor’s business is destroyed, abandoned, seized, appropriated or forfeited for any reason; or

(n)           SNSA’s Business. If SNSA, through its subsidiaries, ceases to carry on the business of transportation of bulk liquids including liquid chemicals as a core business; or

(o)           Ownership. If (i) either of the Borrowers cease to be a wholly owned indirect subsidiary of SNSA or (ii) members of the Stolt-Nielsen family cease for any reason to own and control, directly or indirectly, at least thirty per centum (30%) of the issued voting share capital of SNSA; or (iii) any individual shareholder, or group of shareholders acting in concert, outside the Stolt-Nielsen family, owns a greater proportion of the issued voting share capital of SNSA than members of the Stolt-Nielsen family; or

(p)           Final Judgment. If any Security Party, SNTG Bermuda or any Shipowning Subsidiary fails to comply with any non appealable court order or fails to pay a final unappealable judgement against it, in either case, in excess of five million dollars ($5,000,000), within fourteen (14) days of such order or judgment (save for judgments against Shipowning Subsidiaries which are covered by insurance where insurance has not been disavowed); or

(q)           Mortgages. There is a “Default” under either of the Mortgages, as such term is defined therein; or

(r)            Surveys. If the Administrative Agent shall fail to have received either (i) a satisfactory Environmental Audit with respect to each Terminal or (ii) satisfactory and accurate surveys with respect to each Terminal together with satisfactory amended title insurance policies, within the time frames specified for their delivery in Sections 4.4(a) and 4.4(b) respectively.

Upon and during the continuance of any Event of Default, the Lenders’ obligation to make the Credit Facilities available shall cease and the Administrative Agent may, and on the instructions of the Majority Lenders shall, by notice to the Borrowers, declare the entire unpaid balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrowers hereunder or under the Notes due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (e) or (f) of this Section 8.1 with respect to the Borrowers, the Notes shall be immediately due and payable without declaration or other notice to the Borrowers. In such

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event, the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Notes or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Notes. Without limiting the foregoing, the Borrowers agree that during the continuance of any Event of Default each of the Lenders shall have the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to the Lenders hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrowers then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrowers then or thereafter with any Lender and every other claim of the Borrowers then or thereafter against any of the Lenders.

8.2           Indemnification. The Borrowers agree to, and shall, indemnify and hold the Agents and the Lenders harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which the Agents or the Lenders sustain or incur as a consequence of any default in payment of the principal amount of the Credit Facilities, interest accrued thereon or any other amount payable hereunder, under the Notes or under any Security Documents, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Credit Facilities or any portion thereof. Any Agent’s or Lender’s certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrowers.

8.3           Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agents or the Lenders under or pursuant to this Agreement, the Notes or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Administrative Agent in the following manner:

(a)           first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Administrative Agent and the Collateral Agent, or the Lenders in connection with the ascertainment, protection or enforcement of their rights and remedies hereunder, under the Notes and under any of the Security Documents,

(b)           secondly, in or towards payment of any interest owing in respect the Credit Facilities,

(c)           thirdly, in or towards repayment of principal of the Credit Facilities,

(d)           fourthly, in or towards payment of all other sums which may be owing to the Administrative Agent or the Lenders under this Agreement, under the Notes or under any of the Security Documents, and

(e)           fifthly, the surplus (if any) shall be paid to the Borrowers or to whosoever else may be entitled thereto.

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9.             COVENANTS

9.1           Affirmative Covenants. The Borrowers hereby covenant and undertake with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Notes or under any of the Security Documents, the Borrowers will:

(a)           Performance of Agreements. duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agents and the Lenders) of, the terms of this Agreement, the Notes and the Security Documents;

(b)           Notice of Default, etc. promptly upon, and in any event no later than five (5) Business Days after, obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened (by means of written notification from the adverse party or its counsel) against it, any other Security Party or against any of its or any other Security Party’s Subsidiaries which could reasonably be expected to have a Material Adverse Effect, including but not limited to, in respect of any Environmental Action or Environmental Event, and (c) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(c)           Obtain Consents. without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties’ respective obligations under this Agreement, under the Notes and under the Security Documents;

(d)           Additional Filings/Notifications. each Security Party shall ensure that (i) any filings required to ensure that it is properly authorized to do business in any relevant jurisdiction will be made and/or effected promptly and within any applicable time limits imposed by law; and (ii) the Lenders and the Agents are immediately notified if any Security Party changes the place of its chief executive office or principal place of business in the United States of America.

(e)           Financial Statements. (i)  SNSA will supply to the Administrative Agent (with sufficient copies for distribution to each of the Lenders), without request on a consolidated basis:

(A)          SNSA’s annual consolidated audited accounts prepared in accordance with GAAP within one hundred twenty (120) days (or such earlier date on which such accounts are generally released by SNSA) after the end of the fiscal year to which they relate and such financial statements shall accurately and fairly represent the financial condition of SNSA and its Consolidated Subsidiaries; and

(B)           SNSA’s unaudited consolidated quarterly financial statements not later than ninety (90) days (or such earlier date on which such accounts are generally released by SNSA) after the end of the relevant fiscal quarter together with a duly executed Certificate of

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Compliance certifying (inter alia) compliance with the covenants contained in Section 9.3; and

(C)           the annual update to SNSA’s three year plan when approved by SNSA’s board of directors within 30 days of such approval.

(ii)           each of the Borrowers will supply to the Administrative Agent (with sufficient copies for distribution to each of the Lenders), without request on a consolidated basis:

(A)          each of the Borrowers’ unaudited year-end financial statements, certified by the Chief Financial Officer of SNSA within ninety (90) days after the end of the fiscal year to which they relate and such financial statement shall accurately and fairly represent the financial condition of each of the Borrowers and their subsidiaries; and

(B)           each of the Borrowers’ unaudited quarterly financial statements, certified by the Chief Financial Officer of SNSA within sixty (60) days after the end of the relevant fiscal quarter.

(f)            Other information. each Security Party shall promptly supply to the Administrative Agent (with sufficient copies for distribution to each of the Lenders) copies of all financial and other information from time to time given by SNSA to its shareholders and/or filed with the Securities and Exchange Commission (provided that any information made available to the public on SNSA’s World Wide Web site (the “Web Site”) shall, subject to the Administrative Agent having been duly notified in writing by the Borrowers or a Guarantor that new information has been made available on the Web Site, be deemed supplied for this purpose) and such information and explanations as the Administrative Agent may from time to time reasonably require in connection with the operation of the Terminals and the Borrowers’ and the Guarantors’ profits and liquidity.

(g)           Certificate of Compliance. the Borrowers and the Guarantors shall deliver to the Administrative Agent together with the accounts described in Section 9.1(e) a duly executed Certificate of Compliance (with copies sufficient for the Lenders) not more than ninety (90) days after the end of each of the first three fiscal quarters of SNSA and not more than ninety (90) days after the end of the fiscal year of SNSA, certifying (inter alia) compliance with the covenants contained in Section 9.3 and Section 9.4.

(h)           Corporate Existence. the Borrowers shall, and will procure that each Guarantor shall, (i) remain duly formed and validly existing under the laws of its respective jurisdiction of incorporation, (ii) remain authorized to do business in each jurisdiction in which it transacts its business, (iii) continue to have the power to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the Security Documents to which it is a party, and (iv) continue to comply with all statutory, regulatory and other requirements relative to its business which could reasonably be expected to have a Material Adverse Effect on its business, assets or operations, financial or otherwise;

(i)            Books and Records. at all times keep, and cause each Guarantor to keep, proper books of record and account into which full and correct entries shall be made in

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accordance with GAAP, and keep such records in such places to ensure that they are easily accessible in the event that the Administrative Agent wishes to inspect them;

(j)            Taxes and Assessments. pay and discharge, and cause each Guarantor to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(k)           Inspection. allow, and cause each Guarantor to allow any representative or representatives designated by the Administrative Agent, subject to applicable laws and regulations, to visit and inspect any of its properties (including, without limitation, the Terminals), and, on request, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers, all at such times during business hours and on reasonable notice and as often as the Administrative Agent requests;

(l)            Inspection and Survey Reports. if the Administrative Agent shall so request, the Borrowers shall provide the Administrative Agent with copies of all internally generated inspection or survey reports on the Terminals;

(m)          Compliance with Statutes, Agreements, etc. do or cause to be done, and cause each Guarantor to do and cause to be done, all things necessary to comply with all contracts or agreements to which it, or any Guarantor is a party, and all laws, and the rules and regulations thereunder, applicable to the Borrowers or such Guarantor, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(n)           Environmental Matters. promptly upon the occurrence of an Environmental Event that could reasonably be expected to have a Material Adverse Effect, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response.

(o)           Brokerage Commissions, etc. indemnify and hold the Agents and the Lenders harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby;

(p)           Insurance. maintain, and cause each other Security Party to maintain, with financially sound and reputable insurance companies, insurance on all their respective properties and against all such risks and in at least such amounts (in any event, at least $100,000,000 per any one accident or occurrence) as are usually insured against by companies of established reputation engaged in the same or similar business from time to time; and

(q)           Pari Passu. each of the Borrowers and the Guarantors shall ensure that its respective obligations under the Agreement, the Notes, and the Security Documents shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated

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indebtedness with the exception of any obligations which are mandatorily preferred by any applicable laws to companies generally and not by contract.

(r)            Admissibility in Evidence. each of the Borrowers and the Guarantors shall on the request of the Lenders or the Administrative Agent obtain all necessary authorizations, consents, approvals, licenses, exemptions, filings, registrations, recordings and notarizations required or advisable in connection with the admissibility in evidence of the Agreement, the Notes, and the Security Documents or any of them in any relevant jurisdiction in which proceedings have been commenced.

(s)           Most Favored Nation. if any of the covenants or events of default provided by any Security Party to any other banks or financial institutions between the Closing Date and November 30, 2004, on terminal or vessel secured agreements for indebtedness should be more favorable to such banks than those contained in this Agreement or any of the Security Documents (the “Revised Terms”), the Borrowers and/or SNSA, as the case may be, shall (i) notify the Administrative Agent in writing of the Revised Terms as soon as it becomes aware of the same and (ii) upon the request of the Administrative Agent enter into such documents or execute such amendments to this Agreement and/or any other Security Documents as the Administrative Agent shall require in order to incorporate those Revised Terms (or their substantial equivalent), on a proportional basis, into this Agreement accompanied by such legal opinions as the Administrative Agent shall require and in the meantime this Agreement shall be deemed so amended; provided that this clause is not intended to cause the Borrowers to become bound by clauses generally associated with vessel-related financings but not with real estate related financings. The Borrowers hereby represent and warrant that no such Revised Terms have been granted to any other banks or financial institutions between June 28, 2004 and the Closing Date.

(t)            ERISA. forthwith upon learning of the occurrence of any material liability of any Security Party, any Subsidiary thereof or any ERISA Affiliate pursuant to ERISA in connection with the termination of any ERISA Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any ERISA Plan for which any Security Party, any Subsidiary thereof or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lenders written notice thereof.

9.2           Negative Covenants. the Borrowers hereby covenant and undertake with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Notes or under any of the Security Documents, the Borrowers will not, and will procure that no other Security Party, where so specified, will, without the prior written consent of the Majority Lenders (or all of the Lenders if required by Section 15.8):

(a)           Liens. create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any of its assets except Permitted Liens.

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(b)           No Voluntary Bankruptcy. with respect to any Security Party, (i) commence any case, proceeding or action under the Bankruptcy Law or any existing or future Law of any jurisdiction (domestic or foreign) relating to bankruptcy, insolvency, reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to the Borrowers or their debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for the Borrowers or for the benefit of all or substantially all of its creditors.

(c)           Change in Business. materially change the nature of its business or commence any business materially different from its current business of chemical storage;

(d)           Sale or Pledge of Shares. with respect to any Security Party, sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares (including by way of spin-off, installment sale or otherwise) of the capital stock of either of the Borrowers;

(e)           Sale of Assets. sell, or otherwise dispose of, any Terminal (except that the Borrowers may sell a Terminal if no Event of Default or event which with the lapse of time, the giving of notice or both would become an Event of Default has occurred and is continuing and it complies with Section 5.3 hereof) or, with respect to any Guarantor, any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole, other than such sales by one Guarantor to another;

(f)            Changes in Offices or Names. change jurisdiction of incorporation or the location of the chief executive office of any Security Party, the office of the chief place of business of any such parties or the office of the Security Parties in which the records relating to the earnings or insurances of any Terminal are kept unless the Lenders shall have received sixty (60) days prior written notice of such change;

(g)           Merger or Amalgamation. without the prior written consent of the Administrative Agent, with respect to any Security Party, permit any merger or amalgamation of all or part of any Security Party unless (i) such Security Party, as the case may be, remains the surviving entity following any such merger or amalgamation; and (ii) such surviving entity is not divested of any material part of the assets or operations of the merging or amalgamating entities with its core business of chemical transportation maintained; and (iii) in the case of SNSA only, such merger or amalgamation has been approved by a duly passed resolution of SNSA’s shareholders if required by applicable Law.

(h)           Restrictions on Investments. except as expressly permitted under this Section 9.2(h) without the prior written consent of the Majority Lenders, with respect to any Security Party, make any Investment or permit any of its Subsidiaries to make any Investments in a non-consolidated entity and/or in business areas other than the core business of the transportation, storage and distribution of bulk liquid chemicals and other products customary for chemical and product tankers, including without limitation:

(i)            no further Investments in SOSA except (A) in relation to the conversion of SNTG’s subordinated shareholder loan of Fifty Million Dollars ($50,000,000) into SOSA equity and (B) the guarantee of SOSA obligations up to a maximum aggregate

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amount not exceeding $96,000,000 which may arise from time to time under (I) a guarantee and indemnity in favor of Nordea Bank Norge ASA dated 30 June 2003 of certain obligations arising under a secured $100,000,000 bank loan and guarantee facility agreement amended and restated on 30 June 2003 (II) a guarantee and indemnity in favor of DnB NOR Bank ASA dated 21 August 2003 of certain obligations arising under a secured $44,000,000 bank guarantee facility agreement dated 21 August 2003 (III) a guarantee and indemnity dated 27 August 2003 in favor of DnB NOR Bank ASA of certain obligations arising under a $28,000,000 reimbursement agreement dated 27 August 2003 and/or (IV) a guarantee and indemnity dated 20 February 2004 in favor of HSBC Bank plc of certain obligations arising under a $100,000,000 bonding line facility agreement dated 20 February 2004, provided that the guarantees referred to in (I), (II), (III) and (IV) above shall not be extended beyond the relevant termination dates specified, as at the date of this Agreement, for and in the various facilities referred to in (I), (II), (III) and (IV) above;

(ii)           no Investments in excess of an aggregate amount of Two Million Dollars ($2,000,000) per annum except (A) where SNSA has, on a consolidated basis, freely available Liquidity in excess of Fifty Million Dollars ($50,000,000) after such Investment and (B) for Investments by Stolt Sea Farm plc in any of its Subsidiaries or any other entity or project within the sea farming industry;

9.3           Financial Covenants. each of the Borrowers hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal or interest are outstanding or other moneys are owing in respect of this Agreement, under the Notes or under any of the Security Documents, it shall:

(a)           Positive Net Worth. maintain a positive Net Worth;

(b)           No additional Indebtedness. not incur any Indebtedness, excluding Indebtedness to the Agents or any of the Lenders hereunder, unless such Indebtedness is subordinated to Indebtedness to the Agents or any of the Lenders hereunder on terms satisfactory to the Majority Lenders; provided, however, that the Borrowers may raise funds for customers for specific customer related capital expenditures, which funds shall not exceed Twenty Million Dollars (US$20,000,000) in the aggregate;

9.4           Financial Covenants of SNSA. each of the Borrowers hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal or interest are outstanding or other moneys are owing in respect of this Agreement, under the Notes or under any of the Security Documents, it shall procure that SNSA will:

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(a)           Consolidated Debt to Consolidated Tangible Net Worth. maintain a Consolidated Debt to Consolidated Tangible Net Worth ratio of a maximum 2.00 to 1.00 as calculated at the end of each fiscal quarter of SNSA;

(b)           Consolidated Tangible Net Worth. maintain at all times a Consolidated Tangible Net Worth of not less than Six Hundred Million Dollars ($600,000,000) or the equivalent in any other currency as calculated at the end of each fiscal quarter of SNSA;

(c)           Consolidated EBITDA to Consolidated Interest Expense. maintain a Consolidated EBITDA to Consolidated Interest Expense ratio equal to or greater than 2.00 to 1.00 in each instance based on the four most recent fiscal quarters for which financial information is available;

10.           ASSIGNMENT

This Agreement shall be binding upon, and inure to the benefit of, the Borrowers and the Lenders, the Agents and their respective successors and assigns, except that the Borrowers may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Credit Facilities to any Eligible Assignee (in a minimum amount of not less than $5,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrowers and pay the Administrative Agent an assignment fee of $2,500 for each such assignment or participation which is not made to a subsidiary, holding company or affiliate of the assigning Lender; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrowers will take all reasonable actions requested by the Agents or any Lender to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

11.           ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1         Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Administrative Agent and the Borrowers to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrowers shall be required either to repay to such Lender that portion of the Credit Facilities advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Credit Facilities to such Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 11.5. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to repay such portion of the Credit Facilities, the Borrowers and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Credit Facilities available from another jurisdiction or otherwise restructuring such portion of the Credit Facilities on a basis which is not unlawful.

11.2         Increased Costs. If any change in applicable law, regulation or regulatory requirement (including any applicable law, regulation or regulatory requirement which relates to capital

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adequacy or liquidity controls or which affects the manner in which any Lender allocates capital resources under this Agreement), or in the interpretation or application thereof by any governmental or other authority, shall:

(i)            subject any Lender to any Taxes (other than Excluded Taxes) with respect to its income from the Credit Facilities, or any part thereof, or

(ii)           change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrowers or any of the other Security Parties) or such other jurisdiction where the Credit Facilities may be payable), or

(iii)          impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

(iv)          impose on any Lender any other condition affecting the Credit Facilities or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and, in any such case, if such increase or reduction, in the opinion of such Lender, materially affects the interests of such Lender under or in connection with this Agreement:

(i)            the Lender shall notify the Administrative Agent and the Borrowers of the happening of such event, and

(ii)           the Borrowers agree forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction.

11.3         Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the interest rate for the Credit Facilities for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrowers. The Majority Lenders shall then determine the interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Majority Lenders are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days

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of the giving of such determination notice, the Administrative Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Applicable Margin plus the cost to the Lenders (as certified by each Lender) of funding the Credit Facilities. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the interest rate may be determined pursuant to Section 6.

11.4         Lender’s Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrowers.

11.5         Compensation for Losses. Where the Credit Facilities or any portion thereof is to be repaid by the Borrowers pursuant to this Section 11, the Borrowers agree simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrowers to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Interest Periods, if any, but otherwise without penalty or premium.

12.           CURRENCY INDEMNITY

12.1         Currency Conversion. If, for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under this Agreement, the Notes or any of the Security Documents, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Notes, the Guaranty and/or any of the Security Documents.

12.2         Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrowers shall pay such additional amounts (if any, but, in any event, not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount then due under this Agreement, the Notes and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrowers.

12.3         Additional Debt Due. Any amount due from the Borrowers under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Notes and/or any of the Security Documents.

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12.4         Rate of Exchange. The term “rate of exchange” in this Section 12 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13.           FEES AND EXPENSES

13.1         Fees. During the period beginning on the date of the acceptance of the Offer Letter and ending on the Final Payment Date, the Borrowers shall pay, quarterly in arrears from the date of this Agreement, to the Administrative Agent (for the account of the Lenders) a commitment fee which fee shall be a per annum percentage equal to fifty one hundredths of one percent (0.50%) payable on the difference between the maximum aggregate amount of the Credit Facilities and the average amount of the aggregate of the outstanding Advances. The Borrowers shall also pay to the Agents such fees as the parties have agreed pursuant to the Offer Letter.

13.2         Expenses. Each of the Borrowers agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents’ and the Lenders’ rights or remedies with respect thereto or in the preservation of the Agents’ and the Lenders’ priorities under the documentation executed and delivered in connection therewith), including, without limitation, all costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein (including, but not limited to, Taxes imposed on any Lender related to those expenses), the fees and disbursements of the Agents’ and Lenders’ counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers, inspectors and other consultants retained by the Agent in connection with this Agreement and the transactions contemplated hereby and under the Security Documents, all costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Notes) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrowers to the Agents or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrowers to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

14.           APPLICABLE LAW, JURISDICTION AND WAIVER

14.1         Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.2         Jurisdiction. The Borrowers hereby irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New

32

York in any action or proceeding brought against it by any of the Lenders or Agents under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrowers by mailing or delivering the same by hand to the Borrowers at the address indicated for notices in Section 16.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrowers as such, and shall be legal and binding upon the Borrowers for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrowers to the Lenders or the Agents) against the Borrowers in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrowers will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3         WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWERS, THE OTHER SECURITY PARTIES, THE AGENTS AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE SECURITY DOCUMENTS.

15.           THE AGENTS

15.1         Appointment of Agents. Each of the Lenders irrevocably appoints and authorizes the Agents severally each to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to such Agent by the terms hereof and thereof. No Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

15.2         Collateral Agent. Each of the Lenders irrevocably appoints the Collateral Agent as collateral agent on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement, the Notes or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement, the Notes or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement, the Notes or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable

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by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Collateral Agent hereby accepts such appointment.

15.3         Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrowers or any other Security Party for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, fees under Section 13 or otherwise, it will thereafter cause to be distributed on the same day if received before 3 p.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

15.4         Holder of Interest in Notes. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Notes.

15.5         No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Notes, the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with the Notes or any Security Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.6         Agents as Lenders. With respect to that portion of the Facilities made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall include each Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrowers and the other Security Parties, as if it were not an Agent.

15.7         Acts of the Agents. Each Agent shall have duties and reasonable discretion, and shall act as follows:

(A)          Obligations of the Agents. the obligations of each Agent under this Agreement, under the Notes and under the Security Documents are only those expressly set forth herein and therein.

(B)           No Duty to Investigate. no Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Notes or any Security Document by any Security Party.

(C)           Discretion of the Agents. each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Notes and the Security Documents, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from

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taking such action; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

(D)          Instructions of Majority Lenders. each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Notes, or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken, or failure to act pursuant to such instructions, shall be binding on all of the Lenders.

15.8         Certain Amendments. Neither this Agreement, the Notes nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrowers and the Majority Lenders, provided that no such amendment shall, without the written consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of a scheduled payment of principal or interest or fees on the Facilities, or reduce the principal amount of the Facilities or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default, other than a payment default, or any mandatory repayment of the Facilities shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this Section 15.8, (v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, or (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided in Section 2.2(k) of the Mortgages (provided that the requirement under this subparagraph (vi) is not intended to extend to amendments to, or temporary waivers of, obligations unless the subject matter of such obligation is identified elsewhere in this Section 15.8); provided, further, that approval by all Lenders shall be required for any amendment or waivers with respect to the prepayment provisions contained in Section 5.3 of this Agreement. All amendments approved by the Majority Lenders under this Section 15.8 must be in writing and signed by the Borrowers, each of the Lenders comprising the Majority Lenders and, if applicable, each Lender affected thereby and any such amendment shall be binding on all the Lenders; provided, however, that any amendments or waivers with respect to the prepayment provisions contained in Section 5.3 of this Agreement must be in writing and signed by the Borrowers and all of the Lenders.

15.9         Assumption re Event of Default. Except as otherwise provided in Section 15.15, the Administrative Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified, in the manner set forth in the preceding sentence, by any Security Party or any Lender of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Administrative Agent shall notify the Lenders and shall take action and assert such rights under

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this Agreement, under the Notes and under Security Documents as the Majority Lenders shall request in writing.

15.10       Limitations of Liability. Except as otherwise provided in Section 15.1, neither any Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:

(A)          to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

(B)           to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement, under the Notes or under the Security Documents; or

(C)           to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.11       Indemnification of the Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes or any Security Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Notes or any Security Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

15.12       Consultation with Counsel. Each of the Agents may consult with legal counsel reasonably selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.13       Resignation. Any Agent may resign at any time by giving thirty (30) days’ written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. Any resignation by an Agent pursuant to this Section 15.13 shall be effective only upon the appointment of a successor Agent. The appointment of any successor Agent shall be

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subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent’s resignation as Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

15.14       Representations of Lenders. Each Lender represents and warrants to each other Lender and each Agent that:

(A)          in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

(B)           so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.15       Notification of Event of Default. The Administrative Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Administrative Agent and the other Lenders, of the existence of any Event of Default, which shall have occurred and be continuing, of which the Administrative Agent or Lender has actual knowledge.

15.16       No Agency or Trusteeship if DNB NOR only Lender. If at any other time DNB NOR Bank ASA, New York branch, is the only Lender, all references to the terms “Administrative Agent” and “Collateral Agent” shall be deemed to be references to DNB NOR Bank ASA, New York branch as Lender and not as Administrative Agent or Collateral Agent.

16.           NOTICES AND DEMANDS

16.1         Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers and the Agents at the address or facsimile number set forth in the signature pages to this Agreement and to the Lenders at their address and facsimile numbers set forth in Schedule 1 or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be deemed to have been received (provided that it is received prior to 2 p.m. New York time), (i) if given by facsimile, on the date of dispatch thereof (provided that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or communication is sent it shall be deemed to have been received on the next following Business Day in such locality), and (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

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17.           MISCELLANEOUS

17.1         Time of Essence. Time is of the essence with respect to this Agreement but no failure or delay on the part of any Lender or the Agents to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Lender or the Agents of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2         Unenforceable, etc., Provisions–Effect. In case any one or more of the provisions contained in this Agreement, the Notes or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3         References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement, unless the context otherwise requires.

17.4         Further Assurances. The Borrowers agree that if this Agreement or any Security Document shall, in the reasonable opinion of the Lenders, at any time be deemed by the Agents or the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement, the Notes or any Security Document.

17.5         Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Agents or the Lenders, on the other part, whether written or oral, other than the Fee Letter, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agents and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Agents and the Lenders.

17.6         Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto. Subject to Section 15.8, any provision of this Agreement, the Notes or any Security Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Agents and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

17.7         Indemnification. The Borrowers and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Lender and the Agents, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such

38

Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrowers hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party of any applicable Environmental Law, (b) any Environmental Action arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Lender or the Agents or any of their respective successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1 (p) or 9.1(l), (d) the Credit Facilities (including the use of the proceeds of the Credit Facilities and any claim made for any brokerage commission, fee or compensation from any Person), or (e) the execution, delivery, performance or non-performance by a Security Party of this Agreement, the Notes, any Security Document, or any of the documents referred to herein or contemplated hereby (whether or not the Indemnitee is a party thereto). If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrowers and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 17.7 shall survive the termination of this Agreement and the repayment to the Lenders of all amounts owing thereto under or in connection herewith.

17.8         Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

17.9         WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY SECURITY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SECURITY PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LOAN AGREEMENT AND THE OTHER SECURITY DOCUMENTS.

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IN WITNESS whereof, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

STOLTHAVEN HOUSTON INC., Borrower

By:	/s/ John Greenwood
	Name:	John Greenwood
	Title:	Attorney-in-Fact

Address for Notices:
c/o Stolt-Nielsen Inc.
8 Sound Shore Drive
P.O. Box 2300
Greenwich, CT 06836
Attn: Howard J. Merkel
Facsimile: (203) 625-3957

STOLTHAVEN NEW ORLEANS LLC, Borrower

By:	/s/ John Greenwood
	Name:	John Greenwood
	Title:	Attorney-in-Fact

Address for Notices:
c/o Stolt-Nielsen Inc.
8 Sound Shore Drive
P.O. Box 2300
Greenwich, CT 06836
Attn: Howard J. Merkel
Facsimile: (203) 625-3957

The Lenders

DNB NOR BANK ASA, NEW YORK BRANCH

By:	/s/ Alfred C. Jones
	Name:	Alfred C. Jones, III
	Title:	Senior Vice President

By:	/s/ Sanjiv Nayar
	Name:	Sanjiv Nayar
	Title:	Senior Vice President

DEUTSCHE BANK AG IN HAMBURG

By:	/s/ Lawrence Rutkowski
	Name:	Lawrence Rutkowski
	Title:	Attorney-in-Fact

By:	/s/ Matthew Cooley
	Name:	Matthew Cooley
	Title:	Attorney-in-Fact

KFW

By:	/s/ Lawrence Rutkowski
	Name:	Lawrence Rutkowski
	Title:	Attorney-in-Fact

By:	/s/ Matthew Cooley
	Name:	Matthew Cooley
	Title:	Attorney-in-Fact

DNB NOR BANK ASA, NEW YORK BRANCH,
as Administrative Agent and Collateral Agent

By:	/s/ Alfred C. Jones
	Name:	Alfred C. Jones, III
	Title:	Senior Vice President

By:	/s/ Sanjiv Nayar
	Name:	Sanjiv Nayar
	Title:	Senior Vice President

Address for Notices:
DnB NOR Bank ASA, New York Branch
200 Park Avenue, 31st Floor
New York, New York 10166
Attn: Sanjiv Nayar
Fax: (212) 681-3900

CONSENT AND AGREEMENT

Each of the undersigned, referred to in the foregoing Agreement as the “Guarantors”, hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2 and 9 of said Agreement to the same extent as if the undersigned were a party to said Agreement.

STOLT-NIELSEN S.A.

By:	/s/ John Greenwood
Name:	John Greenwood
Title:	Attorney-in-Fact

Address for Notices:
c/o Stolt-Nielsen Inc.
8 Sound Shore Drive
Greenwich, CT 06836
Attn: Howard J. Merkel
Fax: (203) 661-7695

STOLT-NIELSON TRANSPORTATION GROUP LTD.

By:	/s/ John Greenwood
Name:	John Greenwood
Title:	Attorney-in-Fact

Address for Notices:
c/o Stolt-Nielsen Inc.
8 Sound Shore Drive
Greenwich, CT 06836
Attn: Howard J. Merkel
Fax: (203) 661-7695

SCHEDULE 1

PERCENTAGES AND MAXIMUM DOLLAR COMMITMENTS

		Maximum Dollar
Name of Lender	Percentage	Amount

DNB Nor Bank ASA, New York Branch	33.333%	USD$	50,000,000

(i) Address for Notices:

DnB Nor Bank ASA, New York Branch
200 Park Avenue
31st Floor
New York, NY 10166
Attn: Sanjiv Nayar
Fax: (212) 681-3900

(ii) Payment Instructions:

Deutsche Bank AG in Hamburg	33.333%	USD$	50,000,000

(i) Address for Notices:

Brandstwiete 1
20457 Hamburg
Germany
Attn: Carola Roth, Vice President
Fax: +49 (0)40 3701-4649

(ii) Payment Instructions:

KfW	33.333%	USD$	50,000,000

(i) Address for Notices:

Palmengartenstr 5-9
60325 Frankfurt a. M.
Germany
Attn: Christoph Gruen
Fax: + 49 69 7431-4790

(ii) Payment Instructions:

SCHEDULE 2

LITIGATION AND ENVIRONMENTAL MATTERS

LEGAL PROCEEDINGS

Stolthaven Houston Inc.

Crompton Corporation v. Stolthaven Houston Inc. et al, District Court of Harris County, Texas. This litigation involves the contamination of two chemicals at the Stolthaven Houston facility. On January 23, 2002 a railcar containing 79.990 MT of Flo-Mo 1407 was mistakenly discharged into Shore Tank No E12-21. At the time, such tank contained 596.100 MT of Flo-Mo TD-201. Both cargoes were owned by Witco, a division of Crompton Corporation. Crompton claims the contamination completely destroyed both cargoes. Crompton sold the contaminated product and has sued Stolthaven Houston Inc. for the difference in value, approximately $744,000. The parties are attempting to negotiate a settlement before incurring significant legal costs. If reasonable settlement cannot be achieved, the Company intends to vigorously contest the claim.

Stolthaven New Orleans L.L.C.

Shelly Alphonso-Ferro v. Stolthaven New Orleans L.L.C., United States District Court (Eastern District of Louisiana). Plaintiff asserts claims under the federal Family and Medical Leave Act (FMLA) and the Employee Retirement Income Security Act of 1974 (ERISA). Plaintiff claims that her termination by the Company on July 18, 2003, for misappropriation of Company funds and falsifying documents, was in violation of FMLA as she asserts she was on “protected leave” at the time She also claims that her termination violated ERISA on the grounds that the Company interfered with her eligibility to seek long-term disability benefits by terminating her before the 180 day waiting period. The Company terminated her when her absence caused the discovery of a series of unpaid debts that she had charged to the Company. This litigation is in discovery and the Company is vigorously defending the matter.

Quick Recovery Coating Systems, Inc. v. Stolthaven New Orleans L.L.C., Stolt Offshore Inc. and Stolt-Nielsen Transportation Group Ltd., Civil District Court, Parish of Plaquemines, Louisiana. This action, consolidated with two related actions involving Quick Recovery’s subcontractors and lenders, relates to services provided by plaintiff in connection with the construction of storage tanks at Stolthaven New Orleans. Plaintiff seeks damage in the amount of $407,109.86 plus unstated damages for breach of contract and for violation of unfair trade practices and consumer protection laws as a result of delays incurred in connection with the construction of storage tanks at Stolthaven New Orleans. The action is in the early stages of discovery and it is therefore premature to predict an outcome.

King Fabrication, LLC v. Stolthaven New Orleans L.L.C. and Stolt-Nielsen Transporation Group Inc., Civil District Court, Parish of Plaquemines, Louisiana. Plaintiff seeks damages in the amount of $570,422.45 as a result of delays and revisions to design drawings incurred in connection with the construction of the Stolthaven New Orleans faciliy. The Company has asserted a counterclaim seeking damages in excess of that being claimed in the principal demand. The case is in the early stages of discovery and it is therefore premature to predict an outcome. The parties are presently in mediation.

Arsenio Arias v. Stolthaven New Orleans L.L.C., ABC Insurance Company, Stolt-Nielsen Transportation Group Inc. (aka Stolt-Nielsen S.A.), DEF Insurance Company, Certified Coating Inc., GHI Insurance Company, Kenneth R. Hebert, Per Voie individually and as Employer of and Kirk Skiles individually, Civil District Court, Parish of Orleans, Louisiana. Plaintiff has sued for damages allegedly sustained as a result of an exposure to acrylonitrile while working for Certified Coating at the Stolthaven New Orleans facility. Arias’ workers’ compensation carrier has also intervened in this suit. Initial investigation reveals that there was an accidental, infinitesimal and inconsequential leak of acrylonitrile from Tank B50-0, which was discovered by Kirk Skiles and immediately remedied. Various procedural motions have been filed. The Company and the individual defendants are vigorously contesting liability in this matter. The case is in the early stages of discovery and it is therefore premature to predict an outcome. The matter is insured, with a $250,000 deductible.

International-Matex Tank Terminals LLC and Ventura Foods LLC v. Stolthaven New Orleans L.L.C., Stolt-Nielsen Transportation Group Inc. and Stolt Offshore Inc., Civil District Court for Parish of Orleans, Louisiana. Plaintiffs allege illegal monopoly power over the business of transporting and storing tropical oils from Southeast Asia to Mississippi River, violating the State of Louisiana’s antitrust laws and Unfair Trade Practices Act (LUPTA). Stolthaven moved for partial summary judgment seeking dismissal with prejudice of plaintiffs’ claims against it. By decision dated June 30, 2004, all of such claims were dismissed with the exception of the claim under LUPTA. The Company is (and has) vigorously contesting all of IMTT’s and Ventura’s allegations and claims and is seeking dismissal of the remaining claim.

Louisiana Department of Environmental Quality (“LDEQ”). The LDEQ issued Consolidated Compliance Orders and Notices of Potential Penalty to Stolthaven New Orleans L.L.C. on February 10, 2003 and July 3, 2003 alleging various violations of the facility’s air and water permits (the “Compliance Orders”). The deviations upon which the Compliance Orders are based were discovered by Stolthaven New Orleans L.L.C. and self reported to LEDQ. All violations and deviations have been tentatively resolved in settlement wherein Stolthaven New Orleans L. L C. has agreed to pay $113,775.50 to resolve same, while neither admitting or denying the allegations.

Stolt Nielsen S.A. and Stolt-Nielsen Transportation Group

Investigations by the U.S. Department of Justice and European Commission

In 2002, we became aware of information that caused us to undertake an internal investigation regarding potential improper collusive behavior in our parcel tanker and intra-Europe inland barge operations. As a consequence of the internal investigation, we voluntarily reported certain conduct to the Antitrust Division of the DOJ and the Competition Directorate of the EC.

As a result of our voluntary report to the DOJ, we entered into an Amnesty Agreement with the Antitrust Division, which provided immunity to us subject to the terms and conditions of the Amnesty Agreement. On February 25, 2003, we announced that we had been conditionally accepted into the DOJ’s Corporate Leniency Program with respect to possible collusion in the parcel tanker industry. Pursuant to such program and provided the program’s stated terms and conditions were met, including continued cooperation, our directors, officers and employees were promised amnesty from criminal antitrust prosecution and fines in the U.S. for anticompetitive conduct in the parcel tanker business.

At the same time, we also announced that the EC had admitted us into its Immunity Program with respect to deep-sea parcel tanker and intra-Europe inland barge operations. Acceptance into the EC program affords us immunity from EC fines with respect to anticompetitive behavior, subject to our fulfillment the conditions of the program, including continued cooperation. There can be no assurance that in the future national authorities in Europe or elsewhere will not assert jurisdiction over the alleged conduct and/or seek to take action against us.

Subsequently, the Antitrust Division’s staff informed us that it was suspending our obligation to cooperate because the Antitrust Division was considering whether or not to remove us from the DOJ’s Corporate Leniency Program. Thereafter, in March 2004, the Antitrust Division voided the Amnesty Agreement and revoked our conditional acceptance into the DOJ Corporate Leniency Program. We intend to vigorously challenge the Antitrust Division’s decision. If our challenge to the Antitrust Division’s decision is not successful, it is possible that we or our directors officers or employees could be subject to criminal prosecution and, if found guilty, substantial fines and penalties. Even if our challenge were successful, our continuing immunity and amnesty under the Antitrust Division’s Corporate Leniency Program would depend on the DOJ’s satisfaction that going forward we and our directors, officers and employees were meeting their obligations to cooperate and otherwise comply with the conditions of the Corporate Leniency Program. It is possible that the Antitrust Division could, once again, determine that we or such directors, officers or employees did not or have not fully complied with those terms and conditions. If this were to happen, SNTG or such directors or employees could, once again, be partly or fully removed from the Corporate Leniency Program, subject to criminal prosecution and, if found guilty, substantial fines and penalties.

We remain in the EC’s Immunity Program. Our directors, officers, and employees continuing immunity and amnesty under the EC’s Immunity Program depends on the EC’s satisfaction that going forward we and our directors and employees are meeting our obligations to cooperate and otherwise comply with the conditions of the Immunity Program. It is possible that the EC could determine that we or such directors or employees did not or have not fully complied with those terms and conditions. If this were to happen, we or such directors or employees could be partly or fully removed from the Immunity Program, subject to criminal prosecution and, if found guilty, substantial fines and penalties.

The DOJ has taken the position that the Executive Vice President and Managing Director of SNTG Tanker Trading, Richard Wingfield, who we have suspended from his employment with SNTG, has not complied with the cooperation requirements of the conditional immunity. In June 2003, the DOJ arrested Mr. Wingfield and filed a criminal complaint against him. To date, Mr. Wingfield has not been indicted.

We are challenging the DOJ’s withdrawal of conditional immunity and remain in the EC’s Immunity Program. Because of this and the inherent difficulty of predicting the outcome of an investigation and the challenge to the DOJ’s determination, we have made no provision for any fines or other penalties related to the DOJ or EC investigations in our Consolidated Financial Statements.

We have also received a subpoena from the U. S. Department of Justice seeking documents with respect to our tank container business.

Investigations by Korea Fair Trade Commission and Canada Competition Bureau

The KFTC and the CCB have each notified SNTG that they are conducting investigations of the parcel tanker shipping industry and SNTG. SNTG has informed the KFTC and the CCB that it is committed to cooperating fully with the investigations.

Because of the early stages of these investigations and the inherent unpredictability of the outcome of such proceedings, we are unable to determine whether or not an unfavorable outcome is probable and have made no provision for any fines or other penalties related to the KFTC or CCB investigations in our Consolidated Financial Statements.

Employment Litigation

In an action filed in the Superior Court in Connecticut, SNTG and its former chairman have been sued by a former in house legal counsel, Paul E. O’Brien, who resigned in early 2002

In the Paul E. O’Brien action, the plaintiff seeks damages for constructive discharge and alleges that SNTG was engaging in ongoing “illegal antitrust activities that violated U S. and international law against price fixing and other illegal collusive conduct.” The O’Brien action also seeks an order allowing the plaintiff to disclose client confidences regarding these allegations and protecting the plaintiff from civil or disciplinary proceedings after such revelation. The complaint, as amended, does not specify the range of damages sought other than to state they are in excess of the $15,000 jurisdictional minimum. We have moved for summary judgment on the entire complaint. The motion is fully briefed and under consideration by the Court.

We intend to vigorously defend ourselves against this lawsuit and, in accordance with SFAS No. 5, “Accounting for Contingencies,” we have not made any provision for any liability related to the action in the accompanying Consolidated Financial Statements.

Antitrust Civil Class Action Litigations

To date we are aware of twelve putative private class actions filed against SNSA and SNTG for alleged violations of antitrust laws. The actions set forth almost identical claims of collusion and bid rigging that track information in media reports regarding the DOJ and EC investigations. The suits seek treble damages in unspecified amounts and allege violations of the Sherman Antitrust Act and various state antitrust and unfair trade practices acts. The actions typically name as defendants SNSA and SNTG, along with several of SNTG’s competitors, Odfjell, Jo Tankers and Tokyo Marine. The actions are as follows:

l.                                          JLM Industries, Inc., JLM International, Inc., JLM Industries (Europe) BV, JLM Europe BV, and Tolson Holland, individually and on behalf of all other similarly situated v. Stolt-Nielsen SA, Stolt-Nielsen Transportation Group Ltd., Odfjell ASA, Odfjell USA Inc., Jo Tankers BV, Jo Tankers, Inc., and Tokyo Marine Co. LTD., 3:03 CV 348 (DJS) (D. Conn.) (“JLM”);

2.                                       Nizhnekamskneftekhim USA, Inc., on behalf of itself and all others similarly situated v. Stolt-Nielsen S.A., Stolt-Nielsen Transportation Group Ltd., Odfjell ASA, Odfjell USA Inc. (Houston,) Jo Tankers BV, Jo Tankers USA Inc., and Tokyo Marine Co., H-03-1202 (S.D.Tex.)(“Nizh”);

3.                                       Fleurchem, Inc ., on behalf of itself and all others similarly situated v. Stolt-Nielsen S.A., Stolt-Nielsen Transportation Group Ltd., Odfjell ASA, Odfjell USA Inc., Jo Tankers BV, Jo Tankers USA, Inc., and Tokyo Marine Co., H-03-3385 (S.D. Tex.) (“Fleurchem”);

4.                                       AnimalFeeds International Corp., Inversions Pesqueras S.A., Central Pacific Protein Corp, and Atlantic Shippers of Texas, Inc., individually and on behalf of all other similarly situated v. Stolt-Nielsen S.A.; Stolt-Nielsen Transportation Group Ltd.; Odfjell ASA; Odfjell USA Inc.; Jo Tankers BV; Jo Tankers USA, Inc.; and Tokyo Marine Co., 2:03-CV-5002 (E.D. Pa.);

5.                                       Allchem Industries Industrial Chemicals Group, Inc., individually and on behalf of all others similarly situated, v. Stolt-Nielsen S.A.; Stolt-Nielsen Transportation Group Ltd.; Odfjell ASA; Odfjell USA Inc.; Jo Tankers BV; .Jo Tankers USA, Inc.; and Tokyo Marine Co., 2:03-CV-3476 (E.D. Pa.) (“Allchem”);

6.                                       Basic Chemical Solutions LLC, individually and on behalf of all others similarly situated, v. Stolt-Nielsen S.A.; Stolt-Nielsen Transportation Group Ltd.; Odfjell ASA; Odfjell USA Inc.; Jo Tankers BV; Jo Tankers USA, Inc.; and Tokyo Marine Co., 2:03-CV-4080 (E.D. Pa.);

7.                                       GFI Chemicals, LP; and GFI Sweden AB, individually and on behalf of all others similarly situated, v. Stolt-Nielsen S.A.; Stolt-Nielsen Transportation Group Ltd.; Odfjell ASA; Odfjell USA Inc.; Jo Tankers BV; .Jo Tankers USA, Inc.; and Tokyo Marine Co., 2:03-CV-4079 (E.D. Pa.);

8.                                       Illovo Sugar Limited, individually and on behalf of all others similarly situated, individually and on behalf of all others similarly situated, v. Stolt-Nielsen S.A.; Stolt-Nielsen Transportation Group Ltd.; Odfjell ASA; Odfjell USA Inc.; Jo Tankers BV; Jo Tankers USA, Inc.; and Tokyo Marine Co., 3:03-CV-1200 (D. Conn..) (“Illovo”);

9.                                       Scott Sutton, on behalf of himself and all others similarly situated in the State of Tennessee v. Stolt-Nielsen S.A., Stolt-Nielsen Transportation Group Ltd., Odfjell ASA, and Odfjell Seachem AS, Odfjell USA Inc., Jo Tankers BV, Jo Tankers USA Inc.; and Tokyo Marine Co. Ltd, No. 28,713-II (Cir. Ct. Cocke County, Tenn.) (“Sutton”);

10.                                 KP Chemical Corporation, on behalf of itself and all others similarly situated, v. Jo Tankers AS, Jo Tankers NV, Jo Tankers Asia Pte, Ltd., Jo Tankers Japan, Stolt-Nielsen Transportation Group Ltd., Stolt Parcel Tankers, Inc., Stolt-Nielsen Netherlands BV, Stolthaven Terminals, Inc., Anthony Radcliffe Steamship Company, Ltd., Copenhagen Tankers, Inc., Parcel Tankers de Columbian y Cia Ltda., Tokyo Marine Co., Ltd. and Ilno Kaiun Kaisha, Ltd., 3:04-cv-00249-RNC (D. Conn.) (“KP Chemical”);

11.                                 Tulstar Products, Inc. individually and on behalf of all others similarly situated, v. Stolt-Nielsen SA, Stolt-Nielsen Transportation Group Ltd., Odfjell ASA, Odfjell USA, Inc., Jo Tankers BV, Jo Tankers USA, Inc., and Tokyo Marine Co., Ltd., 3:04-cv-00318-AWT (D. Conn.) (“Tulstar”); and

12.                                 Karen Brock, on behalf of herself and all others similarly situated, v. Stolt-Nielsen SA, Stolt Nielsen Transportation Group Ltd., Odfjell ASA, Odfjell USA, Inc., Jo Tankers BV, Jo Tankers USA, Inc., Tokyo Marine Co., Ltd and Does 1 through 100 inclusive, No. CGC 04429758 (Superior Court of California, County of San Francisco) (“Brock”).

In nine of these actions, the customers claim they paid higher prices under the contracts they had with the defendants as a result of defendants’ alleged collusive conduct. The remaining three actions, Fleurchem, Sutton and Brock, are on behalf of indirect purchasers who claim that such alleged collusion resulted in higher prices being passed on to them. We have removed the Brock California state court action to federal court to consolidate it with the other federal actions. We have not been served in the KP Chemical or Tulstar actions.

In the Allchem action listed above, the plaintiff recently filed a notice of voluntary dismissal. Additionally, we have settled with one of the named plaintiffs, Illovo Sugar, without material financial impact.

In July 2003, we moved for the Judicial Panel on Multidistrict Litigation (“JPML”) to consolidate all of the then-pending litigation into a single multidistrict litigation (“MDL”) court for pretrial proceedings. None of the plaintiffs opposed this motion and the JPML consolidated the earliest filed cases into a single MDL proceeding before Judge Covello in the U.S. District Court for the District of Connecticut. Motions to consolidate the remainder of the cases (except for the recently filed KP Chemical and Tulstar actions and Sutton State Court action) as “tag-a-long” actions in that same Connecticut MDL court have been filed without opposition. Other than a case management conference, no proceedings have begun in the MDL action as yet due to the stay described below.

SNTG’s contracts with its customers contain arbitration clauses. Accordingly, prior to the JPML consolidation, in two of the earliest filed class actions (Nizh and JLM) we filed motions to compel arbitration. In the JLM action SNTG’s motion to compel arbitration was denied by the U.S. District Court for the District of Connecticut. All proceedings in the district court were stayed pending the appeal to the United States Court of Appeals for the Second Circuit. In the meanwhile, the JLM action has been consolidated before the MDL court, which has continued the stay and applied it to all the actions before the MDL Court. The Second Circuit heard oral argument on

February 3, 2004 and the parties await the Court’s ruling on the arbitration issues. In the Nizh action in the U.S. District Court for the Southern District of Texas, the motion to compel arbitration was granted. Subsequently, in December 2003, Nizh served on the named defendants a demand for arbitration in New York. The MDL court has stayed the Nizh arbitration along with the other actions pending a ruling by the Second Circuit in the JLM matter regarding the arbitration issues.

The proceedings described above are at an early stage. The claims made appear to track media reports regarding the DOJ and EC investigations and are not based on any factual discovery. Consequently, and because of the inherent uncertainty involved in evaluating potential litigation outcomes, we are not able to determine whether or not a negative outcome in any of these actions is probable or a reasonable range for any such outcome and we have not made any provision for any of these claims in our Consolidated Financial Statements.

Private Civil Antitrust Actions By Direct Opt-Out Plaintiffs

On November 7, 2003, The Dow Chemical Company filed antitrust claims against us in the Federal District Court for the District of Connecticut. The claims track the allegations in the putative class actions described above. The claims are presented in two complaints, which reflect that for part of the period at issue Dow had not then merged with Union Carbide Corporation. The actions are captioned as follows:

1.                                       The Dow Chemical Company v. Stolt-Nielsen Transportation Group Ltd., Stolt-Nielsen, S.A., Odfjell ASA, Odfjell Seachem AS, Odfjell USA, Inc., Jo Tankers BV, Jo Tankers, Inc., and Tokyo Marine Co., LTD., 3:03 CV 01920 (GLG) (D. Conn);

2.                                       Union Carbide Corporation v. Stolt-Nielsen Transportation Group Ltd., Stolt-Nielsen, S.A., Odfjell ASA, Odfjell Seachem AS, Odfjell USA, Inc., Jo Tankers BV, Jo Tankers, Inc., and Tokyo Marine Co., LTD., 3:03 CV 01919 (SRU) (D. Conn.)

On June 7, 2004, Huntsman Petrochemical Corporation filed antitrust claims against SNSA and SNTG in the Federal District Court for the District of Connecticut. The claims generally track the allegations in the putative class actions described above. This action is captioned as follows:

1.                                       Huntsman Petrochemical Corporation, Huntsman International Trading Corporation, Huntsman Chemical Company Australia Pty Limited and Huntsman Petrochemicals (UK) Ltd. v. Stolt-Nielsen S.A, Stolt-Nielsen Transportation Group Ltd., and Tokyo Marine Co., Ltd.

The Dow and Union Carbide actions have been consolidated into the JPML proceedings. All pretrial proceedings in these actions would be handled by the same court that addresses the pretrial proceedings in the consolidated putative class actions. The Huntsman action has not yet been consolidated into the JPML proceedings although we have been informed by the plaintiff that it intends to consolidate this action. SNTG’s contracts with Dow, Union Carbide and Huntsman Petrochemical Corporation contained arbitration clauses. Like the other actions before the MDL court, these actions are stayed pending a ruling by the Second Circuit on the arbitration issues.

These actions name the same defendants as the putative class actions, make similar allegations, and seek the same type of damages under the Sherman Act as sought by the putative class actions. In effect, Dow has asserted claims in its own name that were already included within the purported scope of the putative class actions.

The proceedings described above are at an early stage. The claims made appear to track media reports regarding the DOJ and EC investigations and are not based on any factual discovery. Consequently, and because of the inherent uncertainty involved in evaluating potential litigation outcomes, we are not able to determine whether or not a negative outcome in any of these actions is probable or a reasonable range for any such outcome and we have not made any provision for any of these claims in our Consolidated Financial Statements.

Other Antitrust Related Litigation

The Chapter 7 trustee of the liquidated estate of O.N.E. Shipping Inc. brought an action against us and others in U.S., federal court for alleged antitrust violations that resulted in O.N.E. Shipping’s liquidation.

Securities Litigation

In March 2003 an individual claiming to have purchased SNSA American depositary receipts, Joel Menkes, fled a putative civil securities class action in the U.S. District Court for the District of Connecticut against the SNSA Group and certain officers. The action is captioned as follows: Joel Menkes, individually and on behalf of all others similarly situated v. Stolt-Nielsen SA, Jacob Stolt-Nielsen, Niels G. Stolt-Nielsen, Samuel Cooperman, and Reginald J.R. Lee, 3:03 CV 409 (AWT) (D. Conn.) The complaint appears to be based significantly on media reports about the O’Brien action and the DOJ and EC investigations described above. Pursuant to the Private Securities Litigation Reform Act (“PSLRA”) the Court allowed for the consolidation of any other class actions with this one. No other class actions were brought during the time allowed, but on June 27, 2003, at plaintiffs’ request, the Court appointed Irene and Gustav Rucker as lead plaintiffs in the action.

On September 8, 2003, the plaintiffs fled their Consolidated Amended Class Action Complaint against the same defendants. The consolidated complaint is brought on behalf of “all purchasers of SNSA’s ADR’s from May 31, 2000 through February 20,2003 and all U.S. located purchasers of SNSA’s securities traded on the Oslo Børs to recover damages caused by defendants’ violations of the U.S. Securities Exchange Act of 1934.” The complaint asserts that our failure to disclose alleged corrupt or illegal behavior, coupled with allegedly “false and misleading” statements, caused plaintiff to pay inflated prices for the our securities by making it appear that we were “immune to an economic downturn that was afflicting the rest of the shipping industry” and “misleading them to believe that the Companies’ earnings came from legitimate transactions.”

On October 27, 2003 the SNSA Group filed a motion to dismiss the consolidated complaint in its entirety. Briefing of the motion was completed in January 2004 and the parties await a ruling from the Court.

We intend to vigorously defend ourselves against this lawsuit and, in accordance with SFAS No. 5, we have not made any provision for any liability related to the action in our Consolidated Financial Statements.

Customer Relations Issues

We have actively engaged in discussion with a number of customers regarding the subject matter of the DOJ and EC antitrust investigations. A number of companies have indicated their support and some have expressed concerns. We have participated in business discussions and formal mediation with some customers seeking to address any concerns and avoid additional litigation. We have reached commercial agreements with several customers pursuant to which the customers have relinquished any claims arising out of the matters that are the subject of the antitrust investigations. Although the impact of these agreements is difficult to assess until they are fully performed over time, we expect that they will not have a material negative impact on SNTG’s earnings or cash flows. If favorable market conditions continue in the future, these agreements may have a more positive financial impact over time than the commercial arrangements that they replaced. Based on our interaction with our other significant customers, we expect to continue doing business with those customers on terms that reflect the market for our services.

Investigations by the U.S. Department of the Treasury’s Office of Foreign Assets Control

The U.S. Department of the Treasury’s OFAC currently is investigating certain payments by SNTG of incidental port expenses to entities in Iran as possible violations of the IEEPA and the Iranian Transactions Regulations. OFAC concluded an investigation of similar payments by SNTG to entities in the Sudan as possible violations of IEEPA and the Sudanese Sanctions Regulations. SNTG is cooperating fully with OFAC, and has implemented policies and procedures to comply with U.S. sanctions regulations.

With respect to OFAC’s Sudan investigation, on March 20, 2003 SNTG settled the matter with OFAC for a payment of $95,000 by SNTG and without any determination by OFAC that SNTG’s payments of incidental port expenses to entities in the Sudan violated U.S. sanctions regulations.

With respect to OFAC’s Iran investigation, on April 3, 2002 OFAC issued a Cease and Desist Order to SNTG covering payments by SNTG of incidental port expenses involving unlicensed shipments to, from or involving Iran. OFAC’s Iran investigation is currently pending and OFAC has not made any formal determination of whether a violation has occurred as a result of SNTG’s payments of incidental port expenses to entities in Iran. OFAC has referred this matter to the U.S. Attorney’s Office in Connecticut for investigation.

Because of the stages of the Iran investigation and the inherent unpredictability of the outcome of such proceedings, we are unable to determine whether or not an unfavorable outcome is probable and we have made no provision for any fines or other penalties related to OFAC’s Iran investigation in the accompanying Consolidated Financial Statements.

Investigation by U.S. Attorney’s Office in Connecticut

The U.S. Attorney’s Office in Connecticut has opened an investigation regarding whether SNTG’s “trade with embargoed countries violated U.S. laws.” We are cooperating fully with the U.S. Attorney’s Office.

Because of the early stage of this investigation and the inherent unpredictability of the outcome of such proceedings, we are unable to determine whether or not an unfavorable outcome is probable and we have made no provision for any fines or other penalties related to the U.S. Attorney’s investigation in our Consolidated Financial Statements.

Compliance with Existing Debt Documents

At fiscal year end 2003, we were in compliance with the financial covenants under various creditor agreements. Such compliance was a result of certain waiver agreements which were in effect until December 15, 2003. On December 29, 2003, new waiver agreements became effective extending the waiver period until May 21, 2004, except as discussed below. For additional information on compliance with terms of our former $240 million credit facility, see Item 13. “Defaults, Dividends, Arrearages and Delinquencies.”

On February 20, 2004, the waiver agreement with respect to our Senior Notes was terminated. Representatives of the holders of our Senior Notes informed us that the Senior Note holders believed that upon termination of the waiver agreement and the deconsolidation of SOSA, we were in breach of each of: (i) our leverage covenant; (ii) our limitations on dividends and stock purchases; (iii) our limitations on consolidations and mergers and sales of assets; and (iv) guaranties under the Senior Note agreements. The representatives did not provide specific details in support of such allegations. We have informed the representatives of the Senior Note holders that we disagree with these assertions. On June 16, 2004, we resolved the dispute with our Senior Note holders regarding the asserted defaults under the Senior Notes and entered into the Amendment Agreement to amend the Senior Notes Pursuant to the Amendment Agreement, a permanent waiver was granted by the Senior Note holders in respect of the defaults they asserted. For additional information, see Item 5, “Operating and Financial Review and Prospects—Liquidity and Capital Resources—Indebtedness—The Senior Notes.”

As a result of the termination of the waiver with the note holders, waivers in respect of certain other financings also expired on February 20, 2004. Waivers that did not automatically terminate on February 20, 2004, terminated on May 21, 2004, in accordance with their terms. At that time, we were in compliance with the financial covenants in the original agreements for those financings, therefore no default resulted from those waiver terminations.

Stolt Offshore

Technip

In 1996, Coflexip SA and Cofexip Stena Offshore Limited (now known as Technip S.A. and Technip Offshore Limited) (“Technip”), commenced legal proceedings in the UK High Court against three subsidiaries of SOSA for infringement of a certain patent held by Technip on flexible flowline laying technology. The claim related to SOSA’s use of the fexible lay system on the Seaway Falcon. The claim was heard by the UK High Court in 1998 and on January 27, 1999 the disputed patent was held valid in favor of Technip. Following this judgment, Technip claimed damages relating to lost profit for five projects, plus legal costs and interest. However, the damages claim was stayed pending the appeal by both parties against the January 1999 decision. The Court of Appeal dismissed the defendant’s appeal and maintained the validity of the patent. SOSA applied for leave to appeal the Court of Appeal decision to the House of Lords, which was denied. As a result, the equipment part as well as the process part of the patent were held valid.

During 2001, Technip submitted an amended claim for damages claiming the lost profits on a total of 15 projects. In addition there was a claim for alleged price depreciation on certain other projects. The total claim was for UK pounds 63 million (approximately $118 million), plus interest, legal fees and a royalty for each time that the flexible lay system tower on the Seaway Falcon was brought into UK waters. SOSA estimated that the total claim would be approximately UK pound 88 million (approximately $165 million). In the alternative, Technip claimed a reasonable royalty for each act of infringement, interest and legal costs. Technip did not quantify the claim.

During 2003, the UK High Court held that the same patent, the subject of the proceedings against SOSA, was invalid in a separate and unrelated litigation between a company of the Halliburton Group and Technip. That decision has been appealed by Technip.

In light of the decision in the Halliburton case, SOSA applied to the UK High Court to stay the damages inquiry in the Stolt Offshore case, pending the resolution of the Halliburton case. The UK High Court denied the request. SOSA appealed this decision to the UK Court of Appeal and the UK Court of Appeal, subsequent to a hearing in January 2004, decided that SOSA could not benefit from the patent being revoked in the Halliburton case. However, the UK Court of Appeal did not decide on whether or not to stay the damages inquiry, nor on whether or not to recommend that leave to appeal to the House of Lords be given. These two issues were expected to be considered by the UK Court of Appeal after the decision in the Halliburton case was known. The damages inquiry in the infringement case with Technip was scheduled to be heard beginning in late April 2004.

As of November 30, 2002, SOSA, in consultation with its advisers, had assessed that the range of possible outcomes for the resolution of damages was $1.5 million to $130.0 million and determined that no amount within the range was a better estimate than any other amount. Consequently, in accordance with SFAS No. 5, as interpreted by the FASB Interpretation No. 14 “Reasonable Estimation of the Amounts of a Loss,” SOSA provided $1.5 million in the financial statements, being the lower amount of the range.

As of November 30, 2003, SOSA, in consultation with its advisers, provided for an increased contingency reserve of $9.3 million related to this litigation, reflecting SOSA’s best estimate of the then expected settlement.

On March 18, 2004, SOSA announced that it and Technip had reached a settlement of this matter. The settlement involves (i) a cash payment by SOSA of an amount within its contingency reserve described above, (ii) Technip’s grant of a license to SOSA for the use of the allegedly infringing technology covering the North Sea area for future periods for an immaterial annual fee, (iii) the termination of arbitration proceedings in the U.S. with respect to an unrelated matter, with neither party making payment to the other, and (iv) a transfer to Technip of a portion of SOSA’s minority equity interest in a project joint venture involving Technip and SOSA. SOSA estimates the fair value of this interest to be approximately $6.0 million. Technip has not granted to SOSA a license to use the allegedly infringing technology or process in any other jurisdiction.

Duke Hubline

In October 2003, SOSA commenced arbitration proceedings against Algonquin Gas Transmission Company, claiming approximately $57.8 million in unpaid invoices for work performed while laying an offshore gas pipeline off the coast of Massachusetts for the Duke Hubline project (a conventional project in the U.S., executed in 2002 and 2003). Algonquin Gas Transmission, the owner of the pipeline, challenged its obligation to pay any of the invoice amounts and asserted counterclaims totaling an additional $39 million for alleged mismanagement and inadequate performance by SOSA. Due to Algonquin Gas Transmission’s non-payment of invoiced amounts, SOSA was unable to pay certain of its subcontractors employed to work on the pipeline, two of which, Bisso Marine Company and Torch Offshore Inc., filed lawsuits against SOSA in Louisiana state courts for non-payment of amounts invoiced. These same subcontractors claimed liens over the pipeline, which liens are the subject of proceedings commenced by them against SOSA and Algonquin Gas Transmission in Massachusetts state court.

SOSA’s dispute with Algonquin Gas Transmission was referred to mediation in late January 2004, at which the parties reached a “settlement in principle” whereby (i) Algonquin Gas Transmission agreed to pay SOSA $37 million in full and final settlement of SOSA’s claims and (ii) SOSA agreed to withdraw the arbitration proceedings and use its best efforts to secure the release of the above-mentioned subcontractor liens in full and final settlement of Algonquin Gas Transmission’s counterclaims. A definitive settlement agreement was executed on February 26, 2004 reflecting the terms of the “settlement in principle” and Algonquin Gas Transmission paid the settlement amount to SOSA. The value of the settlement is consistent with the receivable of $37 million recorded as of November 30, 2003. SOSA has also reached agreements in principle with Bisso Marine Company and Torch Offshore Inc. to settle the related subcontractor litigation.

West African Contract

In connection with a major West African contract, SOSA received a letter dated December 12, 2003 from the customer notifying SOSA of a potential claim for an unspecified amount of liquidated damages. The claim relates to delays in completion of certain milestones. SOSA believes that the customer does not have a valid case for liquidated damages, and on that basis has not recorded a provision.

Stolt Sea Farm

Several SSF companies and almost 45 companies in the aquaculture industry, as well as processing companies, seafood distributors and grocery retailers, were served with a Notice of Violation, by the Attorney General, State of California, on January 30, 2004. The alleged violation is for sale of salmon without warning labels regarding PCB content. This is a so-called “Proposition 65” proceeding under Californian Law.

The outcome of this action is uncertain, and this could end with decree by the court that salmon as merchandise has to carry certain labels indicating the PCB content. It is also possible that the companies subject to this proceeding become liable for a monetary fine.

In April 2003, two lawsuits were filed against SSF pertaining to its operations in the Broughton Archipelago, British Columbia. Both actions were brought in the name of aboriginal organizations. The lawsuit filed in the Federal Court of Canada seeks to set aside the decision of the Minister of Fisheries and Oceans to permit the relocation of an aquaculture site from Eden Island to Humphrey Rock. The other, filed in the Supreme Court of British Columbia, seeks damages and other relief arising from the stocking of aquaculture facilities in territory claimed to be subject to aboriginal title of the plaintiffs. In this action, the plaintiffs have given notice of an intention to apply for an interlocutory injunction to restrain the continuance of aquaculture operations pending resolution of the dispute. The federal and provincial governments and Heritage Salmon Ltd. are co-defendants in the suit along with SSF. Both actions are being vigorously defended by all named defendants, and we have not made any provision for any liability related to these actions in our Consolidated Financial Statements.

General

We are a party to various other legal proceedings arising in the ordinary course of business. We believe that none of the matters covered by such legal proceedings will have a material adverse effect on our business or financial condition.

The ultimate outcome of governmental and third party legal proceedings are inherently difficult to predict. It is reasonably possible that actual expenses and liabilities could be incurred in connection with both asserted and unasserted claims in a range of amounts that cannot reasonably be estimated. It is possible that such expenses and liabilities could have a material adverse affect on our financial condition, cash flows or results of operations in a particular reporting period.

APPENDIX A

DEFINITIONS

APPENDIX A TO TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT

PART I

Rules of Construction

The following rules of usage shall apply to the Credit Agreement, the Notes and the other Security Documents (and each appendix, schedule, exhibit and annex thereto) unless otherwise required by the context or unless otherwise specified therein:

(a)                                  Unless otherwise specified, definitions set forth herein, in the Notes or in any other Security Document shall be equally applicable to the singular and plural forms of the terms defined.

(b)                                 References to any Person in the Credit Agreement, the Notes or any Security Document shall include such Person, its successors and permitted assigns and transferees

(c)                                 References to any law in the Credit Agreement, the Notes or any Security Document includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof.

(d)                                Words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import used in the Credit Agreement, the Notes or any Security Document shall, unless the context clearly indicates to the contrary, refer to the whole of such document and not to any particular article, section, subsection, paragraph or clause thereof.

PART II

Glossary of Terms

“Act” means the Securities Act of 1933, as amended, and the Laws promulgated or issued from time to time thereunder.

“Administrative Agent” means DnB NOR Bank ASA, New York Branch, with its offices at 200 Park Avenue, New York, NY 10166, not in its individual capacity, but in its capacity as administrative agent for the Lenders.

“Advances” means any amount advanced to the Borrowers with respect to the Credit Facilities or (as the context may require) the aggregate amount of all such Advances for the time being outstanding.

“Affiliate” when used with respect to a Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person A Person shall be, deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent(s)” means each of the Administrative Agent and the Collateral Agent.

“Agency Fee” means the fee payable pursuant to the Offer Letter.

“Applicable Margin” means that rate per annum to be determined, subject to any adjustments pursuant to Section 6.1 of the Credit Agreement, according to SNSA’s Debt/EBITDA Ratio as determined by the most recent Certificate of Compliance of SNSA (delivered to the Administrative Agent pursuant to Section 9.1(g) of the Credit Agreement) in accordance with the following:

Debt/EBITDA Ratio	Applicable Margin

<3.0	1.375%

>3.0 but <4.0	1.625%

>4.0 but <5.0	1.750%

>5.0	1.875%

provided, that during the six-month period commencing on the Closing Date, the Applicable Margin shall be 1.875%; provided, further, that should SNSA fail to deliver a Certificate of Compliance in accordance with the Credit Agreement, the Debt/EBITDA Ratio shall be deemed to be greater than 5.0.

“Applicable Rate” means any rate of interest applicable to the Credit Facilities from time to time pursuant to Section 6.1 of the Credit Agreement.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement executed pursuant to Section 10 substantially in the form set out in Exhibit G.

“Balloon Amount” means an amount equal to forty percent (40%) of the of the aggregate amount of all Advances outstanding as of the one year anniversary of the Closing Date.

“Bankruptcy Law” means Title 11 of the United States Code, and any applicable non-United States or United States Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

“Business Day” means (x) any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, London, England, Frankfurt, Germany or Hamburg, Germany are required or authorized by Law to suspend operations and (y) that is a day on which dealings are carried on in the London interbank market.

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“Cash” means cash at a bank or in hand which is not subject to any charge back or other Lien and to which SNSA has free, immediate and direct access.

“Cash Equivalents” means the following where SNSA has free, immediate and direct access:

(a)                                  any security issued directly or fully guaranteed or insured by the United States of America or any Organisation for Economic Co-operation and Development (OECD) government whose securities are readily marketable in London, Paris, Frankfurt or New York City, or any agency or instrumentality thereof;

(b)                                 other readily marketable securities or other easily realizable investments having a rating of at least A from Standard and Poor’s Ratings Group or Moody’s Investors Service, Inc;

(c)                                  any Eurodollar time deposit, overnight deposit or banker’s acceptance, issued by, or time deposit of a commercial banking institution which has, on a combined basis, capital, surplus and undivided profit of not less than $250,000,000 and has a Moody’s Bank Credit Service rating for short term bank deposits of at least P2;

(d)                                 repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in paragraph (a) above entered into with any commercial banking institution meeting the qualifications specified in paragraph (c) above;

(e)                                  short term commercial paper issued by any person, having one of the top two investment ratings from either Standard & Poor’s Ratings Group or Moody’s investors Service, Inc;

(f)                                    investments in money market funds substantially all of whose assets are comprised of securities of the types described in paragraphs (a) to (e) above; and

(g)                                 deposits which are unrestricted as to withdrawal with commercial banking institutions meeting the criteria set forth in paragraph (c) above.

“Casualty” means any damage or destruction of all of any portion of the Terminals as a result of fire or other casualty.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.G. Section 9601 et seq. and as further amended from time to time.

“Certificate of Compliance” means a certificate substantially in the form set forth in Exhibit I, signed by the chief financial officer or another senior finance officer or representative of SNSA acceptable to the Administrative Agent

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“CIBC Facility” means that certain leasing transaction more thoroughly described by that certain Participation Agreement dated January 29, 1998 by and among Stolthaven Houston as lessee, SNSA as guarantor, First Security Bank, National Association as owner trustee, CIBC Inc. as owner participant, certain financial institutions as note purchasers and Canadian Imperial Bank of Commerce as agent for the note purchasers.

“Cleanup” means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing Date” means the date (which shall be a Business Day) on which the first Advance is granted to the Borrowers by the Lenders pursuant to the Credit Agreement which date shall not be later than August 31, 2004.

“Code” means the Internal Revenue Code of 1986, as amended, and the Laws promulgated or issued from time to time thereunder.

“Collateral Agent” means DnB NOR Bank ASA, New York Branch, with its offices at 200 Park Avenue, New York, NY 10166, not in its individual capacity, but in its capacity as collateral agent for the Lenders.

“Commitment” means with respect to each Lender the amount set forth opposite its name in Schedule 1.

“Condemnation” means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights of title to the Terminals or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Terminals or alter the pedestrian or vehicular traffic flow to the Terminals so as to result in change in access to the Terminals, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A “Condemnation” shall be deemed to have occurred on the earliest of the dates that use, occupancy or title is taken.

“Consolidated Debt” means for SNSA and its Subsidiaries (on a consolidated basis) at any time, the aggregate value of (i) moneys borrowed, plus (ii) notes payable (whether promissory notes or otherwise), plus (iii) amounts raised by acceptance under any acceptance credit facility, plus (iv) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures or similar instruments, plus (v) the amount of any liability in respect of lease or hire purchase obligations which, according to GAAP, would be treated as finance or capital leases, plus (vi) all contingent liabilities, including guarantee obligations, related to debt and capital lease obligations of third parties which, according to GAAP, are considered probable

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and estimable, plus (vii) subordinated debt, less (viii) the amount of debt for which there is restricted cash deposit which will repay all or part of such financial debt obligation.

“Consolidated EBITDA” means, for SNSA and its Subsidiaries (on a consolidated basis) the aggregate value of (i) net income (or net loss), (ii) Consolidated Interest Expense, (iii) provisions for income taxes, (iv) depreciation, amortization and other non-cash charges deducted in arriving at such net income (or net loss), at any time during the term of this Credit Agreement as determined in accordance with GAAP for the most recent four fiscal quarters of SNSA, calculated on a pro forma basis to include acquisitions.

“Consolidated Interest Expense” means, for SNSA and its Subsidiaries (on a consolidated basis) for the most recent four fiscal quarters of SNSA, interest expense (including the interest component of any capital lease obligations) on all Consolidated Debt, determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means, for SNSA and its Subsidiaries (on a consolidated basis) at any time, (a) the sum, to the extent shown on SNSA’s consolidated balance sheet, of (i) the amount of issued and outstanding share capital, less the cost of treasury shares of SNSA, plus (ii) the amount of surplus and retained earnings, less (b) intangible assets as determined in accordance with GAAP.

“Credit Agreement” means the Term Loan and Revolving Credit Facility Agreement dated as of the Closing Date, by and among (1) STOLTHAVEN HOUSTON INC., a corporation incorporated under the laws of the State of Texas (“Stolthaven Houston”), and STOLTHAVEN NEW ORLEANS LLC, a Louisiana Limited Liability Company (“Stolthaven New Orleans”) (the “Borrowers” and each a “Borrower”), (2) the banks and financial institutions listed on Schedule 1, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10, the “Lenders”), and (3) DNB NOR BANK ASA, acting through its New York Branch (“DNB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and as arranger for the Lenders.

“Credit Facilities” means, collectively, the Revolver and the Term Loan.

“Creditor(s)” means the Lenders and the Agents.

“Debt/EBITDA Ratio” means , at any time, the ratio of SNSA’s Consolidated Debt to Consolidated EBITDA determined on a trailing four quarter basis.

“Default Rate” means a rate equal at all times to two percent (2.0%) per annum above the Applicable Rate.

“Dollars”or “$” means lawful currency of the United States of America.

“Drawdown Date” means the date(s), each being a Business Day, upon which the Borrowers have requested that an Advance be made available to the Borrowers, and such Advance is made, as provided in Section 3.

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“Drawdown Notice” has the meaning ascribed thereto in Section 3.2 of the Credit Agreement.

“Eligible Assignee” means (a) any Lender, (b) any Affiliate of a Lender or (c) a financial institution with a total net worth of not less than $50,000,000 approved by the Borrowers, such approval shall be deemed to be given by the Borrowers in the absence of written notice to the contrary within fifteen (15) Business Days of receipt of the request to the Borrowers; provided, however, that upon the occurrence and during the continuation of an Event of Default no such approval from the Borrowers shall be necessary.

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment in connection with or arising from exposure to or the actual or potential release of Hazardous Materials, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Audit” shall mean the phase one environmental audit with respect to each Terminal delivered on or before the Closing Date pursuant to Section 4.1(u) of the Credit Agreement.

“Environmental Event” means (i) an environmental event that has occurred or any environmental condition that is discovered in, on, beneath, from or involving a Terminal (including the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law) for which a remediation or reporting could reasonably be required under applicable Environmental Law or (ii) notification received by any Security Party that it, any other Security Party, or a Terminal is the subject of an Environmental Action relating to such Terminal that could reasonably be expected to result in any ordered remediation or corrective action or other liability under applicable Environmental Law.

“Environmental Law” means any and all applicable international, foreign, Federal, state, regional and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water (including, without limitation, all inland and ocean waters), groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, materials, products or by-products (or, of equipment or apparatus containing Hazardous Materials); or (c) pollution or the protection of human health, safety or the environment from exposure to or injury or damage caused by Hazardous Materials: Without limitation, “Environmental Law” includes CERCLA and OPA 90 and IMO 13(g) (when and if the latter comes into effect).

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“Environmental Permit” means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, any regulations and the Laws promulgated or issued from time to time thereunder and any successor legislation.

“ERISA Affiliate” means a trade or business (whether or not incorporated) which is under common control with a Person within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA, or a “plan” within the meaning of Section 4975 of the Code or a Person that is deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plan

“Event of Default” has the meaning set forth in Section 8.01 of the Credit Agreement.

“Event of Loss” means a Casualty or a Condemnation.

“Excluded Tax” means any Tax which is imposed on the net income of a Lender by a taxing authority in the jurisdiction of organization of such Lender or in a jurisdiction in which such Lender has an office or fixed place of business.

“Fair Market Value” means the fair market value of a Terminal as determined by an independent appraiser approved by the Administrative Agent, which appraisal shall not be dated more than thirty (30) days prior to the date on which such determination of “Fair Market Value” is required.

“Final Payment Date”. means the date which is five (5) years from the Closing Date unless such date is not a Business Day in which case the Final Payment Date shall be the Business Day immediately preceding such fifth (5th) anniversary of the Closing Date.

“Financial Statements” has the meaning set forth in GAAP.

“GAAP” means the generally accepted accounting principles in the United States of America, from time to time in effect, subject to any changes in the rules of GAAP, consistently applied, always provided that, if SNSA wishes to change accounting principles within the applicable rules of GAAP, the SNSA shall notify the Administrative Agent of the intention together with an explanation of the effects on the financial covenants contained in the Credit Agreement. Should the Administrative Agent, and/or SNSA, find that such change will impact upon the result of the calculation of the financial covenants contained in the Credit Agreement, the Administrative Agent will, following consultation with SNSA, stipulate amendments to the financial covenants so that the ratio of the performance of SNSA and its Subsidiaries (on a consolidated basis) in respect of the covenants reflects the position which would have been the case had no changes to SNSA’s accounting principles taken place.

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“Governmental Action(s)” shall mean all consents, approvals or authorizations of, or filings, registrations or qualifications with, or the giving of notice or taking of any other action with respect to, any Governmental Authority.

“Governmental Authority” means any international, national, state, municipal or other government (or any department, ministry, commission, bureau, court or other subdivision thereof, or any agency, instrumentality or regulatory agency of any thereof) in any jurisdiction.

“Guarantor” means individually, and “Guarantors” means collectively, SNSA and SNTG.

“Guaranty” means the Guaranty executed by the Guarantors in favor of the Collateral Agent substantially in the form set out in Exhibit C.

“Hazardous Materials” means (a) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C Section 1801 et se q., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended from time to time the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time; OPA 90; (b) petroleum and petroleum products including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (e) polychlorinated biphenyls (“PCBs”), or PCB-containing materials, or fluids; (f) radon; (g) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (h) any hazardous substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any international, Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

“IMO 13(g)” means Regulation 13(g) of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the 1978 Protocol, as amended from time to time, promulgated by the International Maritime Organization.

“Indebtedness” means with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds (excluding bonds obtained to secure contractual obligations in the ordinary course of business), debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding undrawn letters of credit obtained to secure contractual obligations in the ordinary course of business), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on

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account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP;

“Initial Payment Date” means the date occurring three months after the first anniversary of the Closing Date.

“Insurance Requirements” means the insurance requirements contained in Section 2.2(h) of the Mortgages.

“Interest Notice” means a notice from the Borrowers to the Administrative Agent specifying the duration of any relevant Interest Period

“Interest Period” means with respect to any Advance the period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months (as selected by the Borrowers pursuant to an Interest Notice) thereafter (or if no such date exists for any month, on the last day of such month) and each successive period commencing on the last day of the preceding Interest Period and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months, as applicable, thereafter provided, however, that:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the then commencing Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)                               no Interest Period shall extend beyond the Final Payment Date; and

(iv)                              for purposes of calculating interest for any Interest Period, such calculations shall include the first day but exclude the last day of any such Interest Period.

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“Investment(s)” means the lending of any money, the granting of any credit (other than to customers in the ordinary course of business), the guarantee of any obligations or the making of any advance or capital contribution

“Law” means any law, treaty, directive, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, Permit, license, authorization, direction, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

“LIBO Rate” for each Interest Period, means the rate appearing on the Bloomberg Screen British Banker’s LIBOR fixing, at approximately 11:00 AM, (London time) two (2) Business Days before the first day of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” applicable to such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in Dollars are offered to the Administrative Agent in the London interbank market at approximately 11:00 A.M. (London time) two-(2) Business Days before the first day of such Interest Period in an amount approximately equal to the amount of the Notes and the Certificates and for a period of time comparable to such Interest Period.

“Lien” means any mortgage, deed or agreement to secure debt, deed of trust, pledge, security interest, security title, encumbrance, lien, judgment lien, writ of execution, attachment or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give, any security interest or financing statements under the UCC or under any applicable personal property security act or any comparable Law of any jurisdiction.

“Liquidity” means the aggregate of Cash, Cash Equivalents and the aggregate unused, committed credit lines available to the SNSA and its Subsidiaries with a remaining tenor of no less than one (1) year.

“Majority Lenders” means Lenders holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Credit Facilities.

“Material Adverse Effect” means (i) a material adverse effect on the financial condition of SNSA and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of any Security Party to perform its obligations under the Credit Agreement, the Notes or Security Documents to which it is a party, (iii) a material adverse effect on the value, useful life, utility or function of a Terminal or both Terminals, (iv) a material adverse effect on the rights or remedies of the Creditors under the Credit Agreement, the Notes or the Security Documents, (v) a material adverse effect on the status, priority, enforceability, existence or perfection of the Creditors right, title or interest in the Terminals, the Credit Agreement, the Note or any Security Document, or (vi) the imposition, be it by preliminary or final determination, of any criminal or material civil liability on a Creditor.

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“Mortgage” means any of, and “Mortgages” means each of the Texas and Louisiana deeds of trust with respect to the Terminals granted by the Borrowers, as mortgagors, to the Collateral Agent, as mortgagee substantially in the forms set out in Exhibit E and Exhibit D, respectively.

“Multiemployer PIan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any ERISA Affiliate is then making or accruing an obligation to make contributions or (ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time an ERISA Affiliate for employees of any Person who was at such time an ERISA Affiliate.

“Net Worth” means, at any time, shareholders equity (excluding treasury stock) of a Person determined in accordance with GAAP.

“Notes” means the Term Loan Note and the Revolver Note.

“Offer Letter” means that certain letter dated June 24, 2004 from DNB NOR Bank, ASA, New York branch to the Borrowers and accepted on June 29, 2004 with respect to the terms and conditions of the Credit Facilities.

“OPA 90” means the United States Oil Pollution Act, 1990, as amended from time to time and the Environmental Law of any jurisdiction, whether or not in effect on the Closing Date, the violation of which includes either strict liability of a Security Party or unlimited liability of a Security Party.

“Payment Date” means with respect to the Credit Facilities, the fifteen (15) month anniversary of the Closing Date and each date falling every three (3) months thereafter during the term of the Credit Facilities corresponding to the day of the month on which the Closing Date falls (or if no such date exists for any month, on the last day of such month) and including the Final Payment Date

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any United States or other applicable jurisdiction, federal, state, regional or local government or agency or subdivision thereof.

“Permitted Lien” means (i) the respective rights and interests of the parties to the Credit Agreement, the Notes and the other Security Documents as provided in such agreements; (ii) any Liens for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, a Terminal or any interest therein, or any risk of interference with the repayment of the Credit Facilities, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (c) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to a Terminal or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (iii) any Liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like Liens arising in

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the ordinary course of the Borrowers’ business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, a Terminal or any interest therein, or any risk of interference with the repayment of the Credit Facilities, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (c) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to a Terminal or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (iv) Liens arising out of any judgment or award against the Borrowers with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, a Terminal or any interest therein, or any risk of interference with the repayment of the Credit Facilities, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (c) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to a Terminal or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (v) salvage rights of insurers under insurance policies maintained by the Borrowers pursuant to the Credit Agreement and the Security Documents; and (vi) claims and easements with respect to a Terminal indicated in the description thereof on Appendix B to the Credit Agreement.

“Person” means any individual, corporation, limited liability partnership, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government

“Pledge Agreement(s) means the pledge agreement(s) to be executed by SNIGI in favor of the Collateral Agent pursuant to Section 4.1(k), substantially in the form set out in Exhibit F.

“Proceeding” means any action, suit or proceeding in equity or at law or otherwise.

“Regulatory Change” means any change after the Closing Date in Federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including any Creditor or under any Federal, state or foreign law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Revised Terms” has the meaning set forth in Section 9 1(s)

12

“Revolver” means the revolving credit facility in an aggregate amount not to exceed Twenty Million United States Dollars (US$20,000,000) to be made available to the Borrowers pursuant to Section 3.1(c) of the Agreement.

“Revolver Advance” means any amount advanced to the Borrowers with respect to Revolver or (as the context may require) the aggregate amount of all such Revolver Advances for the time being outstanding.

“Revolver Drawdown Date” means the dates, each being a Business Day not later than the date immediately preceding the first anniversary of the Closing, upon which the Borrowers have requested that a Revolver Advance be made available to the Borrowers as provided in Section 3.1(c).

“Revolver Maturity Date” means the Business Day immediately preceding the one year anniversary of the Closing Date.

“Revolver Note” means the promissory note to be executed by the Borrowers to the order of the Administrative Agent pursuant to Section 4.1(b), to evidence the Revolver substantially in the form set out in Exhibit A.

“Security Documents” means, collectively, the Guaranty, the Mortgages, the Pledge Agreements and any financing or similar statements filed in connection therewith.

“Security Party(ies)” means, collectively, the Borrowers, the Guarantors and SNTGI.

“Shipowning Subsidiary” means any vessel-owning Subsidiary of Stolt-Nielsen Transportation Group Ltd. (Bermuda).

“Significant Casualty” means a Casualty that in the reasonable, good faith judgment of the Borrowers (as evidenced by an Officer’s Certificate) either (a) renders a Terminal unsuitable for continued use as commercial property of the type of such Terminal immediately prior to such Casualty or (b) is so substantial in nature that restoration of such Terminal to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible or is reasonably expected to cost in excess of $10,000,000 with respect to the Terminal owned by Stolthaven New Orleans and $25,000,000 with respect to the Terminal owned by Stolhaven Houston.

“Significant Condemnation” means (i) a Condemnation that involves a taking of a Borrower’s entire title to its Terminal (or Land with respect thereto), or (ii) a Condemnation that in the reasonable, good faith judgment of the Borrowers (as evidenced by an Officer’s Certificate) either (a) renders the Terminal unsuitable for continued use as commercial property of the type of such Terminal immediately prior to such Condemnation or (b) is such that restoration of the Terminal to substantially its condition as existed to immediately prior to such Condemnation would be impracticable or impossible or would cost in excess of $10,000,000 with respect to the Terminal owned by Stolthaven New Orleans and $25,000,000 with respect to the Terminal owned by Stolthaven Houston.

13

“Significant Subsidiary Group” means, at any date, any group of Shipowning Subsidiaries whose annual revenues in the aggregate exceed Fifty Million Dollars ($50,000,000)

“SNSA” means Stolt-Nielsen S,A., a Luxembourg company.

“SNTG” means Stolt-Nielsen Transportation Group Ltd., a Liberian corporation.

“SNTG Bermuda” means Stolt-Nielsen Transportation Group Ltd. (Bermuda), a Bermuda company.

“SNTGI” means Stolt-Nielsen Transportation Group Inc., a Delaware corporation.

“SOSA” means Stolt Offshore S. A., a Luxembourg company.

“Subsidiary” means, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of SNSA.

“Tax” means any fee (including, but not limited to, any license, filing, recording, documentary or registration fee), tax (including, but not limited to, any gross receipts, gross or net income, franchise, doing business, occupational, sales, use, property, ad valorem, value-added, goods and services, excise, recording, registration or stamp tax), levy, impost, duty, assessment, withholding or other charge of any nature whatsoever (together with any penalties, fines and interest relating thereto and other additions thereto) which may be imposed by any Governmental Authority or other taxing authority or by any international taxing or regulatory authority.

“Term Loan” means the term loan facility in an aggregate amount not to exceed One Hundred Fifty United States Dollars (US$150,000,000) to be made available to the Borrowers pursuant to Section 3.1(b) of the Agreement

“Term Loan Note” means the promissory note to be executed by the Borrowers to the order of the Administrative Agent pursuant to Section 4.1(b), to evidence the Term Loan substantially in the form set out in Exhibit B.

“Terminal(s)” means each of the Borrowers’ chemical storage facilities, including tank farms, drum storage areas, waste water plant laboratories, waste water treatment plant, clarifiers and sludge driers, ship docks, truck and railcar loading and unloading areas and racks and shall include the parcels of real property and improvements thereon, each of which is more thoroughly described on Appendix B to the Credit Agreement.

“Transaction Costs” means all costs payable by the Borrowers to the Creditors pursuant to Sections I 1 and 13 of the Credit Agreement.

14

“UCC” means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose Law governs the document in which such term is used and/or rights thereunder.

“Web Site” has the meaning set forth in Section 9.1(f) of the Credit Agreement

15

APPENDIX B

DESCRIPTION OF TERMINALS

Stolthaven Houston Terminal

GF# TNB1609

Mortgagee Policy No. : 44-901-101-     TNB1609

DESCRIPTION

TRACT I: 14.35 Acres

A tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a Deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a Deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coodinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds on Exhibit “A” as follows:

EXHIBIT “A”

TRACT I

ANNEX I TERMINAL PREMISES

14.35 ACRES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 00 deg. 53 min. 15 sec. East, 2989.19 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,875.87 and Y equals 714,365.04, also being the Northwest corner of the following described parcel of real estate:

THENCE South 75 deg. 57 min. 19 sec. East, a distance of 257.77 feet to an iron rod set for a corner;

THENCE South 10 deg. 45 min. 58 sec. West, a distance of 180.93 feet to an iron rod set for a corner;

THENCE South 74 deg. 01 min. 08 sec. East, a distance of 104.51 feet to an iron rod set for a corner;

THENCE North 10 deg. 45 min. 58 sec. East, a distance of 106.17 feet to a point;

THENCE South 75 deg. 27 min. 38 sec. East, a distance of 235.00 feet to an iron rod set for a corner;

THENCE South 14 deg. 32 min. 22 sec. West, a distance of 391.26 feet to an iron rod set for a corner;

THENCE South 01 deg. 51 min. 20 sec. West, a distance of 356.80 feet to a point;

THENCE North 88 deg. 24 min. 13 sec. West, a distance of 138.23 feet to an iron rod set for a corner;

THENCE South 01 deg. 19 min. 00 sec. West, a distance of 199.94 feet to an iron rod set for a corner;

THENCE South 87 deg. 23 min. 19 sec. West, a distance of 224.60 feet to an iron rod set for a corner;

THENCE South 02 deg. 36 min. 41 sec. East, a distance of 21.96 feet to an iron rod set for a corner;

THENCE South 88 deg. 23 min. 19 sec. West, a distance of 279.29 feet to an iron rod set for a corner;

THENCE North 02 deg. 10 min. 43 sec. East, a distance of 502.86 feet to an iron rod set for a corner;

THENCE South 86 deg. 21 min. 31 sec. East, a distance of 21.73 feet to an iron rod set for a corner;

THENCE North 08 deg. 27 min. 32 sec. East, a distance of 75.28 feet to an iron rod set for a corner;

THENCE North 76 deg. 33 min. 52 sec. West, a distance of 21.36 feet to an iron rod set for a corner;

THENCE North 14 deg. 34 min. 59 sec. East, a distance of 635.07 feet to the POINT OF BEGINNING. The herein described tract contains 14.35 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT II:

ANNEX I
TERMINAL PREMISES
5.16 ACRES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 12 deg. 31 min. 46 sec. East, 3220.29 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,228,528.18 and Y equals 714,210.27, also being the Northwest corner of the following described parcel of real estate;

THENCE South 75 deg. 30 min. 28 sec. East, a distance of 483.84 feet to an iron rod set for a corner;

THENCE South 00 deg. 46 min. 49 sec. West, a distance of 380.79 feet to an iron rod set for a corner;

THENCE North 88 deg. 13 min. 35 sec. West, along a northern line of Road Premises (Part C), a distance of 543.44 feet to an iron rod set for a corner;

THENCE continuing along said northern line of Road Premises (Part C), South 13 deg. 58 min. 33 sec. West, a distance of 12.01 feet to an iron rod set for a corner;

THENCE continuing along said northern line of Road Premises (Part C), North 80 deg. 34 min. 48 sec. West, a distance of 17.31 feet to a point;

THENCE North 14 deg. 23 min. 30 sec. East, a distance of 194.25 feet to an iron rod set for a corner, also being a property line of Pipeline Premises (Part A);

THENCE continuing along said Pipeline Premises (Part A) property line, South 77 deg. 10 min. 13 sec. East, a distance of 10.97 feet to an iron rod set for a corner;

THENCE continuing along said Pipeline Premises (Part A) property line, North 13 deg. 51 min. 59 sec. East, a distance of 94. 80 feet to an iron rod set for a corner;

THENCE continuing along said Pipeline Premises (Part A) property line, North 74 deg. 12 min. 11 sec. West, a distance of 36.46 feet to an iron rod set for a corner;

THENCE continuing along said Pipeline Premises (Part A) property line North 14 deg. 29 min. 19 sec. East, a distance of 212.94 feet to the POINT OF BEGINNING. The herein described tract contains 5.16 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT III:

ANNEX I SHIP DOCK
2/3 PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 06 deg. 46 min. 49 sec. East, 4277.07 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,334.53 and Y equals 713,106.71;

THENCE along the South property line of Dock 2/3 Access Premises, North 82 deg. 38 min. 22 sec. East, a distance of 75.52 feet to a point;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 1228.21 feet to a point on a Southerly property line of aforementioned 289 acre tract;

THENCE along a curve to the right having a radius of 5349.86 feet and a delta angle of 00 deg. 48 min. 23 sec., an arc distance of 75.31 feet along a Southerly property line of aforementioned 289 acre tract to a point;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 1226.81 feet to the POINT OF BEGINNING. The herein described tract contains 2.10 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT IV:

ANNEX IV SLIP 2/3 PREMISES
SHIP 2 AREA

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 03 deg. 37 min. 31 sec. East, 4363.35 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,228,105.47 and Y equals 712,999,25:

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 225.00 feet to a point on the West property line of Ship Dock 2/3 Premises;

THENCE South 02 deg. 05 min. 07 sec. West, along the West property line of said Ship Dock 2/3 Premises, a distance of 1111.11 feet to a point on a Southerly property line of aforementioned 289 acre tract;

THENCE along said Southerly property line of aforementioned 289 acre tract along a curve to the right having a radius of 5349.86 feet and a delta angle of 02 deg. 25 min. 36 sec., an arc distance of 226.60 feet to a point;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 1137.84 feet to the POINT OP BEGINNING, said tract contains 5.81 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

Tract V:  Slip 2/3 Premises Ship 3 Area

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 07 deg. 30 min. 22 sec. East, 4403.25 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289.29 acre tract, said point having state plane coordinates of X equals 3,228,404.77 and Y equals 712,988.35, also being on the East line of Ship Dock 2/3 Premises;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 65.00 feet pass the Southern most Southwest corner of Barge Dock C Premises described in Deed (Waterfront) recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number L685064 (the “Waterfront Deed”), continuing along the South line of said Barge Dock C Premises a distance of 150.00 feet pass the Southeast corner of Barge Dock C Premises same being the Southwest corner of Slip 2/3 Premises Barge C Area described in the Waterfront Deed and continuing a total distance of 225.00 feet to a point, said point also being a mid point on the South line of said Slip 2/3 Premises Barge C Area;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 1060.69 feet to a point on a Southerly property line of the 289.29 acre tract same being on the Northerly right-of-way line of the Houston Ship Channel;

THENCE along said Southerly property line of the 289.29 acre tract and the Northerly right-of-way line of the Houston Ship Channel, along a curve to the right having a radius of 5349.86 feet, a delta angle of 02 deg. 26 min. 50 sec. and a chord bearing of South 82 deg. 08 min. 44 sec. West, an arc distance of 228.51 feet to a point also being the Southeast corner of Ship Dock 2/3 Premises described in the Waterfront Deed;

THENCE North 02 deg. 05 min. 07 sec. East along the East line of said Ship Dock 2/3 Premises, a distance of 1100.12 feet to the POINT OF BEGINNING. The herein described tract contains 5.58 acres of land, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT VI:

ANNEX III BARGE DOCK C PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 08 deg. 19 min. 20 sec, East, 4118.15 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,425.65 and Y equals 713,278.96 also being on the East line of Dock 2/3 Access Premises;

THENCE South 88 deg. 05 min. 42 sec. East, a distance of 54.97 feet to a point;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 208.58 feet to a point;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 85.00 feet to a point, being a common (Northeast) corner of Slip 2/3 Premises Barge C Area;

THENCE South 02 deg. 05 min. 07 sec. West, along the West property line of said Barge C Area, a distance of 500.00 feet to a point being a common (Southwest) corner of Slip 2/3 Premises Barge C Area, and on the North line of Slip 2/3 Premises Ship 3 Area;

THENCE North 87 deg. 54 min. 53 sec. West, along the North property line of said Ship 3 Area, a distance of 85.00 feet to a point;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 251.46 feet to a point;

THENCE North 88 deg. 05 min. 42 sec. West, a distance of 55.55 feet to a point on the East line of Dock 2/3 Access Premises;

THENCE North 02 deg. 55 min. 08 sec. East, along the East line of said Dock 2/3 Access Premises, a distance of 39.97 feet to the POINT OF BEGINNING. The herein described tract contains 1.03 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

TRACT VII:

ANNEX IV SLIP 2/3 PREMISES

BARGE C AREA

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 10 deg. 52 min. 07 sec. East, 3942.02 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,572.86 and Y equals 713,482.56, also being the Northwest corner of Barge Dock C Premises;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 150. 00 feet to a point;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 500.00 feet to a point;

THENCE North 87 deg. 54 min. 53 sec. West, a distance of 75.00 feet pass the Northeast corner of Slip 2/3 Premises Ship 3 Area, continuing along said North property line of said Ship 3 Area a total distance of 150.00 feet to a point, also being the Southeast corner of Barge Dock C Premises;

THENCE North 02 deg. 05 min. 07 sec. East, along the East property line of said Barge Dock C Premises, a distance of 500.00 feet to the POINT OF BEGINNING. The herein described tract contains l.72 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT VIII:

ANNEX II DOCK 2/3 ACCESS PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 08 deg. 01 min. 24 sec. East, 3661.13 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228.340.57 and Y equals 713,728.58, also being on the East line of Terminal premises 14.35 acre tract described in Deed (Terminal) dated May 26, 1988 and recorded in the Real Property Records of Harris County under Harris County, Texas Clerk’s File Number L085063 (“Terminal Deed”);

THENCE South 88 deg. 13 min. 35 sec. East, a distance of 90.14 feet to a point on the West property line of said Terminal Premises 5.16 acre tract described in the Terminal Deed;

THENCE South 14 deg. 23 min. 30 sec. West, continuing along said 5.16 acre tract property line, a distance of 9.67 feet to a point, also being the Southwest corner of aforementioned 5.16 acre tract;

THENCE South 80 deg. 34 min. 48 sec. East, continuing along said 5.16 acre tract property line, a distance of 17.31 feet to a point;

THENCE North 13 deg. 58 min. 33 sec. East, continuing along said 5.16 acre tract property line, a distance of 12.01 feet to a point;

THENCE South 88 deg. 13 min. 35 sec. East, continuing along said 5.16 acre tract Southerly property line, a distance of 119.69 feet to a point;

THENCE South 77 deg. 49 min 27 sec. West, a distance of 79.24 feet to a point;

THENCE along a curve to the left having a radius of 58.50 feet and a delta angle of 74 deg. 54 min. 19 sec., an arc distance of 76.48 feet to a point;

THENCE South 02 deg. 55 min. 08 sec. West, a distance of 372.06 feet pass a western corner of Barge Dock C Premises, corner having State Plane Coordinates of X equals 3,228,425.65 and Y equals 713,278.96, and continuing a total distance of 412.03 feet to a point, also being the most Westerly Southwest corner of aforesaid Barge Dock C

Premises;

THENCE South 02 deg. 43 min. 42 sec. West, a distance of 121. 83 feet to a point;

THENCE South 82 deg. 38 min, 22 sec. West, a distance of 8.18 feet pass the Northeast corner of Ship Dock 2/3 Premises, and 83.70 feet pass the Northwest corner of aforementioned Ship Dock 2/3 Premises, and continuing a total distance of 92.77 feet to a point;

THENCE North 03 deg. 16 min. 18 sec. West, a distance of 80.88 feet to a point;

THENCE North 02 deg. 23 min. 51 sec. East, a distance of 219. 81 feet to a point, also being Southeasterly corner of the Terminal Premise 14.35 acre tract;

THENCE North 01 deg. 51 min. 20 sec. East, continuing along said Easterly property line of said 14.35 acre tract, a distance of 322.83 feet to the POINT OF BEGINNING. The herein described tract contains 1.42 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT IX:

ANNEX II ROAD PREMISES

(PART A)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed of Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

COMMENCING at an iron rod found for the Northwest corner of said 289 acre tract, said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87;

THENCE along a North property line of said 289 acre tract South 75 deg. 29 min. 13 sec. East, a distance of 580.93 feet to an iron pin found for a property corner;

THENCE along a North property line of said 289 acre tract South 62 deg. 27 min. 44 sec. East, a distance of 167.53 feet to the POINT OF BEGINNING of the following described tract of land, said point-having State Plane Coordinates of X equals 3,228,540.51 and Y equals 717,130.83;

THENCE South 32 deg. 08 min. 44 sec. West, a distance of 103.67 feet to a point;

THENCE South 14 deg. 41 min. 07 sec. West, a distance of 394.85 feet to a point;

THENCE South 14 deg. 32 min. 01 sec. West, a distance of 3004.18 feet to a point;

THENCE along a curve to the left, having a radius of 308.16 feet and a delta angle of 12 deg. 11 min. 23 sec. an arc distance of 65.56 feet to a point;

THENCE South 02 deg. 17 min. 27 sec. West, a distance of 536.74 feet to a point;

THENCE along a curve to the left, having a radius of 68.35 feet and a delta angle of 93 deg. 35 min. 35 sec. an arc distance of 111.65 feet to a point;

THENCE South 89 deg. 03 min. 15 sec. East, a distance of 138,60 feet to a point;

THENCE North 87 deg. 15 min. 22 sec. East, a distance of 453.61 feet to a point;

THENCE North 82 deg. 38 min. 22 sec. East, a distance of 54.42 feet to a point;

THENCE along a curve to the left, having a radius of 37.53 feet and a delta angle of 85 deg. 42 min. 01 sec., an arc distance of 56.14 feet to a point;

THENCE North 03 deg. 16 min. 18 sec. West, a distance of 42.86 feet to a point;

THENCE North 02 deg. 12 min. 28 sec. East, a distance of 581.90 feet to a point;

THENCE North 14 deg. 32 min. 22 sec. East, a distance of 777.03 feet to a point;

THENCE along a curve to the right, having a radius of 25 feet and a delta angle of 90 deg. 00 min. 00 sec., an arc distance of 39.27 feet to a point;

THENCE South 75 deg. 27 min. 38 sec. East, a distance of 18.61 feet to a point;

THENCE North 14 deg. 29 min. 15 sec. East, a distance of 23.37 feet to a point;

THENCE North 75 deg. 27 min. 38 sec. West, a distance of 19.39 feet to a point;

THENCE along a curve to the left, having a radius of 48.40 feet and a delta angle of 90 deg. 00 min. 00 sec., an arc distance of 76.03 feet to a point;

THENCE South 14 deg. 32 min. 22 sec. West, at a distance of 397. 39 feet pass an iron pin found for the eastern most Northeast corner of the Terminal Premises 14.35 acre tract, for a total distance of 788.65 feet to an iron pin;

THENCE continuing along an Easterly property line of said 14.35 acre tract, South 01 deg. 51 min. 20 sec. West, a distance of 356.80 feet to a point;

THENCE South 02 deg. 23 min. 51 sec. West, a distance of 219.81 feet to a point;

THENCE South 03 deg. 16 min. 18 sec. East, a distance of 44.31 feet to a point;

THENCE along a curve to the right, having a radius of 13.53 feet and a delta angle of 85 deg. 42 min. 01 sec. an arc distance of 20.24 feet to a point;

THENCE South 82 deg. 38 min. 22 sec. West, a distance of 50.10 feet to a point;

THENCE South 87 deg. 15 min. 22 sec. West, a distance of 489.99 feet to a point;

THENCE North 89 deg. 03 min. 15 sec. West, a distance of 102.73 feet to a point;

THENCE along a curve to the right, having a radius of 44.35 feet and a delta angle of 93 deg. 35 min. 35 sec. an arc distance of 72.45 feet to a point;

THENCE North 02 deg. 17 min. 27 sec. East, a distance of 536.74 feet to a point;

THENCE along a curve to the right, having a radius of 284.16 feet and a delta angle of 12 deg. 11 min. 23 sec. an arc distance of 60.46 feet to a point;

THENCE North 14 deg. 32 min. 01 sec. East, a distance of 3004.01 feet to a point;

THENCE North 24 deg. 40 min. 03 sec. East, a distance of 162.59 feet to a point;

THENCE North 11 deg. 26 min. 02 sec. East, a distance of 248.80 feet to a point;

THENCE North 28 deg. 17 min. 58 sec. East, a distance of 81.58 feet to a point on North property line of said tract;

THENCE along said North property line of the 289 acre tract North 62 deg. 27 min. 44 sec. West, a distance of 26.29 feet to the POINT OP BEGINNING. The herein described tract contains 3.70 acres of land, more or less.

SAVE AND EXCEPT the “Road Premises (Part A) (Partial Abandonment)” as immediately hereafter described

ROAD PREMISES (PART A)
(Partial Abandonment)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

BEGINNING at a point that bears South 72 deg. 34 min. 55 sec. East, a distance of 745.11 feet from the Northwest corner of the 289 acre tract (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) and having a State Plane Coordinates X equals 3,228,540.51 and Y equals 717,130.83, said point being in a Northerly bound of the 289 acre tract;

THENCE South 32 deg. 08 min. 44 sec. West, a distance of 103.67 feet to a point;

THENCE South 14 deg. 41 min. 07 sec. West, a distance of 394. 85 feet to a point;

THENCE South 14 deg. 32 min. 01 sec West, a distance of 1266.33 feet to a point;

THENCE South 76 deg. 26 min. 09 sec. East, a distance of 23.46 feet to a point;

THENCE North 14 deg. 32 min. 01 sec. East, a distance of 1265.95 feet to a point;

THENCE North 24 deg. 40 min. 03 sec. East, a distance of 162.59 feet to a point;

THENCE North 11 deg. 26 min. 02 sec. East, a distance of 248.80 feet to a point;

THENCE North 28 deg. 17 min. 58 sec. East, a distance of 81.58 feet to a point on North property line of the 289.29 acre tract;

THENCE along said North property line North 62 deg. 27 min. 44 sec. West, a distance of 26.29 feet to the POINT OF BEGINNING, said abandoned easement contains 1.13 acres, more or less.

ANNEX II ROAD PREMISES

(PART B)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 25.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 06 deg. 48 min. 41 sec. East, 4154.64 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,322.31 and Y equals 713,228.55, also being on a West line of Road Premises (Part A);

THENCE South 87 deg. 23 min. 19 sec. West, a distance of 134.80 feet to a point, also point being on an Easterly property line of the Terminal Premises 14.35 acre tract. The herein described tract contains 0.08 acres of land, more or less.

ANNEX II ROAD PREMISES

(PART C)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 06 deg. 43 min. 28 sec. East, a distance of 4196.43 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,321.20 and Y equals 713,186.22, also being on a West line of Road Premises (Part A);

THENCE South 89 deg. 54 min. 50 sec. East, a distance of 24.68 feet to a point on the

East line of Road Premises (Part A);

THENCE South 01 deg. 53 min. 39 sec. West, a distance of 13.34 feet to a point;

THENCE South 07 deg. 19 min. 05 sec. East, a distance of 19.37 feet to a point;

THENCE South 51 deg. 38 min. 47 sec. East, a distance of 18.78 feet to a point;

THENCE North 86 deg. 31 min. 52 sec. East, a distance of 21.15 feet to a point;

THENCE North 40 deg. 54 min. 07 sec. East, a distance of 18.01 feet to a point;

THENCE North 02 deg. 54 min. 50 sec. East, a distance of 552.70 feet to a point;

THENCE North 33 deg. 16 min. 27 sec. East, a distance of 8.94 feet to a point on the South line of Terminal Premises 5.16 acre tract;

THENCE along a Southerly property line of the Terminal Premises 5.16 acre tract, South 80 deg. 34 min. 48 sec. East, a distance of 17.31 feet to a point;

THENCE continuing along said Southerly property line of the Terminal Premises 5.16 acre tract, North 13 deg. 58 min. 33 sec. East, a distance of 12.01 feet to a point;

THENCE continuing along said Southerly property line of the said Terminal Premises 5.16 acre tract, South 88 deg. 13 min. 35 sec. East, a distance of 543.44 feet to an iron rod for the Southeast corner of the said Terminal Premises 5.16 acre tract;

THENCE South 01 deg. 46 min. 25 sec. West, a distance of 24.00 feet to a point;

THENCE North 88 deg. 13 min. 35 sec. West, a distance of 400.00 feet to a point;

THENCE North 85 deg. 26 min. 26 sec. West, a distance of 100.77 feet to a point;

THENCE along a curve to the left having a radius of 58.50 feet and a delta angle of 74 deg. 54 min. 19 sec., an arc distance of 76.48 feet to a point;

THENCE South 02 deg. 55 min. 08 sec. West, a distance of 372.06 feet pass a Western corner of Barge Dock C Premises described in Deed (Waterfront) dated May 26, 1988 and recorded in the Real Property Records of Harris County, under Harris County Clerk’s File Number(s) L685064 (“Waterfront Deed”) said point having State Plane Coordinates of X equals 3,228,425.65 and Y equals 713,278.96, and continuing along the western line a total distance of 412.03 feet to a point, also being the most Westerly Southwest corner of aforesaid Barge Dock C Premises;

THENCE South 02 deg. 43 min. 42 sec. West, a distance of 121.83 feet to a point;

THENCE South 82 deg. 38 min. 22 sec. West, a distance of 8.18 feet pass the Northeast corner of Ship Dock 2/3 premises described in the Waterfront Deed and 83.70 feet pass the Northwest corner of aforesaid Ship Dock 2/3 Premises and continuing a total distance of 92.77 feet to a point;

THENCE North 03 deg. 16 min. 18 sec. West, a distance of 80.88 feet to the POINT OF BEGINNING. The herein described tract contains 0.70 acres of land, more or less.

ANNEX II ROAD PREMISES
(PART D)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 25.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 02 deg. 48 min. 31 sec. West, 4162.09 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,625.63 and Y equals 713,196.78, also being on the East line of Road Premises (Part A);

THENCE North 87 deg. 23 min. 19 sec. East, a distance of 60.65 feet to a point on a Westerly property line of the Terminal Premises 14.35 acre tract. The herein described tract contains 0.03 acres of land, more or less.

ROAD PREMISES (PART E)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 07 deg. 47 min. 55 sec. East, a distance of 1942.71 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said POINT OF BEGINNING having State Plane Coordinates of X equals 3,228,090.29 and Y equals 715,435.83, also being in an Easterly line of a tract called “Road Premises” (Part A)” in a Deed to Stolt Terminals (Houston), Inc., recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number L685063;

THENCE South 76 deg. 26 min. 09 sec. East, a distance of 729.87 feet to a point;

THENCE South 73 deg. 20 min. 01 sec. East, a distance of 764.05 feet to a point;

THENCE along a curve to the left, having a radius of 37.00 feet and a delta of 96 deg. 31 min. 55 sec. a chord bearing of North 58 deg. 24 min. 01 sec. East, an arc length of 62.34 feet to a point;

THENCE North 10 deg. 08 min. 03 sec. East, a distance of 65.80 feet to a point;

THENCE North 15 deg. 25 min. 58 sec. West, a distance of 33.78 feet to a point;

THENCE North 10 deg. 24 min. 43 sec. East, a distance of 187.80 feet to a point;

THENCE along a curve to the right, having a radius of 98.00 feet and a delta angle of 45 deg. 08 min. 14 sec., a chord bearing of North 32 deg. 58 min. 50 sec. East, an arc length of 77.20 feet to a point;

THENCE North 55 deg. 32 min. 57 sec. East, a distance of 171.83 feet to a point in an Easterly line of a 33.947 acre tract of land described in a deed to Oiltanking Houston, Inc., (formerly called Oiltanking of Texas, Inc.) recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number L732406;

THENCE along said Easterly line South 10 deg. 11 min. 49 sec. West, a distance of 56.33 feet to a point;

THENCE South 55 deg. 31 min. 42 sec. West, a distance of 93.82 feet to a point;

THENCE along a curve to the left, having a radius of 42.00 feet and a delta of 45 deg. 02 min. 07 sec., a chord bearing of South 33 deg. 00 min. 38 sec. West, an arc length of 33.01 feet;

THENCE South 10 deg. 29 min. 35 sec. West, a distance of 1353.66 feet to a point;

THENCE North 88 deg. 20 min. 34 sec. West, a distance of 451.58 feet to a point in the Easterly line of a 5.16 acre tract called “Terminal Premises” described in a deed to Stolt Terminals (Houston), Inc., recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. L685063;

THENCE along said Easterly line North 01 deg. 40 min. 13 sec. East, a distance of 32.00 feet to an iron rod found for the Northeast corner of said 5.16 and a Southerly corner of a 20.00 acre tract called “Option Premises” described in a deed to Stolt Terminals (Houston), Inc., recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number M457165;

THENCE along a Southerly line of said 20.00 acre tract, South 88 deg. 20 min. 34 sec. East, a distance of 416.07 feet to a set iron rod;

THENCE North 10 deg. 29 min. 35 sec. East, at 733.07 feet pass an iron rod found for the Easterly corner of said 20.00 acre tract, at 910.85 feet pass an iron rod found for the Northeast corner of said 20.00 acre tract and continue to a total distance of 929.55 feet to a set iron rod;

THENCE North 73 deg. 20 min. 01 sec. West, a distance of 825.36 feet to a set iron rod;

THENCE South 14 deg. 29 min. 15 sec. West, a distance of 8.04 feet to a point;

THENCE North 76 deg. 26 min. 09 sec. West, a distance of 728.69 feet to a point in said Easterly line of said Road Premises (Part A);

THENCE along said Easterly line North 14 deg. 32 min. 01 sec. East, a distance of 40.00 feet to the POINT OF BEGINNING. The herein described tract contains 3.22 acres, more or less.

ROAD PREMISES (PART J)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acres is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. E372837 and a portion of which 289.29 acres is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point on the Northerly line of the Road Premises (Part E), that bears South 10 deg. 53 min. 01 sec. East, 1981.01 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,203.61 and Y equals 715,408.49;

THENCE North 14 deg. 41 min. 23 sec. East, a distance of 215.86 feet to a point;

THENCE North 60 deg. 08 min. 17 sec. East, a distance of 19.49 feet to a point;

THENCE North 15 deg. 08 min. 17 sec. East, a distance of 470.70 feet to a point;

THENCE South 75 deg. 26 min. 53 sec. East, a distance of 20.00 feet to a point;

THENCE South 15 deg. 08 min. 17 sec. West, a distance of 479.96 feet to a point;

THENCE South 60 deg. 08 min. 17 sec. West, a distance of 18.29 feet to a point;

THENCE South 14 deg. 41 min. 23 sec. West, a distance of 207.09 feet to a point on the Northerly line of said Road Premises (Part E);

THENCE North 76 deg. 26 min. 09 sec. West, along said Northerly line a distance of 20.00 feet to the POINT OF BEGINNING. The herein described tract contains 0.32 acres of land.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT X:

ANNEX III RAILROAD PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 20 foot wide tract and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

RAILROAD PREMISES (PART A)

COMMENCING at an iron rod found for the Northwest corner of said 289 acre tract, said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87;

THENCE South 75 deg. 29 min. 13 sec. East, a distance of 546.50 feet along the South right-of-way of the Missouri Pacific Railroad described in Volume 4245, Page 527, of the Deed Records of Harris County, Texas, also being the North line of said tract, to THE POINT OF BEGINNING of the herein described tract of land, said point being in the centerline of an existing railroad spur and having State Plane Coordinates of X equals 3,228,358.63 and Y equals 717,236.92;

THENCE along a curve to the right, having a radius of 457.62 feet and a delta angle of 63 deg. 22 min. 28 sec., an arc distance of 554.09 feet to a point;

THENCE South 14 deg. 34 min. 49 sec. West, a distance of 2452.83 feet to a point on the North line of the Terminal Premises 14.35 acre tract;

RAILROAD PREMISES (PART B)

BEGINNING at a point in the centerline of Railroad Premises (Part A), also being the start of a spur, located by State Plane Coordinates X equals 3,227,949.32 and Y equals 714,346.64;

THENCE along a curve to the left, having a radius of 514.14 feet and a delta angle of 09 deg. 22 min. 51 sec., an arc distance of 84.18 feet to a point of a reverse curve;

THENCE along a curve to the right, having a radius of 1613.20 feet, and a delta angle of 06 deg. 31 min. 13 sec., an arc distance of 183.58 feet to a point;

THENCE South 13 deg. 49 min. 56 sec. West, a distance of 78.50 feet to a point on the North line of the Terminal Premises 14.35 acre tract;

RAILROAD PREMISES RAIL SCALE (PART C)

BEGINNING at a point that bears South 30 deg. 02 min. 42 sec. East, 1199.95 feet from the Northeast corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,430.36 and Y equals 716,315.16, also point being in the centerline of Railroad Premises (Part A);

THENCE along a curve to the left having a radius of 284.61 feet, and a delta angle of 16 deg. 00 min. 00 sec., an arc distance of 79.48 feet to a point;

THENCE South 01 deg. 25 min. 11 sec. East, a distance of 30.00 feet to a point;

THENCE along a curve to the right having a radius of 284.61 feet, and a delta angle of 16 deg. 00 min. 00 sec., an arc distance of 79.48 feet to a point;

THENCE South 14 deg. 34 min. 49 sec. West, a distance of 188.53 feet to a point;

THENCE along a curve to the right having a radius of 284.61 feet, and a delta angle of 16 deg. 00 min. 00 sec., an arc distance of 79.48 feet to a point;

THENCE South 30 deg. 34 min. 49 sec. West, a distance of 30.00 feet to a point;

THENCE along a curve to the left having a radius of 284.61 feet, and a delta angle of 16 deg. 00 min. 00 sec., an arc distance of 79.48 feet to a point, also point also being in the centerline of Railroad Premises (Part A);

The herein described three tracts contain 1.80 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XI:

ANNEX IV UTILITY PREMISES
(PART A)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1975, recorded in Harris county, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 3.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 13 deg. 35 min. 22 sec. West, 2929.36 feet from the Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,100.64 and Y equals 714,511.63, also being a Westerly property line of said 289 acre tract;

THENCE South 82 deg. 49 min. 53 sec. East, a distance of 115.15 feet to a point;

THENCE South 10 deg. 51 min. 00 sec. West, a distance of 282.75 feet to a point;

THENCE South 12 deg. 57 min. 07 sec. West, a distance of 206.40 feet to a point;

THENCE South 74 deg. 56 min. 37 sec. East, a distance of 648.73 feet to a point on the West line of the Terminal Premises 14.35 acre tract. The herein described tract contains 0.03 acres of land, more or less.

ANNEX IV UTILITY PREMISES
(PART B)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No, 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No, E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 3.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 07 deg. 33 min. 05 sec. West, 104.74 feet from the Northwest corner (said Northwest corner having State Plan Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,803,49 and Y equals 717,253.13, also being on a Westerly property line of said 289 acre tract;

THENCE South 75 deg. 54 min. 39 sec. East, a distance of 30.49 feet to a point;

THENCE South 16 deg. 13 min. 08 sec. West, a distance of 204.41 feet to a point;

THENCE South 14 deg. 34 min. 16 sec. West, a distance of 1452.05 feet to a point;

THENCE South 80 deg. 16 min. 20 sec. East, a distance of 287.70 feet to a point;

THENCE South 72 deg. 36 min. 49 sec. East, a distance of 432.02 feet to a point;

THENCE South 14 deg. 31 min. 31 sec. West, a distance of 1804.33 feet to a point;

THENCE South 02 deg. 26 min. 52 sec. West, a distance of 560.95 feet to a point;

THENCE North 88 deg. 05 min. 59 sec. East, a distance of 629.84 feet to a point;

THENCE South 88 deg. 43 min. 07 sec. East, a distance of 124.62 feet to a point within the Pipeline Premises (Part A).  The herein described tract contains 0.13 acres of land, more or less.

ANNEX IV UTILITY PREMISES
(PART C)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No, E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No, F051641, being a centerline of an 8.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows;

BEGINNING at a point in the West property line of Houston Light and Power Company’s ground easement (F.C. No. ###-##-####) that bears South 21 deg. 34 min. 28 sec. East, 53.47 feet from the Northwest, corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,849.23 and Y equals 717,304.15;

THENCE North 74 deg. 53 min. 07 sec. West, a distance of 22.98 feet to a point;

THENCE South 14 deg. 12 min. 26 sec. West, a distance of 1613.43 feet to a point;

THENCE South 75 deg. 21 min. 28 sec. East, a distance of 772.19 feet to a point;

THENCE South 14 deg. 34 min. 59 sec. West, a distance of 1901.62 feet to a point;

THENCE South 02 deg. 10 min. 43 sec West, a distance of 556.90 feet to a point;

THENCE North 87 deg. 57 min. 51 sec. East, a distance of 599.86 feet to a point;

THENCE North 03 deg. 22 min. 57 sec. West, a distance of 143.44 feet to a point;

THENCE North 88 deg 28 min. 06 sec. East, a distance of 123.17 feet to a point;

THENCE North 01 deg. 52 min. 06 sec. East, a distance of 399.59 feet to a point,

THENCE North 10 deg. 44 min. 01 sec. East, a distance of 98.85 feet to a point;

THENCE North 14 deg. 29 min. 18 sec. East, a distance of 369.17 feet to a point;

THENCE North 75 deg. 04 min. 42 sec. West, a distance of 82.40 feet to a point;

THENCE North 14 deg. 15 min. 00 sec. East, a distance of 103.43 feet to a point;

THENCE North 16 deg. 15 min. 07 sec. East, a distance of 42.68 feet to a point, said point being South 12 deg. 03 min. 40 sec. East, 3083.77 feet from the Northwest corner of aforesaid 289 acre tract of land. The herein described tract contains 1.26 acres of land, more or less.

ANNEX IV UTILITY PREMISES
(PART D)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 2.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 12 deg. 27 min. 47 sec. East, 3722.04 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,632.82 and Y equals 713,719.54 also being a Southerly property line of Terminal Premises 5.16 acre tract;

THENCE South 00 deg. 00 min. 00 sec. East, a distance of 239.16 feet to a point on the North property line of Slip 2/3 Premises Barge C Area described in the Waterfront Deed. The herein described tract contains 0.01 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XII:

ANNEX V STORM DRAINAGE PREMISES
(PART B)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975, recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 25 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 12 deg. 43 min. 38 sec. East, 3225.99 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 285 acre tract, said point having State Plane Coordinates of X equals 3,228,540.28 and Y equals 714,207.14, also being on the North line of Terminal Premises 5.16 acre tract;

THENCE North 14 deg. 29 min. 15 sec. East, a distance of 1031.95 feet to a point having State Plane coordinates of X equals 3,228,798.44 and Y equals 715,205.29. The herein described tract contains 0.59 acres of land, more or less.

STORM DRAINAGE PREMISES
(PART C)
CENTERLINE DESCRIPTION

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 283.29 acre tract is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No. F051641, being a centerline of a tract with various widths and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

BEGINNING at a point that bears South 24 deg. 16 min. 56 sec. East, 2356.02 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,803.09 and Y equals 715,224.30;

THENCE North 14 deg. 29 min. 15 sec. East, a distance of 78.16 feet to a point, said easement extending 12.5 feet either side of said line;

THENCE South 73 deg. 08 min. 31 sec. East, a distance of 865.98 feet to a point, said easement extending twenty (20) feet either side of said line;

THENCE South 10 deg. 33 min. 55 sec. West, a distance of 279. 88 feet to a point, said easement extending twenty (20) feet either side of said line;

THENCE South 07 deg. 15 min. 57 sec. West, a distance of 772.15 feet to a point, said easement extending thirty (30) feet either side of said line;

THENCE South 01 deg. 57 min. 26 sec. West, a distance of 1665.76 feet to a point, said easement extending forty (40) feet either side of said line;

THENCE South 09 deg. 58 min. 04 sec. East, a distance of 60.37 feet to a point, said easement extending forty (40) feet either side of said line;

THENCE South 70 deg. 32 min. 51 sec. West, a distance of 34.09 feet to a point, said easement extending forty (40) feet either side of said line;

THENCE South 19 deg. 17 min. 56 sec. East, a distance of 179.97 feet to a point, said easement extending forty (40) feet either side of said line; also being a point on a

Southerly property line of the 289 acre tract. The herein described tract contains 5.72 acres of land.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XIII:

ANNEX VI PIPELINE PREMISES
(PART A)

Field notes of a tract, of land in the Richard and Robert Vines Surrey, Abstract No. 76, Harris County, Texas, said tract, of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc, from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, Clerk’s File No. E372837 in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

BEGINNING at a point that bears South 07 deg. 34 min. 45 sec. East, 4276.88 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.37) of a 289 acre tract, said point having State Plane Coordinates of X equals 3,228,393.94 and Y equals 713,114.26;

THENCE North 02 deg. 09 min. 13 sec. East, a distance of 42.64 feet to a point;

THENCE North 03 deg. 01 min. 56 sec. East, a distance of 40.95 feet to a point;

THENCE North 87 deg. 42 min. 53 sec. West, a distance of 13.58 feet to a point;

THENCE North 03 deg. 20 min. 34 sec. East, a distance of 229.48 feet to a point;

THENCE North 14 deg. 10 min. 19 sec. East, a distance of 20.12 feet to a point;

THENCE North 00 deg. 09 min. 43 sec. West, a distance of 304.01 feet to a point;

THENCE North 14 deg. 47 min. 02 sec. East, a distance of 168.00 feet to a point;

THENCE South 74 deg. 41 min. 31 sec. East, a distance of 33.58 feet to a point, also being the Southerly Southwest, corner of Terminal Premises 5.16 acre tract;

THENCE South 77 deg. 10 min. 13 sec. East, continuing along said property line of said 5.16 acre tract, a distance of 10.97 feet to a point;

THENCE North 13 deg. 51 min. 59 sec. East, continuing along said property line of said 5.16 acre tract, a distance of 94.80 feet to a point;

THENCE North 74 deg. 12 min. 11 sec. West, continuing along said property line of said 5.16 acre tract, a distance of 36.46 feet to a point;

THENCE North 14 deg. 29 min. 19 sec. East, along the West line of said 5.16 acre tract distance of 212.94 feet pass the Northwest corner of said 5.16 acre tract, and continuing a total distance of 502.56 feet to a point;

THENCE North 75 deg. 05 min. 08 sec. West, a distance of 43.66 feet to a point;

THENCE South 14 deg. 32 min. 22 sec. West, a distance of 386.09 feet to a point;

THENCE North 74 deg. 34 min. 57 sec. West, a distance of 24.20 feet to a point on the Easterly property line of Terminal Premises 14.35 acre tract;

THENCE South 14 deg. 32 min. 22 sec. West, continuing along said property line, a distance of 5.80 feet to a point;

THENCE South 74 deg. 34 min. 20 sec. East, a distance of 24.20 feet to a point;

THENCE South 14 deg. 32 min. 22 sec. West, a distance of 38.84 feet to a point;

THENCE North 74 deg. 44 min. 36 sec. West, a distance of 24.20 feet to a point on an Easterly property line of aforementioned 14.35 acre tract;

THENCE South 14 deg. 32 min. 22 sec. West, continuing along said property line, a distance of 44.11 feet to a point;

THENCE South 69 deg. 43 min. 15 sec. East, a distance of 24.21 feet to a point;

THENCE South 14 deg. 36 min. 18 sec. West, a distance of 281.51 feet to a point;

THENCE South 02 deg. 09 min. 57 sec. West, a distance of 309.30 feet to a point;

THENCE North 75 deg. 43 min. 10 sec. West, a distance of 24.65 feet to a point on an Easterly property line of aforementioned 14.35 acre tract;

THENCE South 01 deg. 51 min. 20 sec. West, continuing along said property line, a distance of 20.18 feet to a point;

THENCE South 75 deg. 22 min. 13 sec. East, a distance of 24.57 feet to a point;

THENCE South 02 deg. 09 min. 57 sec. West, a distance of 252.39 feet to a point;

THENCE South 03 deg. 15 min. 42 sec. East, a distance of 12.35 feet to a point;

THENCE South 88 deg. 18 min. 55 sec. East, a distance of 36.76 feet to a point;

THENCE South 04 deg. 28 min. 35 sec. East, a distance of 15.71 feet to a point;

THENCE South 02 deg. 27 min. 24 sec. West, a distance of 44.33 feet to a point;

THENCE North 82 deg. 39 min. 12 sec. East, a distance of 11.38 feet to the POINT OF

BEGINNING. The herein described tract contains 1.43 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

ANNEX VI PIPELINE PREMISES

(PART B)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

BEGINNING at a point that bears South 10 deg. 45 min. 25 sec. East, a distance of 3270.06 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,439.91 and Y equals 714,141.27, also being the most Northeasterly corner of the Terminal Premises 14.35 acre tract;

THENCE along a Northerly property line of said 14.35 acre tract, North 75 deg. 27 min. 38 sec. West, a distance of 235.00 feet to a point, said point being a Northeasterly interior corner of said 14.35 acre tract;

THENCE North 10 deg. 45 min. 58 sec. East, a distance of 15.00 feet to a point;

THENCE South 75 deg. 27 min. 38 sec. East, a distance of 235.99 feet to a point, said point being on a Westerly line of Road Premises (Part A);

THENCE along said Westerly line, South 14 deg. 32 min. 22 sec. West, a distance of 14.98 feet to the POINT OF BEGINNING. The herein described tract contains 0.08 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

PIPELINE PREMISES

(Part C)

Fields notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Records of Real Property of Harris County, Texas under Clerk’s File No. F051641, and being more particularly described by coordinate bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 15 deg. 04 min. 39 sec. East, a distance of 2965.27 feet from the Northwest corner of the 289 acre tract (said Northwest corner having state plane coordinates X equals 3,227,829.57 and Y equals 717,353.87) and having state plane coordinates of X equals 228,600.63 and Y equals 714,490.68, said point also being on the West line of a 20 acre tract of land called the “Option Premises” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M457165, said point also being the Northeast corner of a 1.43 acre tract of land called “Pipeline Premises (Part A)” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number L685063;

THENCE North 14 deg. 29 min. 15 sec. East, along the West line of said 20 acre tract a distance of 683.55 feet to a point in the Southerly line of a tract of land called “Railroad Spur Premises” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M-457165;

THENCE, along said Southerly line of said “Railroad Spur Premises”, North 73 deg. 24 min. 03 sec. West, a distance of 43.07 feet to a point;

THENCE South 14 deg. 32 min. 22 sec. West, a distance of 684.81 feet to a point;

THENCE, South 75 deg. 05 min. 08 sec. East, a distance of 43.66 feet to the POINT OF BEGINNING. The herein described tract contains 0.68 acres, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XIV:

ANNEX VII
NORTH DIKE PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation dated February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc., from Jacintoport Corporation on February 21, 1977, recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a tract with various widths, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, and being more particularly described by metes and bounds as follows:

BEGINNING at a point that bears South 04 deg. 38 min. 55 sec. East, a distance of 3239.79 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,228,092.13 and Y equals 714,124.74, also being a North interior corner of the Terminal Premises 14.35 acre tract;

THENCE North 10 deg. 45 min. 58 sec. East, along the centerline of a 15.0 foot wide tract a distance of 203.03 feet to a point, also being the western most East line of aforesaid 14.35 acre tract;

THENCE South 76 deg. 01 min. 44 sec. East, along the centerline of a 20.0 foot wide tract a distance of 305.87 feet to a point;

THENCE South 14 deg. 32 min. 19 sec. West, along the centerline of a 20.0 foot wide tract a distance of 102.31 feet to a point on the central most northern property line of aforesaid 14.35 acre tract. The herein described tract contains 0.26 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XV - A:

MPR TRACT

The appurtenant non-exclusive right to construct, use and maintain across, over or under that portion of the Missouri-Pacific Railroad right-of-way (The “MPR Tract”) shown on Exhibit “A” of that certain Contract for Purchase dated September 30, 1964, executed by and between the United States of America and Houston Channel Industrial Development, Inc., recorded in Volume 5679, Pages 176-227, inclusive, of the Deed Records of Harris County, Texas, located immediately North of and adjacent to the most Northerly boundary line of the Retained Premises as defined in Part V of the Deed (Terminal) dated May 26, 1988 from Oiltanking of Texas, Inc. (“OTI”), Grantor, to Stolt Terminals (Houston), Inc., Grantee, filed for record in the Real Property of Harris County Clerk’s File No. L685063, roads, electrical transmission, telephone, telegraph, water, gas, and sewer lines, lines for other materials and other facilities in keeping with customary conditions set forth in the deed from the United States of America to Missouri-Pacific Railroad Company dated December 20, 1960, recorded in Volume 4245, Page 527, of the Deed Records of Harris County, Texas, same being further described in deeds to Oiltanking of Texas, Inc. filed for record in the office of the County Clerk of Harris County, Texas, under County Clerk’s File Nos. E372837 and F051641.

TRACT XV - B:

ANNEX XVIB
TEN FOOT STRIP

The appurtenant non-exclusive easement and right-of-way to use that portion of the following described tract of land:

A strip of land approximately ten feet (10’) in width lying between the northern boundary line of the MPR tract and the southern boundary lines of Jacintoport Boulevard and Peninsula Boulevard as described in right-of-way deed from the United States of America and Jacintoport Corporation to the County of Harris dated December 11, 1968, recorded in Volume 7546, Page 7, of the Deed Records of Harris County, Texas (The “Ten Foot Strip”); reasonably necessary for purposes of ingress and egress to and from Terminal Premises, as set forth in Deed filed for record in the Office of the County Clerk of Harris County, Texas, under File Nos. L685063 and L685064.

Tract XVI:

The following described two (2) tracts, Option Premises and Option Premises Addition:

OPTION PREMISES

Tract of land containing approximately 20.00 acres, more or less, SAVE AND EXCEPT 0.35 acres (Option Premises Deletion), out of the Richard and Robert Vince Survey, Abstract Number 76, Harris County, Texas, said premises being out of a tract described in that certain Contract for Purchase dated September 30, 1964, and executed by and between the United States of America and Houston Channel Industrial Development, Inc., recorded in Volume 5679 at Pages 176-227, inclusive, of the Deed Records of Harris County, Texas (hereinafter “Said Contract”), with the Option Premises being more particularly described as follows:

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File F051641, and being more particularly described by coordinates, bearings and distance based on The State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 12 deg. 31 min. 46 sec. East, 3220.29 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,228,528.18 and Y equals 714,210.27, also being the Northwest corner of the Terminal Premises 5.16 acre tract, described in Deed (Terminal) dated May 26, 1988 and recorded in the Real Property Records of Harris County under Harris County, Texas Clerk’s File Number L685063 (“Terminal Deed”);

THENCE, North 14 deg. 29 min. 15 sec. East, a distance of 1032.43 feet to an iron rod set for a corner;

THENCE, South 73 deg. 20 min. 01 sec. East, a distance of 826.66 feet to an iron rod set for a corner;

THENCE, South 10 deg. 29 min. 35 sec. West, along the West line of an Access Road Premises (Part A) and (Part B), a distance of of 177.75 feet to an iron rod set for a corner;

THENCE, continuing along said Access Road Premises (Part B) South 07 deg. 11 min. 37 sec. West, a distance of 727.81 feet to an iron rod set for a corner;

THENCE North 88 deg. 20 min. 34 sec. West, a distance of 458.45 feet to an iron rod set for a corner also being the Northeast corner of the aforesaid 5.16 acre tract;

THENCE, North 75 deg. 30 min. 28 sec. West, along the entire North line of aforesaid 5.16 acre tract a distance of 483.84 feet to the POINT OF BEGINNING. The herein described tract contains 20.00 acres of land, more or less.

SAVE AND EXCEPT the following described tract:

OPTION PREMISES DELETION

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No.

76, Harris County, Texas, said tract of land being a part of a 20 acre tract described in a Deed to Stolt Terminals (Houston) Inc. from Oiltanking Houston Inc. dated December 19, 1989, recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M457165, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at an iron rod found that bears South 25 deg. 47 min. 04 sec. East, a distance of 3639.04 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having state plane coordinates X equals 3,229,412.51 and Y equals 714,077.15 and being in the most Easterly South line of said 20 acre tract;

THENCE, along said Southerly line South 88 deg. 20 min. 34 sec. East, a distance of 42.39 feet to a point in Road Premises (Part E), being the Southeast corner of said 20 acre tract;

THENCE, along the Easterly line of said 20 acre tract North 07 deg. 11 min. 37 sec. East, a distance of 727.77 feet to a set iron rod;

THENCE, South 10 deg. 29 min. 35 sec. West, a distance of 733.07 feet to the POINT OF BEGINNING. The herein described tract contains 0.35 acres, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

OPTION PREMISES ADDITION

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a set iron rod that bears South 24 deg. 03 min. 05 sec. East, a distance of 2347.86 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having state plane coordinates of X equals 3,228,786.46 and Y equals 715,209.87, also being the Northwest corner of a 20 acre tract of land called “Option Premises” in a Deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M457165;

THENCE, along the North line of said 20 acre tract, South 73 deg. 20 min. 01 sec. East, a distance of 826.66 feet to a set iron rod, being the Northeast corner of said 20 acre tract;

THENCE, North 10 deg. 29 min. 35 sec. East, a distance of 18.70 feet to a set iron rod;

THENCE, North 73 deg. 20 min. 01 sec. West, a distance of 825.36 feet to a set iron rod;

THENCE, South 14 deg. 29 min. 15 sec. West, a distance of 18.61 feet to the POINT OF BEGINNING. The herein described tract contains 0.35 acres, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XVII:

ANNEX I The Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File E372837 and in a deed to Oiltanking of Texas, Inc. from Janintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 07 deg. 12 min. 45 sec. West, 3014.63 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,227,447.03 and Y equals 714,364.13, also being the Northwest corner of the following described parcel of real estate:

THENCE, South 75 deg. 34 min. 58 sec. East, a distance of 331.54 feet to a point on the Westerly line of Road Premises (Part A) described in the Deed (Terminal) dated May 26, 1988 from Oiltanking of Texas, Inc. to Stolt Terminals (Houston) Inc. and recorded under County, Clerk’s File Number L-685063 in the Real Property Records of Harris County, Texas (“Terminal Deed”);

THENCE, South 14 deg. 25 min. 01 sec. West along said Westerly line of Road Premises (Part A), a distance of 227.35 feet to a point;

THENCE, South 38 deg. 52 min. 03 sec. West, a distance of 45.59 feet to a point on a curve to the right;

THENCE, along a curve to the right (along the Northerly edge of an existing road) having a radius of 216.82 feet, a delta angle of 66 deg. 14 min. 42 sec., an arc distance of 250.69 feet to a point;

THENCE, North 75 deg. 06 min. 31 sec. West, a distance of 116.38 feet (along the Northerly edge of an existing road) to a point;

THENCE, North 14 deg. 53 min. 02 sec. East a distance of 395.73 feet to a point for the said Northwest corner and the PLACE OF BEGINNING. The herein described tract of land contains 2.80 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

The Premises Addition

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21,1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21,1977 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File No F051641, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a 1/2 inch iron pin found that bears South 02 deg. 04 min. 03 sec. West, a distance of 3297.25 feet from the Northwest corner of the 289 acre tract (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) and having state plane coordinates of X equals 3,227,710.61 and Y equals 714,058.77, said point also being on the West line of a 3.70 acre tract called “Road Premises (Part A)” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number L685063;

THENCE, South 38 deg. 52 min. 03 sec. West, along the Southeasterly line of a 2.80 acre tract called “The Premises” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M048685, a distance of 42.49 feet to a set iron rod;

THENCE continuing along the Southeasterly line of said 2.80 acre tract along a curve to the right, having a radius of 216.82 feet, a delta of 66 deg. 14 min. 42 sec., a chord bearing of South 71 deg. 46 min. 12 sec. West, an arc length of 250.69 feet to a set iron rod;

THENCE, South 75 deg. 06 min. 31 sec. East, a distance of 216.77 feet to an iron rod set on the West line of said “Road Premises (Part A)”;

THENCE, North 14 deg. 32 min. 01 sec. East, along the West line of said “Road Premises (Part A)”, a distance of 168.30 feet to the POINT OF BEGINNING. The herein described tract contains 0.2260 acres, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XVIII:

(Railroad Strip Premises)

Terminal Premises

0.25 Acre

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 00 deg. 53 min. 15 sec. East, 2989.19 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having State Plane Coordinates of X equals 3,227,875.87 and Y equals 714,365.04, also being the Northwest corner of terminal premises 14.35 acre tract and the Southwest corner of the following described parcel of real estate;

THENCE, North 14 deg. 34 min. 59 sec. East, a distance of 317.36 feet to an iron rod set for a corner;

THENCE, South 75 deg. 26 min. 26 sec. East, a distance of 35.05 feet to an iron rod set for a corner, and to a point on the West lien of Railroad Premises (Part A);

THENCE, South 14 deg. 34 min. 49 sec. West, along with and abutted to the said West line of Railroad Premises (Part A), a distance of 317.05 feet to an iron rod set on the said North line of Terminal Premises 14.35 acre tract;

THENCE, North 75 deg. 57 min. 19 sec. West, along with and abutted to the said North line of Terminal Premises 14.35 acre tract, a distance of 35.06 feet to the POINT OF BEGINNING. The herein described tract contains 0.25 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XIX:

Road Premises (Part F)

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract comprising 289.29 acres of land (“the 289 acre tract”), a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a set iron rod that bears South 07 deg. 33 min. 53 sec. West, a distance of 3582.57 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289.29 acre tract, said point having state plane coordinates of X equals 713,981.47, said point also being the Southwest corner of a 2.80 acre tract called “The Premises”, in a Deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number M048685;

THENCE, along the South line of said 2.80 acre tract, South 75 deg. 06 min. 31 sec. East, leaving the South line of said 2.80 acre tract at a distance of 116.38 feet, and continuing a total distance of 333.15 feet to an iron rod set in the West line of a 3.70 acre tract of land called “Road Premises (Part A)” in a Deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number L685063;

THENCE, South 14 deg. 32 min. 01 sec. West, along the West line of said 3.70 acre tract, a distance of 17.00 feet to a point;

THENCE, North 75 deg. 06 min. 31 sec. West, a distance of 333.25 feet to a point;

THENCE, North 14 deg. 53 min. 02 sec. East, a distance of 17.00 feet to the POINT OF BEGINNING. The herein described tract contains 0.13 acres, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XX:

(Option Premises)

Railroad Spur Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 20.00 foot wide tract, and being more particularly described by coordinates, bearings and distances on The Texas State Plan Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 15 deg. 31 min. 16 sec. East, 1680.68 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,228,279.31 and Y equals 715,734.48, also point being in the centerline of Railroad Premises (Part A) as described in the Terminal Deed;

THENCE, along a curve to the left having a radius of 422.47 feet, and a delta angle of 87 deg. 54 min. 50 sec., an arc distance of 648.23 feet to a point;

THENCE, South 73 deg. 24 min. 03 sec. East, a distance of 216.00 feet to a point on the West property line of the Option Premises. The herein described tract contains 0.02 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXI:

Railroad Spur Premises Addition

Field notes of the centerline of a 20 foot wide tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Janintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearing and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point in the centerline of a tract referred to as “Railroad Spur premises”, described in a deed to stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No, M457165, that bears South 19 deg. 38 min. 02 sec. East, 2268.88 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 7171,353.87) of the 289 acre tract, said point having state plane coordinates of X equals 3,228,591.84 and y equals 715,216.52;

THENCE, along a curve to the left, having a radius of 506.52 feet, a delta of 14 deg. 48 min. 06 sec. a chord bearing of South 81 deg. 28 min. 57 sec. East and an arc length of 130.85 feet, to a point;

THENCE, South 88 deg. 12 min. 09 sec. East, a distance of 61.82 feet to a point in the west line of a 20 acre tract of land called “Option Premises” in a deed to Stolt Terminals (Houston) Inc. recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. M457165. The herein described tract contains 0.088 acres of land more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXII:

Behring Road Premises

The non-exclusive easement and right-of-way to use those certain premises described as the “Road Premises” (hereinafter “Behring Road”), in that certain Deed dated September 12, 1975, from Jacintoport Corporation to Behring International, Inc. and recorded in the Official Public Records of Real Property of Harris County, Texas, under Film Code No. 127-03-1518 under Harris County Clerk’s File Number(s) E540411 and Film Code No. 127-05-1481 under Harris County Clerk’s File Number (s) E542098.

Tract XXIII:

ANNEX II Access Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 01 deg. 08 min. 45 sec. West, 3072.89 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87 of said 289 acre tract, said point having state plane coordinates of X equals 3,227,768.12 and Y equals 714,281.59, being the Southern most corner of the following described easement, said point also being on a Westerly line of Road Premises (Part A) and being the Northeast corner of the Premises described in Annex I hereto;

THENCE, North 75 deg. 34 min. 58 sec. West along the North property line of said 2.80 acre tract, a distance of 60.00 feet to a point;

THENCE, North 59 deg. 28 min. 31 sec. East a distance of 84.94 feet to a point on said Westerly line of Road Premises (Part A);

THENCE, South 14 deg. 32 min. 01 sec. West along said property line of Road Premises (Part A), a distance of 60.00 feet to a POINT OF BEGINNING. The herein described easement contains 0 04 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXIV:

ANNEX III Walkway Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 4.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 00 deg. 29 min. 26 sec. West, 3274.68 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,227,801.53 and Y equals 714,079.31, also being a Northwesterly property line of a 14.35 acre tract described in the Terminal Deed;

THENCE, North 75 deg. 59 min. 03 sec. West a distance of 83.11 feet to a point on the East property line of the Premises described in Annex I hereto, and a Westerly line of Road Premises (Part A). The herein described tract contains 0.01 acres of land more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXV:

ANNEX IV Sewer Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of 3.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System South Central Zone, as follows:

BEGINNING at a point that bears South 00 deg. 50 min. 33 sec. West, 3356.89 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,227,780.21 and Y equals 713,997.34 also being on the Westerly property line of a 14.35 acre tract described in the Terminal Deed;

THENCE, North 76 deg. 04 min. 52 sec. West, a distance of 57.03 feet to a point;

THENCE, South 14 deg. 32 min. 01 sec. West, a distance of 145.54 feet to a point;

THENCE, North 75 deg. 27 min. 59 sec. West, a distance of 192.86 feet to a point;

THENCE, North 12 deg. 08 min. 45 sec. East, a distance of 26.80 feet to a point on a Southerly property line of the Premises described in Annex I hereto. The herein described tract contains 0.03 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXVI:

ANNEX V Waterline Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of 3.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System South Central Zone, as follows:

BEGINNING at a point that bears South 02 deg. 59 min. 07 sec. West, 1649.64 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,227,743.66 and Y equals 715,706.47, also being in the centerline of Utility Premises (Part B) described in the Terminal Deed;

THENCE, South 13 deg. 20 min. 25 sec. West, a distance of 1312.59 feet to a point;

THENCE, South 73 deg. 39 min. 55 sec. East, a distance of 57.01 feet to a point on the Easterly property line of the Premises described in Annex I hereto. The herein described tract contains 0.03 acres of land, more or less.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

Tract  XXVII:

ANNEX VI POWER LINE PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1975 recorded in Harris County, Texas, Clerk’s File E372837 and in a deed to Oiltanking of Texas, Inc. from
Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File F051641, being a centerline of a 8.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 00 deg. 30 min. 05 sec. West, 3252.44 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of said 289 acre tract, said point having state plane coordinates of X equals 3,227,801.11 and Y equals 714,101.55, also being in the centerline of Utility Premises (Part C) described in the Terminal Deed;

THENCE North 63 deg. 11 min. 41 sec. West a distance of 80.24 feet to a point in the East property line of the Premises described in Annex I hereto, and a Westerly line of Road Premises (Part A). The herein described tract contains 0.01 acres of land, more or less.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract  XXVIII:

ANNEX VII Gas Line Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land (“the 289 acre tract”) described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1973 recorded in Harris County, Texas, Clerk’s File No. E372837 and in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation on February 21, 1977 recorded in Harris County, Texas, Clerk’s File No. F051641, being a centerline of a 3.0 foot wide tract, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 04 deg. 27 min. 14 sec. West, 3465.64 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87 of said 289 acre tract), said point having state plane coordinates of X equals 3,227,560.44 and Y equals 713,898.70 also being on the Southern most line of Utility Premises (Part A), described in Annex IV to the Terminal Deed;

THENCE North 14 deg. 00 min. 21 sec. East, at a distance of 4.49 feet pass Southern most line of a sewer premise described in “Stolt Sewer Premises”, at a distance of 26.75 feet pass an existing South edge of a road, continuing a total distance of 56.05 feet to a point on a curve being a Southeasterly property line of the Premises described in Annex I hereto. The herein described tract contains 0.004 acres of land, more or less.

LB NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Tract XXIX:

Slip 4 Premises
Barge D Area

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acre (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point for the Southwest corner of this tract that bears South 11 deg. 18 min. 23 sec. East, a distance of 4463.04 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having state plane coordinates of X equals 3,228,704.57 and Y equals 712,977.44 also being a point on the North property line of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below:

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 500.00 feet to a point for the Northwest corner of this tract;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 180.00 feet to an iron rod set for the Northeast corner of this tract and being the Northwest corner of Barge Dock D Premises described on the 11-page survey referred to below:

THENCE South 02 deg. 05 min. 07 sec. West, along the West property line of Barge Dock D Premises, described on the 11-page survey referred to below, a distance of 500.00 feet to a point for the Southeast corner of this tract also being the Southwest corner of Barge Dock D Premises described on the 11-page survey referred to below, the Northwest corner of Ship Dock 4 Premises described on the 11-page survey referred to below and the Northeast corner of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below;

THENCE North 87 deg. 54 min. 53 sec. West along the North property line of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below, a distance of 180.00 feet to the POINT OF BEGINNING. The herein described tract contains 2.07 acres of land, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 and 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

Slip 4 Premises
Ship 4 Area

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acre (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number E372837 and a portion of which 285.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point for the Northwest corner of this tract that bears South 10 deg. 21 min. 58 sec. East, a distance of 4446.27 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having state plane coordinates of X equals 3,228,629.62 and Y equals 712,980.17;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 255.00 feet to a point for the Northeast corner of this tract, also being the Southeast corner of Slip 4 Premises Barge D Area described on the 11-page survey referred to below, the Southwest corner of Barge Dock D Premises described on the 11-page survey referred to below and the northwest corner of Ship Dock 4 Premises described on this 11-page survey referred to below;

THENCE South 02 deg. 05 min. 07 sec. West, along the West property line of Ship Dock 4 Premises described on the 11-page survey referred to below, a distance of 1003.58 feet to a point for the Southeast corner of this tract, also being a point on the North right-of-way line of the Houston Ship Channel and the Southerly property line of the 289 acre tract;

THENCE along the North right-of-way line of the Houston Ship Channel along a curve to the right (also being a Southerly property line of the 289 acre tract) having a radius of 5349.86 feet, a delta angle of 02 deg. 47 min. 56 sec. and an arc length of 261.34 feet to a point for the Southeast corner of this tract;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 1060.69 feet to the POINT OF BEGINNING. The herein described tract contains 6.05 acres of land, more or less.

The foregoing field notes was prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990, and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

Tract  XXX:

SHIP DOCK 4 PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land compromising 289.29 acre tract is described in deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File No. E372837 and a portion of which 289.29 acre tract is described to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Harris County Clerk’s File Number(s) F051641, and being more particularly described by coordinates, bearings and distances based on the Texas State Plane Coordinate System, South

BEGINNING at a point for the Northwest corner of this tract that bears South 13 deg. 31 min. 57 sec. East, a distance of 4508.14 feet from the Northwest corner (said Northwest corner having state plane coordinates of X equals 3,227,829.57 and Y equals 717,353. 87) of the 289 acre tract, said point having state plane coordinates of X equals 3,228,884.45 and Y equals 712,970.89, also being the Southwest corner of Barge Dock D Premises described on the 11-page survey referred to below, the Southeast corner of Slip 4 Premises Barge D Area described on the 11-page survey referred to below and the Northeast corner of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below;

THENCE, South 87 deg. 54 min. 53 sec. East, along the South property line of Barge Dock D Premises, described on the 11-page survey referred to below, a distance of 40.00 feet, to an iron rod set for the Northeast corner of this tract also being the Northwest corner of Ship Dock 5 Premises, described on the 11-page survey referred to below and the Southwest corner of Barge Dock E Premises described on the 11-page survey referred to below;

THENCE, South 02 deg. 05 min. 07 sec. West, along the West property line of Ship Dock Premises, described on the 11-page survey referred to below, a distance of 1024.45 feet to a point for a Southeast corner of this tract also being the Southwest corner of Ship Dock 5 Premises described on the 11-page survey referred to below, and a point on the Southerly property line of the 289 acre tract and the North right-of-way line of the Houston Ship Channel;

THENCE, along the North right-of-way line of the Houston Ship Channel along a curve to the right (also being a Southerly property line of the 289 acre tract) having a radius of 5379.91 feet, a delta angle of 00 deg. 00 min. 59 sec., an arc distance of 1.54 feet to a point;

THENCE, continuing along the North right-of-way line of the Houston Ship Channel (also being the Southerly property line of the 289 acre tract) North 12 deg. 17 min. 01 sec. West, a distance of 30.05 feet to a point;

THENCE, continuing along the North right-of-way line of the Houston Ship Channel (also being the Southerly property line of the 289 acre tract) along a curve to the right having a radius of 5349.86 feet, a delta angle of 00 deg. 20 min. 36 sec. and an arc length of 32.06 feet to a point for the Southwest corner of this tract also being the Southeast corner of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below;

THENCE, North 02 deg. 05 min. 07 sec. East, along the East property line of Slip 4 Premises Slip 4 Area described on the 11-page survey referred to below, a distance of 1003.58 feet to the POINT OP BEGINNING. The herein described tract contains 0.92 acres, more or less.

Ship Dock 5 Premises

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977 recorded in the Official Public Records of Real Property of Harris County, Texas under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at an iron rod that bears South 14 deg. 01 min. 15 sec. East, a distance of 4519.07 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,924.42 and Y equals 712,969.43, said point being a common corner with the Northeast corner of Ship Dock 4 Premises, described on the 11-page survey referred to below;

THENCE South 87 deg. 54 min. 53 sec. East, along the South property line of Barge Dock E Premises, described on the 11-page survey referred to below, a distance of 40.00 feet to an iron rod for a corner of this tract also being the Southwest corner of Slip 5 Premises Barge E Area, described on the 11-page survey referred to below;

THENCE South 02 deg. 05 min. 07 sec. West, along the West property line of Slip 5 Premises Ship 5 Area, described on the 11-page survey referred to below, a distance of 1014. 03 feet to a point on a Southerly property line of the 289 acre tract and the North right-of-way line of the Houston Ship Channel;

THENCE along the North right-of-way line of the Houston Ship Channel along a curve to the right (also being a Southerly property line of the 289 acre tract) having a radius of 5379.91 feet, a delta angle of 00 deg. 26 min. 26 sec. an arc distance of 41.37 feet to a point;

THENCE North 02 deg. 05 min. 07 sec. East, along the East property line of said Ship Dock 4 Premises, a distance of 1024.45 feet to an iron rod at the POINT OF BEGINNING. The herein described tract contains 0.94 acres, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

BARGE DOCK D PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at an iron rod set for the Northwest corner of this tract that bears South 15 deg. 26 min. 49 sec. East, a distance of 4028.85 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,902.64 and Y equals 713,470.55, also being the Northwest corner of Barge Dock D Premises described on the 11-page survey referred to below, the Southwest corner of Dock 4/5 Access Premises, described on the 11-page survey referred to below and the Northeast corner of Slip 4 Premises Barge D Area described on the 11-page survey referred to below;

THENCE South 87 deg. 54 min. 53 sec. East, along the North property line of Barge Dock D Premises, described on the 11-page survey referred to below, a distance of 40.00 feet to an iron rod set for the Northeast corner of this tract, also being the Northwest corner Barge Dock E Premises, described on the 11-page survey referred to below and the Northwest corner of Barge Dock E Premises described on the 11-page survey referred to below;

THENCE South 02 deg. 05 min. 07 sec. West, along the East property line of Barge Dock D Premises, described on the 11-page survey referred to below, a distance of 500.00 feet to a point for a Southeast corner of this tract also being the Southwest corner of Barge Dock E Premises described on the 11-page survey referred to below, the Northwest corner Ship Dock 5 Premises described on the 11-page survey referred to below, and the Northeast corner Ship Dock 4 Premises described on the 11-page survey referred to below;

THENCE N 87 deg. 54 min. 53 sec. W, along the North property line of Ship Dock 4 Premises described on the 11-page survey referred to below, a distance of 40.00 feet to a point for the Southwest corner of this tract, also being the Northwest corner of Ship Dock 4 Premises described on the 11-page survey referred to below, the Northeast corner of Slip 4 Premises Ship 4 Area described on the 11-page survey referred to below, and the Southeast corner of Slip 4 Premises Barge D Area designated on the 11-page survey referred to below;

THENCE North 02 deg. 05 min. 07 sec. East, along the East property line of Slip 4 Premises Barge D Area described on the 11-page survey referred to below, a distance of 500.00 feet to the POINT OF BEGINNING. The herein described tract contains 0.46 acres, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

BARGE DOCK E PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at an iron rod that bears South 15 deg. 59 min. 16 sec. East, a distance of 4041.09 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,942.61 and Y equals 713,469.09;

THENCE South 87 deg. 54 min. 53 sec. East, along the South property line of Dock 4/5 Access Premises, described on the 11-page survey referred to below, a distance of 40.00 feet to an iron rod for a corner of this tract, also being the Northwest corner of Slip 5 Premises Barge E Area, described on the 11-page survey referred to below;

THENCE South 02 deg. 05 min. 07 sec. West, along the entire West property line of said Slip 5 Premises Barge E Area, a distance of 500.00 feet to an iron rod for a corner of this tract, also being the Northwest corner of Slip 5 Premises Ship 5 Area, described on the 11-page survey referred to below, and the Northeast corner of Ship Dock 5 Premises, described on the 11-page survey referred to below;

THENCE North 87 deg. 54 min. 53 sec. West, along the entire North property line of said Ship Dock 5 Premises, a distance of 40.00 feet to an iron rod for the Southwest corner of this tract and being a common point on the East property line of Ship Dock 4 Premises, described on the 11-page survey referred to below;

THENCE North 02 deg. 05 min. 07 sec. East, along said East property line of Barge Dock D Premises, described on the 11-page survey referred to below, a distance of 500.00 feet to an iron rod at the POINT OF BEGINNING. The herein described tract contains 0.46 acres, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 199AO and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

DOCK 4/5 ACCESS PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at an iron rod set that bears South 15 deg. 59 min. 36 sec. East, a distance of 4041.09 feet from the Northwest corner (said nw corner having State Plane Coordinates of X equals 3,227,829.57 and Y equals 717,353.87) of the 289.29 acre tract, said point having State Plane Coordinates X equals 3,228,942.61 and Y equals 713,469.09, also being a common comer with the Northwest corner of Barge Dock E Premises described on the 11-page survey referred to below and the Northeast corner of Barge Dock D Premises described on the 11-page survey referred to below;

THENCE North 87 deg. 54 min. 53 sec. West, along the North property line of Barge Dock D Premises described on the 11-page survey referred to below, a distance of 40.00 feet to an iron rod set;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 240.62 feet to an iron rod set;

THENCE South 88 deg. 13 min. 35 sec. East, a distance of 80.00 feet to an iron rod set;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 241.06 feet to an iron rod set for a corner of this tract, also being the Northeast corner of Barge Dock E Premises described on the 11-page survey referred to below;

THENCE North 87 deg. 54 min. 53 sec. West, along the North property line of Barge Dock E Premises described on the 11-page survey referred to below, a distance of 40.00 feet to the POINT OF BEGINNING. The herein described tract contains 0.44 acres of land, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

SLIP 5 PREMISES
SHIP 5 AREA

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point that bears South 14 deg. 30 min. 25 sec. East, a distance of 4530.34 feet from the Northwest corner (said Northwest corner having State Plane Coordinates of X equals 3,227, 829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,228,964.40 and Y equals 712,967.97, also being a common corner with the Southwest corner of Slip 5 Premises Barge E Area, described on the 11-page survey referred to below, the Southeast corner of Barge Dock E Premises described on the 11-page survey referred to below, and the Northeast corner of Ship Dock 5 Premises, described on the 11-page survey referred to below;

THENCE South 87 deg. 54 min. 53 sec. East, along the entire South property line of said Slip 5 Premises Barge E Area, a distance of 250.00 feet to a iron rod for a distance of this tract;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 941.34 feet to a point on a Southerly property line of the 289 acre tract and the North right-of-way line of the Houston Ship Channel;

THENCE along the North right-of-way line of the Houston Ship Channel along a curve to the right (also being a Southerly property line of the 289 acre tract) having a radius of 5379.91 feet, a delta angle of 02 deg. 46 min. 23 sec., an arc distance of 260.38 feet to a point;

THENCE North 02 deg. 05 min. 07 sec. East, along the entire East property line of said Ship Dock 5 Premises a distance of 1014.03 feet to an iron rod at the POINT OF BEGINNING. The herein described tract contains 5.62 acres, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXI:

SLIP 1 PREMISES

Field notes of a tract of land in the Richard and Robert Vince Survey, Abstract No. 76, Harris County, Texas, said tract of land being a part of a larger tract of land comprising 289.29 acres (“the 289 acre tract”) a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1975 recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number E372837 and a portion of which 289.29 acre tract is described in a Deed to Oiltanking of Texas, Inc. from Jacintoport Corporation dated February 21, 1977, recorded in the Official Public Records of Real Property of Harris County, Texas, under Clerk’s File Number F051641, and being more particularly described by coordinates, bearings and distances based on The Texas State Plane Coordinate System, South Central Zone, as follows:

BEGINNING at a point for the Northwest corner of this tract that bears South 00 deg. 36 min. 39 sec. East, a distance of 4446.62 feet from the Northeast corner (said Northwest corner having State Plane Coordinates of X equals 3,227, 829.57 and Y equals 717,353.87) of the 289 acre tract, said point having State Plane Coordinates of X equals 3,227,876.98 and Y equals 712,907.50;

THENCE South 87 deg. 54 min. 53 sec. East, a distance of 225.00 feet to a point for the Northeast corner;

THENCE South 02 deg. 05 min. 07 sec. West, a distance of 1037.84 feet to a point on the Southerly property line of the 289 acre tract and the North right-of-way line of the Houston Ship Channel;

THENCE along the North right-of-way line of the Houston Ship Channel (also being the Southerly property line of the 289 acre tract) along a curve to the right having a radius of 5349.86 feet, a delta angle of 02 deg. 25 min. 01 sec. and an arc length of 225.68 feet to a point for the Southwest corner of this tract;

THENCE North 02 deg. 05 min. 07 sec. East, a distance of 1,055.10 feet to the POINT OF BEGINNING; The herein described tract contains 5.41 acres of land, more or less.

The foregoing field notes were prepared in connection with a survey of the above described property prepared by the undersigned dated October 4, 1990 and most recently revised and updated on August 5, 1992, which survey is set forth on Sheets 5 or 7, and on Sheet 11 of an 11-page survey prepared by the undersigned and identified as Job No. 1629 and Drawing Number OTI-1629D-2305.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXII:

0.6066 ACRE STOLT TANKAGE AREA BOUNDARY

Metes and bounds description of a 0.6066 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, Harris County Official Public Records of Real Property, said 0.6066 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.6066 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01;

BEGINNING at a 5/8” iron rod with a plastic cap set for the Northwest corner of the herein described 0.6066 acre tract, said corner being a corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, said “POINT OF BEGINNING” having coordinates X equals 3,228,125.93, Y equals 714,302.48;

THENCE, South 75 deg. 27 min. 38 sec. East, 203.40 feet to a set 5/8” iron rod with cap;

THENCE, South 14 deg. 32 min. 22 sec. West, 77.23 feet to a 5/8” iron rod with cap set in the most Easterly North line of said 14.35 acre tract;

THENCE, along said North line, North 75 deg. 27 min. 38 sec. West, 94.00 feet to a 5/8” iron rod with cap set at an interior corner of said 14.35 acre tract;

THENCE, along an interior line of said 14.35 acre tract, South 10 deg. 45 min. 59 sec. West, 106.17 feet to a 5/8” iron rod with cap set at an interior corner of said 14.35 acre tract;

THENCE, along an interior line of said 14.35 acre tract, North 74 deg. 01 min. 08 sec. West, 104.51 feet to a 5/8” iron rod with plastic cap set for an interior corner of said 14.35 acre tract;

THENCE, along an interior line of said 14.35 acre tract, North 10 deg. 45 min. 59 sec. East, 180.93 feet to the “POINT OF BEGINNING” and containing 0.6066 acres of land.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXIII:

0.0134 ACRE STOLT TRANSFORMED AREA BOUNDARY

Metes and bounds description of a 0.0134 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2489, Harris County Official Public Records of Real Property, said 0.0134 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0134 acre tract being more fully described by metes and bounds as follows;

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Southeast corner of the herein described 0.0134 acre tract, said corner being the most Easterly Northeast corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, said “POINT OF BEGINNING” having coordinates X equals 3,228,439.91, Y equals 714,141.27;

THENCE, along the most Easterly North line of said 14.35 acre tract, North 75 deg. 27 min. 38 sec. West, 20.00 feet to a set 5/8” iron with cap;

THENCE, North 14 deg. 32 min. 22 sec. East, 29.30 feet to the Northwest corner of an existing transformer concrete pad;

THENCE, South 75 deg. 27 min. 38 sec. East, 20.00 feet to a set 5/8” iron rod with cap;

THENCE, South 14 deg. 32 min. 22 sec. West, 29.30 feet to the “POINT OF BEGINNING” and containing 0.0134 acres of land.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

EASEMENT:

0.0077 ACRE STOLT EASEMENT AT ‘B’ MANIFOLD

Metes and bounds description of a 0.0077 acre (10’ wide) tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2489, Harris County Official Public Records of Real Property, said 0.0077 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0077 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established form the Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8 inch iron rod with a plastic cap set for the Northwest corner of the herein described 0.0077 acre tract, said corner being South 14 deg. 32 min. 22 sec. West, 112.02 feet from a 5/8” iron rod with plastic cap previously set for the most Easterly Northeast corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, said “POINT OF BEGINNING” having coordinates X equals 3,228,411.79, Y equals 714,032.84;

THENCE, South 75 deg. 27 min. 38 sec. East, 33.68 feet to a 5/8” iron rod with cap set at the edge of an existing piperack;

THENCE, along the edge of said existing piperack, South 14 deg. 32 min. 22 sec. West, 10.00 feet to a cut “X” set in a concrete footing;

THENCE, North 75 deg. 27 min. 38 sec. West, 33.68 feet to a 5/8” iron rod with cap set in the most Northerly East line of said 14.35 acre tract;

THENCE, along said East line, North 14 deg. 32 min. 22 sec. East, 10.00 feet to the “POINT OF BEGINNING” and containing 0.0077 acres of land.

NOTE:  This Company does not represent that the above acreage or square footage calculations are correct.

EASEMENT:

0.0067 ACRE STOLT EASEMENT AT ‘J’ MANIFOLD

Metes and bounds description of a 0.0067 acre (10’ wide) tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2489, Harris County Officials Public Records of Real Property, said 0.0067 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0067 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Northwest corner of the herein described 0.0067 acre tract, said corner being South 14 deg. 32 min. 22 sec. West, 254.29 feet from a 5/8” iron rod with plastic cap previously set for the most Easterly Northeast corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, said “POINT OF BEGINNING” having coordinates X equals 3,228,376.08, Y equals 713,895.13;

THENCE, South 75 deg. 27 min. 38 sec. East, 28.80 feet to a 5/8” iron rod with cap set at the edge of an existing piperack;

THENCE, along the edge of said existing piperack, South 14 deg. 32 min. 22 sec. West, 10.00 feet to a set 5/8” iron rod with cap;

THENCE, North 75 deg. 27 min. 38 sec. West, 28.80 feet to a 5/8” iron rod with cap set in the most Northerly East line of said 14.35 acre tract;

THENCE, along said East line, North 14 deg. 32 min. 22 sec. East, 10.00 feet to the “POINT OF BEGINNING” and containing 0.0067 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

EASEMENT:

0.0033 ACRE STOLT EASEMENT AT ‘J’ MANIFOLD

Metes and bounds description of a 0.0033 acre (5’ wide) tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, Harris County Officials Public Records of Real Property, said 0.0033 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0033 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Northwest corner of the herein described 0.0033 acre tract, said corner being South 14 deg. 32 min. 22 sec. West, 225.09 feet from a 5/8” iron rod with plastic cap previously set for the most Easterly Northeast corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, said “POINT OF BEGINNING” having coordinates X equals 3,228,382.15, Y equals 713,918.55;

THENCE, South 75 deg. 27 min. 38 sec. East, 33.68 feet to a 5/8” iron rod with cap set at the edge of an existing piperack;

THENCE, along the edge of said existing piperack, South 14 deg. 32 min. 22 sec. West, 5.00 feet to a “X” cut in a concrete footing;

THENCE, North 75 deg. 27 min. 38 sec. West, 33.68 feet to a 5/8” iron rod with cap set in the most Northerly East line of said 14.35 acre tract;

THENCE, along said East line, North 14 deg. 32 min. 22 sec. East, 5.00 feet to the “POINT OF BEGINNING” and containing 0.0033 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

EASEMENT:

POWER POLE PREMISES

Metes and bounds description of a 0.0053 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, Harris County Officials Public Records of Real Property, said 0.0053 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0053 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

COMMENCING for reference at a 5/8” iron rod with a plastic cap set for the Southeast corner of the herein described 0.0053 acre tract, said corner being the most Easterly Northeast corner of a call 14.35 acre Stolt Terminals Premises tract as recorded in File Number L685063, having coordinates X equals 3,228,439.91, Y equals 714,141.27;

THENCE, along the most Easterly North line of said 14.35 acre tract, North 75 deg. 27 min. 38 sec. West, 20.00 feet to a set 5/8” iron rod with cap;

THENCE, North 14 deg. 32 min. 22 sec. East, 29.3 feet to the Northwest corner of an existing transformer concrete pad, and being the “POINT OF BEGINNING” of the herein described tract;

THENCE, North 14 deg. 32 min. 22 sec. East, 29.0 feet to a set 5/8” iron rod with cap;

THENCE, South 75 deg. 27 min. 38 sec. East, 8.00 feet to a 5/8” iron rod with cap;

THENCE, South 14 deg. 32 min. 22 sec. West, 29.00 feet to a set 5/8” iron rod with cap;

THENCE, North 75 deg. 27 min. 36 sec. West, 8.00 feet to the “POINT OF BEGINNING” and containing 0.0053 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXIV:

Boiler House Premises, Steam Lines and Water Treatment Equipement

Metes and bounds description of a 0.6144 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, Harris County Official Public Records of Real Property, Harris County, Texas, said 0.6144 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.6144 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Southwest corner of the herein described 0.6144 acre tract, said Southwest corner being a Southeast corner of a call 14.35 acre Terminal Premises tract, conveyed to Stolt Terminals as recorded and described in File Number L685063, Film Code 117-75-1850, said “POINT OF BEGINNING” having coordinates X equals 3,228,187.37, Y equals 713,209.89;

THENCE, along an East line of said 14.35 acre tract, North 01 deg. 19 min. 00 sec. East, 199.94 feet to a set PK nail with washer;

THENCE, along a South line of said 14.35 acre tract, a distance of 88 deg. 24 min. 13 sec. East, 138.23 feet to a set 5/8” iron rod with cap;

THENCE, South 01 deg. 51 min. 20 sec. West, 189.90 feet to a PK nail with washer set for the Southeast corner of the herein described 0.6144 acre tract;

THENCE, South 87 deg. 23 min. 19 sec. West, 136.76 feet to the “POINT OF BEGINNING” and containing 0.6144 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

EASEMENT:

A non-exclusive easement and righ-of-way to use the premises as further described in that certain Deed (Boiler House Premises, Steam Lines and Water Treatment Equipment) recorded under County Clerk’s File No. T806126 of the Real Property Records of Harris County, Texas.

TRACT XXXV:

Barge Dock C Expansion Premises

Parcel One:

Metes and bounds description of a 0.0365 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2439, Harris County Official Public Records of Real Property, Harris County, Texas, said 0.0365 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0365 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Southwest corner of the herein described 0.0365 acre tract, said Southwest corner being a corner of a call 1.03 acre Barge Dock “C” Premises tract as recorded in File Number L685064, Film Code 117-75-1928, said “POINT OF BEGINNING” having coordinates X equals 3,228,425.39, Y equals 713,279.04;

THENCE, North 02 deg. 55 min. 08 sec. East, 29.00 feet to a set 5/8” iron rod with cap;

THENCE, South 88 deg. 05 min. 42 sec. East, 54.55 feet to a 5/8” iron rod with cap set in the most Northerly West line of said 1.03 acre Barge Dock “C” Premises tract;

THENCE, along said West line of said 1.03 acre tract, South 02 deg. 05 min. 07 sec. West, 29.00 feet to a 5/8” iron rod with cap set at a corner of said 1.03 acre tract;

THENCE along a North line of said 1.03 acre tract, North 88 deg. 05 min. 42 sec. West, 54.97 feet to the “POINT OF BEGINNING” and containing 0.0365 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Parcel Two:

Metes and bounds description of a 0.0513 acre tract of land out. of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2439, Harris County Official Public Records of Real Property, Harris County, Texas, said 0.0513 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0513 acre tract being more fully described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8” iron rod with a plastic cap set for the Northwest corner of the herein described 0.0513 acre tract, said Northwest corner being a corner of a call 1.03 acre Barge Dock “C” Premises tract as recorded in File Number L685064, Film Code 117-75-1928, said “POINT OF BEGINNING” having coordinates X equals 3,228,423.35, Y equals 713,239.12;

THENCE, along a line of said 1.03 acre Barge Dock “C” Premises tract, South 88 deg. 05 min. 42 sec. East, 55.55 feet to a 5/8” iron rod with cap set for a corner of said 1.03 acre tract;

THENCE, along the most Southerly West line of said 1.03 acre tract, South 02 deg. 05 min. 07 sec. West, 40.00 feet to a set 5/8” iron rod with cap;

THENCE, North 88 deg. 05 min. 42 sec. West, 56.13 feet to a 5/8” iron rod with cap set for the Southwest corner of the herein described 0.0513 acre tract;

THENCE, North 02 deg. 55 min. 08 sec. East, 40.01 feet to the “POINT OF BEGINNING” and containing 0.0513 acres of land.

EASEMENT:

Easement estates created by that certain Deed (Barge Dock C Expansion Premises) recorded under County Clerk’s File No. T806131 of the Real Property Records of Harris County, Texas.

TRACT XXXVI:

0.5084 Acre Stolt Easement Tract

Metes and bounds description of a 0.5084 acre tract of land out of a call 150.097 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, out of a call 33.9470 acre tract conveyed to Oiltanking as recorded in File Number L732406, Film Code 120-73-0460, and out of a proposed 6.000 acre tract out of a call 99.7144 acre tract conveyed to Stolthaven Houston, Inc. as recorded in File Number S313758, Film Code 511-77-3558, all in the Harris County Official Public Records of Real Property, said 0.5084 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, and the Harris & Carpenter Survey, Abstract 28, Harris County, Texas, said 0.5084 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8" iron rod with a plastic cap set for the Northwest corner of the herein described tract, said “POINT OF BEGINNING” being South 00 deg. 46 min. 49 sec. West, 25.00 feet from a 5/8" iron rod with cap set at the Northeast corner of a call 5.16 acre Terminal Premises tract conveyed to Stolt Terminals as recorded in File Number L685063, Film Code 117-75-1850, said “POINT OF BEGINNING” being in the East line of said 5.16 acre tract, said “POINT OF BEGINNING” having coordinates X equals 3,228,996.28, Y equals 714,064.19;

THENCE, along a line 25 feet South of and parallel to the South line of a call 20.00 acre Option Premises tract, as recorded in File Number M457165, FC ###-##-####, South 88 deg. 20 min. 32 sec. East, 435.00 feet to a set 5/8" iron rod with cap;

THENCE, South 74 deg. 57 min. 54 sec. East, 64.83 feet to a set 5/8" iron rod with cap;

THENCE, South 88 deg. 20 min. 32 sec. East, 361.90 feet to a set 5/8" iron rod with cap;

THENCE, North 69 deg. 32 min. 46 sec. East, at 136.83 feet pass a point in an East line of said 33.9470 acre tract, said East line being a West line of said 99.7144 acre tract, said point being South 20 deg. 25 min. 44 sec. East, along said common line, 171.80 feet from from a 5/8" iron rod with cap set for the Northwest corner of said proposed 6.000 acre tract, and continuing for a total distance of 360.33 feet to a 5/8" iron rod with cap set in an East line of said proposed 6.000 acre tract to be swapped with Oiltanking, said point being South 20 deg. 25 min. 44 sec. East 171.70 feet from a 5/8" iron rod with cap set for the Northeast comer of said 6.000 acre tract;

THENCE, along said East line of said 6.000 acre tract, South 20 deg. 25 min. 44 sec. East, 20.00 feet to a 5/8" iron rod with cap set for the Southeast corner of the herein described 0.5084 acre tract;

THENCE, South 69 deg. 32 min. 46 sec. West, at 223.50 feet pass a point in the West line of said proposed 6.00 acre tract, and continuing for a total distance of 364.23 feet to a set 5/8" iron rod with cap;

THENCE, North 88 deg. 20 min. 32 sec. West, 365.81 feet to a set 5/8" iron rod with cap;

THENCE, North 74 deg. 57 min. 54 sec. West, 65.95 feet to a set 5/8" iron rod with cap;

THENCE, along a line 40 feet South of and parallel to said South line of said 20.00 acre tract, North 88 deg. 20 min. 32 sec. West, 435.00 feet to a 5/8" iron rod with cap set in the East line of said 5.16 acre tract;

THENCE, along said East line, North 00 deg. 46 min. 49 sec. East, 15.00 feet to the “POINT OF BEGINNING” and containing 0.5084 acre of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXVII:

0.1713 Acre Dock 2/3 Pipeline & Utility Easement

Metes and bounds description of a 0.1713 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, Harris County Official Public Records of Real Property, Harris County, Texas, said 0.1713 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.1713 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Shell Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8 inch iron rod with a plastic cap set for a corner of the herein described 0.1713 acre tract, said corner being the Northwest corner of a call 2.10 acre Ship Dock 2/3 Premises tract conveyed to Stolt Terminals as recorded and described in File Number L685064, Film Code 117-75-1928, said “POINT OF BEGINNING” having coordinates X equals 3,228,334.53, Y equals 713,106.71;

THENCE, along the West line of said 2.10 acre tract, South 02 deg. 05 min. 05 sec. West, at 65.73 feet pass a 5/8 inch iron rod with cap set for reference, and continuing for a total distance of 115.73 feet to a point, said point being the Northeast corner of a call 5.81 acre tract conveyed to Stolt Terminals as recorded and described in File Number L685064;

THENCE, along the North line of said 5 81 acre tract, North 87 deg. 54 min. 50 sec. West, 38.62 feet to a point;

THENCE, North 01 deg. 51 min. 20 sec. East, at 50.00 feet pass a 5/8 inch iron rod with cap set for reference and continuing for a total distance of 222.63 feet to a 5.8 inch iron rod with cap set in the South line of a proposed 0.6144 acre tract;

THENCE, along the South line of said proposed 0.6144 acre tract, North 67 deg. 23 min. 19 sec. East, 25.08 feet to a set PK nail with washer;

THENCE, South 00 deg. 48 min. 06 sec. East, 110.59 feet to a 5/8 inch iron rod with cap set for a corner of the 1.42 acre Ship Dock 2/3 Access Premises tract as recorded in File Number L685064;

THENCE, North 82 deg. 38 min. 22 sec. East, 9.07 feet to the POINT OF BEGINNING and containing 0.1713 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXVIII:

Stolt Office Property Easements

Parcel One:

Metes and bounds description of a 0.0956 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2439, Harris County Official Public Records of Real Property, said 0.0956 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0956 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8 inch iron rod with a plastic cap set set for the Southwest corner of the herein described 0.0956 acre tract, said Southwest corner being in the East line of a call 2.80 acre Premise tract conveyed to Stolt Terminals as recorded in File Number M048685, Film Code 140-64-0338, said “POINT OF BEGINNING” having coordinates X equals 3,227,747.02, Y equals 714,200.82;

THENCE, along the East line of said 2.80 acre tract, North 14 deg. 39 min. 03 sec. East, 50.00 feet to a set 5/8 inch iron rod with cap, said rod being South 14 deg. 39 min. 03 sec. West, 33.47 feet from the calculated Northeast corner of said 2.80 acre tract;

THENCE, South 75 deg. 06 min. 31 sec. East, 83.30 feet to a 5/8 inch iron rod with cap set in an East line of a call 14.35 acre Terminal Premises tract conveyed to Stolt Terminals as recorded in File Number L685062, Film Code 117-75-1850;

THENCE, along said East line of said 14.35 acre tract, South 14 deg. 34 min. 58 sec. West, 50.00 feet to a 5/8 inch iron rod with cap set for the Southeast corner of the herein described 0.0956 acre tract;

THENCE, North 75 deg. 06 min. 31 sec. West, 83.36 feet to the “POINT OF BEGINNING” and containing 0.0956 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

Parcel Two:

Metes and bounds description of a 0.0961 acre tract of land out of a call 99.203 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code 116-79-2439, Harris County Official Public Records of Real Property, said 0.0961 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.0961 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8 inch iron rod with a plastic cap set for the Southwest corner of the herein described 0.0961 acre tract, said Southwest corner being the Southeast corner of a call 0.2260 acre Premises Addition tract conveyed to Stolt Terminals as recorded in File Number N053274, said “POINT OF BEGINNING” having coordinates X equals 3,227,667.34, Y equals 713,896.06;

THENCE, along the East line of said 0.2260 acre tract, North 14 deg. 39 min. 03 sec. East, 50.00 feet to a set 5/8 inch iron rod with cap;

THENCE, South 75 deg. 06 min. 31 sec. East, 83.67 feet to a 5/8 inch iron rod with cap set in an East line of a call 14.35 acre Terminal Premises tract conveyed to Stolt Terminals as recorded in File Number L685063, Film Code 117-75-1850;

THENCE, along said East line of said 14.35 acre tract, South 14 deg. 34 min. 58 sec. West, 50.00 feet, to a 5/8 inch iron rod with cap set for the Southeast corner of the herein described 0.0961 acre tract;

THENCE, North 75 deg. 06 min. 31 sec. West, 83.73 feet to the “POINT OF BEGINNING” and containing 0.0961 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

TRACT XXXIX:

Stolthaven North Easement

Metes and bounds description of a 0.4313 acre tract of land out of a call 150.097 acre tract of land conveyed to Oiltanking of Texas, Inc. as recorded in File Number E372837, Film Code ###-##-####, and out of a call 33.9470 acre tract conveyed to Oiltanking as recorded in File Number L732406, Film Code 120-73-0460, Harris County Official Public Records of Real Property, said 0.4313 acre tract being situated in the Richard & Robert Vince Survey, Abstract 76, Harris County, Texas, said 0.4313 acre tract being more particularly described by metes and bounds as follows:

All bearings and coordinates are based on the Texas Coordinate System, South Central Zone established from the Stolt/Oiltanking plant coordinate system monuments as shown on Oiltanking drawing number 92-008-01.

BEGINNING at a 5/8 inch iron rod with a plastic cap set set at the Northeast corner of a call 20.00 acre Option Premises tract conveyed to Stolt Terminals as recorded in File Number M457156, Film Code 165-73-1935, said “POINT OF BEGINNING” having coordinates X equals 3,229,578.39, Y equals 714,972.79;

THENCE, North 10 deg. 39 min. 35 sec. East, 49.44 feet to an “X” cut in a concrete road;

THENCE, along a line three (3) feet North of the projection of an existing concrete road. South 73 deg. 19 min. 52 sec. East, 121.59 feet to a 5/8 inch iron rod with cap set in a West line of a call 99.7144 acre tract conveyed to Stolthaven Houston Inc. as recorded in File Number S313756, Film Code 511-77-3558;

THENCE, along said East line of said 99.7144 acre tract, South 10 deg. 11 min. 38 sec. West, 154.99 feet to a 5/8 inch iron rod with cap set for the Southeast corner of the herein described 0.4313 acre tract;

THENCE, North 73 deg. 19 min. 52 sec. West, 122.40 feet to a set 5/8 inch iron rod with cap;

THENCE, North 10 deg. 39 min. 35 sec. East, 105.46 feet to the “POINT OF BEGINNING” and containing 0.4313 acres of land.

NOTE: This Company does not represent that the above acreage or square footage calculations are correct.

STOLTHAVEN NEW ORLEANS TERMINAL

TRACT I

All that tract, piece or parcel of land situated, lying and being East of the Mississippi River in Section 1 of Township 13 South, Range 12 East, Section 24 of Township 14 South, Range 12 East, Sections 1 and 2 of Township 13 South, Range 13 East, and Sections 1 and 2 of Township 14 South, Range 13 East, Braithwaite Plantation, formerly known as Orange Grove Plantation, Plaquernines Parish, State of Louisiana, being more particularly described as follows:

Commencing at a point marked by an iron rail set in concrete in The Alabama Great Southern Railroad Company’s (“Railroad”) Easterly or Upper property line as described in the deed recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 225, Folio 23, said point being 75.00 feet distant Southwardly, as measured normal, from the original centerline of main track of the former Louisiana Southern Railway Company; then go N15°24’00”W as measured along said Railroad’s Easterly or Upper property line, intersecting said original centerline of main track at Railway Valuation Station 709+83.7, a distance of 203.46 feet to a point on the Northerly right-of-way line of State of Louisiana Highway No. 39; then go N70°42’17”W along said Northerly right-of-way line a distance of 2116.42 feet to a point on the Easterly line of a railroad spur track servitude conveyed by Railroad to Stolthaven New Orleans, L.L.C. by Servitude Agreement dated August 10, 2000, recorded in the Conveyance Office of Plaquemines Parish, Louisiana in Book 980, Folio 145; then go S41°00’11”E a distance of 100.91 feet to a point at the Southeast corner of said spur track servitude; then go N70°42’l 7”W along the centerline of State of Louisiana Route No. 39 (100 feet wide along this course) a distance of 797.82 feet to a point on the East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East, said point being the TRUE POINT OF BEGINNING for the herein described tract of land;

thence along said centerline of State of Louisiana Highway No. 39 (100 feet wide) the following five (5) courses:

1)                                      N70°42’17”W a distance of 320.06 feet to a point of curvature

2)                                      600.00 feet along a curve deflecting to the right, said curve having a radius of 22918.30 feet and being subtended by a chord bearing N69°57’17”W a chord distance of 599.98 feet to a point of tangency

3)                                      N69°12’17”W a distance of 1243.28 feet to a point of curvature

4)                                      629.17 feet along a curve deflecting to the right, said curve having a radius of 2864.79 feet and being subtended by a chord bearing N62°54’47”W a chord distance of 627.90 feet to a point of tangency

5)                                      N56°37’l7”W a distance of 355.99 feet to a point of curvature;

thence along the “old” centerline of said State of Louisiana Highway No.39 and centerline of said State of Louisiana Highway No. 3137 (80 feet wide) the following four (4) courses:

1)                                      773.89 feet along a curve deflecting to the right, said curve having a radius of 1909.86 feet and being subtended by a chord bearing N45°00’47”W a chord distance of 768.61 feet to a point of tangency

2)                                      N33°24’17”W a distance of 592.80 feet to a point of curvature

3)                                      1020.87 feet along a curve deflecting to the left, said curve having a radius of 2864.90 feet and being subtended by a chord bearing N43°36’47”W a chord distance of 1015.48 feet to a point of tangency

4)                                      N53°49’17”W a distance of 328.03 feet to a point on Railroad’s Westerly or Lower property line as described in the deed recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 226, Folio 63;

thence N26°30’48”W along said Lower property line a distance of 570.00 feet, more or less, to a point on the Mean Low Water Line of said Mississippi River;

thence Southeastwardly 5160 feet, more or less, along the meanders of said Mean Low Water Line being subtended by a chord bearing S63°55’14”E; a chord distance of 5143.75 feet to a point on said East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East;

thence leaving said Mean Low Water Line S13°42’50”E along said East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East, a distance of 1493.00 feet, more or less, to the Point of Beginning

Together with all buildings, improvements, appurtenances, attachments, rights, ways, privileges, servitudes, advantages, batture and batture rights thereunto belonging or in anywise appertaining to the said property

Said tract of land containing 118.1 acres, more or less, and being substantially as shown on a Drawing of Braithwaite Plantation prepared by DUFRENE SURVEYING & ENGINEERING INC. dated October 19, 1998, last revised August 4, 2000.

Being the property acquired by Stolthaven New Orleans, L.L.C from Railroad by act dated August 10, 2000, recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 980, Folio 134

TRACT II

A certain portion of ground located in Braithwaite Plantation, Plaquemines Parish, Louisiana, in Section 1, Township 13 South, Range 12 East, Section 24, Township 14 South, Range 13 East, Sections 1 and 2, Township 14 South, Range 13 East, and part of Section 3, Township 14 South, Range 13 East, being a portion of Lots 22 & 23 of Tract I, portion of Lot 29 of Tract 2, portion of Lot 28 of the Kenilworth Tract, portion of the former E.Z. Opener Bag Company Tract, portion of property formerly of Gaston Dauterive and portion of property formerly of Valerie B. Dauterive, and is described as follows:

Commence from the intersection of the upper property line of the Louisiana Southern Railroad which is the line between Lots 9 & 10, Orange Grove Plantation, with the northerly right of way line of La. State Highway No. 39 and go North 70 degrees 42 minutes 17 seconds West along the northerly right of way line of La. State Highway No. 39 a distance of 2,116.42 feet to a point; thence go South 41 degrees 00 minutes 11 seconds East a distance of 100.91 feet to a point; thence go North 70 degrees 42 minutes 17 seconds West a distance of 708.53 feet to a point; thence go South 15 degrees 26 minutes 46 seconds East a distance of 21631 feet to the POINT OF BEGINNING; thence continue South 15 degrees 26 minutes 46 seconds East a distance of 5,685.50 feet to a point on the Forty Arpent Line; thence go North 86 degrees 16 minutes 46 seconds West along the Forty Arpent Line a distance of 265.49 feet to a point; thence go North 76 degrees 16 minutes 46 seconds West along the Forty Arpent Line a distance of 966.90 feet to a point; thence go North 61 degrees 01 minutes 46 seconds West along the Forty Arpent Line a distance of 3,116.03 feet to a point; thence go North 61 degrees 46 minutes 46 seconds West along the Forty Arpent Line a distance of 748.27 feet to a point; thence go North 11 degrees 26 minutes 46 seconds West a distance of 5,384.74 feet to a point on the southerly right of way line of La. State Highway No. 39; thence go in an Easterly direction along the Southerly right of way line of La. State Highway No. 39 on a curve to the right with a radius of 2,241.83 feet, an arc length of 382.34 feet, a chord bearing of South 76 degrees 14 minutes 58 seconds East and a chord distance of 381.87 feet to a point; thence go South 56 degrees 37 minutes 17 seconds East a distance of 324.93 feet to a point; thence go South 11 degrees 26 minutes 46 seconds East a distance of 70.50 feet to a point; thence go South 56 degrees 37 minutes 17 seconds East a distance of 1,014.06 feet to a point of curvature; thence go in an easterly direction on a curve to the left with a radius of 2,770.00 feet, an arc length of 682.13 feet, a chord bearing of South 63 degrees 40 minutes 34 seconds East and a chord distance of 680.41 feet to a point of tangency; thence go South 70 degrees 43 minutes 51 seconds East a distance of 859.91 feet to a point; thence go South 70 degrees 46 minutes 43 seconds East a distance of 1291.39 feet to the POINT OF BEGINNING.

All of which is shown on a plat of survey by Dufrene Surveying & Engineering, Inc., dated June 10, 2003, revised August 1, 2003.

Being the property acquired by Stolthaven New Orleans, L.L.C. from The Alabama Great Southern Railroad Company by act dated September 26, 2003, recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 1055, Folio 522, Entry No. 03006963.

EXHIBIT A

TERM LOAN
PROMISSORY NOTE

U.S. $150,000,000.00	August 13, 2004
New York, New York

FOR VALUE RECEIVED, each of STOLTHAVEN HOUSTON INC., a Texas corporation, and STOLTHAVEN NEW ORLEANS LLC, a Louisiana limited liability company, as joint and several borrowers (collectively, the “Borrowers”), hereby promises to pay to the order of DNB NOR BANK ASA, a Norwegian banking company acting through its New York Branch, as administrative agent and collateral agent for the Lenders (as defined below), at its office at 200 Park Avenue, 31st Floor, New York, New York 10166, or as it may otherwise direct, the principal sum of One Hundred Fifty Million United States Dollars (U.S. $150,000,000.00) or, if less, the aggregate unpaid principal amount of the Term Loan from time to time outstanding made by the Lenders to the Borrowers pursuant to the Term Loan and Revolving Credit Facility Agreement dated as of the 13th day of August, 2004 (the “Credit Agreement”) by and among (i) the Borrowers, (ii) DnB NOR Bank ASA, acting through its New York branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent, and (iii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement (together with any bank or financial institution which becomes a lender pursuant to Section 10 of the Credit Agreement, the “Lenders”). The Borrowers shall repay the indebtedness represented by this Note as provided in Section 5 of the Credit Agreement. This Note may be prepaid on such terms as provided in the Credit Agreement.

Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

The Borrowers shall also pay interest on the Term Loan from the date of drawdown until payment in full at the rates determined from time to time in accordance with Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were fully set forth herein. Any principal payment not paid when due, whether on an installment payment date or by acceleration, shall bear interest thereafter at the Default Rate. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360-day year.

Both principal and interest are payable in Dollars to the Administrative Agent, for the account of the Lenders, as the Administrative Agent may direct, in immediately available same day funds.

The Administrative Agent shall endorse the amount and the date of the making of the Term Loan (and, if applicable, the conversion of the Revolver to the Term Loan pursuant to Section 3.6 of the Credit Agreement) and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the

Borrowers to make payment of principal and interest in accordance with the terms of the Credit Agreement and this Note.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Business Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Business Day.

This Note is the Term Loan Note referred to in the Credit Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Security Documents, as defined in the Credit Agreement. Upon the occurrence of any Event of Default under Section 8 of the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys’ fees.

Each of the Borrowers hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any  federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

Each of the Borrowers agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Credit Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Credit Agreement, this Note or any other agreement shall under no

2

circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrowers and (b) if the Lenders elects to accelerate the maturity of, or if the Borrowers prepay the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Credit Agreement, in this Note or otherwise, shall be credited to the Borrowers automatically as of the date of acceleration or prepayment.

THE UNDERSIGNED, AND THE ADMINISTRATIVE AGENT BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrowers has executed and delivered this Note on the date and year first above written.

STOLTHAVEN HOUSTON INC.

By
Name: John Greenwood
Title: Attorney-in-Fact

STOLTHAVEN NEW ORLEANS LLC

By
Name: John Greenwood
Title: Attorney-in-Fact

3

TERM LOAN
PAYMENTS OF PRINCIPAL

Date	Amount of Advance(1)	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

(1)   (or, if applicable, amount converted from Revolver to Term Loan pursuant to Section 3.6 of the Credit Agreement)

EXHIBIT B

REVOLVING CREDIT FACILITY
PROMISSORY NOTE

U.S. $20,000,000.00	August 13, 2004
New York, New York

FOR VALUE RECEIVED, each of STOLTHAVEN HOUSTON INC., a Texas corporation, and STOLTHAVEN NEW ORLEANS LLC, a Louisiana limited liability company, as joint and several borrowers (collectively, the “Borrowers”), hereby promises to pay to the order of DNB NOR BANK ASA, a Norwegian banking company acting through its New York Branch, as administrative agent and collateral agent for the Lenders (as defined below), at its office at 200 Park Avenue, 31st Floor, New York, New York 10166, or as it may otherwise direct, the principal sum of Twenty Million United States Dollars (U.S. $20,000,000.00) or, if less, the aggregate unpaid principal amount of the Revolver Advances from time to time outstanding made by the Lenders to the Borrowers pursuant to the Term Loan and Revolving Credit Facility Agreement dated as of the 13th day of August, 2004 (the “Credit Agreement”) by and among (i) the Borrowers, (ii) DnB NOR Bank ASA, acting through its New York branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent, and (iii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement (together with any bank or financial institution which becomes a lender pursuant to Section 10 of the Credit Agreement, the “Lenders”). The Borrowers shall repay the indebtedness represented by this Note as provided in Section 5 of the Credit Agreement. This Note may be prepaid on such terms as provided in the Credit Agreement.

Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

The Borrowers shall also pay interest on the Revolver Advances from the date of drawdown until payment in full at the rates determined from time to time in accordance with Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were fully set forth herein. Any principal payment not paid when due, whether on an installment payment date or by acceleration, shall bear interest thereafter at the Default Rate. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360-day year.

Both principal and interest are payable in Dollars to the Administrative Agent, for the account of the Lenders, as the Administrative Agent may direct, in immediately available same day funds.

The Administrative Agent shall endorse the amount and the date of the making of the Revolver Advances and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrowers to make payment of principal and interest in accordance with the terms of the Credit Agreement and this Note.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Business Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Business Day.

This Note is the Revolver Note referred to in the Credit Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Security Documents, as defined in the Credit Agreement. Upon the occurrence of any Event of Default under Section 8 of the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys’ fees.

Each of the Borrowers hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any  federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

Each of the Borrowers agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Credit Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Credit Agreement, this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrowers and (b) if the Lenders elects to accelerate the maturity

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of, or if the Borrowers prepay the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Credit Agreement, in this Note or otherwise, shall be credited to the Borrowers automatically as of the date of acceleration or prepayment.

THE UNDERSIGNED, AND THE ADMINISTRATIVE AGENT BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrowers has executed and delivered this Note on the date and year first above written.

STOLTHAVEN HOUSTON INC.

By
Name: John Greenwood
Title: Attorney-in-Fact

STOLTHAVEN NEW ORLEANS LLC

By
Name: John Greenwood
Title: Attorney-in-Fact

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REVOLVER ADVANCES
PAYMENTS OF PRINCIPAL

Date	Amount of Revolver Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT C

GUARANTY

STOLT-NIELSEN S.A.

and

STOLT-NIELSEN TRANSPORTATION GROUP LTD.

in favor of

DNB NOR BANK ASA,
NEW YORK BRANCH

August 13, 2004

GUARANTY

THIS GUARANTY, dated as of August 13, 2004 (as amended, modified, and/or supplemented from time to time, this “Guaranty”), is made jointly and severally by STOLT-NIELSEN S.A., a Luxembourg corporation, and STOLT-NIELSEN TRANSPORTATION GROUP LTD., a Liberian corporation (collectively the “Guarantors” and each, individually, a “Guarantor”), in favor of DNB NOR BANK ASA, New York Branch, as collateral agent for the Lenders (as defined the Credit Agreement referred to below).

WHEREAS

A.            Pursuant to a term loan and revolving credit facility agreement dated August 13, 2004 (the “Credit Agreement”) made by and among (i) Stolthaven Houston, Inc., a Texas corporation (“Stolthaven Houston”), and Stolthaven New Orleans LLC, a Louisiana limited liability company (“Stolthaven New Orleans”), as borrowers (collectively, the “Borrowers”), (ii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Agreement, the “Lenders”), (iii) DnB NOR Bank ASA, acting through its New York Branch (“DnB NOR”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and (iv) DnB NOR as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”), the Agents have agreed to serve in their respective capacities under the Credit Agreement and the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to US$150,000,000 (the “Term Loan”) and a secured revolving credit facility in the amount of up to US$20,000,000 (the “Revolver” and together with the Term Loan, the “Credit Facilities”);

B.            The Guarantors intend this Guaranty to be an inducement for the Creditors (each a “Guaranteed Party” and collectively the “Guaranteed Parties”) to enter into the transactions contemplated by the Credit Agreement, the Notes and the Security Documents (collectively, the “Operative Documents” and each an “Operative Document”).

C.            Each of the Borrowers and Stolt-Nielsen Transportation Group Ltd. is a wholly-owned Subsidiary of Stolt-Nielsen S.A., and each of the Borrowers is a Subsidiary of Stolt-Nielsen Transportation Group, Ltd. and each Guarantor will obtain benefits from the transactions contemplated by the Operative Documents and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the Operative Documents.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Guaranty, each Guarantor, jointly and severally, hereby agrees to be bound as follows:

1.             Guaranty. Each Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably, unconditionally and absolutely guarantees to the Collateral Agent, for the account of the Guaranteed Parties, on first demand the due and punctual payment, when due, whether by acceleration or otherwise, of all sums owing by the Borrowers to any of the Guaranteed Parties under the Operative Documents, together with any and all out-of-pocket legal costs and other expenses incurred in connection therewith by any of the Guaranteed Parties and, in case of extension of time of payment or renewal in whole or in part of the said obligations of the Borrowers, the prompt payment when due of all said sums according to such extension or extensions or renewal or renewals, whether by acceleration or otherwise.

2.             Nature of the Guaranty. (a) This Guaranty is a guaranty of payment and not of collection only. This Guaranty shall be irrevocable, and in all events shall be continuing, unconditional and absolute, and if any sums stated in the Operative Documents to be payable by the Borrowers shall not be paid promptly when due, or any other obligation, covenant, term, condition or undertaking of the Borrowers contained in any Operative Document shall not be performed, complied with or observed in accordance with said Operative Document, then in each such instance upon demand of payment, performance, compliance or observance, made by any Guaranteed Party to either Guarantor, such Guarantor shall pay, perform, comply with or observe the same strictly in accordance with the provisions of the Operative Documents, regardless of any defenses or rights of set-off or counterclaim, regardless of whether the Collateral Agent or any other Guaranteed Party shall have taken any steps to enforce its rights against the other Guarantor, the Borrowers or any other Person, to collect such sums, or any part thereof, and regardless of any other condition or contingency. Each Guarantor, jointly and severally, also agrees to pay to the relevant Guaranteed Party such further amounts as shall be sufficient to pay the reasonable costs and expense of collecting such sums, or any part thereof, or of otherwise enforcing this Guaranty, including, in any case, reasonable, documented compensation to its attorneys for all services rendered in that connection.

(b)           Any and all payments by either Guarantor hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all Taxes (other than Excluded Taxes), monetary transfer fees or other amounts except to the extent such deduction or withholding of any Tax is required by applicable Law. If either Guarantor shall be required by applicable Law to deduct or withhold any Tax or other amount from or in respect of any sum payable hereunder to or for the benefit of any Guaranteed Party, such Guarantor shall pay to such Guaranteed Party, such additional amount as shall be necessary to enable such Guaranteed Party to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required. Each Guarantor shall prepare and file in a timely and proper manner all reports and other documents required by applicable Law to be filed with respect to any Tax withheld by such Guarantor and shall deliver a copy of such document to the Guaranteed Parties together with documentary evidence satisfactory to such Guaranteed Parties of such Guarantor’s proper and timely payment of such Tax.

3.             Waivers, Covenants, Undertakings. Each Guarantor hereby unconditionally (a) waives any requirement that any Guaranteed Party first makes demand upon, or seek to enforce remedies against, the Borrowers or any other Person or any property of the Borrowers or such other Person before demanding payment from, or seeking to enforce this Guaranty against, either Guarantor; (b) covenants that this Guaranty will not be discharged except by complete and indefeasible satisfaction of all obligations of the Borrowers contained in the Operative Documents; (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, illegality, irregularity

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or unenforceability in whole or in part of any Operative Document, or any limitation of the liability of the Borrowers or either Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (d) waives diligence, presentment and protest with respect to the payment of any amount at any time payable under or in connection with the Operative Documents; and (e) agrees that each and every right, power and remedy given under this Guaranty or any other Operative Document shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing.

4.             Subrogation. Upon making any payment under this Guaranty, the paying Guarantor shall be subrogated to the rights of the payee against the Borrowers with respect to such payment; provided, that such Guarantor’s right of subrogation shall be subordinate in right of payment to the rights of the Guaranteed Parties, and each Guarantor covenants and agrees that it shall not enforce any payment by way of subrogation until all sums payable under the Operative Documents have been paid in full and all obligations of each Guarantor hereunder have been performed.

5.             Preservation of Rights. The obligations, undertakings and conditions to be performed or observed by each Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Operative Documents, all of which may occur without notice to, or the further consent of, either Guarantor:

(a)           the waiver by any Guaranteed Party or any other Person of the observance or performance by the Borrowers or either Guarantor of any of the obligations, undertakings or conditions contained in any of the Operative Documents, except to the extent of such waiver;

(b)           the extension, in whole or in part, of the time for payment of any amount owing or payable under any of the Operative Documents or of any other sums or obligations under or arising out of or on account of any Operative Document, except to the extent of such extension;

(c)           the supplement, modification or amendment (whether material or otherwise) of any of the obligations of the Borrowers or either Guarantor under any of the Operative Documents, except to the extent of such supplement, modification or amendment;

(d)           any failure, omission, delay or lack on the part of any Guaranteed Party, or any other Person, to enforce, assert or exercise any right, power or remedy conferred on any Guaranteed Party or any other Person in any of the Operative Documents or any action on the part of any Guaranteed Party or any other Person granting an indulgence or extension in any form, except to the extent of such extension;

(e)           any action, inaction or election of remedies by any Guaranteed Party or any other Person which results in any impairment or destruction of any subrogation rights

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of either Guarantor, or any rights of either Guarantor to proceed against any other Person for reimbursement;

(f)            the surrender by any Guaranteed Party or any other Person of any security at any time held for the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents;

(g)           any event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of New York, the Duchy of Luxembourg, the Republic of Liberia, or any other jurisdiction;

(h)           any other circumstances whatsoever (with or without notice to or knowledge of either Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Guarantor with respect to its obligations hereunder or under the other Operative Documents, in bankruptcy or in any other instance, except based on payment or performance;

(i)            any change in circumstances, whether or not foreseen or foreseeable, whether or not imputable to either Guarantor or the Borrowers and whether or not such change in circumstances shall or might in any manner and to any extent vary the risk of either Guarantor hereunder;

(j)            any lease or sub-lease or other use of any Terminal, or any sale, transfer or disposition, or grant of security interest, mortgaging or assignment by the Borrowers of any of its interest, rights or obligations, in, to and under or with respect to any Terminal, whether or not permitted by the terms of any of the Operative Documents;

(k)           any assignment, mortgaging or grant of security interest by a Borrower, or its successors or assigns, of all or any part of its respective rights, title and interests in any Terminal, or other rights, title and interest in the property of the Borrowers;

(l)            any consolidation or merger of the Borrowers or either Guarantor, whether permitted under the terms of the Operative Documents or otherwise, or the sale, transfer or other disposition by the Borrowers or either Guarantor, of all or substantially all of its respective assets and/or liabilities or any change in the ownership of the Borrowers or either Guarantor;

(m)          the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of the Borrowers or either Guarantor, or any other similar proceeding affecting the status, existence, assets or obligations of the Borrowers or either Guarantor, or the limitation of damages for the breach of, or the disaffirmation of, any of the Operative Documents in any such proceeding;

(n)           any termination, invalidity or unenforceability, for any reason, of any Operative Document, or of any provision of any thereof, or of any of the obligations

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thereunder, or any defect in the Borrower’s title to, or any Mortgage or any other security interest granted in, any Terminal;

(o)           any other cause, whether similar or dissimilar to the foregoing; it being the intention of each Guarantor that this Guaranty be joint and several, irrevocable, absolute and unconditional in any and all circumstances and that this Guaranty shall be discharged only by the indefeasible payment in full of all sums and the performance of all obligations with respect to which this Guaranty relates.

6.             Independent Obligations. The obligations of each Guarantor hereunder are independent of the obligations of the other Guarantor, and a separate action may be brought and prosecuted against each Guarantor whether or not action is brought against the other Guarantor and whether or not the other Guarantor be joined in any such action or actions.

7.             Notice of Acceptance Waived. Notice of acceptance of this Guaranty and notice of the execution and delivery of any other instrument referred to in this Guaranty are hereby waived by each Guarantor.

8.             Insolvency; No Partial Satisfaction. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations to be paid, is rescinded or must otherwise be restored or returned by any Person, upon the insolvency, bankruptcy or reorganization of either Guarantor, or otherwise, all as though such payment had not been made. The provisions of this paragraph shall survive the termination of this Guaranty. This Guaranty shall remain in full force and effect until payment in full of all sums payable by the Borrowers under the Operative Documents and the performance in full of all obligations of each Guarantor, in accordance with the provisions of this Guaranty. Each Guarantor’s payment obligations hereunder shall be deemed satisfied upon the actual and timely receipt by the relevant Guaranteed Party or its assignee of all amounts payable hereunder in full in cash (in United States currency).

9.             Severability. If any provision of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and any other application thereof shall not in any way be affected or impaired thereby.

10.           Benefit of Guaranty; Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and shall inure to the benefit of, and be enforceable by, each Guaranteed Party and its respective successors and assigns as to the obligations owed it and guaranteed hereunder. This Guaranty may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Collateral Agent. This Guaranty may be enforced as to any one or more defaults either separately or cumulatively.

11.           Governing Law. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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12.           Submission o Jurisdiction. Each Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Creditors under this Guaranty or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on each Guarantor by mailing or delivering the same by hand to each Guarantor at the address indicated for notices in Section 14. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by each Guarantor as such, and shall be legal and binding upon each Guarantor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of each Guarantor to the Collateral Agent) against each Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. Each Guarantor will advise the Collateral Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Collateral Agent may bring any legal action or proceeding in any other appropriate jurisdiction.

13.           Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS GUARANTY, THE OTHER OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.           Notices. Notices and other communications hereunder shall be in writing and may be given or made by facsimile as follows:

If to a Guarantor:

c/o Stolt-Nielsen Inc.

8 Sound Shore Drive

Greenwich, CT  06836

Attention:  Howard J. Merkel

Fax: (203) 661-7695

If to the Collateral Agent:

200 Park Avenue, 31st Floor

New York, New York 10166

Attention: Sanjiv Nayar

Fax: (212) 681-3900

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or to such other address as any party shall from time to time specify in writing. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or demand shall, except so far as otherwise expressly provided by this Guaranty, be deemed to have been received (provided that it is received prior to 2 p.m. New York time), (i) if given by facsimile, on the date of dispatch thereof (provided that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or communication is sent it shall be deemed to have been received on the next following Business Day in such locality), and (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

15.           Reliance. The obligations of the Borrowers under the Operative Documents shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between either Guarantor and any Guaranteed Party (or its assigns) shall likewise be conclusively presumed to have been completed or consummated in reliance upon this Guaranty.

16.           Consent to Operative Documents. Each Guarantor agrees with, and consents to, all the terms, conditions, duties, obligations and other agreements of the Borrowers as set forth in the Credit Agreement and the other Operative Documents.

17.           Headings. In this Guaranty, section headings are inserted for convenience of reference only and shall be ignored in the interpretation thereof.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

STOLT-NIELSEN S.A.

By:
Name: John Greenwood
Title: Attorney-in-Fact

STOLT-NIELSEN TRANSPORTATION GROUP LTD.

By:
Name: John Greenwood
Title: Attorney-in-Fact

EXHIBIT D

MORTGAGE, SECURITY AGREEMENT	*	UNITED STATES OF AMERICA
AND ASSIGNMENT OF
RENTS AND LEASES	*	STATE OF NEW YORK

BY	*	COUNTY OF NEW YORK

STOLTHAVEN NEW ORLEANS, LLC	*

IN FAVOR OF	*

DNB NOR BANK ASA, NEW YORK	*
BRANCH, AS COLLATERAL AGENT

* * * * * *	*

BE IT KNOWN, that on this 13th day of August, 2004, before me, the undersigned Notary Public, duly commissioned and qualified, personally came and appeared

STOLTHAVEN NEW ORLEANS, LLC, a Louisiana limited liability company, having federal taxpayer identification number 72-1464261 and a mailing address of 2444 English Turn Road, Braithwaite, Louisiana 70040, appearing herein through its duly authorized agent pursuant to unanimous written consent adopted by its sole member and manager, a certified copy of which is annexed hereto (“Grantor”), who declared that Grantor does by these presents declare and acknowledge an indebtedness unto:

DNB NOR BANK ASA, a Norwegian banking company, acting through its New York Branch, having federal taxpayer identification number                      and a mailing address of 200 Park Avenue, 31st Floor, New York, New York 10166, in its capacity as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” or the “Mortgagee”) for itself and the Lenders (hereinafter defined) and the Creditors (hereinafter defined) party to the Credit Agreement (hereinafter defined).

ARTICLE I

MORTGAGE AND SECURITY INTEREST HYPOTHECATION;

SECURED INDEBTEDNESS

1.1                                 Hypothecation. Grantor, in order to secure the payment of the Indebtedness (as hereinafter defined) and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, PLEDGE , AFFECT, HYPOTHECATE, SPECIALLY MORTGAGE and SET OVER to Mortgagee, and grant a continuing security interest to Mortgagee in, all for the ratable benefit of the Lenders (hereinafter defined), the real estate (the “Land”) situated in the Parish of Plaquemines and State of Louisiana described in Exhibit “A” attached hereto and made a part hereof, TOGETHER WITH all of Grantor’s interests, rights and titles in and to the following, whether now owned or hereafter acquired by Grantor: (a) all buildings, structures, component parts, other constructions and other improvements now or hereafter attached to or placed, erected, constructed or developed on the Land together with all component parts of the foregoing and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits, docks, tanks and lines, parking areas and roadways, and including all alterations, improvements, modifications, renovations and other additions to or changes in thereto at any time (the “Improvements”); (b) all materials, equipment, fixtures, furnishings, inventory, apparatus, fittings and articles of Personal Property (hereinafter defined) whatsoever now or hereafter delivered to, attached to, installed in, or used in or about the Improvements or which are necessary or useful for the complete use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in the development of the Improvements (including, without limiting the generality of the foregoing, , all desks, chairs, filing cabinets, tables, book cases, credenzas, wall hangings and similar items, power feed wiring, service piping, storage tanks, product piping, pumps, tank truck racks, foam piping system, chemical sewer system, wastewater treatment facility, air emission system, scales, compressed air system, foam pumper truck, crane truck, backhoe, bulldozer, rail car mover, forklift, spill boat, vacuum truck and cranes), and all renewals of or replacements or substitutions for any of the foregoing whether or not the same shall be attached to the Land or Improvements; (c) all water and water rights, timber, crops, and minerals and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements; (e) all security deposits and advance rentals under any lease agreements now or at any time hereafter arising from or by virtue of any transactions related to the Land, Improvements or the Personal Property and held by or for the benefit of Grantor; (f) all monetary deposits which Grantor has given to any public or private utility with respect to utility services furnished to the Land or Improvements; (g) all rents, issues, profits, revenues, royalties, bonuses or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases of all or any part of the Land, Improvements or Personal Property; (h) all proceeds (including premium refunds) of each policy

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of insurance relating to the Land, Improvements or Personal Property (including without limitation as provided in La. R.S. 9:5386); (i) all proceeds from the taking of the Land, Improvements, Personal Property or any part thereof or any interest or right or estate appurtenant thereto by eminent domain or by purchase in lieu thereof; (j) all Grantor’s rights (but not its obligations) under any contracts related to the Land or Improvements; (k) all Grantor’s rights (but not its obligations) under any documents, contract rights, commitments, accounts, general intangibles (including trademarks, trade names and symbols used in connection therewith) arising by virtue of any transactions related to the Land, Improvements or Personal Property; (l) all deposits, bank accounts, funds, instruments, notes or chattel paper arising from or related to the Land, Improvements or Personal Property; (m) all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land, Improvements or Personal Property; (n) all plans, specifications, maps, surveys, reports, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Land or Improvements; (o) all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land or Improvements and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise and all proceeds of the Personal Property; (p) all agreements, easements, servitudes and rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments, prescriptions, advantages and other rights and benefits at any time belonging to, pertaining to or used in connection with the Land or Improvements; (q) all right, title and interest of Grantor in and to all streets, roads, ways, alleys, vaults, public places, easements and rights-of-way, existing or proposed, public or private, adjoining, abutting, adjacent or contiguous to or used in connection with, belonging or pertaining to the Land or any part thereof; and (r) all permits, licenses, rights, estates, powers, privileges and interests of whatever kind or character, whether or not of record, appurtenant or incident to the foregoing. All of the personal property of Grantor which is related in anyway to the Land and/or the Improvements and all fixtures, accessions and appurtenances thereto and all renewals or replacements of or substitutions therefore, and all of the foregoing property above which is personal property is herein collectively referred to as the “Personal Property”, and all of the above is herein collectively referred to as the “Mortgaged Property”. If the estate of Grantor in any of the above-described property is a leasehold estate (“Leasehold Estate”), this conveyance shall include, and the lien and security interest created hereby shall encumber, all additional title, estate, interest and other rights that may hereafter be acquired by Grantor in the property demised under the Leasehold Estate.

The Mortgaged Property shall remain so specially mortgaged, affected and hypothecated unto and in favor of the Collateral Agent until the full and final payment or discharge of all of the Indebtedness, and the Grantor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

The Collateral Agent shall have all of the rights and remedies with respect to the Personal Property as provided in this Mortgage or at law or in equity, including without limitation, the remedies provided under Paragraph 5.8 of this Mortgage.

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1.2                                 Secured Indebtedness. This Mortgage, Security Agreement and Assignment of Rents and Leases (the “Mortgage”) is made to secure and enforce the payment of the following obligations, indebtedness, promissory notes and liabilities: (a) that certain term loan and revolving credit facility agreement dated August 13, 2004 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) made by and among (i) the Grantor and Stolthaven Houston Inc., a Texas corporation (“Stolthaven Houston”), as borrowers (collectively, the “Borrowers”), (ii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Credit Agreement, the “Lenders”), (iii) DnB NOR Bank ASA, acting through its New York Branch (“DnB NOR”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and (iv) the Collateral Agent, pursuant to which the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to US$150,000,000 (the “Term Loan”) and a secured revolving credit facility in the amount of up to US$20,000,000 (the “Revolver”); (b) that certain promissory note dated August 13, 2004 with respect to the Term Loan in the original principal amount of One Hundred Fifty Million and No/100 DOLLARS (US$150,000,000.00), made by Grantor and Stolthaven Houston, jointly and severally and payable to the order of the Administrative Agent, with interest at the rate or rates therein provided, with principal, interest and other sums being payable as therein provided; (c) that certain promissory note dated August 13, 2004 with respect to the Revolver in the original principal amount of Twenty Million and No/100 Dollars (US$20,000,000.00) made by Grantor and Stolthaven Houston, jointly and severally, and payable to the order of the Administrative Agent, with interest at the rate or rates therein provided, with principal, interest and other sums being payable as therein provided (such promissory notes referenced in the preceding clause (b) and this clause (c) and all modifications, increases, renewals or extensions thereof, in whole or in part, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, are collectively referred to herein as the “Notes”, and the Administrative Agent as said payee, the Collateral Agent, the Lenders and all subsequent holders of the Notes or any part thereof or any of the Indebtedness, as hereinafter defined, are collectively referred to herein as the “Creditors”); and (d) all future loans and advances made by a Creditor to Grantor in connection with the Credit Agreement and all other indebtedness, obligations and liabilities of every kind and character of Grantor now or hereafter existing in favor of the Creditors in connection with the Credit Agreement. The indebtedness, obligations, and liabilities referred to in this Paragraph are hereinafter collectively referred to as the “Indebtedness.”  This Mortgage, the Notes, the Credit Agreement and any other instruments, documents and agreements now or hereafter evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness or any part thereof are hereinafter collectively referred to as the “Loan Documents.”

1.3                                 Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

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ARTICLE II

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GRANTOR

2.1                                 Representations and Warranties. Grantor does hereby represent and warrant to the Collateral Agent as follows:

(a)                                  Financial Matters. Grantor is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Grantor insolvent or bankrupt. There has not been filed by or against Grantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, Mortgagee, custodian or liquidator with respect to Grantor or any portion of Grantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the United States Bankruptcy Code or any state law. All reports, statements and other data furnished by Grantor to the Creditors in connection with the loan evidenced by the Notes are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or of any tenant under leases described in such reports, statements and other data. For the purposes of this Paragraph, Grantor shall also include any joint venturer or general partner of Grantor.

(b)                                 Title and Authority. Grantor is the lawful owner of good and indefeasible fee simple and marketable title to those tracts which constitute part of the Land and are described as the fee tracts on Exhibit A to this Mortgage, of good and indefeasible easement estates in and to those tracts which constitute part of the Land and are described as the easement tracts on Exhibit A to this Mortgage, and the Improvements and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the Land and Improvements and to grant a security interest in the Personal Property. Grantor does not do business with respect to the Mortgaged Property under any trade name.

(c)                                  Permitted Encumbrances. The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and, as applicable, (i) the liens and/or encumbrances set forth in Exhibit “B” attached hereto and made a part hereof, if any, or (ii) the matters, if any, set forth as exceptions on Schedule B of the Policy (as defined hereinbelow), if any, or (iii) such liens or other encumbrances, if any, as are permitted by the Credit Agreement or (iv) if no Exhibit “B” is attached hereto and no Policy is issued, then any liens and/or encumbrances affecting the Mortgaged Property appearing in the Real Property Records of the parish(es) in which the Land is situated, but only to the extent the same are valid and subsisting (hereinafter called the “Permitted Encumbrances”). There are no mechanic’s or materialmen’s liens, lienable bills or other claims constituting a lien on the

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Mortgaged Property, or any part thereof other than permitted under the Credit Agreement.

(d)                                 No Financing Statement. There is no financing statement covering all or any part of the Mortgaged Property or its proceeds on file in any public office which has not been terminated or assigned to the Collateral Agent.

(e)                                  Location of Personal Property. All tangible Personal Property is located on the Land.

(f)                                    No Homestead. No portion of the Mortgaged Property is being used as Grantor’s business or residential homestead.

(g)                                 No Default or Violation. The execution, delivery and performance of this Mortgage, the Notes and all of the other Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Grantor is a party or by which Grantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Grantor is subject.

(h)                                 Compliance with Covenants and Laws. The Mortgaged Property and the intended use thereof by Grantor comply (except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect) with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, the Americans With Disabilities Act of 1990 and the Fair Housing Amendments Act of 1988, 42 U.S.C. §§3601 et. seq. (all of the foregoing hereinafter sometimes collectively referred to as “Applicable Laws”), without reliance upon grandfather provisions or adjacent or other properties. Grantor has obtained all requisite zoning, utility, building, health and operating permits from each governmental authority or municipality having jurisdiction over the Mortgaged Property. All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.

(i)                                     Environmental. Without limitation of any of the foregoing, no asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Laws has been installed in the Mortgaged Property and the Mortgaged Property and Grantor are not in violation of or subject to any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment (such Applicable Laws as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively referred to as “Applicable Environmental Laws”), including without limitation, the Comprehensive

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Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments hereinafter referred to as “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (collectively, together with any subsequent amendments hereinafter called “RCRA”), the Louisiana Environmental Quality Act, La. R.S. 30: 2001, et seq., except where any such violation, investigation or inquiry (if adversely determined against the Grantor) or remedial obligation would not alone or in the aggregate result in a Material Adverse Effect, and this representation would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property and Grantor. Grantor has obtained all permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor undertook, at the time of acquisition of the Mortgaged Property, all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice to determine that the Mortgaged Property, at the time of Grantor’s purchase of same, was in material compliance with all Applicable Environmental Laws. Grantor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Mortgaged Property. The use which Grantor makes and intends to make of the Mortgaged Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property. The terms “hazardous substance” and “release” as used in this Mortgage shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, then such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Louisiana establish a meaning for the terms “hazardous substance,” “release,” “solid waste,” or “disposal” (or “disposed”) which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(j)                                     No Suits. Except as otherwise disclosed to the Collateral Agent in writing, there are no judicial or administrative actions, suits or proceedings pending or, to the best of Grantor’s knowledge, threatened against or affecting Grantor, any other person liable, directly or indirectly, for the Indebtedness, or the Mortgaged Property, either (i) involving the validity, enforceability or priority of any of the Loan Documents or (ii) if adversely determined could (whether individually or when aggregated with other such actions suits or proceedings) be reasonably expected to have a Material Adverse Effect.

(k)                                  Condition of Property. The Mortgaged Property is served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities

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required for the use thereof as represented by Grantor at or within the boundary lines of the Mortgaged Property. All streets, alleys and easements necessary to serve the Mortgaged Property for the use represented by Grantor have been completed and are serviceable and such streets have been dedicated and accepted by applicable governmental entities. As of the date hereof, the Mortgaged Property is in good condition and repair with no material deferred maintenance and is free from damage caused by fire or other casualty. Grantor is aware of no latent or patent structural or other significant defect or deficiency in the Mortgaged Property. Design and as-built conditions of the Mortgaged Property are such that no drainage or surface or other water will drain across or rest upon either the Mortgaged Property or land of others. To the best of Grantor’s knowledge after due inquiry and investigation, none of the improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements and no buildings or other improvements on adjoining land create such an encroachment other than as shown on that certain survey of a portion of the Land prepared by Dufrene Surveying and Engineering Inc. (“Dufrene”) last revised August 4, 2000 and that certain survey of a portion of the Land prepared by Dufrene last revised August 1, 2003.

(l)                                     Organization. Grantor is duly incorporated and validly existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Louisiana. Grantor has all requisite power and has, except where failure to obtain would not alone or in the aggregate result in a Material Adverse Effect, all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted.

(m)                               Enforceability. The Notes, this Mortgage and all other Loan Documents constitute the legal, valid and binding obligations of Grantor enforceable in accordance with their respective terms. The execution and delivery of, and performance under, the Notes, this Mortgage and all other Loan Documents are within Grantor’s powers and have been duly authorized by all requisite action and are not in contravention of the powers of Grantor’s charter, bylaws or other corporate papers.

(n)                                 Not a Foreign Person. Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and regulations promulgated thereunder).

2.2                                 Covenants and Agreements. So long as the Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with the Collateral Agent as follows:

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(a)                                  Payment and Performance. Grantor will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Grantor’s covenants, obligations and liabilities under the Loan Documents.

(b)                                 Existence. Grantor will continuously maintain its existence and its right to do business in the State of Louisiana together with its franchises and trade names.

(c)                                  Taxes on Notes and Other Taxes. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp taxes which may be required to be paid with respect to this Mortgage.

(d)                                 Operation of Mortgaged Property. Grantor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Grantor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of the Collateral Agent or unless and to the extent otherwise permitted hereby. Grantor shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Mortgaged Property. Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be materially lessened. During normal business hours and so long as Grantor’s business is not materially interrupted, Grantor will allow the Collateral Agent or its authorized representative to enter the Mortgaged Property at any reasonable time to inspect the Mortgaged Property and Grantor’s books and records pertaining thereto and Grantor will assist the Collateral Agent or said representative in whatever way necessary to make such inspection. If Grantor receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Applicable Law material to Grantor’s business, Grantor will promptly furnish a copy of such notice or claim to the Collateral Agent.

(e)                                  Debts for Construction. Grantor will cause all debts and liabilities of any character, including without limitation, all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property,

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incurred in the construction, maintenance, operation and development of the Mortgaged Property, to be promptly paid; provided, that Grantor may in good faith contest the validity of any such debts and liabilities, and pending such contest Grantor shall not be deemed in default hereunder if (i) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of the Mortgaged Property or any interest therein, or any risk of interference with the repayment of the Notes, (ii) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (iii) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to the Mortgaged Property or any interest therein, and (iv) appropriate reserves with respect thereto are maintained in accordance with GAAP; provided, however, that in any event each such contest shall be concluded and the debt or liability shall be paid prior to the date any writ or order is issued under which the Mortgaged Property or any part thereof may be sold.

(f)                                    Ad Valorem Taxes. Grantor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Mortgaged Property, or any part thereof, or against the Mortgagee for or on account of the Notes or any other Indebtedness or the interest created by this Mortgage and will furnish the Collateral Agent with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; provided that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Grantor shall not be deemed in default hereunder if (i) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of the Mortgaged Property or any interest therein, or any risk of interference with the repayment of the Notes, (ii) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (iii) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to the Mortgaged Property or any interest therein, and (iv) appropriate reserves with respect thereto are maintained in accordance with GAAP; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Mortgaged Property or any part thereof may be sold.

(g)                                 Repair and Maintenance. Grantor will keep the Mortgaged Property in good order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. To the extent necessary for the operation of the Mortgaged Property, Grantor will promptly replace all worn-out or obsolete fixtures or personal property covered by this Mortgage with fixtures or personal property comparable to the replaced fixtures or personal property when new. Grantor will make all renovations, modifications and alterations to the Mortgaged Property in compliance with all Applicable Laws.

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Notwithstanding any of the foregoing, Grantor will not, without the prior written consent of the Collateral Agent, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Mortgage except those replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Mortgage); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $250,000 except pursuant to plans and specifications approved in writing by the Collateral Agent; provided, however, that the tank construction currently underway on the Mortgaged Property with an estimated cost of approximately $16,000,000 shall be deemed approved by the Collateral Agent for purposes of this subsection (g)(iii). Upon request of the Collateral Agent, Grantor will within thirty (30) days after such request deliver to the Collateral Agent an inventory describing and showing the make, model, serial number and location of all fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property with a certification by Grantor that, to the best of its knowledge, said inventory is a true and complete schedule of all such fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property, that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Mortgaged Property, and that all such items are owned by Grantor free and clear of any lien or security interest (except that created by this Mortgage) or otherwise permitted hereunder or under the Credit Agreement.

(h)                                 Insurance and Casualty. Subject to the coverage amounts set forth in the Credit Agreement, Grantor will keep the Mortgaged Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Mortgaged Property shall at any time be located in an identified “flood prone area” in which flood insurance has been made available pursuant to the Flood Disaster Protection Act of 1973), tornado and such other hazards as may be required by the Collateral Agent by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be acceptable to the Collateral Agent. Grantor will also provide such other insurance as the Collateral Agent may from time to time reasonably require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by the Collateral Agent. Grantor further agrees that Grantor will deliver to the Collateral Agent the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Mortgaged Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to the Collateral Agent at least thirty (30) days before any such insurance shall expire. Without limiting the discretion of the Collateral Agent with respect to required endorsements to insurance policies, Grantor further agrees that all such policies shall provide that proceeds thereunder will be payable to the Collateral Agent as its interest may appear pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable

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policy. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Collateral Agent or other transferee in the event of such other transfer of title. In the event any of the Mortgaged Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) the Collateral Agent may, but shall not be obligated to, make proof of loss if not made promptly by Grantor; (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Collateral Agent or to Grantor, as provided for and in accordance with Section 5.3 of the Credit Agreement; and (iii) the Collateral Agent shall have the right to apply the insurance proceeds first, to reimburse the Collateral Agent or Mortgagee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with the collection of such proceeds and, second, the remainder of said proceeds shall be applied or disbursed as provided in Section 5.3 of the Credit Agreement. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give immediate written notice thereof to the Collateral Agent and, unless otherwise so instructed by the Collateral Agent or otherwise permitted by the Credit Agreement, shall promptly, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by the Collateral Agent.

(i)                                     Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Grantor will notify the Collateral Agent of the pendency of such proceedings. The Collateral Agent may participate in any such proceedings, and Grantor shall from time to time deliver to the Collateral Agent all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with the Collateral Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Except as otherwise provided in Section 5.3 of the Credit Agreement, all proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be paid to the Collateral Agent and shall be applied, first, to reimburse the Mortgagee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with collection of such proceeds and,

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second, the remainder of said proceeds shall be applied or disbursed as provided in Section 5.3 of the Credit Agreement. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Mortgaged Property, Grantor shall promptly commence and complete such repair, restoration or replacement of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specifications submitted to and approved by the Collateral Agent. Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to the Collateral Agent and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as the Collateral Agent may request. Grantor hereby grants an irrevocable power of attorney to the Collateral Agent, such appointment being coupled with an interest, for the Collateral Agent, after the occurrence and during the continuance of a Default (as hereinafter defined), in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. The Collateral Agent shall not be, in any event or circumstances, liable or responsible for the failure to collect, or the failure to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

(j)                                     Protection and Defense of Lien. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give prompt written notice thereof to the Collateral Agent and at Grantor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and the Mortgagee (whether or not named as parties to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, the purchase of any tax title and the removal of prior liens or security interests (including, without limitation, the payment of debts as they mature or the payment in full of matured or unmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every kind and character shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

(k)                                  No Other Liens. Grantor will not, without the prior written consent of the Collateral Agent (who, with respect to the addition of servitudes on the Mortgaged Property, shall grant its consent only with the consent of the Majority Lenders), create,

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place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Mortgage, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of the Collateral Agent, Grantor will cause the same to be promptly discharged and released. Grantor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement, without the prior written consent of the Collateral Agent.

(l)                                     Books and Records. Grantor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Property, and will permit all such books and records (including, without limitation, all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Mortgaged Property) to be inspected and copied by the Collateral Agent and its duly authorized representatives at all times during reasonable business hours such inspections not to unreasonably interfere with the conduct of Grantor’s business.

(m)                               Rent Roll. Within ten (10) business days after the Collateral Agent’s request, Grantor shall provide to the Collateral Agent a leasing report and rent roll of the Mortgaged Property containing the name and address of all tenants then occupying portions of the Mortgaged Property under valid and subsisting lease agreements and, with respect to each lease, the rentals payable, square footage of the leased premises, amount of security deposit, lease commencement date, lease expiration date, date through which rent is paid and the nature and extent of any defaults by any tenant, all certified as to accuracy by a representative of Grantor acceptable to the Collateral Agent. Grantor shall use its best efforts to obtain and examine financial and credit information on all proposed lessees and provide copies of same to the Collateral Agent upon its request. If, and as often as, reasonably requested by the Collateral Agent, Grantor will make further reports of operations in such form as the Collateral Agent prescribes, setting out full data requested by the Collateral Agent.

(n)                                 Escrow. If requested by the Collateral Agent at any time following and during the continuance of a Default (as defined in Article IV hereof) in order to secure the performance and discharge of Grantor’s obligations under Subparagraphs (f) and (h) of this Paragraph 2.2, but not in lieu of such obligations, Grantor will deposit with the Collateral Agent a sum equal to ad valorem taxes, assessments and charges (which

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charges for the purpose of this Subparagraph shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by the Collateral Agent and prorated to the  end of the calendar month following the month during which this Mortgage is executed and delivered, and thereafter will deposit with the Collateral Agent, on each date when an installment of principal and/or interest is due on the Notes, sufficient funds (as estimated from time to time by the Collateral Agent) to permit the Collateral Agent to pay, at least thirty (30) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. The Collateral Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by the Collateral Agent for future use, applied to any Indebtedness or refunded to Grantor, at the Collateral Agent’s option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of the Collateral Agent. All such funds so deposited shall bear no interest whatsoever, shall be kept separate and not be mingled with the general funds of the Collateral Agent and shall be applied by the Collateral Agent toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to the Collateral Agent by Grantor (such statements to be presented by Grantor to the Collateral Agent within a reasonable time before the applicable amount is due); provided, however, that, if a Default (as hereinafter defined) shall have occurred and be continuing hereunder, such funds may at the Collateral Agent’s option be applied to the payment of the Indebtedness in the order determined by the Collateral Agent in its sole discretion, and that the Collateral Agent may at any time, in its sole discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor’s interest in the Mortgaged Property for any reason (including, without limitation, the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor’s interest in and rights to such funds held by the Collateral Agent under this Subparagraph but subject to the rights of the Collateral Agent hereunder.

(o)                                 Further Assurances. Grantor will, on request of the Collateral Agent, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or in any other instrument now or hereafter executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents and leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and

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thereby including, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including, without limitation, any financing statement) deemed advisable by the Collateral Agent to protect the lien or security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of the Collateral Agent to enable the Collateral Agent to comply with the requirements or requests of any agency having jurisdiction over the Collateral Agent or any examiners of such agencies with respect to the Indebtedness, Grantor or the Mortgaged Property and Grantor will pay all costs connected with any of the foregoing.

(p)                                 Title Insurance. Grantor shall, at its sole cost and expense obtain and maintain title insurance in the form of a commitment, binder or policy (collectively, “Policy”) as the Collateral Agent may require, issued by a title company acceptable to the Collateral Agent. If for any reason during the period the Indebtedness is outstanding such title insurance is no longer valid or the issuing title company is insolvent or unable to adequately insure the validity and priority of the lien evidenced by this Mortgage (as determined by the Collateral Agent in its sole discretion), Grantor agrees to obtain, at its sole cost and expense, a replacement Policy issued by a title company acceptable to the Collateral Agent in favor of the Collateral Agent as mortgagee, in such amount and form as required by the Collateral Agent, insuring the validity and priority of the lien evidenced by this Mortgage.

(q)                                 Fees and Expenses; Indemnification. Grantor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (excluding taxes imposed on the net income of the Collateral Agent by a taxing authority in the jurisdiction of organization of the Collateral Agent or in a jurisdiction in which the Collateral Agent has an office or fixed place of business), brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys’ fees, and all other costs and expenses of every character incurred by Grantor or the Collateral Agent in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property, and will reimburse the Collateral Agent for all such costs and expenses incurred by the Collateral Agent. Grantor shall pay all expenses and reimburse the Collateral Agent for any expenditures, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or expended in connection with (i) the breach by Grantor of any covenant herein or in any other Loan Document; (ii) the Collateral Agent’s exercise of any of its rights and remedies hereunder or under the Notes or any other Loan Document or the Collateral Agent’s protection of the Mortgaged Property and its lien and security interest therein; or (iii) any amendments to this Mortgage, the Notes or any other Loan Document or any matter requested by Grantor or any approval required hereunder. Grantor will indemnify and hold harmless Mortgagee and any Creditor (for purposes of this Subparagraph, the  terms “Mortgagee” and

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“Creditor” shall include the directors, officers, partners, employees, representatives and agents of Mortgagee and such Creditor, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee and such Creditor, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Mortgage, the Notes or any other Loan Documents. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents. Any amount to be paid hereunder by Grantor to a Creditor and/or Mortgagee shall be subject to and governed by the provisions of Paragraph 2.3 hereof.

(r)                                    Liability Insurance. Grantor shall maintain Commercial General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Mortgaged Property, in standard form and with such insurance company or companies as may be acceptable to the Collateral Agent, such insurance to afford immediate protection, to the limit of not less than $100,000,000 in respect of any one accident or occurrence with not more than $125,000 deductible. Such Commercial General Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnification of the Mortgagee by Grantor set forth in this Mortgage (but such coverage or the amount thereof shall in no way limit such indemnification). Grantor shall maintain with respect to each policy or agreement evidencing such Commercial General Liability insurance such endorsements as may be required by the Collateral Agent and shall at all times deliver and maintain with the Collateral Agent a certificate with respect to such insurance in form satisfactory

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to the Collateral Agent. Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this Subparagraph, Grantor shall deliver to the Collateral Agent a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to the Collateral Agent. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of Grantor, including, without limitation, any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this Subparagraph, and Grantor hereby authorizes the Collateral Agent to notify any or all insurance carriers of this assignment.

(s)                                  Warranty. Grantor will warrant and forever defend the title to the Mortgaged Property against the claims of all persons making any claim to the same or any part thereof, subject to the Permitted Encumbrances.

(t)                                    Tax on Lien. In the event of the enactment after the date hereof of any law of the State of Louisiana or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon the Collateral Agent the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Indebtedness or the Collateral Agent, then, and in any such event, Grantor upon demand by the Collateral Agent, shall pay such taxes, assessments, charges or liens, or reimburse the Collateral Agent therefor; provided, however, that if in the opinion of counsel for the Collateral Agent (i) it might be unlawful to require Grantor to make such payment; or (ii) the making of such payment might result in the contracting for, charging or receiving of interest beyond the maximum amount permitted by law, then and in such event, the Collateral Agent may elect, by notice in writing given to Grantor, to declare all of the Indebtedness to be and become due and payable sixty (60) days from the giving of such notice.

 (u)                              Location and Use of Personal Property. All tangible Personal Property will be used in the business of Grantor and shall remain in Grantor’s possession or control at all times at Grantor’s risk of loss and shall be located on the Land.

(v)                                 Estoppel Certificate. Grantor shall at any time and from time to time furnish promptly upon request by the Collateral Agent a written statement in such form as may be required by the Collateral Agent stating that the Notes, this Mortgage and the other Loan Documents are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; the unpaid principal balance of the Notes; the date to which interest on the Notes is paid; that the Notes, this Mortgage and the other Loan Documents have not been released, subordinated or modified; and that there are no

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offsets or defenses against the enforcement of the Notes, this Mortgage or any other Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

(w)                               Proceeds of Personal Property. Grantor shall account fully and faithfully for and, if the Collateral Agent so elects, shall promptly pay or turn over to the Collateral Agent all proceeds in whatever form received from any disposition of any of the Personal Property, except as otherwise specifically authorized herein. Grantor shall at all times keep the Personal Property and its proceeds separate and distinct from other property of Grantor and shall keep accurate and complete records of the Personal Property and its proceeds.

(x)                                   Credit Agreement. Grantor will punctually perform and discharge each and every obligation and undertaking of Grantor under the Credit Agreement and will not permit a default to occur thereunder.

(y)                                 Permitted Encumbrances. Grantor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Grantor will not modify or permit any modification of any Permitted Encumbrance without the prior written consent of the Collateral Agent.

(z)                                   Environmental. Grantor will not cause or permit the Mortgaged Property or Grantor to be in violation of, or do anything or permit anything to be done which will subject the Mortgaged Property to any remedial obligations under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, the Louisiana Environmental Quality Act, La. R.S. 30: 2001, et seq., assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to Grantor and/or the Mortgaged Property, and Grantor will promptly notify the Collateral Agent in writing of any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry (which investigation or inquiry if adversely determined against the Grantor would not alone or in the aggregate result in a Material Adverse Effect) by any governmental authority in connection with any Applicable Environmental Laws. Grantor shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor shall take all steps necessary to determine that no hazardous substances or solid waste are being disposed of or otherwise released on or to the Mortgaged Property. Grantor will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property and covenants and agrees to keep or cause the Mortgaged Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon the Collateral Agent’s reasonable request, at any time and from time to time during

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the existence of this Mortgage, Grantor will provide at Grantor’s sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by the Collateral Agent, indicating the presence or absence of hazardous substances and solid wastes on the Mortgaged Property. If Grantor fails to provide same after thirty (30) days’ notice, the Collateral Agent may order same, and Grantor grants to the Collateral Agent and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Grantor to the Collateral Agent pursuant to this Mortgage and shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

(aa)                            Asbestos. Grantor covenants and agrees that it will not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by any Applicable Environmental Law, and that if any such asbestos or material containing asbestos exists in or on the Mortgaged Property, whether installed by Grantor or others, Grantor will remove the same (or if removal is prohibited by law, will take whatever action is required by law, including, without limitation, implementing any required operation and maintenance program) promptly upon discovery at its sole expense. Upon the Collateral Agent’s reasonable request, at any time and from time to time during the existence of this Mortgage, Grantor shall provide at Grantor’s sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by the Collateral Agent, indicating the presence or absence of asbestos or material containing asbestos on the Mortgaged Property. If Grantor fails to provide same after thirty (30) days’ notice, the Collateral Agent may order same, and Grantor grants to the Collateral Agent and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform inspections and tests. The cost of such inspections and tests shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

2.3                                 Right of the Collateral Agent to Perform. Grantor agrees that if Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under any of the other Loan Documents, or to pay any money which Grantor is required to pay hereunder or under any of the other Loan Documents, or takes any action prohibited hereby or thereby, the Collateral Agent, in Grantor’s name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action, including, without limitation, entering the Mortgaged Property for such purpose and to take all such action thereon as it may deem necessary or appropriate, or pay such money or remedy any action so taken, and any expenses so incurred by the Collateral Agent, and any money paid by the Collateral Agent in connection therewith, shall be a demand obligation owing by Grantor to the Collateral Agent and the Collateral Agent, upon making such payment, shall be subrogated to all of the rights of the party receiving such payment. Any amounts due and owing by Grantor to any Creditor pursuant

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to this Mortgage shall bear interest from the date such amount becomes due until paid at the rate of interest payable on matured but unpaid principal of or interest on the Notes and shall be a part of the Indebtedness and shall be secured by this Mortgage and by all of the other Loan Documents.

2.4                                 Indemnification Regarding Environmental Matters. Grantor agrees to indemnify and hold the Mortgagee (for purposes of this Paragraph, the term “Mortgagee” shall include the directors, officers, partners, employees, representatives and agents of the Mortgagee and any persons or entities owned or controlled by, owning or controlling, or under common control or otherwise affiliated with the Mortgagee) harmless from and against, and to reimburse the Mortgagee with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by the Mortgagee at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty of Grantor as set forth herein regarding asbestos, material containing asbestos or Applicable Environmental Laws, (b) the failure of Grantor to perform any obligation herein required to be performed by Grantor regarding asbestos, material containing asbestos or Applicable Environmental Laws, (c) any violation on or before the Release Date (as hereinafter defined) of any Applicable Environmental Law in effect on or before the Release Date, (d) the removal of hazardous substances or solid wastes from the Mortgaged Property (or if removal is prohibited by law, the taking of whatever action is required by law), (e) the removal of asbestos or material containing asbestos from the Mortgaged Property (or if removal is prohibited by Applicable Environmental Laws, the taking of whatever action is required by Applicable Environmental Laws, including, without limitation, the implementation of any required operation and maintenance program), (f) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of any hazardous substance or solid waste disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Mortgaged Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (g) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Mortgaged Property (whether or not any or all of the foregoing was caused by Grantor or its tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Mortgaged Property). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS,

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PENALTIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The term “Release Date” as used herein shall mean the earlier of the following two dates: (i) the date on which the Indebtedness has been paid and performed in full and this Mortgage has been released, or (ii) the date on which the lien of this Mortgage is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents. Any amount to be paid hereunder by Grantor to the Mortgagee shall be a demand obligation owing by Grantor to the Mortgagee and shall be subject to and covered by the provisions of Paragraph 2.3 hereof. Nothing in this Paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of the Mortgagee against Grantor or any third party under Applicable Environmental Laws, including without limitation, any rights of contribution or indemnification available hereunder or thereunder.

ARTICLE III

ASSIGNMENT OF RENTS, LEASES, PROFITS, INCOME,

CONTRACTS AND BONDS

3.1                                 Assignment of Rents. Pursuant to and to the extent permitted by La. R.S. 9:4401 et seq., and as security for the payment and performance of the Notes, the Indebtedness and the obligations set forth in the Loan Documents, Grantor does hereby absolutely and unconditionally assign, transfer and set over to the Collateral Agent all rents, income, receipts, revenues, issues, profits and proceeds to be derived from the Mortgaged Property, including, without limitation, the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other sums of money that may now or at any time hereafter become due and payable to Grantor under the terms of any leases now or hereafter covering the Mortgaged Property, or any part thereof, including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, all proceeds payable under any policy of insurance covering the loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, and all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy, including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under any applicable bankruptcy law (as hereinafter defined), together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of

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any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Mortgaged Property or any part thereof (collectively, the “Rents”); and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Mortgaged Property; subject however to a license hereby granted by the Collateral Agent to Grantor to collect and receive all of the foregoing (such license evidenced by the Collateral Agent’s acceptance of the Mortgage), subject to the terms and conditions hereof. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the assignment in this Paragraph is an absolute, unconditional and presently effective assignment and not merely a security interest; provided, however, upon the occurrence of a Default (as hereinafter defined) hereunder or upon the occurrence of any event or circumstance which with the lapse of time or the giving of notice or both would constitute a Default hereunder, such license shall automatically and immediately terminate and Grantor shall hold all Rents paid to Grantor thereafter in trust for the use and benefit of the Collateral Agent and the Collateral Agent shall have the right, power and authority, whether or not it takes possession of the Mortgaged Property, to seek enforcement of any such lease, contract or bond and to demand, collect, receive, sue for and recover in its own name any and all of the above described amounts assigned hereby and to apply the sum(s) collected, first to the payment of expenses incident to the collection of the same, and the balance to the payment of the Indebtedness; provided further, however, that the Collateral Agent shall not be deemed to have taken possession of the Mortgaged Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. It shall not be necessary for the Collateral Agent to institute any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this Paragraph 3.1.

3.2                                 Assignment of Leases. As security for the payment and performance of the Notes, the Indebtedness and the obligations set forth in the Loan Documents, Grantor hereby assigns to the Collateral Agent all existing and future leases, including, without limitation, all subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Mortgaged Property (collectively, the “Leases”) and Grantor hereby further assigns to the Collateral Agent all guaranties of tenants’ performance under the Leases. Prior to a Default, Grantor shall have the right, without joinder of the Collateral Agent, to enforce the Leases, unless the Collateral Agent directs otherwise.

3.3                                 Warranties Concerning Leases and Rents. Grantor represents and warrants that:

(a)                                  Grantor has (or will have, with respect to any future leases) good title to the Leases and Rents and authority to assign them, and no other person or entity has any right, title or interest therein;

(b)                                 all existing Leases are valid, unmodified and in full force and effect, except as indicated herein, and, to Grantor’s knowledge, no default exists thereunder;

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(c)                                  unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

(d)                                 no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(e)                                  except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents or not more than one (1) month in advance.

3.4                                 Grantor’s Covenants of Performance. Grantor covenants to:

(a)                                  perform all of its obligations under the Leases and give prompt notice to the Collateral Agent of any failure to do so;

(b)                                 give immediate notice to the Collateral Agent of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notices of default under residential leases;

(c)                                  enforce the tenant’s obligations under the Leases;

(d)                                 defend, at Grantor’s expense, any proceeding pertaining to the Leases, including, if the Collateral Agent so requests, any such proceeding to which the Collateral Agent is a party;

(e)                                  neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Mortgage and any other encumbrances permitted by this Mortgage; and

(f)                                    until otherwise directed by the Collateral Agent upon the occurrence of an Event of Default, cause all sums payable to the Grantor and assigned hereby, whether as rent, purchase proceeds or avails, income, and all other sums or otherwise, to be paid directly to the such account(s) as the Collateral Agent may specify (each an “Earnings Account”) and cause all Leases to specify that payments due the Grantor be made directly to the Earnings Account.

3.5                                 Prior Approval for Actions Affecting Leases. Grantor shall not, without the prior written consent of the Collateral Agent:

(a)                                  receive or collect Rents more than one month in advance;

(b)                                 encumber or assign future Rents;

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(c)                                  waive or release any obligation of any tenant under the Leases;

(d)                                 cancel, terminate or modify any of the Leases; cause or permit any cancellation, termination or surrender of any of the Leases; or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder;

(e)                                  renew or extend any of the Leases, except pursuant to terms in existing Leases;

(f)                                    permit any assignment of the Leases; or

(g)                                 enter into any Leases after the date hereof.

3.6                                 Settlement for Termination. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state or local statute, shall be made without the prior written consent of the Collateral Agent, and any check in payment of such damages will be made payable to both Grantor and the Collateral Agent. Grantor hereby assigns any such payment to the Collateral Agent to be applied to the Indebtedness as the Collateral Agent may elect and agrees to endorse any check for such payment to the order of the Collateral Agent.

3.7                                 The Collateral Agent in Possession. The Collateral Agent’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by the Collateral Agent, be deemed to constitute the Collateral Agent a “mortgagee in possession,” nor obligate the Collateral Agent to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to the Collateral Agent. The Collateral Agent shall not be liable for any injury or damage to any person or property in or about the Mortgaged Property.

3.8                                 Appointment of Attorney. Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, coupled with an interest, empowering the Collateral Agent to subordinate any Leases to this Mortgage.

3.9                                 Indemnification. Grantor hereby indemnifies and holds the Collateral Agent (which shall include the directors, officers, partners, employees, representatives and agents of the Collateral Agent and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with the Collateral Agent) harmless from all liability, damage or expense imposed on or incurred by the Collateral Agent from any claims under the Leases, including, without limitation, any claims by Grantor with respect to payments of Rents made directly to the Collateral Agent after Default and claims by any tenant for security deposits or for rental payments more than one (1) month in advance and not delivered to the Collateral Agent.

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All amounts indemnified against hereunder, including, without limitation, reasonable attorneys’ fees, if paid by the Collateral Agent shall bear interest at the Default Rate (as defined in the Credit Agreement) and shall be payable by Grantor in accordance with Paragraph 2.3 hereof. The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents.

3.10                           Records. Upon request by the Collateral Agent, Grantor shall deliver to the Collateral Agent executed originals of all Leases and copies of all records relating thereto.

3.11                           Merger. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of the Collateral Agent.

3.12                           Right to Rely. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay Rents to the Collateral Agent upon written demand by the Collateral Agent without further consent of Grantor, and the tenants may rely upon any written statement delivered by the Collateral Agent to the tenants. Any such payment to the Collateral Agent shall constitute payment to Grantor under the Leases. The provisions of this Paragraph are intended solely for the benefit of the tenants and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a tenant who has not received such notice. The assignment of Rents set forth in Paragraph 3.1 is not contingent upon any notice or demand by the Collateral Agent to the tenants.

ARTICLE IV

EVENTS OF DEFAULT

Defaults. The term “Default” as used in this Mortgage shall mean the occurrence of any of the following events:

4.1                                 Abandonment. Grantor abandons all or a portion of the Mortgaged Property; or

4.2                                 Destruction of Mortgaged Property. The Mortgaged Property is demolished, destroyed or damaged and Grantor fails to perform in accordance with Section 5.3 of the Credit Agreement; or

4.3                                 Condemnation. The Mortgaged Property or a portion thereof is taken in condemnation, or sold in lieu of condemnation and Grantor fails to perform in accordance with Section 5.3 of the Credit Agreement; or

4.4                                 Default under Credit Agreement. An Event of Default (as such term is defined in the Credit Agreement) has occurred and is continuing.

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ARTICLE V

REMEDIES AND RELATED RIGHTS

If a Default shall occur, the Collateral Agent may exercise any one or more of the following remedies and shall, in addition to any other rights afforded to the Collateral Agent under the Credit Agreement or otherwise, have the following related rights, without notice (unless notice is required by Applicable Laws):

5.1           Possession. Upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, the Collateral Agent is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property, including the right to rent the same for the account of Grantor and to deduct from such rents all costs, expenses and liabilities of every character incurred by the Collateral Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Property and to apply the remainder of such rents to the Indebtedness in such manner as the Collateral Agent may elect in its sole discretion. All such costs, expenses and liabilities incurred by the Collateral Agent in collecting such rents and in managing, operating, maintaining or preserving the Mortgaged Property, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall be subject to and covered by Paragraph 2.3 hereof. If necessary to obtain the possession provided for above, the Collateral Agent may invoke any and all legal remedies to dispossess Grantor, including, without limitation, one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by the Collateral Agent pursuant to this Paragraph, the Collateral Agent shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Mortgaged Property, or any part thereof, or from any other act or omission of the Collateral Agent in managing the Mortgaged Property (REGARDLESS OF WHETHER SUCH LOSS IS CAUSED BY THE NEGLIGENCE OF THE COLLATERAL AGENT) unless such loss is caused by the willful misconduct or gross negligence of the Collateral Agent, nor shall the Collateral Agent be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify the Collateral Agent for, and to hold the Collateral Agent (which shall include the directors, officers, partners, employees, representatives and agents of the Collateral Agent and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with the Collateral Agent) harmless from, any and all liability, loss or damage which may or might be incurred by the Collateral Agent under any Lease or under or by reason of this Mortgage or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Collateral Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease, REGARDLESS OF WHETHER SUCH

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LIABILITY, LOSS, DAMAGE, CLAIMS OR DEMANDS ARE THE RESULT OF THE NEGLIGENCE OF THE COLLATERAL AGENT, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT. Should the Collateral Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be subject to and covered by Paragraph 2.3 hereof. Nothing in this Paragraph shall impose any duty, obligation or responsibility upon the Collateral Agent for the control, care, management or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Collateral Agent responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, OR FOR ANY NEGLIGENCE IN THE MANAGEMENT, UPKEEP, REPAIR OR CONTROL OF THE MORTGAGED PROPERTY RESULTING IN LOSS OR INJURY OR DEATH TO ANY TENANT, LICENSEE, EMPLOYEE OR STRANGER, UNLESS SUCH LOSS OR INJURY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT. Grantor hereby assents to, ratifies and confirms any and all actions of the Collateral Agent with respect to the Mortgaged Property taken under this Paragraph and agrees that the foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Mortgage.

5.2           Remedies. (a) Upon the occurrence of any Default, the Collateral Agent may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Grantor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Collateral Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Collateral Agent: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels under ordinary or executory process, at the Collateral Agent’s sole option, and with or without appraisement, appraisement being expressly waived; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage, the Credit Agreement or any other Loan Document; or (iv) recover judgment on the Indebtedness either before, during or after any proceedings for the enforcement of this Mortgage; or (v) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Grantor or the Borrowers or of any other person, firm or other entity liable for the payment of the Indebtedness; or (vi) pursue such other remedies as the Collateral Agent may have under applicable law, including, without limitation, as a secured party under the Uniform Commercial Code. In conjunction with the Collateral Agent’s rights and remedies under the preceding clause (vi), upon the occurrence of a Default, the Collateral Agent may exercise its rights of enforcement with respect to the Personal Property under La. R.S. 10:9-101 et seq. (the

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“UCC”), and in conjunction with, in addition to or in substitution for those rights and remedies:

(1)           the Collateral Agent may enter upon the Mortgaged Property to take possession of, assemble and collect the Personal Property or to render it unusable; and

(2)           the Collateral Agent may require Grantor to assemble the Personal Property and make it available at a place the Collateral Agent designates which is mutually convenient to allow the Collateral Agent to take possession or dispose of the Personal Property; and

(3)           written notice mailed to Grantor as provided herein ten (10) days prior to the date of public sale of the Personal Property or prior to the date after which any private sale of the Personal Property will be made shall constitute reasonable notice; and

(4)           any sale made pursuant to the provisions of this Paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the Mortgaged Property under power of sale; and

(5)           in the event of a foreclosure sale, the Personal Property and the Mortgaged Property may, at the option of the Collateral Agent, be sold as a whole; and

(6)           it shall not be necessary that the Collateral Agent take possession of the Personal Property or any part thereof prior to the time that any sale pursuant to the provisions of this Paragraph is conducted and it shall not be necessary that the Personal Property or any part thereof be present at the location of such sale; and

(7)           prior to application of proceeds of disposition of the Personal Property to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by the Collateral Agent; and

(8)           any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Default, or as to the Collateral Agent having declared all of such Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Collateral Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(9)           the Collateral Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Collateral

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Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Collateral Agent.

(b)           The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Collateral Agent under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied by the Collateral Agent to payment of the Indebtedness in the following order unless a court of competent jurisdiction shall otherwise direct:

(i)            FIRST, to payment of all costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Indebtedness or of the mortgage, security interest and collateral assignment granted to the Collateral Agent pursuant to this Mortgage;

(ii)           SECOND, in accordance with Section 8.3 of the Credit Agreement.

(c)           Upon any sale made under or by virtue of this Section, the Collateral Agent may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Collateral Agent is authorized to deduct under this Mortgage.

(d)           The Collateral Agent may proceed under this Mortgage solely as to the immovable property interests separate and apart from any other collateral documents by the Mortgagor or any other Security Party securing the payment and performance of the Indebtedness (including without limitation any security agreement by the Grantor covering its personal (movable) properties, including without limitation equipment and inventory located on or about the Land), or as to both the immovable and movable property interests in accordance with its rights and remedies in respect of the immovable property interests. The Collateral Agent may proceed under this Mortgage solely as to the immovable property interests, or under the UCC solely as to the movable property interests, or as to both the immovable and movable property interests in accordance with its rights and remedies in respect of the immovable property interests.

(e)           Upon the occurrence of any Default, the Collateral Agent may additionally take any one or more of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Collateral Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the :  (i) the Collateral Agent may notify any and all tenants of the Land or the Improvements to pay all Rents due thereafter directly to the Collateral Agent at the address set forth in the Collateral Agent’s notice to such tenants; the Grantor irrevocably agrees that all such tenants shall be authorized to pay the Rents directly to the Collateral Agent without liability of such tenants for the determination of the actual existence of any Default claimed by the Collateral Agent, and the tenants shall be expressly relieved of any and all duty, liability and obligation to the Grantor in

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connection with any and all Rents so paid; or (ii) the Collateral Agent may enter upon and take possession of the Mortgaged Property, to manage and operate the Mortgaged Property and the Grantor’s business on the Mortgaged Property, and take possession of and use all books of account and financial records of the Grantor and its property managers or representatives, if any, relating to the Mortgaged Property; or (iii) the Collateral Agent may alter, modify, amend, terminate or permit the surrender of any or all Leases, and the Collateral Agent may execute new Leases of any part of the Mortgaged Property, including Leases that extend beyond the maturity date of the Indebtedness. The enforcement of any and all such rights available to the Collateral Agent hereunder shall continue for so long as the Collateral Agent shall elect, notwithstanding that the collection and application of the Rents may have cured the original default. Following the exercise of any of the foregoing rights, the Collateral Agent may, at its sole option, through written notice to the Grantor, permit the Grantor to reenter and take possession of the Mortgaged Property or any part thereof, and to perform all acts necessary for the operation and maintenance of the Mortgaged Property, including the right to collect the Rents, but the Collateral Agent shall nevertheless have the right, effective upon written notice, to demand, sue for possession of and collect the Rents under the Leases and otherwise exercise its rights under this Mortgage again.

5.3           Set-Off. Upon the occurrence of any Default, the Collateral Agent shall have the right to set-off any funds of the Grantor in the possession of any Lender (other than tenant security deposits under Leases) against any amounts then due by the Grantor or the Borrowers pursuant to the Credit Agreement or by the Grantor pursuant to this Mortgage or any other collateral document securing the Indebtedness.

5.4           Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, the Grantor hereby acknowledges the Indebtedness and confesses judgment in favor of Collateral Agent and the Lenders and the Creditors for the full amount of the Indebtedness.

5.5           Attorney Fees. In case the Indebtedness is placed in the hands of attorneys at law for the filing of foreclosure proceedings, to protect the rights of the Collateral Agent or the Lenders or the Creditors or to enforce any of the agreements contained in this Mortgage, the Grantor will pay all costs of collection, including but not limited to reasonable attorneys’ fees, incurred in connection with the protection of or realization of collateral or in connection with any of the Collateral Agent’s collection efforts, whether or not suit on the Indebtedness or any foreclosure proceedings are filed. The Grantor further agrees that the Indebtedness shall be increased by the amount of said costs and fees.

5.6           Keeper. In the event the Mortgaged Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the Grantor agrees that the court issuing any such order shall, if petitioned for by the Collateral Agent, direct the applicable sheriff to appoint as a keeper of the Mortgaged Property, the Collateral Agent or any agent designated by Collateral Agent or any person named by the Collateral Agent at the time such seizure is effected. This designation is pursuant to La. R.S. 9:5136 through 5140.2, inclusive, as the same

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may be amended, and the Collateral Agent shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive reasonable compensation in excess of its reasonable costs and expenses incurred in the administration or preservation of the Mortgaged Property. The designation of keeper made herein shall not be deemed to require the Collateral Agent to provoke the appointment of such a keeper.

5.7           Waivers. The Grantor waives in favor of the Collateral Agent and the Lenders and the Creditors any and all homestead exemptions and other exemptions of seizure or otherwise to which the Grantor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Mortgaged Property is concerned. The Grantor further waives:  (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

5.8           Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.

5.9           Partial Foreclosure. In the event of a Default in the payment of any part of the Indebtedness, the Collateral Agent shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Section 5.2(b) except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Notes in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

5.10         Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting the Collateral Agent, and the Mortgagee shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and

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resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.11         Waiver. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Grantor, including, without limitation, the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of the Collateral Agent under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of the Collateral Agent under the terms of this Mortgage to the payment of such Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Paragraph and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Paragraph, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Paragraph.

5.12         Delivery of Possession After Foreclosure. Except as provided in any applicable subordination, nondisturbance and attornment agreement between the Collateral Agent and a tenant of the Mortgaged Property, in the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property by, through or under Grantor are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction.

5.13         Tender After Acceleration. If, following the occurrence of a Default and the acceleration of the Indebtedness but prior to the foreclosure of this Mortgage, Grantor shall tender to the Collateral Agent payment of an amount sufficient to pay the entire Indebtedness,

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such tender shall be deemed to be a voluntary prepayment under the Notes and, consequently, Grantor shall also pay to the Collateral Agent any charge or premium required under the Notes or any other Loan Documents to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Mortgage, the Notes or any of the other Loan Documents the applicable charge or premium shall be the maximum prepayment penalty provided for in the Notes; provided, however, that in the event any amount payable under this Paragraph is deemed interest, in no event shall such amount when added to the interest otherwise payable on the Notes and the other Indebtedness exceed the maximum interest permitted under applicable law.

ARTICLE VI

MISCELLANEOUS

6.1           Defeasance. If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and  performed, then and in that event only, all rights under this Mortgage shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by the Collateral Agent in due form at Grantor’s cost.

6.2           Maximum Indebtedness. The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage, including without limitation as a mortgage and as an assignment of the Rents and the Leases and including any amounts incurred by Collateral Agent under Section 2.2(j) hereof, secures is Three Hundred Million Dollars ($300,000,000.00).

6.3           Maturity. A portion of the Indebtedness matures on August 13, 2009.

6.4           Waiver by the Collateral Agent. The Collateral Agent may at any time and from time to time in writing (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which hereunder Grantor is prohibited from doing, or consent to Grantor failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property, or any interest therein, from the lien and security interest of this Mortgage without the joinder of Mortgagee; or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of the Collateral Agent hereunder except to the extent specifically agreed to by the Collateral Agent in such writing.

6.5           Actions by the Collateral Agent. The lien, security interest and other security rights of the Collateral Agent hereunder shall not be impaired by any indulgence, moratorium or release granted by the Collateral Agent, including but not limited to (a) any renewal, extension,

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increase or modification which the Collateral Agent may grant with respect to any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which the Collateral Agent may grant in respect of the Mortgaged Property, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness. The taking of additional security by the Collateral Agent shall not release or impair the lien, security interest or other security rights of the Collateral Agent hereunder or affect the liability of Grantor or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder in the Mortgaged Property.

6.6           Rights of the Collateral Agent. The Collateral Agent may waive any Default without waiving any other prior or subsequent Default. The Collateral Agent may remedy any default without waiving the Default remedied. Neither the failure by the Collateral Agent to exercise, nor the delay by the Collateral Agent in exercising, any right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by the Collateral Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by the Collateral Agent of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default hereunder.

6.7           Notification of Account Debtors. The Collateral Agent may at any time after Default by Grantor notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personal Property to pay the Collateral Agent directly.

6.8           Reproduction as Financing Statement. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.

6.9           Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures now or hereafter included within the Mortgaged Property and is to be filed for record in the real property records in the Office of the Parish Clerk for the parish or counties where the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral, and is to be filed for record in the real property records of the parish where the Mortgaged Property is situated. The mailing address of Grantor (debtor) is set forth on the first page of this

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Mortgage and the address of the Collateral Agent (secured party) from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth in Paragraph 1.1 of this Mortgage. Grantor is a corporation, the Grantor’s jurisdiction of organization is Louisiana, and the Grantor’s organizational identification number is 105301600.

6.10         Filing and Recordation. Grantor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as the Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges. Grantor hereby authorizes the Mortgagee to file any financing statement or financing statement amendment covering the Personal Property or relating to the security interest created herein.

6.11         Dealing with Successor. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, the Collateral Agent may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage and to the Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the Indebtedness; provided, however, nothing in this Paragraph shall be construed as permitting any transfer of the Mortgaged Property which would constitute a Default under this Mortgage. No sale of the Mortgaged Property, no forbearance on the part of the Collateral Agent and no extension of the time for the payment of the Indebtedness given by the Collateral Agent shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as agreed to in writing by the Collateral Agent.

6.12         Place of Payment. The Indebtedness shall be payable at the place designated in the Credit Agreement, or if no such designation is made, at the office of the Collateral Agent at the address indicated in this Mortgage, or at such other place as the Collateral Agent may designate in writing.

6.13         Subrogation. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by the Collateral Agent at Grantor’s request and the Collateral Agent shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Mortgage shall govern the rights and remedies of the Collateral Agent and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which the Collateral Agent is subrogated hereunder.

6.14         Application of Indebtedness. If any part of the Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to

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the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

6.15         Usury. This Mortgage has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Louisiana, except as such laws are preempted by federal law. This Mortgage and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by Applicable Laws. It is expressly stipulated and agreed to be the intent of Grantor and the Collateral Agent to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if the Collateral Agent’s exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the  express intent of Grantor and the Collateral Agent that all excess amounts theretofore collected by the Collateral Agent be credited on the principal balance of the Notes (or, if the Notes and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then Applicable Laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance , detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Indebtedness.

6.16         Notice. Any notice, request, demand or other communication required or permitted hereunder shall be given and received in accordance with Article 16 of the Credit Agreement.

6.17         Heirs, Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of the Mortgagee and its heirs, successors, substitutes and assigns and shall constitute covenants running with the Land. All references in

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this Mortgage to Grantor or the Mortgagee or the Collateral Agent shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

6.18         Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable  shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

6.19         Gender and Number. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

6.20         Counterparts. This Mortgage may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6.21         Joint and Several. Where two or more persons or entities have executed this Mortgage, unless the context clearly indicates otherwise, the term “Grantor” as used in this Mortgage means the grantors hereunder or either or any of them and the obligations of Grantor hereunder shall be joint and several.

6.22         Reporting Requirements. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority (including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984) and further agrees upon request of the Collateral Agent to furnish the Collateral Agent with evidence of such compliance.

6.23         Headings. The Paragraph headings contained in this Mortgage are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Paragraphs hereof.

6.24         Consent of the Collateral Agent. Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of the Collateral Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Collateral Agent, and the Collateral Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the Collateral Agent’s judgment.

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6.25         Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party. Grantor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by the Collateral Agent and any subsequent owner of the Mortgaged Property, with or without notice to or consent of Grantor, and no such modification shall impair the obligations of Grantor under this Mortgage or under any other Loan Document.

6.26         Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Grantor and the Collateral Agent, or in any way make the Collateral Agent a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

6.27         Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and the Collateral Agent with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and the Collateral Agent with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by the Collateral Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.

6.28         Applicable Law. THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA (WITHOUT GIVING EFFECT TO LOUISIANA’S PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE; PROVIDED, HOWEVER, WITH RESPECT TO THE MAXIMUM RATE OF INTEREST THAT CAN BE CHARGED AND COLLECTED, THE LAWS GOVERNING THE NOTES SHALL BE APPLICABLE. GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOUISIANA OR FEDERAL COURT SITTING IN NEW ORLEANS, LOUISIANA (OR ANY PARISH IN LOUISIANA WHERE ANY PORTION OF THE PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND GRANTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY LOUISIANA OR FEDERAL COURT SITTING IN NEW ORLEANS, LOUISIANA (OR SUCH OTHER PARISH IN LOUISIANA) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GRANTOR AT THE ADDRESS OF GRANTOR FOR THE GIVING OF NOTICES SET FORTH IN THIS MORTGAGE, AND SERVICE SO MADE SHALL BE

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COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. Without limiting the generality of the foregoing, as an assignment of Rents and Leases, this Mortgage shall be governed by and construed in accordance with La. R.S. 9:4401, as amended from time to time, and as a security agreement, this Mortgage shall be governed by and construed in accordance with the UCC; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Personal Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, then this Mortgage, in such regard, shall be governed by the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

6.29         Waiver of Jury Trial. GRANTOR AND THE COLLATERAL AGENT, FOR ITSELF AND THE CREDITORS (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN GRANTOR AND THE COLLATERAL AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CREDITORS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

6.30         Certificates. The production of mortgage and conveyance certificates, tax researches, and other usual and customary certificates is waived by consent and all parties hereby agree to hold me, Notary, harmless for failure to procure and attach same to this Mortgage.

6.31         Lender Acceptance. Grantor acknowledges and agrees that this Mortgage need not be signed by Collateral Agent, whose consent is presumed and whose acceptance is tacit.

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THUS DONE AND PASSED on the day and in the month and year hereinabove first written, in the presence of the undersigned witnesses who hereunto sign their names with the Grantor and me, Notary, after due reading of the whole.

WITNESSES:	Grantor:

STOLTHAVEN NEW ORLEANS, LLC
Printed Name:Michael Timpone

By:
Name: Alan Winsor
Printed Name: John Greenwood	Title: Attorney-in-Fact

NOTARY PUBLIC

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EXHIBIT “A”

TO

MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

EXECUTED BY STOLTHAVEN NEW ORLEANS L.L.C.,

AS GRANTOR

TRACT I

All that tract, piece or parcel of land situated, lying and being East of the Mississippi River in Section 1 of Township 13 South, Range 12 East, Section 24 of Township 14 South, Range 12 East, Sections 1 and 2 of Township 13 South, Range 13 East, and Sections 1 and 2 of Township 14 South, Range 13 East, Braithwaite Plantation, formerly known as Orange Grove Plantation, Plaquemines Parish, State of Louisiana, being more particularly described as follows:

Commencing at a point marked by an iron rail set in concrete in The Alabama Great Southern Railroad Company’s (“Railroad”) Easterly or Upper property line as described in the deed recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 225, Folio 23, said point being 75.00 feet distant Southwardly, as measured normal, from the original centerline of main track of the former Louisiana Southern Railway Company; then go N15°24’00”W as measured along said Railroad’s Easterly or Upper property line, intersecting said original centerline of main track at Railway Valuation Station 709+83.7, a distance of 203.46 feet to a point on the Northerly right-of-way line of State of Louisiana Highway No. 39; then go N70°42’17”W along said Northerly right-of-way line a distance of 2116.42 feet to a point on the Easterly line of a railroad spur track servitude conveyed by Railroad to Stolthaven New Orleans, L.L.C. by Servitude Agreement dated August 10, 2000, recorded in the Conveyance Office of Plaquemines Parish, Louisiana in Book 980, Folio 145; then go S41°00’11”E a distance of 100.91 feet to a point at the Southeast corner of said spur track servitude; then go N70°42’17”W along the centerline of State of Louisiana Route No. 39 (100 feet wide along this course) a distance of 797.82 feet to a point on the East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East, said point being the TRUE POINT OF BEGINNING for the herein described tract of land;

thence along said centerline of State of Louisiana Highway No. 39 (100 feet wide) the following five (5) courses:

1)                                      N70°42’17”W a distance of 320.06 feet to a point of curvature

2)                                      600.00 feet along a curve deflecting to the right, said curve having a radius of 22918.30 feet and being subtended by a chord bearing N69°57’17”W a chord distance of 599.98 feet to a point of tangency

3)                                      N69°12’17”W a distance of 1243.28 feet to a point of curvature

4)                                      629.17 feet along a curve deflecting to the right, said curve having a radius of 2864.79 feet and being subtended by a chord bearing N62°54’47”W a chord distance of 627.90 feet to a point of tangency

5)                                      N56°37’17”W a distance of 355.99 feet to a point of curvature;

thence along the “old” centerline of said State of Louisiana Highway No. 39 and centerline of said State of Louisiana Highway No. 3137 (80 feet wide) the following four (4) courses:

1)                                      773.89 feet along a curve deflecting to the right, said curve having a radius of 1909.86 feet and being subtended by a chord bearing N45°00’47”W a chord distance of  768.61 feet to a point of tangency

2)                                      N33°24’17”W a distance of 592.80 feet to a point of curvature

3)                                      1020.87 feet along a curve deflecting to the left, said curve having a radius of 2864.90 feet and being subtended by a chord bearing N43°36’47”W a chord distance of 1015.48 feet to a point of tangency

4)                                      N53°49’17”W a distance of 328.03 feet to a point on Railroad’s Westerly or Lower property line as described in the deed recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 226, Folio 63;

thence N26°30’48”W along said Lower property line a distance of 570.00 feet, more or less, to a point on the Mean Low Water Line of said Mississippi River;

thence Southeastwardly 5160 feet, more or less, along the meanders of said Mean Low Water Line being subtended by a chord bearing S63°55’14”E; a chord distance of 5143.75 feet to a point on said East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East;

thence leaving said Mean Low Water Line S13°42’50”E along said East line of said Section 2 of Township 13 South, Range 13 East, and Section 2 of Township 14 South, Range 13 East, a distance of 1493.00 feet, more or less, to the Point of Beginning.

Together with all buildings, improvements, appurtenances, attachments, rights, ways, privileges, servitudes, advantages, batture and batture rights thereunto belonging or in anywise appertaining to the said property.

Said tract of land containing 118.1 acres, more or less, and being substantially as shown on a Drawing of Braithwaite Plantation prepared by DUFRENE SURVEYING & ENGINEERING INC. dated October 19, 1998, last revised August 4, 2000.

Being the property acquired by Stolthaven New Orleans, L.L.C. from Railroad by act dated August 10, 2000, recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 980, Folio 134.

TRACT II

A certain portion of ground located in Braithwaite Plantation, Plaquemines Parish, Louisiana, in Section 1, Township 13 South, Range 12 East, Section 24, Township 14 South, Range 13 East, Sections 1 and 2, Township 14 South, Range 13 East, and part of Section 3, Township 14 South, Range 13 East, being a portion of Lots 22 & 23 of Tract I, portion of  Lot 29 of Tract 2, portion of Lot 28 of the Kenilworth Tract, portion of the former E.Z. Opener Bag Company Tract, portion of property formerly of Gaston Dauterive and portion of property formerly of Valerie B. Dauterive, and is described as follows:

Commence from the intersection of the upper property line of the Louisiana Southern Railroad which is the line between Lots 9 & 10, Orange Grove Plantation, with the northerly right of way line of La. State Highway No. 39 and go North 70 degrees 42 minutes 17 seconds West along the northerly right of way line of La. State Highway No. 39 a distance of 2,116.42 feet to a point; thence go South 41 degrees 00 minutes 11 seconds East a distance of 100.91 feet to a point; thence go North 70 degrees 42 minutes 17 seconds West a distance of 708.53 feet to a point; thence go South 15 degrees 26 minutes 46 seconds East a distance of 216.31 feet to the POINT OF BEGINNING; thence continue South 15 degrees 26 minutes 46 seconds East a distance of 5,685.50 feet to a point on the Forty Arpent Line; thence go North 86 degrees 16 minutes 46 seconds West along the Forty Arpent Line a distance of 265.49 feet to a point; thence go North 76 degrees 16 minutes 46 seconds West along the Forty Arpent Line a distance of 966.90 feet to a point; thence go North 61 degrees 01 minutes 46 seconds West along the Forty Arpent Line a distance of 3,116.03 feet to a point; thence go North 61 degrees 46 minutes 46 seconds West along the Forty Arpent Line a distance of 748.27 feet to a point; thence go North 11 degrees 26 minutes 46 seconds West a distance of 5,384.74 feet to a point on the southerly right of way line of La. State Highway No. 39; thence go in an Easterly direction along the Southerly right of way line of La. State Highway No. 39 on a curve to the right with a radius of 2,241.83 feet, an arc length of 382.34 feet, a chord bearing of South 76 degrees 14 minutes 58 seconds East and a chord distance of 381.87 feet to a point; thence go South 56 degrees 37 minutes 17 seconds East a distance of 324.93 feet to a point; thence go South 11 degrees 26 minutes 46 seconds East a distance of 70.50 feet to a point; thence go South 56 degrees 37 minutes 17 seconds East a distance of 1,014.06 feet to a point of curvature; thence go in an easterly direction on a curve to the left with a radius of 2,770.00 feet, an arc length of 682.13 feet, a chord bearing of South 63 degrees 40 minutes 34 seconds East and a chord distance of 680.41 feet to a point of tangency; thence go South 70 degrees 43 minutes 51 seconds East a distance of 859.91 feet to a point; thence go South 70 degrees 46 minutes 43 seconds East a distance of 1291.39 feet to the POINT OF BEGINNING.

All of which is shown on a plat of survey by Dufrene Surveying & Engineering, Inc., dated June 10, 2003, revised August 1, 2003.

Being the property acquired by Stolthaven New Orleans, L.L.C. from The Alabama Great Southern Railroad Company by act dated September 26, 2003, recorded in the Conveyance Office of Plaquemines Parish, Louisiana at Book 1055, Folio 522, Entry No. 03006963.

EXHIBIT “B”

TO

MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

EXECUTED BY STOLTHAVEN NEW ORLEANS L.L.C.,

AS GRANTOR

PERMITTED ENCUMBRANCES

None.

EXHIBIT E

When Recorded, Return To:

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

STATE OF TEXAS	‘
	‘	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	‘

THAT, STOLTHAVEN HOUSTON INC, (“Grantor”, whether one or more), whose address is 15602 Jacintoport Boulevard, Houston, Texas 77015 for and in consideration of the sum of TEN DOLLARS ($10.00) to Grantor in hand paid by Stephen C. Jacobs, Esq., Trustee, of Harris County, Texas (“Trustee”), for the benefit of DnB NOR Bank ASA, as Collateral Agent for the Lenders (as hereinafter defined), in order to secure the payment of the Indebtedness (as hereinafter defined) and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee the real estate (the “Land”) situated in the County of Harris and State of Texas described in Exhibit “A” attached hereto and made a part hereof, TOGETHER WITH all of Grantor’s interests, rights and titles in and to the following, whether now owned or hereafter acquired by Grantor: (a) all buildings, structures, component parts, other constructions and other improvements now or hereafter attached to or placed, erected, constructed or developed on the Land together with all component parts of the foregoing and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits, docks, tanks and lines, parking areas and roadways, and including all alterations, improvements, modifications, renovations and other additions to or changes in thereto at any time (the “Improvements”); (b) all materials, equipment, fixtures, furnishings, inventory, apparatus, fittings and articles of Personal Property (hereinafter defined) whatsoever now or hereafter delivered to, attached to, installed in, or used in or about the Improvements or which are necessary or useful for the complete use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in the development of the Improvements (including, without limiting the generality of the foregoing, , all desks, chairs, filing cabinets, tables, book cases, credenzas, wall hangings and similar items, power feed wiring, service piping, storage tanks, product piping, pumps, tank truck racks, foam piping system, chemical sewer system, wastewater treatment facility, air emission system, scales, compressed air system, foam pumper truck, crane truck, backhoe, bulldozer, rail car mover, forklift, spill boat, vacuum truck and cranes), and all renewals of or replacements or substitutions for any of the foregoing whether or not the same shall be attached to the Land or Improvements; (c) all water and water rights, timber, crops, and minerals and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements; (e) all security deposits and advance rentals under any lease agreements now or at any time hereafter arising from or by virtue of any transactions related to the Land, Improvements or the Personal Property and held by or for the benefit of Grantor; (f) all monetary deposits which Grantor has given to any public or private utility with respect to utility services furnished to the Land or Improvements; (g) all rents, issues, profits, revenues, royalties, bonuses or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases of all or any part of the Land, Improvements or Personal Property; (h) all proceeds (including premium refunds) of each policy of insurance relating to the Land, Improvements or Personal Property; (i) all proceeds from the taking of the Land, Improvements, Personal Property or any part thereof or any interest or right or estate appurtenant thereto by eminent domain or by purchase in lieu thereof; (j) all Grantor’s rights (but not its obligations) under any contracts related to the Land or Improvements; (k) all Grantor’s rights (but not its obligations) under any documents, contract rights, commitments, accounts, general intangibles (including trademarks, trade names and symbols used in connection therewith) arising by virtue of any transactions related to the Land, Improvements or Personal Property; (l) all deposits, bank accounts, funds, instruments, notes or chattel paper arising from or related to the Land, Improvements or Personal Property; (m) all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land, Improvements or Personal Property; (n) all plans, specifications, maps, surveys, reports, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Land or Improvements; (o) all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land or Improvements and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise and all proceeds of the Personal Property; (p) all agreements, easements, servitudes and rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments, prescriptions, advantages and other rights and benefits at any time belonging to, pertaining to or used in connection with the Land or Improvements; (q) all right, title and interest of Grantor in and to all streets, roads, ways, alleys, vaults, public places, easements and rights-of-way, existing or proposed, public or private, adjoining, abutting, adjacent or contiguous to or used in connection with, belonging or pertaining to the Land or any part thereof; and (r) all permits, licenses, rights, estates, powers, privileges and interests of whatever kind or character, whether or not of record, appurtenant or incident to the foregoing. All of the personal property of Grantor which is related in anyway to the Land and/or the Improvements and all fixtures, accessions and appurtenances thereto and all renewals or replacements of or substitutions therefore, and all of the foregoing property above which is personal property is herein collectively referred to as the “Personal Property”, and all of the above is herein collectively referred to as the “Mortgaged Property”. If the estate of Grantor in any of the above-described property is a leasehold estate (“Leasehold Estate”), this conveyance shall include, and the lien and security interest created hereby shall encumber, all additional title,

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estate, interest and other rights that may hereafter be acquired by Grantor in the property demised under the Leasehold Estate.

TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging unto the Trustee and his successors or substitutes, forever in this trust and to his or their successors and assigns, IN TRUST, however, upon the terms, provisions and conditions herein set forth.

In order to the secure the payment of the Indebtedness and performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, Grantor hereby grants to the Collateral Agent (as hereinafter defined) a security interest in all of the Personal Property, and agrees that the Collateral Agent shall have all of the rights and remedies with respect to such Personal Property as provided in this Deed of Trust or at law or in equity, including without limitation, the remedies provided under Paragraph 5.8 of this Deed of Trust.

ARTICLE I

SECURED INDEBTEDNESS

1.1                                 Secured Indebtedness. This Deed of Trust, Security Agreement and Assignment of Rents and Leases (the “Deed of Trust”) is made to secure and enforce the payment of the following obligations, indebtedness, promissory notes and liabilities: (a) that certain term loan and revolving credit facility agreement dated August 13, 2004 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) made by and among (i) the Grantor and Stolthaven New Orleans LLC, a Louisiana limited liability company (“Stolthaven New Orleans”), as borrowers (collectively, the “Borrowers”), (ii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Credit Agreement, the “Lenders”), (iii) DnB NOR Bank ASA, acting through its New York Branch (“DnB NOR”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and (iv) DnB NOR as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), pursuant to which the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to US$150,000,000 (the “Term Loan”) and a secured revolving credit facility in the amount of up to US$20,000,000 (the “Revolver”); (b) that certain promissory note dated August 13, 2004 with respect to the Term Loan in the original principal amount of One Hundred Fifty Million and No/100 DOLLARS (US$150,000,000.00), made by Grantor and Stolthaven New Orleans, jointly and severally and payable to the order of the Administrative Agent, with interest at the rate or rates therein provided, with principal, interest and other sums being payable as therein provided; (c) that certain promissory note dated August 13, 2004 with respect to the Revolver in the original principal amount of Twenty Million and No/100 Dollars (US$20,000,000.00) made by Grantor and Stolthaven New Orleans, jointly and severally, and payable to the order of the Administrative Agent, with interest at the rate or rates therein provided, with principal, interest and other sums being payable as therein provided (such promissory notes referenced in the preceding clause (b) and this clause (c) and all modifications, increases, renewals or extensions thereof, in whole or in part, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in

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part, are collectively referred to herein as the “Notes”, and the Administrative Agent as said payee, the Collateral Agent, the Lenders and all subsequent holders of the Notes or any part thereof or any of the Indebtedness, as hereinafter defined, are collectively referred to herein as the “Creditors”); and (d) all future loans and advances made by a Creditor to Grantor in connection with the Credit Agreement and all other indebtedness, obligations and liabilities of every kind and character of Grantor now or hereafter existing in favor of the Creditors in connection with the Credit Agreement. The indebtedness, obligations, and liabilities referred to in this Paragraph are hereinafter collectively referred to as the “Indebtedness.”  This Deed of Trust, the Notes, the Credit Agreement and any other instruments, documents and agreements now or hereafter evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness or any part thereof are hereinafter collectively referred to as the “Loan Documents.”

1.2                                 Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GRANTOR

2.1                                 Representations and Warranties. Grantor does hereby represent and warrant to the Collateral Agent as follows:

(a)                                  Financial Matters. Grantor is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Grantor insolvent or bankrupt. There has not been filed by or against Grantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Grantor or any portion of Grantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the United States Bankruptcy Code or any state law. All reports, statements and other data furnished by Grantor to the Creditors in connection with the loan evidenced by the Notes are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or of any tenant under leases described in such reports, statements and other data. For the purposes of this Paragraph, Grantor shall also include any joint venturer or general partner of Grantor.

(b)                                 Title and Authority. Grantor is the lawful owner of good and indefeasible fee simple and marketable title to those tracts which constitute part of the Land and are described as the fee tracts on Exhibit A to this Deed of Trust, of good and indefeasible easement estates in and to those tracts which constitute part of the Land and are described as the easement tracts on Exhibit A to this Deed of Trust, and the Improvements and has good right and authority to grant, bargain, sell, transfer, assign and

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mortgage the Land and Improvements and to grant a security interest in the Personal Property. Grantor does not do business with respect to the Mortgaged Property under any trade name.

(c)                                  Permitted Encumbrances. The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and, as applicable, (i) the liens and/or encumbrances set forth in Exhibit “B” attached hereto and made a part hereof, if any, or (ii) the matters, if any, set forth as exceptions on Schedule B of the Policy (as defined hereinbelow), if any, or (iii) such liens or other encumbrances, if any, as are permitted by the Credit Agreement or (iv) if no Exhibit “B” is attached hereto and no Policy is issued, then any liens and/or encumbrances affecting the Mortgaged Property appearing in the Real Property Records of the county(ies) in which the Land is situated, but only to the extent the same are valid and subsisting (hereinafter called the “Permitted Encumbrances”). There are no mechanic’s or materialmen’s liens, lienable bills or other claims constituting a lien on the Mortgaged Property, or any part thereof other than permitted under the Credit Agreement.

(d)                                 No Financing Statement. There is no financing statement covering all or any part of the Mortgaged Property or its proceeds on file in any public office which has not been terminated or assigned to the Collateral Agent.

(e)                                  Location of Personal Property. All tangible Personal Property is located on the Land.

(f)                                    No Homestead. No portion of the Mortgaged Property is being used as Grantor’s business or residential homestead.

(g)                                 No Default or Violation. The execution, delivery and performance of this Deed of Trust, the Notes and all of the other Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Grantor is a party or by which Grantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Grantor is subject.

(h)                                 Compliance with Covenants and Laws. The Mortgaged Property and the intended use thereof by Grantor comply (except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect) with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, the Americans With Disabilities Act of 1990 and TEX. REV. CIV. STAT. ANN. art. 9102, as amended, and the Fair Housing Amendments Act of 1988, 42 U.S.C. §§3601 et. seq. (all of the foregoing hereinafter sometimes

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collectively referred to as “Applicable Laws”), without reliance upon grandfather provisions or adjacent or other properties. Grantor has obtained all requisite zoning, utility, building, health and operating permits from each governmental authority or municipality having jurisdiction over the Mortgaged Property. All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.

(i)                                     Environmental. Without limitation of any of the foregoing, no asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Laws has been installed in the Mortgaged Property and the Mortgaged Property and Grantor are not in violation of or subject to any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment (such Applicable Laws as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively referred to as “Applicable Environmental Laws”), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments hereinafter referred to as “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (collectively, together with any subsequent amendments hereinafter called “RCRA”), the Texas Water Code and the Texas Solid Waste Disposal Act, except where any such violation, investigation or inquiry (if adversely determined against the Grantor) or remedial obligation would not alone or in the aggregate result in a Material Adverse Effect, and this representation would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property and Grantor. Grantor has obtained all permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor undertook, at the time of acquisition of the Mortgaged Property, all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice to determine that the Mortgaged Property, at the time of Grantor’s purchase of same, was in material compliance with all Applicable Environmental Laws and that no hazardous substances or solid wastes had been disposed of or otherwise released on or to the Mortgaged Property. Since the Grantor’s acquisition of the Mortgaged Property no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Mortgaged Property. The use which Grantor makes and intends to make of the Mortgaged Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property. The terms “hazardous substance” and “release” as used in this Deed of Trust shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined

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thereby, then such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for the terms “hazardous substance,” “release,” “solid waste,” or “disposal” (or “disposed”) which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(j)                                     No Suits. Except as otherwise disclosed to the Collateral Agent in writing, there are no judicial or administrative actions, suits or proceedings pending or, to the best of Grantor’s knowledge, threatened against or affecting Grantor, any other person liable, directly or indirectly, for the Indebtedness, or the Mortgaged Property, either (i) involving the validity, enforceability or priority of any of the Loan Documents or (ii) if adversely determined could (whether individually or when aggregated with other such actions suits or proceedings) be reasonably expected to have a Material Adverse Effect.

(k)                                  Condition of Property. The Mortgaged Property is served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof as represented by Grantor at or within the boundary lines of the Mortgaged Property. All streets, alleys and easements necessary to serve the Mortgaged Property for the use represented by Grantor have been completed and are serviceable and access to the Mortgaged Property is via Jacintoport Boulevard which has been dedicated and accepted by applicable governmental entities. As of the date hereof, the Mortgaged Property is in good condition and repair with no material deferred maintenance and is free from damage caused by fire or other casualty. Grantor is aware of no latent or patent structural or other significant defect or deficiency in the Mortgaged Property. Design and as-built conditions of the Mortgaged Property are such that no drainage or surface or other water will drain across or rest upon either the Mortgaged Property or land of others. To the best of Grantor’s knowledge after due inquiry and investigation, none of the improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements and no buildings or other improvements on adjoining land create such an encroachment.

(l)                                     Organization. Grantor is duly incorporated and validly existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Grantor has all requisite power and has, except where failure to obtain would not alone or in the aggregate result in a Material Adverse Effect, all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted.

(m)                               Enforceability. The Notes, this Deed of Trust and all other Loan Documents constitute the legal, valid and binding obligations of Grantor enforceable in accordance with their respective terms. The execution and delivery of, and performance under, the Notes, this Deed of Trust and all other Loan Documents are within Grantor’s

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powers and have been duly authorized by all requisite action and are not in contravention of the powers of Grantor’s charter, bylaws or other corporate papers.

(n)                                 Not a Foreign Person. Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and regulations promulgated thereunder).

2.2                                 Covenants and Agreements. So long as the Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with the Collateral Agent as follows:

(a)                                  Payment and Performance. Grantor will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Grantor’s covenants, obligations and liabilities under the Loan Documents.

(b)                                 Existence. Grantor will continuously maintain its existence and its right to do business in the State of Texas together with its franchises and trade names.

(c)                                  Taxes on Notes and Other Taxes. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp taxes which may be required to be paid with respect to this Deed of Trust.

(d)                                 Operation of Mortgaged Property. Grantor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Grantor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of the Collateral Agent or unless and to the extent otherwise permitted hereby. Grantor shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Mortgaged Property. Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be materially lessened. During normal business hours and so long as Grantor’s business is not materially interrupted, Grantor will allow the Collateral Agent or its authorized representative to enter the Mortgaged Property at any

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reasonable time to inspect the Mortgaged Property and Grantor’s books and records pertaining thereto and Grantor will assist the Collateral Agent or said representative in whatever way necessary to make such inspection. If Grantor receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Applicable Law material to Grantor’s business, Grantor will promptly furnish a copy of such notice or claim to the Collateral Agent.

(e)                                  Debts for Construction. Grantor will cause all debts and liabilities of any character, including without limitation, all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property, incurred in the construction, maintenance, operation and development of the Mortgaged Property, to be promptly paid; provided, that Grantor may in good faith contest the validity of any such debts and liabilities, and pending such contest Grantor shall not be deemed in default hereunder if (i) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of the Mortgaged Property or any interest therein, or any risk of interference with the repayment of the Notes, (ii) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (iii) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to the Mortgaged Property or any interest therein, and (iv) appropriate reserves with respect thereto are maintained in accordance with GAAP; provided, however, that in any event each such contest shall be concluded and the debt or liability shall be paid prior to the date any writ or order is issued under which the Mortgaged Property or any part thereof may be sold.

(f)                                    Ad Valorem Taxes. Grantor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Mortgaged Property, or any part thereof, or against Trustee or the Collateral Agent for or on account of the Notes or any other Indebtedness or the interest created by this Deed of Trust and will furnish the Collateral Agent with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; provided that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Grantor shall not be deemed in default hereunder if (i) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of the Mortgaged Property or any interest therein, or any risk of interference with the repayment of the Notes, (ii) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Creditor, (iii) such contest would not materially and adversely affect the rights, titles and interests of any Creditor in or to the Mortgaged Property or any interest therein, and (iv) appropriate reserves with respect thereto are maintained in accordance with GAAP; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Mortgaged Property or any part thereof may be sold.

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(g)                                 Repair and Maintenance. Grantor will keep the Mortgaged Property in good order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. To the extent necessary for the operation of the Mortgaged Property, Grantor will promptly replace all worn-out or obsolete fixtures or personal property covered by this Deed of Trust with fixtures or personal property comparable to the replaced fixtures or personal property when new. Grantor will make all renovations, modifications and alterations to the Mortgaged Property in compliance with all Applicable Laws. Notwithstanding any of the foregoing, Grantor will not, without the prior written consent of the Collateral Agent, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Deed of Trust except those replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $250,000 except pursuant to plans and specifications approved in writing by the Collateral Agent. Upon request of the Collateral Agent, Grantor will within thirty (30) days after such request deliver to the Collateral Agent an inventory describing and showing the make, model, serial number and location of all fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property with a certification by Grantor that, to the best of its knowledge, said inventory is a true and complete schedule of all such fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property, that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Mortgaged Property, and that all such items are owned by Grantor free and clear of any lien or security interest (except that created by this Deed of Trust) or otherwise permitted hereunder or under the Credit Agreement.

(h)                                 Insurance and Casualty. Subject to the coverage amounts set forth in the Credit Agreement, Grantor will keep the Mortgaged Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Mortgaged Property shall at any time be located in an identified “flood prone area” in which flood insurance has been made available pursuant to the Flood Disaster Protection Act of 1973), tornado and such other hazards as may be required by the Collateral Agent by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be acceptable to the Collateral Agent. Grantor will also provide such other insurance as the Collateral Agent may from time to time reasonably require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by the Collateral Agent. Grantor further agrees that Grantor will deliver to the Collateral Agent the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Mortgaged Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such

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policies of insurance to the Collateral Agent at least thirty (30) days before any such insurance shall expire. Without limiting the discretion of the Collateral Agent with respect to required endorsements to insurance policies, Grantor further agrees that all such policies shall provide that proceeds thereunder will be payable to the Collateral Agent as its interest may appear pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Collateral Agent or other transferee in the event of such other transfer of title. In the event any of the Mortgaged Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) the Collateral Agent may, but shall not be obligated to, make proof of loss if not made promptly by Grantor; (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Collateral Agent or to Grantor, as provided for and in accordance with Section 5.3 of the Credit Agreement; and (iii) the Collateral Agent shall have the right to apply the insurance proceeds first, to reimburse the Collateral Agent or Trustee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with the collection of such proceeds and, second, the remainder of said proceeds shall be applied or disbursed as provided in Section 5.3 of the Credit Agreement. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give immediate written notice thereof to the Collateral Agent and, unless otherwise so instructed by the Collateral Agent or otherwise permitted by the Credit Agreement, shall promptly, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by the Collateral Agent.

(i)                                     Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Grantor will notify the Collateral Agent of the pendency of such proceedings. The Collateral Agent may participate in any such proceedings, and Grantor shall from time to time deliver to the Collateral Agent all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with the Collateral Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Except as otherwise provided in Section 5.3 of the Credit Agreement, all proceeds of

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condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be paid to the Collateral Agent and shall be applied, first, to reimburse the Collateral Agent or Trustee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied or disbursed as provided in Section 5.3 of the Credit Agreement. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Mortgaged Property, Grantor shall promptly commence and complete such repair, restoration or replacement of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specifications submitted to and approved by the Collateral Agent. Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to the Collateral Agent and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as the Collateral Agent may request. Grantor hereby grants an irrevocable power of attorney to the Collateral Agent, such appointment being coupled with an interest, for the Collateral Agent, after the occurrence and during the continuance of a Default (as hereinafter defined), in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. The Collateral Agent shall not be, in any event or circumstances, liable or responsible for the failure to collect, or the failure to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

(j)                                     Protection and Defense of Lien. If the validity or priority of this Deed of Trust or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give prompt written notice thereof to the Collateral Agent and at Grantor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and the Collateral Agent, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Deed of Trust and the rights, titles, liens and security interests created or evidenced hereby, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, the purchase of any tax title and the removal of prior liens or security interests (including, without limitation, the payment of debts as they mature or the payment in full of matured or unmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every

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kind and character shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

(k)                                  No Other Liens. Grantor will not, without the prior written consent of the Collateral Agent (who, with respect to the addition of servitudes on the Mortgaged Property, shall grant its consent only with the consent of the Majority Lenders), create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of the Collateral Agent, Grantor will cause the same to be promptly discharged and released. Grantor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement, without the prior written consent of the Collateral Agent.

(l)                                     Books and Records. Grantor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Property, and will permit all such books and records (including, without limitation, all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Mortgaged Property) to be inspected and copied by the Collateral Agent and its duly authorized representatives at all times during reasonable business hours such inspections not to unreasonably interfere with the conduct of Grantor’s business.

(m)                               Rent Roll. Within ten (10) business days after the Collateral Agent’s request, Grantor shall provide to the Collateral Agent a leasing report and rent roll of the Mortgaged Property containing the name and address of all tenants then occupying portions of the Mortgaged Property under valid and subsisting lease agreements and, with respect to each lease, the rentals payable, square footage of the leased premises, amount of security deposit, lease commencement date, lease expiration date, date through which rent is paid and the nature and extent of any defaults by any tenant, all certified as to accuracy by a representative of Grantor acceptable to the Collateral Agent. Grantor shall use its best efforts to obtain and examine financial and credit information on all proposed lessees and provide copies of same to the Collateral Agent upon its request. If, and as often as, reasonably requested by the Collateral Agent, Grantor will make further reports of operations in such form as the Collateral Agent prescribes, setting out full data requested by the Collateral Agent.

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(n)                                 Escrow. If requested by the Collateral Agent at any time following and during the continuance of a Default (as defined in Article IV hereof) in order to secure the performance and discharge of Grantor’s obligations under Subparagraphs (f) and (h) of this Paragraph 2.2, but not in lieu of such obligations, Grantor will deposit with the Collateral Agent a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this Subparagraph shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by the Collateral Agent and prorated to the  end of the calendar month following the month during which this Deed of Trust is executed and delivered, and thereafter will deposit with the Collateral Agent, on each date when an installment of principal and/or interest is due on the Notes, sufficient funds (as estimated from time to time by the Collateral Agent) to permit the Collateral Agent to pay, at least thirty (30) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. The Collateral Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by the Collateral Agent for future use, applied to any Indebtedness or refunded to Grantor, at the Collateral Agent’s option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of the Collateral Agent. All such funds so deposited shall bear no interest whatsoever, shall be kept separate and not be mingled with the general funds of the Collateral Agent and shall be applied by the Collateral Agent toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to the Collateral Agent by Grantor (such statements to be presented by Grantor to the Collateral Agent within a reasonable time before the applicable amount is due); provided, however, that, if a Default (as hereinafter defined) shall have occurred and be continuing hereunder, such funds may at the Collateral Agent’s option be applied to the payment of the Indebtedness in the order determined by the Collateral Agent in its sole discretion, and that the Collateral Agent may at any time, in its sole discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor’s interest in the Mortgaged Property for any reason (including, without limitation, the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor’s interest in and rights to such funds held by the Collateral Agent under this Subparagraph but subject to the rights of the Collateral Agent hereunder.

(o)                                 Further Assurances. Grantor will, on request of the Collateral Agent, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in any other instrument now or hereafter executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation

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statements and assignments of rents and leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including, without limitation, any financing statement) deemed advisable by the Collateral Agent to protect the lien or security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of the Collateral Agent to enable the Collateral Agent to comply with the requirements or requests of any agency having jurisdiction over the Collateral Agent or any examiners of such agencies with respect to the Indebtedness, Grantor or the Mortgaged Property and Grantor will pay all costs connected with any of the foregoing.

(p)                                 Title Insurance. Grantor shall, at its sole cost and expense obtain and maintain title insurance in the form of a commitment, binder or policy (collectively, “Policy”) as the Collateral Agent may require, issued by a title company acceptable to the Collateral Agent. If for any reason during the period the Indebtedness is outstanding such title insurance is no longer valid or the issuing title company is insolvent or unable to adequately insure the validity and priority of the lien evidenced by this Deed of Trust (as determined by the Collateral Agent in its sole discretion), Grantor agrees to obtain, at its sole cost and expense, a replacement Policy issued by a title company acceptable to the Collateral Agent in favor of the Collateral Agent as mortgagee, in such amount and form as required by the Collateral Agent, insuring the validity and priority of the lien evidenced by this Deed of Trust.

(q)                                 Fees and Expenses; Indemnification. Grantor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (excluding taxes imposed on the net income of the Collateral Agent by a taxing authority in the jurisdiction of organization of the Collateral Agent or in a jurisdiction in which the Collateral Agent has an office or fixed place of business), brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys’ fees, and all other costs and expenses of every character incurred by Grantor or the Collateral Agent in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property, and will reimburse the Collateral Agent for all such costs and expenses incurred by the Collateral Agent. Grantor shall pay all expenses and reimburse the Collateral Agent for any expenditures, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or expended in connection with (i) the breach by Grantor of any covenant herein or in any other Loan Document; (ii) the Collateral Agent’s exercise of any of its rights and remedies hereunder or under the Notes or any other Loan Document or the Collateral Agent’s protection of the Mortgaged

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Property and its lien and security interest therein; or (iii) any amendments to this Deed of Trust, the Notes or any other Loan Document or any matter requested by Grantor or any approval required hereunder. Grantor will indemnify and hold harmless Trustee and any Creditor (for purposes of this Subparagraph, the  terms “Trustee” and “Creditor” shall include the directors, officers, partners, employees, representatives and agents of Trustee and such Creditor, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Trustee and such Creditor, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Deed of Trust, the Notes or any other Loan Documents. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents. Any amount to be paid hereunder by Grantor to a Creditor and/or Trustee shall be subject to and governed by the provisions of Paragraph 2.3 hereof.

(r)                                    Liability Insurance. Grantor shall maintain Commercial General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Mortgaged Property, in standard form and with such insurance company or companies as may be acceptable to the Collateral Agent, such insurance to afford immediate protection, to the limit of not less than $100,000,000 in respect of any one accident or occurrence with not more than $125,000 deductible. Such Commercial General Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnification of the Collateral Agent and the Trustee by Grantor set forth in this Deed of Trust (but such coverage or the amount thereof shall in no way limit such indemnification). Grantor shall maintain with

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respect to each policy or agreement evidencing such Commercial General Liability insurance such endorsements as may be required by the Collateral Agent and shall at all times deliver and maintain with the Collateral Agent a certificate with respect to such insurance in form satisfactory to the Collateral Agent. Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this Subparagraph, Grantor shall deliver to the Collateral Agent a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to the Collateral Agent. In the event of a foreclosure of this Deed of Trust, the purchaser of the Mortgaged Property shall succeed to all the rights of Grantor, including, without limitation, any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this Subparagraph, and Grantor hereby authorizes the Collateral Agent to notify any or all insurance carriers of this assignment.

(s)                                  Warranty. Grantor will warrant and forever defend the title to the Mortgaged Property against the claims of all persons making any claim to the same or any part thereof, subject to the Permitted Encumbrances.

(t)                                    Tax on Lien. In the event of the enactment after the date hereof of any law of the State of Texas or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon the Collateral Agent the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Indebtedness or the Collateral Agent, then, and in any such event, Grantor upon demand by the Collateral Agent, shall pay such taxes, assessments, charges or liens, or reimburse the Collateral Agent therefor; provided, however, that if in the opinion of counsel for the Collateral Agent (i) it might be unlawful to require Grantor to make such payment; or (ii) the making of such payment might result in the contracting for, charging or receiving of interest beyond the maximum amount permitted by law, then and in such event, the Collateral Agent may elect, by notice in writing given to Grantor, to declare all of the Indebtedness to be and become due and payable sixty (60) days from the giving of such notice.

 (u)                              Location and Use of Personal Property. All tangible Personal Property will be used in the business of Grantor and shall remain in Grantor’s possession or control at all times at Grantor’s risk of loss and shall be located on the Land.

(v)                                 Estoppel Certificate. Grantor shall at any time and from time to time furnish promptly upon request by the Collateral Agent a written statement in such form as may be required by the Collateral Agent stating that the Notes, this Deed of Trust and the other Loan Documents are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; the unpaid principal balance of the Notes; the

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date to which interest on the Notes is paid; that the Notes, this Deed of Trust and the other Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Notes, this Deed of Trust or any other Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

(w)                               Proceeds of Personal Property. Grantor shall account fully and faithfully for and, if the Collateral Agent so elects, shall promptly pay or turn over to the Collateral Agent all proceeds in whatever form received from any disposition of any of the Personal Property, except as otherwise specifically authorized herein. Grantor shall at all times keep the Personal Property and its proceeds separate and distinct from other property of Grantor and shall keep accurate and complete records of the Personal Property and its proceeds.

(x)                                   Credit Agreement. Grantor will punctually perform and discharge each and every obligation and undertaking of Grantor under the Credit Agreement and will not permit a default to occur thereunder.

(y)                                 Permitted Encumbrances. Grantor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Grantor will not modify or permit any modification of any Permitted Encumbrance without the prior written consent of the Collateral Agent.

(z)                                   Environmental. Grantor will not cause or permit the Mortgaged Property or Grantor to be in violation of, or do anything or permit anything to be done which will subject the Mortgaged Property to any remedial obligations under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, the Texas Water Code and the Texas Solid Waste Disposal Act, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to Grantor and/or the Mortgaged Property, and Grantor will promptly notify the Collateral Agent in writing of any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry (which investigation or inquiry if adversely determined against the Grantor would not alone or in the aggregate result in a Material Adverse Effect) by any governmental authority in connection with any Applicable Environmental Laws. Grantor shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor shall take all steps necessary to determine that no hazardous substances or solid waste are being disposed of or otherwise released on or to the Mortgaged Property. Grantor will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property and covenants and agrees to keep or cause the Mortgaged Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon the Collateral Agent’s

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reasonable request, at any time and from time to time during the existence of this Deed of Trust, Grantor will provide at Grantor’s sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by the Collateral Agent, indicating the presence or absence of hazardous substances and solid wastes on the Mortgaged Property. If Grantor fails to provide same after thirty (30) days’ notice, the Collateral Agent may order same, and Grantor grants to the Collateral Agent and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Deed of Trust is in effect) to perform inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Grantor to the Collateral Agent pursuant to this Deed of Trust and shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

(aa)                            Asbestos. Grantor covenants and agrees that it will not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by any Applicable Environmental Law, and that if any such asbestos or material containing asbestos exists in or on the Mortgaged Property, whether installed by Grantor or others, Grantor will remove the same (or if removal is prohibited by law, will take whatever action is required by law, including, without limitation, implementing any required operation and maintenance program) promptly upon discovery at its sole expense. Upon the Collateral Agent’s reasonable request, at any time and from time to time during the existence of this Deed of Trust, Grantor shall provide at Grantor’s sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by the Collateral Agent, indicating the presence or absence of asbestos or material containing asbestos on the Mortgaged Property. If Grantor fails to provide same after thirty (30) days’ notice, the Collateral Agent may order same, and Grantor grants to the Collateral Agent and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Deed of Trust is in effect) to perform inspections and tests. The cost of such inspections and tests shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

2.3                                 Right of the Collateral Agent to Perform. Grantor agrees that if Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under any of the other Loan Documents, or to pay any money which Grantor is required to pay hereunder or under any of the other Loan Documents, or takes any action prohibited hereby or thereby, the Collateral Agent, in Grantor’s name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action, including, without limitation, entering the Mortgaged Property for such purpose and to take all such action thereon as it may deem necessary or appropriate, or pay such money or remedy any action so taken, and any expenses so incurred by the Collateral Agent, and any money paid by the Collateral Agent in connection therewith, shall be a demand obligation owing by Grantor to the Collateral Agent and the Collateral Agent, upon making such payment, shall be subrogated to all of the rights of the party receiving such payment. Any amounts due and owing by Grantor to any Creditor pursuant to this Deed of Trust shall bear interest from the date such amount becomes due until paid at the

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rate of interest payable on matured but unpaid principal of or interest on the Notes and shall be a part of the Indebtedness and shall be secured by this Deed of Trust and by all of the other Loan Documents.

2.4                                 Indemnification Regarding Environmental Matters. Grantor agrees to indemnify and hold the Collateral Agent and Trustee (for purposes of this Paragraph, the terms “the Collateral Agent” and “Trustee” shall include the directors, officers, partners, employees, representatives and agents of the Collateral Agent and Trustee, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or otherwise affiliated with the Collateral Agent and Trustee, respectively) harmless from and against, and to reimburse the Collateral Agent and Trustee with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by the Collateral Agent and/or the Trustee at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty of Grantor as set forth herein regarding asbestos, material containing asbestos or Applicable Environmental Laws, (b) the failure of Grantor to perform any obligation herein required to be performed by Grantor regarding asbestos, material containing asbestos or Applicable Environmental Laws, (c) any violation on or before the Release Date (as hereinafter defined) of any Applicable Environmental Law in effect on or before the Release Date, (d) the removal of hazardous substances or solid wastes from the Mortgaged Property (or if removal is prohibited by law, the taking of whatever action is required by law), (e) the removal of asbestos or material containing asbestos from the Mortgaged Property (or if removal is prohibited by Applicable Environmental Laws, the taking of whatever action is required by Applicable Environmental Laws, including, without limitation, the implementation of any required operation and maintenance program), (f) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of any hazardous substance or solid waste disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Mortgaged Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (g) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Mortgaged Property (whether or not any or all of the foregoing was caused by Grantor or its tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Mortgaged Property). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING

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ATTORNEYS’ FEES AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The term “Release Date” as used herein shall mean the earlier of the following two dates: (i) the date on which the Indebtedness has been paid and performed in full and this Deed of Trust has been released, or (ii) the date on which the lien of this Deed of Trust is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents. Any amount to be paid hereunder by Grantor to the Collateral Agent and/or Trustee shall be a demand obligation owing by Grantor to the Collateral Agent and/or Trustee and shall be subject to and covered by the provisions of Paragraph 2.3 hereof. Nothing in this Paragraph, elsewhere in this Deed of Trust or in any other Loan Document shall limit or impair any rights or remedies of the Collateral Agent and/or Trustee against Grantor or any third party under Applicable Environmental Laws, including without limitation, any rights of contribution or indemnification available hereunder or thereunder.

ARTICLE III

ASSIGNMENT OF RENTS, LEASES, PROFITS, INCOME,

CONTRACTS AND BONDS

3.1                                 Assignment of Rents. Grantor does hereby absolutely and unconditionally assign, transfer and set over to the Collateral Agent all rents, income, receipts, revenues, issues, profits and proceeds to be derived from the Mortgaged Property, including, without limitation, the immediate and continuing  right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other sums of money that may now or at any time hereafter become due and payable to Grantor under the terms of any leases now or hereafter covering the Mortgaged Property, or any part thereof, including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, all proceeds payable under any policy of insurance covering the loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, and all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy, including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under any applicable bankruptcy law (as hereinafter defined), together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering

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the Mortgaged Property or any part thereof (collectively, the “Rents”); and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Mortgaged Property; subject however to a license hereby granted by the Collateral Agent to Grantor to collect and receive all of the foregoing (such license evidenced by the Collateral Agent’s acceptance of the Mortgage), subject to the terms and conditions hereof. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the assignment in this Paragraph is an absolute, unconditional and presently effective assignment and not merely a security interest; provided, however, upon the occurrence of a Default (as hereinafter defined) hereunder or upon the occurrence of any event or circumstance which with the lapse of time or the giving of notice or both would constitute a Default hereunder, such license shall automatically and immediately terminate and Grantor shall hold all Rents paid to Grantor thereafter in trust for the use and benefit of the Collateral Agent and the Collateral Agent shall have the right, power and authority, whether or not it takes possession of the Mortgaged Property, to seek enforcement of any such lease, contract or bond and to demand, collect, receive, sue for and recover in its own name any and all of the above described amounts assigned hereby and to apply the sum(s) collected, first to the payment of expenses incident to the collection of the same, and the balance to the payment of the Indebtedness; provided further, however, that the Collateral Agent shall not be deemed to have taken possession of the Mortgaged Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. It shall not be necessary for the Collateral Agent to institute any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this Paragraph 3.1.

3.2                                 Assignment of Leases. Grantor hereby assigns to the Collateral Agent all existing and future leases, including, without limitation, all subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Mortgaged Property (collectively, the “Leases”) and Grantor hereby further assigns to the Collateral Agent all guaranties of tenants’ performance under the Leases. Prior to a Default, Grantor shall have the right, without joinder of the Collateral Agent, to enforce the Leases, unless the Collateral Agent directs otherwise.

3.3                                 Warranties Concerning Leases and Rents. Grantor represents and warrants that:

(a)                                  Grantor has (or will have, with respect to any future leases) good title to the Leases and Rents and authority to assign them, and no other person or entity has any right, title or interest therein;

(b)                                 all existing Leases are valid, unmodified and in full force and effect, except as indicated herein, and, to Grantor’s knowledge, no default exists thereunder;

(c)                                  unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

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(d)                                 no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(e)                                  except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents or not more than one (1) month in advance.

3.4                                 Grantor’s Covenants of Performance. Grantor covenants to:

(a)                                  perform all of its obligations under the Leases and give prompt notice to the Collateral Agent of any failure to do so;

(b)                                 give immediate notice to the Collateral Agent of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notices of default under residential leases;

(c)                                  enforce the tenant’s obligations under the Leases;

(d)                                 defend, at Grantor’s expense, any proceeding pertaining to the Leases, including, if the Collateral Agent so requests, any such proceeding to which the Collateral Agent is a party;

(e)                                  neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust; and

(f)                                    until otherwise directed by the Collateral Agent upon the occurrence of an Event of Default, cause all sums payable to the Grantor and assigned hereby, whether as rent, purchase proceeds or avails, income, and all other sums or otherwise, to be paid directly to the such account(s) as the Collateral Agent may specify (each an “Earnings Account”) and cause all Leases to specify that payments due the Grantor be made directly to the Earnings Account.

3.5                                 Prior Approval for Actions Affecting Leases. Grantor shall not, without the prior written consent of the Collateral Agent:

(a)                                  receive or collect Rents more than one month in advance;

(b)                                 encumber or assign future Rents;

(c)                                  waive or release any obligation of any tenant under the Leases;

(d)                                 cancel, terminate or modify any of the Leases; cause or permit any cancellation, termination or surrender of any of the Leases; or commence any

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proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder;

(e)                                  renew or extend any of the Leases, except pursuant to terms in existing Leases;

(f)                                    permit any assignment of the Leases; or

(g)                                 enter into any Leases after the date hereof.

3.6                                 Settlement for Termination. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state or local statute, shall be made without the prior written consent of the Collateral Agent, and any check in payment of such damages will be made payable to both Grantor and the Collateral Agent. Grantor hereby assigns any such payment to the Collateral Agent to be applied to the Indebtedness as the Collateral Agent may elect and agrees to endorse any check for such payment to the order of the Collateral Agent.

3.7                                 The Collateral Agent in Possession. The Collateral Agent’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by the Collateral Agent, be deemed to constitute the Collateral Agent a “mortgagee in possession,” nor obligate the Collateral Agent to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to the Collateral Agent. The Collateral Agent shall not be liable for any injury or damage to any person or property in or about the Mortgaged Property.

3.8                                 Appointment of Attorney. Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, coupled with an interest, empowering the Collateral Agent to subordinate any Leases to this Deed of Trust.

3.9                                 Indemnification. Grantor hereby indemnifies and holds the Collateral Agent (which shall include the directors, officers, partners, employees, representatives and agents of the Collateral Agent and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with the Collateral Agent) harmless from all liability, damage or expense imposed on or incurred by the Collateral Agent from any claims under the Leases, including, without limitation, any claims by Grantor with respect to payments of Rents made directly to the Collateral Agent after Default and claims by any tenant for security deposits or for rental payments more than one (1) month in advance and not delivered to the Collateral Agent. All amounts indemnified against hereunder, including, without limitation, reasonable attorneys’ fees, if paid by the Collateral Agent shall bear interest at the Default Rate (as defined in the Credit Agreement) and shall be payable by Grantor in accordance with Paragraph 2.3 hereof. The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of

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foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.

3.10                           Records. Upon request by the Collateral Agent, Grantor shall deliver to the Collateral Agent executed originals of all Leases and copies of all records relating thereto.

3.11                           Merger. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of the Collateral Agent.

3.12                           Right to Rely. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay Rents to the Collateral Agent upon written demand by the Collateral Agent without further consent of Grantor, and the tenants may rely upon any written statement delivered by the Collateral Agent to the tenants. Any such payment to the Collateral Agent shall constitute payment to Grantor under the Leases. The provisions of this Paragraph are intended solely for the benefit of the tenants and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a tenant who has not received such notice. The assignment of Rents set forth in Paragraph 3.1 is not contingent upon any notice or demand by the Collateral Agent to the tenants.

ARTICLE IV

EVENTS OF DEFAULT

Defaults. The term “Default” as used in this Deed of Trust shall mean the occurrence of any of the following events:

4.1                                 Abandonment. Grantor abandons all or a portion of the Mortgaged Property; or

4.2                                 Destruction of Mortgaged Property. The Mortgaged Property is demolished, destroyed or damaged and Grantor fails to perform in accordance with Section 5.3 of the Credit Agreement; or

4.3                                 Condemnation. The Mortgaged Property or a portion thereof is taken in condemnation, or sold in lieu of condemnation and Grantor fails to perform in accordance with Section 5.3 of the Credit Agreement; or

4.4                                 Default under Credit Agreement. An Event of Default (as such term is defined in the Credit Agreement) has occurred and is continuing.

ARTICLE V

REMEDIES AND RELATED RIGHTS

If a Default shall occur, the Collateral Agent may exercise any one or more of the following remedies and shall, in addition to any other rights afforded to the Collateral Agent under the Credit Agreement or otherwise, have the following related rights, without notice (unless notice is required by Applicable Laws):

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5.1                                 Possession. Upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, the Collateral Agent is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property, including the right to rent the same for the account of Grantor and to deduct from such rents all costs, expenses and liabilities of every character incurred by the Collateral Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Property and to apply the remainder of such rents to the Indebtedness in such manner as the Collateral Agent may elect in its sole discretion. All such costs, expenses and liabilities incurred by the Collateral Agent in collecting such rents and in managing, operating, maintaining or preserving the Mortgaged Property, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall be subject to and covered by Paragraph 2.3 hereof. If necessary to obtain the possession provided for above, the Collateral Agent may invoke any and all legal remedies to dispossess Grantor, including, without limitation, one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by the Collateral Agent pursuant to this Paragraph, the Collateral Agent shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Mortgaged Property, or any part thereof, or from any other act or omission of the Collateral Agent in managing the Mortgaged Property (REGARDLESS OF WHETHER SUCH LOSS IS CAUSED BY THE NEGLIGENCE OF THE COLLATERAL AGENT) unless such loss is caused by the willful misconduct or gross negligence of the Collateral Agent, nor shall the Collateral Agent be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify the Collateral Agent for, and to hold the Collateral Agent (which shall include the directors, officers, partners, employees, representatives and agents of the Collateral Agent and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with the Collateral Agent) harmless from, any and all liability, loss or damage which may or might be incurred by the Collateral Agent under any Lease or under or by reason of this Deed of Trust or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Collateral Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease, REGARDLESS OF WHETHER SUCH LIABILITY, LOSS, DAMAGE, CLAIMS OR DEMANDS ARE THE RESULT OF THE NEGLIGENCE OF THE COLLATERAL AGENT, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT. Should the Collateral Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be subject to and covered by Paragraph 2.3 hereof. Nothing in this Paragraph shall impose any duty, obligation or responsibility upon the Collateral Agent for the control, care, management or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such

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Lease; nor shall it operate to make the Collateral Agent responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, OR FOR ANY NEGLIGENCE IN THE MANAGEMENT, UPKEEP, REPAIR OR CONTROL OF THE MORTGAGED PROPERTY RESULTING IN LOSS OR INJURY OR DEATH TO ANY TENANT, LICENSEE, EMPLOYEE OR STRANGER, UNLESS SUCH LOSS OR INJURY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT. Grantor hereby assents to, ratifies and confirms any and all actions of the Collateral Agent with respect to the Mortgaged Property taken under this Paragraph and agrees that the foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

5.2                                 Foreclosure. Upon the occurrence of a Default, Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of the Collateral Agent to sell the Mortgaged Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Mortgaged Property is situated, at public vendue to the highest bidder for cash. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at the courthouse door) of the specified county, between the hours of 10 o’clock a.m. and 4 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by Applicable Laws) on the first Tuesday in any month after having given notice of such sale at least twenty-one (21) days before the day of sale of the time, place and terms of said sale (including the earliest time at which such sale shall occur) in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deeds of trust. Notice of a sale of all or part of the Mortgaged Property by Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the Mortgaged Property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk of each county in which the Mortgaged Property is situated. In addition, at least twenty-one (21) days preceding the date of sale, written notice of the proposed sale shall be served by certified mail on Grantor and each debtor obligated to pay the Indebtedness or any portion thereof according to the records of the Collateral Agent, all in accordance with Chapter 51 of the Texas Property Code. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid certified mail wrapper, properly addressed to Grantor and each such debtor at the Grantor’s and each such debtor’s last known address in accordance with Chapter 51 of the Texas Property Code, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any sale made by Trustee hereunder may be as an entirety or in such parcels as the Collateral Agent may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale

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by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but the Collateral Agent shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Collateral Agent may deem necessary until all of the Mortgaged Property has been duly sold and all Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of the Collateral Agent, such sale shall not exhaust the power of sale hereunder and the Collateral Agent shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness, or as to the occurrence of any Default, or as to the Collateral Agent having declared all of such Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by the Collateral Agent or by Trustee or any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including, without limitation, the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, his successor or substitute.

5.3                                 Judicial Foreclosure. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Mortgaged Property is situated, and any foreclosure suit may be brought by Trustee or by the Collateral Agent. In the event a foreclosure hereunder shall be commenced by Trustee, or his substitute or successor, the Collateral Agent may at any time before the sale of the Mortgaged Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Indebtedness, and/or for the foreclosure of this Deed of Trust. It is agreed that if the Collateral Agent should institute a suit for the collection of the Indebtedness and/or for the foreclosure of this Deed of Trust, the Collateral Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his

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substitute or successor to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

5.4                                 Receiver. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default, the Collateral Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale of the Mortgaged Property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Indebtedness, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by the Collateral Agent, but nothing herein is to be construed to deprive the Collateral Agent of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of the Collateral Agent to receive payment of the Rents pursuant to Paragraph 3.1 hereof. Any money advanced by the Collateral Agent in connection with any such receivership shall be subject to and covered by Paragraph 2.3 hereof.

5.5                                 Proceeds of Sale. The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to, all court costs and charges of every character in the event foreclosed by suit, attorneys’ fees and a reasonable fee to Trustee acting under the provisions of Paragraph 5.2 if foreclosed by power of sale as provided in said Paragraph, such fee to the Trustee not exceeding US$10,000.00;

SECOND, in accordance with Section 8.3 of the Credit Agreement.

5.6                                 The Collateral Agent as Purchaser. The Collateral Agent shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness then outstanding and owing.

5.7                                 Additional Remedies under the UCC. This Deed of Trust is both a real property Deed of Trust and a “security agreement” within the meaning of Article 9 of the Texas Business and Commerce Code, as amended (the “UCC”). Grantor, by executing and delivering this Deed of Trust, grants to Collateral Agent a security interest in the Personal Property. Upon the occurrence of a Default, the Collateral Agent may exercise its rights of enforcement with respect to the Personal Property under the UCC, and in conjunction with, in addition to or in substitution for those rights and remedies:

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(a)                                  the Collateral Agent may enter upon the Mortgaged Property to take possession of, assemble and collect the Personal Property or to render it unusable; and

(b)                                 the Collateral Agent may require Grantor to assemble the Personal Property and make it available at a place the Collateral Agent designates which is mutually convenient to allow the Collateral Agent to take possession or dispose of the Personal Property; and

(c)                                  written notice mailed to Grantor as provided herein ten (10) days prior to the date of public sale of the Personal Property or prior to the date after which any private sale of the Personal Property will be made shall constitute reasonable notice; and

(d)                                 any sale made pursuant to the provisions of this Paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the Mortgaged Property under power of sale; and

(e)                                  in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personal Property and the Mortgaged Property may, at the option of the Collateral Agent, be sold as a whole; and

(f)                                    it shall not be necessary that the Collateral Agent take possession of the Personal Property or any part thereof prior to the time that any sale pursuant to the provisions of this Paragraph is conducted and it shall not be necessary that the Personal Property or any part thereof be present at the location of such sale; and

(g)                                 prior to application of proceeds of disposition of the Personal Property to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by the Collateral Agent; and

(h)                                 any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Default, or as to the Collateral Agent having declared all of such Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Collateral Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(i)                                     the Collateral Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Collateral Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Collateral Agent.

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5.8                                 Partial Foreclosure. In the event of a Default in the payment of any part of the Indebtedness, the Collateral Agent shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Paragraph 5.5 except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Notes in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

5.9                                 Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting the Collateral Agent, and Trustee and the Collateral Agent shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.10                           Resort to Any Security. The Collateral Agent may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to the Collateral Agent in its sole and absolute discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

5.11                           Waiver. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Grantor, including, without limitation, the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets,

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sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of the Collateral Agent under the terms of this Deed of Trust to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of the Collateral Agent under the terms of this Deed of Trust to the payment of such Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Paragraph and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Paragraph, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Paragraph.

5.12                           Delivery of Possession After Foreclosure. Except as provided in any applicable subordination, nondisturbance and attornment agreement between the Collateral Agent and a tenant of the Mortgaged Property, in the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property by, through or under Grantor are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction.

5.13                           Tender After Acceleration. If, following the occurrence of a Default and the acceleration of the Indebtedness but prior to the foreclosure of this Deed of Trust, Grantor shall tender to the Collateral Agent payment of an amount sufficient to pay the entire Indebtedness, such tender shall be deemed to be a voluntary prepayment under the Notes and, consequently, Grantor shall also pay to the Collateral Agent any charge or premium required under the Notes or any other Loan Documents to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Deed of Trust, the Notes or any of the other Loan Documents the applicable charge or premium shall be the maximum prepayment penalty provided for in the Notes; provided, however, that in the event any amount payable under this Paragraph is deemed interest, in no event shall such amount when added to the interest otherwise payable on the Notes and the other Indebtedness exceed the maximum interest permitted under applicable law.

ARTICLE VI

MISCELLANEOUS

6.1                                 Defeasance. If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and  performed, then and in that event only, all rights under this Deed of Trust shall terminate and the Mortgaged Property shall become wholly clear of the liens, security

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interests, conveyances and assignments evidenced hereby, which shall be released by the Collateral Agent in due form at Grantor’s cost.

6.2                                 Successor Trustee. Trustee may resign by an instrument in writing addressed to the Collateral Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by the Collateral Agent. In case of the death, resignation, removal or disqualification of Trustee or if for any reason the Collateral Agent shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then the Collateral Agent shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without formality other than appointment and designation in writing executed by the Collateral Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Indebtedness has been paid in full or until the Mortgaged Property is sold hereunder. In the event the Indebtedness is owned by more than one person or entity, the holders of not less than a majority in the amount of such Indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee provided for in the preceding sentence. Such appointment and designation by the Collateral Agent or by the holder or holders of not less than a majority of the Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited. If the Collateral Agent is a national banking association or corporation and such appointment is executed in its behalf by an officer of such national banking association or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the association or corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of the Collateral Agent or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

6.3                                 Liability and Indemnification of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (INCLUDING, WITHOUT LIMITATION, TRUSTEE’S NEGLIGENCE), except for Trustee’s gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein

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provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by him in the performance of his duties hereunder (Trustee shall include the directors, officers, partners, employees, representatives and agents of Trustee and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Trustee), INCLUDING ANY LIABILITY AND EXPENSES RESULTING FROM THE TRUSTEE’S OWN NEGLIGENCE (BUT NOT THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

6.4                                 Waiver by the Collateral Agent. The Collateral Agent may at any time and from time to time in writing (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which hereunder Grantor is prohibited from doing, or consent to Grantor failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property, or any interest therein, from the lien and security interest of this Deed of Trust without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of the Collateral Agent hereunder except to the extent specifically agreed to by the Collateral Agent in such writing.

6.5                                 Actions by the Collateral Agent. The lien, security interest and other security rights of the Collateral Agent hereunder shall not be impaired by any indulgence, moratorium or release granted by the Collateral Agent, including but not limited to (a) any renewal, extension, increase or modification which the Collateral Agent may grant with respect to any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which the Collateral Agent may grant in respect of the Mortgaged Property, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness. The taking of additional security by the Collateral Agent shall not release or impair the lien, security interest or other security rights of the Collateral Agent hereunder or affect the liability of Grantor or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder in the Mortgaged Property.

6.6                                 Rights of the Collateral Agent. The Collateral Agent may waive any Default without waiving any other prior or subsequent Default. The Collateral Agent may remedy any default without waiving the Default remedied. Neither the failure by the Collateral Agent to exercise, nor the delay by the Collateral Agent in exercising, any right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by the Collateral

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Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by the Collateral Agent of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default hereunder.

6.7                                 Notification of Account Debtors. The Collateral Agent may at any time after Default by Grantor notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personal Property to pay the Collateral Agent directly.

6.8                                 Reproduction as Financing Statement. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

6.9                                 Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures now or hereafter included within the Mortgaged Property and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Mortgaged Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral, and is to be filed for record in the real property records of the county where the Mortgaged Property is situated. The mailing address of Grantor (debtor) is set forth on the first page of this Deed of Trust and the address of the Collateral Agent (secured party) from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth in Paragraph 1.1 of this Deed of Trust. Grantor is a corporation, the Grantor’s jurisdiction of organization is Texas, and the Grantor’s organizational identification number is 105301600.

6.10                           Filing and Recordation. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or the Collateral Agent shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges. Grantor hereby authorizes the Collateral Agent or the Trustee to file any financing statement or financing statement amendment covering the Personal Property or relating to the security interest created herein.

6.11                           Dealing with Successor. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, the Collateral Agent may,

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without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the Indebtedness; provided, however, nothing in this Paragraph shall be construed as permitting any transfer of the Mortgaged Property which would constitute a Default under this Deed of Trust. No sale of the Mortgaged Property, no forbearance on the part of the Collateral Agent and no extension of the time for the payment of the Indebtedness given by the Collateral Agent shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as agreed to in writing by the Collateral Agent.

6.12                           Place of Payment. The Indebtedness shall be payable at the place designated in the Credit Agreement, or if no such designation is made, at the office of the Collateral Agent at the address indicated in this Deed of Trust, or at such other place as the Collateral Agent may designate in writing.

6.13                           Subrogation. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by the Collateral Agent at Grantor’s request and the Collateral Agent shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Deed of Trust shall govern the rights and remedies of the Collateral Agent and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which the Collateral Agent is subrogated hereunder.

6.14                           Application of Indebtedness. If any part of the Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

6.15                           Usury. This Deed of Trust has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Texas, except as such laws are preempted by federal law. This Deed of Trust and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by Applicable Laws. It is expressly stipulated and agreed to be the intent of Grantor and the Collateral Agent to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any

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amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if the Collateral Agent’s exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the  express intent of Grantor and the Collateral Agent that all excess amounts theretofore collected by the Collateral Agent be credited on the principal balance of the Notes (or, if the Notes and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then Applicable Laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance , detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Indebtedness. To the extent that the Collateral Agent is relying on Chapter 303  of the Texas Finance Code to determine the maximum rate (“Maximum Rate”) payable on the Indebtedness, the Collateral Agent will utilize the weekly ceiling from time to time in effect as provided in such Chapter. To the extent the law governing the Notes or federal law permits the Collateral Agent to contract for, charge or receive a greater amount of interest, the Collateral Agent will rely on the law governing the Notes or federal law instead of such Chapter, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now in effect, the Collateral Agent may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Collateral Agent to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

6.16                           Notice. Any notice, request, demand or other communication required or permitted hereunder shall be given and received in accordance with Article 16 of the Credit Agreement; provided that, service of a notice required by Texas Property Code §51.002 shall be considered complete when the requirements of that statute are met.

6.17                           Heirs, Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee and the Collateral Agent and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the Land. All references in this Deed of Trust to Grantor, Trustee or the Collateral Agent shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

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6.18                           Severability. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable  shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

6.19                           Gender and Number. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

6.20                           Counterparts. This Deed of Trust may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6.21                           Joint and Several. Where two or more persons or entities have executed this Deed of Trust, unless the context clearly indicates otherwise, the term “Grantor” as used in this Deed of Trust means the grantors hereunder or either or any of them and the obligations of Grantor hereunder shall be joint and several.

6.22                           Reporting Requirements. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Deed of Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority (including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984) and further agrees upon request of the Collateral Agent to furnish the Collateral Agent with evidence of such compliance.

6.23                           Headings. The Paragraph headings contained in this Deed of Trust are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Paragraphs hereof.

6.24                           Consent of the Collateral Agent. Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of the Collateral Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Collateral Agent, and the Collateral Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the Collateral Agent’s judgment.

6.25                           Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which

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enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party. Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by the Collateral Agent and any subsequent owner of the Mortgaged Property, with or without notice to or consent of Grantor, and no such modification shall impair the obligations of Grantor under this Deed of Trust or under any other Loan Document.

6.26                           Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Grantor and the Collateral Agent, or in any way make the Collateral Agent a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

6.27                           Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and the Collateral Agent with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and the Collateral Agent with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by the Collateral Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.

6.28                           Applicable Law. THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE; PROVIDED, HOWEVER, WITH RESPECT TO THE MAXIMUM RATE OF INTEREST THAT CAN BE CHARGED AND COLLECTED, THE LAWS GOVERNING THE NOTES SHALL BE APPLICABLE. GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN HOUSTON, TEXAS (OR ANY COUNTY IN TEXAS WHERE ANY PORTION OF THE PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND GRANTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN HOUSTON, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GRANTOR AT THE ADDRESS OF GRANTOR FOR THE GIVING OF NOTICES SET FORTH IN THIS DEED OF TRUST, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

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6.29                        Waiver of Jury Trial. GRANTOR AND THE COLLATERAL AGENT, FOR ITSELF AND THE CREDITORS (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN GRANTOR AND THE COLLATERAL AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CREDITORS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

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EXECUTED as of August 13, 2004.

STOLTHAVEN HOUSTON INC., a
Texas corporation

By:
Name: Alan Winsor
Title: Secretary

STATE OF NEW YORK:	‘
‘
COUNTY OF NEW YORK	‘

This instrument was acknowledged before me on the 13th  day of August, 2004 by Alan Winsor, Secretary of  Stolthaven Houston Inc., a Texas corporation, on behalf of said corporation.

[SEAL]

Notary Public, State of New York

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EXHIBIT “A”

TO

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

EXECUTED BY STOLTHAVEN HOUSTON INC.,

AS GRANTOR

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EXHIBIT “B”

TO

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

EXECUTED BY STOLTHAVEN HOUSTON INC.,

AS GRANTOR

PERMITTED ENCUMBRANCES

None.

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EXHIBIT F

PLEDGE AGREEMENT

STOLT-NIELSEN TRANSPORTATION GROUP INC.

and

DNB NOR BANK ASA,

NEW YORK BRANCH

August 13, 2004

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made as of this 13th day of August, 2004, between (i) STOLT-NIELSEN TRANSPORTATION GROUP INC., a corporation organized and existing under the laws of the State of Delaware having its principal place of business and chief executive office at 8 Sound Shore Drive, P.O. Box 2300, Greenwich, CT  06836 (herein called the “Pledgor”), and (ii) DNB NOR BANK ASA, acting through its New York branch, in its capacity as collateral agent (herein called the “Pledgee”) for and on behalf of the Lenders and the Agents (together, the “Creditors”).

WITNESSETH:

WHEREAS:

A.                                   Pursuant to a term loan and revolving credit facility agreement dated August 13, 2004 (the “Credit Agreement”) made by and among (i) Stolthaven Houston, Inc., a Texas corporation (“Stolthaven Houston”), and Stolthaven New Orleans LLC, a Louisiana limited liability company (“Stolthaven New Orleans”), as borrowers (collectively, the “Borrowers’), (ii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Agreement, the “Lenders”), (iii) DnB NOR Bank ASA, acting through its New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and (iv) the Pledgee as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”), the Agents have agreed to serve in their respective capacities under the Credit Agreement and the Lenders have agreed to provide to the Borrowers a secured term loan in the amount of up to US$150,000,000 (the “Term Loan”) and a secured revolving credit facility in the amount of up to US$20,000,000 (the “Revolver” and together with the Term Loan, the “Credit Facilities”);

B.                                     As of the date hereof, the Pledgor is the registered and beneficial owner of all of the issued and outstanding shares of capital stock (the “Stolthaven Houston Shares”) of Stolthaven Houston, which Stolthaven Houston Shares are represented by certificate No. 5 (the “Stolthaven Houston Certificate”);

C.                                     As of the date hereof, the Pledgor is the registered and beneficial owner of all of the membership interests (the “Stolthaven New Orleans Membership Interests” and together with the Stolthaven Houston Shares, the “Pledged Interests”) of Stolthaven New Orleans, which Stolthaven New Orleans Membership Interests are represented by certificate No. 1 (the “Stolthaven New Orleans Certificate” and together with the Stolthaven Houston Certificate, the “Certificates”); and

D.                                    It is a condition precedent to the Lenders providing the Credit Facilities to the Borrowers that the Pledgor shall execute and deliver to the Pledgee, among other things, this Pledge Agreement as security for the obligations of Borrowers under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor agrees with the Pledgee as follows:

1.                                       Defined Terms. Unless otherwise defined herein, terms defined in Appendix A to the Credit Agreement shall have the same meanings when used herein.

2.                                       Guaranty; Grant of Security. The Pledgor, as primary obligor and not merely as surety, irrevocably, unconditionally and absolutely guarantees to the Pledgee, for the account of the Creditors, on first demand the due and punctual payment, when due, whether by acceleration or otherwise, of all sums owing by the Borrowers to any of the Creditors under the Credit Agreement, the Notes and the Security Documents, together with any and all out-of-pocket legal costs and other expenses incurred in connection therewith by any of the Creditors and, in case of extension of time of payment or renewal in whole or in part of the said obligations of the Borrowers, the prompt payment when due of all said sums according to such extension or extensions or renewal or renewals, whether by acceleration or otherwise; provided that the liability of the Pledgor with respect to such guaranty shall be limited exclusively to the Pledged Interests. As security for (a) the full and prompt payment to the Creditors of all sums owing by the Borrowers to the Creditors whether for principal, interest, fees, expenses or otherwise, under and in connection with the Credit Agreement and the due and punctual performance by each of the Borrowers of its respective obligations in connection therewith, and (b) the due and punctual performance by the Pledgor of all its obligations under this Pledge Agreement, the Credit Agreement and the other Security Documents to which it is a party (all of the above under (a) and (b) now or hereafter existing hereinafter together called the “Obligations”), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee as Collateral Agent the Pledged Interests and hereby grants to the Pledgee a first lien on, and first security interest in, the Pledged Interests.

3.                                       Pledge Documents. Concurrently with the execution of this Pledge Agreement, the Pledgor shall execute and deliver to the Pledgee an irrevocable proxy in favor of the Pledgee in respect of the Pledged Interests in the form set out in Exhibit A hereto (each, an “Irrevocable Proxy” and collectively, the “Irrevocable Proxies”) and shall deliver to the Pledgee the Certificates together with signed, undated instruments of transfer pertaining thereto duly executed in blank

4.                                       Representations and Warranties. The Pledgor represents and warrants that:

(i)                                     it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Interests delivered to the Pledgee on the date hereof, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Pledge Agreement and the delivery of the Pledged Interests to the Pledgee;

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(ii)                                  it has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the collateral security interest for which this Pledge Agreement provides;

(iii)                               the Stolthaven Houston Shares (a) have been duly and validly issued and are fully paid and nonassessable and (b) constitute 100% of the issued and outstanding capital stock of Stolthaven Houston;

(iv)                              the Stolthaven New Orleans Membership Interests (a) have been duly and validly issued and are fully paid and nonassessable and (b) constitute 100% of the issued and outstanding membership interests of Stolthaven New Orleans;

(v)                                 this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

(vi)                              the pledge, hypothecation, assignment and delivery of the Pledged Interests pursuant to this Pledge Agreement creates a valid first perfected security interest in each of the Pledged Interests and the proceeds thereof;

(vii)                           no consent of any other party (including stockholders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(viii)                        the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the Certificate of Incorporation, by-laws or other charter documents of the Pledgor or the Borrowers or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement except as contemplated herein; and

(ix)                                the representations and warranties set forth in Article 2 of the Credit Agreement insofar as they relate to the Pledgor are true and complete and that the Pledgor will comply with each of the

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covenants set forth in the Credit Agreement which are applicable to the Pledgor.

5.                                       Covenants. The Pledgor hereby covenants that during the continuance of this security:

(i)                                     it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Interests at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(ii)                                  except as herein provided, without the prior written consent of the Pledgee, it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Interests or suffer to exist any encumbrance on the Pledged Interests; and

(iii)                               without the prior written consent of the Pledgee it shall not take from the Borrowers, individually or collectively, any undertaking or security in respect of its liability hereunder or in respect of any other liability of the Borrowers, individually or collectively, to the Pledgor and the Pledgor shall not prove nor have the right of proof in competition with the Pledgee, for any monies whatsoever owing from the Borrowers, individually or collectively, to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Borrowers.

6.                                       Delivery of Additional Interests. If the Pledgor shall become entitled to receive or shall receive any stock certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), membership certificates, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Interests, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated instruments of transfer duly executed in blank, and irrevocable proxies for any stock certificates or membership certificates so received, in substantially the form of Exhibit A to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Interests on the liquidation or dissolution of Stolthaven Houston or Stolthaven New Orleans shall be paid over to the Pledgee to be held by it as additional collateral security for the Obligations.

7.                                       Collateral. All property at any time pledged to the Pledgee hereunder by the Pledgor (whether described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the “Collateral”.

8.                                       General Authority. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be

4

rescinded by the Pledgee and any of the Obligations continued, and the Obligations, or the liability of the Pledgor upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Credit Agreement, any guarantees and any other collateral security documents executed and delivered by the Pledgor or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Credit Agreement) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between Stolthaven Houston or Stolthaven New Orleans and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default of non-payment to or upon the Pledgor, Stolthaven Houston or Stolthaven New Orleans with respect to the Obligations.

9.                                       Voting Rights. The Pledgee shall as the Pledgee and as the holder of the Irrevocable Proxies receive notice (if the Pledgee has requested to be provided with such notice) and have the right to vote the Pledged Interests at its own discretion at, any annual or special meeting, as the case may be, of the directors or members, as the case may be, of the Borrowers, provided, however, that the Pledgee shall not exercise such right to vote until such time that an Event of Default shall have occurred and be continuing under the Credit Agreement or any of the security created by or pursuant to this Pledge Agreement shall be imperilled or jeopardized in a manner reasonably deemed material by the Pledgee.

10.                                 Default. The security constituted by this Pledge Agreement shall become immediately enforceable on the occurrence and during the continuance of an Event of Default under the Credit Agreement.

11.                                 Remedies. At any time after the security constituted by this Pledge Agreement shall have become enforceable as aforesaid or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperilled or jeopardized in a manner reasonably deemed material by the Pledgee, whereupon the security constituted by this Pledge Agreement shall become enforceable, the Pledgee shall be entitled without further notice to the Pledgor:

(i)                                     subject to the limitations of Section 9-610 and 9-615 of the Uniform Commercial Code of the State of New York (if

5

applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address on file with the Pledgee, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor). If any of the Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price. At any such public sale the Pledgee may purchase the whole or any part of the Collateral or any rights or interests therein so sold. Each purchaser, including the Pledgee should it acquire the Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral or rights or interests therein so sold. In case of any such failure, such Collateral or rights or interests therein may again be sold or not less than 10 days’ written notice as aforesaid;

(ii)                                  to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Interests as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment of Stolthaven Houston or Stolthaven New Orleans or, upon the exercise by Stolthaven Houston or Stolthaven New Orleans or the Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection

6

therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

The following provisions of this paragraph shall, without limiting the generality of any other provision of this Pledge Agreement, be applicable in the event, in connection with any foreclosure hereunder, Louisiana law shall be applicable. Pledgee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests hereunder granted and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, Pledgor does hereby acknowledge the Obligations and confess judgment in favor of Pledgee and the Lenders for the full amount of the Obligations. Pledgor does by these presents consent and agree that upon the occurrence of an Event of Default it shall be lawful for Pledgee to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at Pledgee’s sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as Pledgee may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and in the other documents executed in connection with the Obligations and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Pledgor hereby waives:  (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, Pledgor and Pledgee agree that the court issuing any such order shall, if petitioned for by Pledgee, direct the applicable sheriff to appoint as a keeper of the Collateral, Pledgee or any agent designated by Pledgee or any person named by Pledgee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and Pledgee shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive a reasonable compensation in addition to its reasonable costs and expenses incurred in the administration or preservation of the Collateral. Such amounts shall also be secured by this Pledge Agreement.

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The designation of keeper made herein shall not be deemed to require Pledgee to provoke the appointment of such a keeper.

12.                                 No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

13.                                 Application of Proceeds. All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be dealt with as provided in the Credit Agreement.

14.                                 Termination. When all of the Obligations shall have been fully and indefeasibly satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to Section 3 hereof.

15.                                 Further Assurances. The Pledgor shall from time to time, and at all times after the security constituted by this Pledge Agreement shall have become enforceable, execute all such further instruments and documents and do all such things as the Pledgee may reasonably deem desirable for the purpose of obtaining the full benefit of this Pledge Agreement and of the rights, title, interest, powers, authorities and discretions conferred on the Pledgee by this Pledge Agreement including (without limitation) causing Stolthaven Houston or Stolthaven New Orleans, as the case may be, to execute any such instruments and documents as aforesaid. The Pledgor hereby irrevocably appoints the Pledgee its attorney-in-fact for him and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may deem desirable for any of the purposes of this Pledge Agreement; provided that the Pledgee shall not exercise such power until the security constituted by this Pledge Agreement shall have become enforceable. The Pledgee shall have full power to delegate this power of attorney but no such delegation shall preclude the subsequent exercise of such power by the Pledgee itself or preclude the Pledgee from subsequent delegation to some other person and any delegation may be revoked by the Pledgee at any time.

16.                                 No Waiver; Remedies Cumulative and Exclusive. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

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17.                                 Changes in Writing; Successors and Assigns. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

18.                                 Notices. Notices and other communications hereunder shall be in writing and may be sent by telefax,  confirmed by certified mail if domestic (by Federal Express, express mail or courier, if international) as follows:

If to the Pledgor -	c/o Stolt-Nielsen Inc.
8 Sound Shore Drive
Greenwich, CT 06836
Attn: Howard J. Merkel
	Telephone: (203)	-
Facsimile:(203) 661-7695

If to the Pledgee -	200 Park Avenue
New York, New York 10166-0396
Attention: Sanjiv Nayar
Telephone :(212) 681-3862
Facsimile: (212) 681-3900

Every notice or demand shall, except so far as otherwise expressly provided by this Pledge Agreement, be deemed to have been received (provided that it is received prior to 2 p.m. New York time), (i) if given by facsimile, on the date of dispatch thereof (provided that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or communication is sent it shall be deemed to have been received on the next following Business Day in such locality), and (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused..

19.                                 Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

20.                                 Submission to Jurisdiction. The Pledgor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Creditors under this Pledge Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Pledgor by mailing or delivering the same by hand to the Pledgor at the address indicated for notices in Section 18. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Pledgor as

9

such, and shall be legal and binding upon the Pledgor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Pledgor to the Pledgee) against the Pledgor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Pledgor will advise the Pledgee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Pledgee may bring any legal action or proceeding in any other appropriate jurisdiction.

21.                               WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR, AND BY ITS ACCEPTANCE HEREOF, THE PLEDGEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

22.                                 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

23.                                 Counterparts. This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

24.                                 Headings. In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge Agreement.

[Signature Page Follows]

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IN WITNESS whereof the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

STOLT-NIELSEN TRANSPORTATION GROUP INC.

By:
Name:	John Greenwood
Title:	Attorney-in-Fact

DNB NOR BANK ASA,
NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described [shares][membership interests] of [Stolthaven Houston, Inc.][Stolthaven New Orleans LLC], a [corporation][limited liability company] organized under the laws of the State of [Texas][Louisiana] (the “Company”), hereby makes, constitutes and appoints DNB NOR BANK ASA, acting through its New York branch, (“the Pledgee”) with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote 100% of the [shares of capital stock of][membership interests in] the Company at all annual and special meetings of [shareholders][members] of the Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said [shares of capital stock][membership interests] have been pledged (the “Pledge”) to the Pledgee pursuant to a Pledge Agreement dated August 13, 2004 between the undersigned and the Pledgee. This Proxy may be exercised only after the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement executed and delivered in connection with the Pledge.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect. [This Proxy shall survive longer than eleven (11) months, but in any event as long as permitted under the laws of the State of Louisiana.][For Stolthaven New Orleans only.]

IN WITNESS whereof the undersigned has caused this instrument to be duly executed this      day of                   , 2004.

STOLT-NIELSEN TRANSPORTATION GROUP INC.

By:
Name: John Greenwood
Title: Attorney-in-Fact

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described shares of Stolthaven Houston, Inc., a corporation organized under the laws of the State of Texas (the “Company”), hereby makes, constitutes and appoints DNB NOR BANK ASA, acting through its New York branch, (“the Pledgee”) with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote 100% of the shares of capital stock of the Company at all annual and special meetings of shareholders of the Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said shares of capital stock have been pledged (the “Pledge”) to the Pledgee pursuant to a Pledge Agreement dated August 13, 2004 between the undersigned and the Pledgee. This Proxy may be exercised only after the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement executed and delivered in connection with the Pledge.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

IN WITNESS whereof the undersigned has caused this instrument to be duly executed this        day of                     , 2004.

STOLT-NIELSEN TRANSPORTATION GROUP INC.

BY:
Name: John Greenwood
Title: Attorney-in-Fact

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described membership interests of Stolthaven New Orleans LLC, a limited liability company organized under the laws of the State of Louisiana (the “Company”), hereby makes, constitutes and appoints DNB NOR BANK ASA, acting through its New York branch, (“the Pledgee”) with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote 100% of the membership interests in the Company at all annual and special meetings of members of the Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said membership interests have been pledged (the “Pledge”) to the Pledgee pursuant to a Pledge Agreement dated August 13, 2004 between the undersigned and the Pledgee. This Proxy may be exercised only after the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement executed and delivered in connection with the Pledge.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect. This Proxy shall survive longer than eleven (11) months, but in any event as long as permitted under the laws of the State of Louisiana.

IN WITNESS whereof the undersigned has caused this instrument to be duly executed this       day of                     , 2004.

STOLT-NIELSEN TRANSPORTATION GROUP INC.

By:
Name:	John Greenwood
Title:	Attorney-in-Fact

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of                       , 200   among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the “Assignor”), and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the “Assignee”), supplemental to:

(i)                                     that certain term loan and revolving credit facility agreement dated as of July     , 2004 (the “Credit Agreement”) and made by and among (i) Stolthaven Houston Inc., a corporation incorporated under the laws of the State of Texas(“Stolthaven Houston”) and Stolthaven New Orleans LLC, a limited liability company organized under the laws of the State of Louisiana (“Stolthaven New Orleans”), as joint and several borrowers (collectively, the “Borrowers” and each a “Borrower”), (ii) the Lenders (as such term is defined in the Credit Agreement) and (iii) DnB NOR Bank ASA, acting through its New York branch, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”) for the Lenders, pursuant to which the Lenders agreed to provide to the Borrower a secured term loan in the amount of up to US$150,000,000 (the “Term Loan”) and a secured revolving credit facility in the amount of US$20,000,000 (the “Revolver” and together with the Term Loan, the “Credit Facilities”);

(ii)                                  the promissory note from the Borrowers in favor of the Administrative Agent dated July     , 2004 (the “Term Loan Note”) evidencing the Term Loan;

(ii)                                  the promissory note from the Borrowers in favor of the Administrative Agent dated July     , 2004 (the “Revolver Note” and together with the Term Loan Note, the “Notes”) evidencing the Revolver;

(iii)                               the Security Documents (as such term is defined in the Credit Agreement).

Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       The Assignor hereby sells, transfers and assigns •% of its right, title and interest in, to and under the Credit Agreement, under the Notes (including, without limitation, its interest in the indebtedness evidenced by the Notes) and under the Security Documents to the Assignee. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the product derived by multiplying (a) US$•, being the sum of the present outstanding principal balance of all Advances, by (b) the Assignor’s percentage of interest in the Credit Facilities transferred pursuant hereto.

2.                                       The Assignee hereby assumes •% of the obligations of the Assignor under the Credit Agreement (including, but not limited to, the obligation to advance its respective percentage of any Advance as and when required) and shall hereinafter be deemed a “Lender” for all purposes of the Credit Agreement, the Notes, the Security Documents and any other Assignment and Assumption Agreement(s), the Assignee’s Commitment thereunder being U.S.$• in respect of the Credit Facilities.

3.                                       Each of the Assignor and the Assignee shall each pay an administrative fee of U.S. $2,500 to the Administrative Agent to reimburse the Administrative Agent for its cost in processing the assignment and assumption herein contained.

4.                                       All references in the Notes and in each of the Security Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

5.                                       The Assignee irrevocably designates and appoints the Agents as its agents and irrevocably authorizes the Agents to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Notes and under the Security Documents, each as supplemented hereby, as are delegated to the Agents by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 15 of the Credit Agreement.

6.                                       Every notice or demand under this Agreement shall be in writing and may be given by telecopy and shall be sent as follows:

If to the Assignor:

[NAME OF ASSIGNOR]
[ADDRESS]
Facsimile No.:
Attention:

If to the Assignee

[NAME OF ASSIGNEE]
[ADDRESS]
Facsimile No.:
Attention:

Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

7.                                       EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

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8.                                       This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts shall have all executed one agreement as of the date hereof, each of which counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

3

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

By
Name:
Title:

[NAME OF ASSIGNEE]

By
Name:
Title

4

EXHIBIT H

Drawdown Notice

                 , 2004

DnB NOR Bank ASA

200 Park Avenue
31st Floor

New York, NY 10166

Ladies and Gentlemen:

Please be advised that, in accordance with Section 3.2 of the Term Loan and Revolving Credit Facility Agreement (the “Credit Agreement”) among, inter alia, you, as administrative agent (the “Administrative Agent”), and each of Stolthaven Houston Inc. and Stolthaven New Orleans LLC, as joint and several borrowers (collectively, the “Borrowers”), [to be] dated as of                         , 2004, the undersigned hereby requests that [the Term Loan][and][the Revolver] (as defined in the Credit Agreement) be advanced to the Borrowers as follows:

Drawdown Date:	, 2004

Amount[s] to be drawndown:
[Term Loan Advance]	US$ ]
[Revolver Advance]	US$ ]

Disbursement Instructions:

The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

The undersigned hereby covenants and undertakes that, in the event that on the date specified for making available the Credit Facilities as stated above, the Lenders (as defined in the Credit Agreement) shall not be obliged under the Credit Agreement to make the Credit Facilities available, the undersigned shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirements as stated above, and the certificate of the Administrative Agent shall (save and except for manifest error) be conclusive and binding on the undersigned as to the extent of any losses sustained by the Lenders.

This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

Very truly yours,

STOLTHAVEN HOUSTON INC.

By
Name:
Title:

STOLTHAVEN NEW ORLEANS LLC

By
Name:
Title:

2

EXHIBIT I

Form of Compliance Certificate

STOLT NIELSEN S.A. AND SUBSIDIARIES

USD 150,000,000 Senior Secured Credit Facilities

As of and for the period ended                 20    (figures in USD Thousands)

A	Consolidated Tangible Net Worth
Capital Stock
Paid-in Surplus
Retained Earnings
less: Treasury Stock
less: Intangible Assets

	Consolidated Tangible Net Worth					—

	Minimum Consolidated Tangible Net Worth					600,000

B	Consolidated Debt
Loans Payable to Banks
Notes Payable
Current Maturities of Long Term Debt
Current Maturities of Long Term Capitalised Leases
Long Term Debt (net of current portion)
Long Term Capitalised Lease Obligations
Acceptance Credits
Bonds, Notes and Debentures
Contingent Liabilities (considered probable and estimable)
less: Cash-Covered Debt

	Consolidated Debt					—

	Consolidated Tangible Net Worth					—

Ratio of Consolidated Debt to Consolidated Tangible Net Worth
	Maximum Ratio of Consolidated Debt to Consolidated Tangible Net Worth					2.00

C	Consolidated EBITDA

		- -0	- -0	- -0	- -0	Total
	Net Income					—

	Interest Expense					—

	Taxation					—

	Depreciation/Amortisation/ Other Non-Cash Charges					—
	EBITDA	—	—	—	—	—

	Consolidated EBITDA					—

	Consolidated Interest Expense					—

Ratio of Consolidated EBITDA to Consolidated Interest Expense
	Minimum Ratio of Consolidated EBITDA to Consolidated Interest Expense					2.00

D	Applicable Margin
	Ratio of Consolidated Debt to Consolidated EBITDA

	Less than or equal to 3	1.375%
	Greater than 3 but less than 4	1.625%
	Greater than or equal to 4 but less than 5	1.750%
	Greater than or equal to 5	1.875%

	Applicable Margin
	Applicable Commitment Commission

E	Net Worth of Stolthaven Houston
	Capital Stock
	Paid-in Surplus
	Retained Earnings
	less: Treasury Stock

	Net Worth of Stolthaven Houston		—

F	Net Worth of Stolthaven New Orleans
	Capital Stock/Members Capital
	Paid-in Surplus
	Retained Earnings
	less: Treasury Stock

	Net Worth of Stolthaven New Orleans

The undersigned, being the chief financial officer of STOLT-NIELSEN S.A., a company organized and existing under the laws of the Duchy of Luxembourg (“SNSA”), hereby certifies, on behalf of SNSA, to DNB NOR BANK ASA, acting through its New York branch (“DNB NOR”), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), in connection with that certain term loan and revolving credit facility agreement, dated as of                   , 2004 (the “Credit Agreement”), by and among, (i) Stolthaven Houston, Inc., a Texas corporation (“Stolthaven Houston”), and Stolthaven New Orleans LLC, a Louisiana limited liability company (“Stolthaven New Orleans”), as borrowers (collectively, the “Borrowers”), (ii) the banks and financial institutions listed on Schedule 1 of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Agreement, the “Lenders”), (iii) the Administrative Agent, and (iv) DNB NOR as collateral agent for the Lenders, as follows:

(i)                                     that I have reviewed the consolidated financial statements of SNSA and its Subsidiaries dated as of                          and for the                period then ended and such statements fairly present the financial condition of SNSA and its Subsidiaries as of the dates indicated and the results of their operations [and cash flows] for the periods indicated; and

(ii)                                  that I am familiar with the terms of the Credit Agreement, the Notes and the Security Documents (collectively, the “Transaction Documents”) and have made, or caused to be made such review of the condition of  the Borrowers and SNSA during the accounting period covered by the financial statements referred to in clause (i) above to determine whether an Event of Default of any event which with the giving of notice or lapse of time of both would constitute an Event of Default exists under the Transaction Documents; and

(iii)                               I am not aware of any Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION SNSA, THE BORROWERS OR ANY OTHER SECURITY PARTY, AS THE CASE MAY BE, HAS TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]]; and

(iv)                              SNSA, the Borrowers and each other Security Party is in compliance with the covenants contained in Section 9 of the Credit Agreement and in each other Transaction Document to which it is a party, including, without limitation the covenants set forth in Sections 9.3(a), 9.3(b) and 9.4(a), 9.4(b) and 9.4(c), and Sections A through F above show the calculations thereof in reasonable detail.

STOLT-NIELSEN S.A.

By:
Title:

Date: